EXHIBIT 10c.

*Confidential Treatment Requested

AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT
(Apixaban)
by and between
BRISTOL‑MYERS SQUIBB COMPANY
and
PFIZER INC.
Dated April 26, 2007
as amended and restated as of August 23, 2007

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Page
ARTICLE 1
DEFINITIONS

1.1	Definitions	1
1.2	Other Definitions	31
ARTICLE 2
GOVERNANCE

2.1	General	31
2.2	Joint Executive Committee (JEC)	32
2.3	Joint Development and Regulatory Committee (JDC)	33
2.4	Joint Commercialization Committee (JCC)	36
2.5	Joint Finance Committee (JFC)	37
2.6	Collaboration Full Development Team; Regional Operating Committees and Working Groups	40
2.7	Supply Chain Committee (SCC)	46
2.8	Intellectual Property Operating Committee	47
2.9	Working Groups	48
2.10	General Committee Membership and Procedures	48
2.11	Alliance Managers	51
2.12	Relationship of the Parties	52
2.13	Allocation of Responsibilities	52
2.14	Budgetary Matters	53
2.15	Compliance with Law; Ethical Business Practices; Illegal Acts	53
2.16	Implementing Agreements	54
ARTICLE 3
DEVELOPMENT AND REGULATORY MATTERS

3.1	Current Status of Development; Development Activities	54
3.2	Long-Term Development Plan; Annual Development Plan and Budget	55
3.3	Clinical and Regulatory Matters	60
3.4	Allocation of Development Costs	64
3.5	Overruns with Respect to Development Costs	67
3.6	Opt‑In Rights for Other Compounds	68
3.7	Development of Additional Indications and Additional Formulations within the Field	76
3.8	Delegation; Subcontracting	77
3.9	Compliance with GLP/GCP/GMP and Applicable Law	77

i
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(Continued)

Page

3.10	Clinical Trial Data	78
3.11	Pharmacovigilance; Adverse Event Reporting	78
3.12	Japan	78
3.13	Development of Reversal Agent	81
ARTICLE 4
COMMERCIALIZATION; GRANT OF CO‑PROMOTION RIGHTS

4.1	Grant of Co‑Promotion Rights	81
4.2	Exceptions to the Grant of Co‑Promotion Rights	82
4.3	Reservation of Rights	83
4.4	Diligence of Commercialization of the Products in the Territory	83
4.5	Commercialization Plans and Budgets Generally; Long-Term Commercialization Plan	83
4.6	Annual Commercialization Plan and Budget; Pre-Launch Commercialization Plan and Budget	84
4.7	Modification of Plans and Budgets in the Event of Misestimation of Costs or Misallocation of Commercialization Activities	89
4.8	Overruns with Respect to Commercialization Costs	90
4.9	Sales Efforts and Sales Representative Deployment	90
4.10	Sales Training	95
4.11	Advertising and Promotional Materials and Promotional Policies	96
4.12	Title to Product; Invoicing; Booking of Sales	99
4.13	Sales and Distribution	99
4.14	Sales Representatives	99
4.15	Incentive Plans for Sales Representatives	103
4.16	Use of Third Parties	103
4.17	Product Claims	104
4.18	Recalls and Withdrawals	104
4.19	Sales Force Territories and Target Prescribers	105
4.20	Managed Care Accounts	105
4.21	Certain Obligations in Respect of Product Samples	105
ARTICLE 5
FINANCIAL TERMS

5.1	Upfront Payment for Apixaban	106
5.2	Milestone Payment for Apixaban; Upfront Payments and Milestone Payments for New Collaboration Compounds	106
5.3	Net Profit/Net Loss	113
5.4	Calculation and Payment of Net Profit/Net Loss Share	113
5.5	Certain Third Party Payments	115
5.6	Term of Net Profit/Net Loss Sharing	116

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(Continued)

Page

5.7	Payment Method	116
5.8	Taxes	116
5.9	Foreign Exchange	117
5.10	Payments to or Reports by Affiliates	117
5.11	Adjustment of FTE Rates and Detail Rates	117
5.12	General Overview of Accounting	118
ARTICLE 6
MANUFACTURE AND SUPPLY

6.1	Manufacturing	119
6.2	Specifications	122
6.3	Label	123
ARTICLE 7
REPRESENTATIONS AND COVENANTS

7.1	Mutual Representations and Warranties	123
7.2	Manufacturing Covenants	123
7.3	BMS Representations and Warranties	124
7.4	COLLABORATOR Representations and Warranties	126
7.5	No Debarment	127
7.6	Covenants	127
7.7	DISCLAIMER	128
ARTICLE 8
RECORDS AND AUDIT

8.1	Records and Audit	128
ARTICLE 9
INTELLECTUAL PROPERTY

9.1	Information Disclosure	130
9.2	Inventions	130
9.3	Patent Prosecution	131
9.4	Infringement Defense	132
9.5	Infringement by Third Parties	133
9.6	Patent Marking	134
9.7	Copyrights	134
9.8	Product Trademarks	135
9.9	Other Marks; Limited License	136
9.10	Infringement of Trademarks	137

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(Continued)

Page

9.11	No Implied Licenses	138
9.12	Court or Government Order or Decree	138
9.13	Joint Research Agreement	138
ARTICLE 10
LICENSE GRANTS; MUTUAL COVENANTS

10.1	License Grants to BMS	138
10.2	License Grants to COLLABORATOR	141
10.3	Third Party Technology	144
10.4	Sublicensing	145
10.5	Exclusivity; Competing Products	146
10.6	Confidentiality	150
10.7	Publicity	151
10.8	Securities Filings	152
10.9	Prior CDAs	152
10.10	Compliance with Law	152
10.11	Publications	153
ARTICLE 11
TERM AND TERMINATION

11.1	Collaboration Term and Agreement Term	154
11.2	Expiration	154
11.3	Manner of Termination by Geographic Area	155
11.4	Termination for a Material Safety Issue	155
11.5	Termination of the Collaboration without Cause	155
11.6	Termination of the Collaboration - General	157
11.7	Certain Consequences of Termination of this Agreement in the Event of Bankruptcy	158
11.8	Post-Termination Compounds; Termination of this Agreement	158
11.9	Effect of Termination; Survival	161
11.10	Effect of Partial Termination	164
11.11	Royalty in the Event of Termination by COLLABORATOR because of BMS Breach	164
11.12	Consequences of Termination in the Event of a Buy-out	165
ARTICLE 12
INDEMNIFICATION

12.1	Indemnification	168
12.2	Claims for Indemnification	169

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 13
DISPUTE RESOLUTION

Page

13.1	Disputes	170
13.2	Arbitration	171
13.3	Jurisdiction	174
ARTICLE 14
MISCELLANEOUS

14.1	Nonsolicitation of Employees	175
14.2	Entire Agreement; Amendment	175
14.3	Force Majeure	175
14.4	Notices	176
14.5	Maintenance of Records	177
14.6	Assignment	177
14.7	Performance by Affiliates and Local Operating Entities	178
14.8	Counterparts; Facsimile Signatures	178
14.9	Severability	178
14.10	Ambiguities; No Presumption	178
14.11	Headings; Construction	179
14.12	Determinations of Inventorship and Authorship	179
14.13	No Consequential or Punitive Damages	179
14.14	Governing Law	179
14.15	No Waiver	180
14.16	No Third Party Beneficiaries	180
EXHIBITS AND SCHEDULES

Exhibit A	BMS Patents Relating to Apixaban

Exhibit B	BMSEMEA Countries

Exhibit C	COLLABORATOR Patents Relating to Apixaban

Exhibit D	Guiding Principles for Local Implementing Agreements and Establishing a European Entity

Exhibit E	2007 FTE Rates

Exhibit F	2007 Detail Rate for the U.S.

Exhibit G	Initial Committee Members

Exhibit H	Long-Term Development Plan for Apixaban

Exhibit I	First Annual Development Plan and Budget for Apixaban

Exhibit J	Pre-Execution Development Costs incurred by BMS in the First Quarter of 2007

Exhibit K	Adverse Event Reporting Procedures Until An SDEA Can Be Signed

Exhibit L	Pre-Launch Commercialization Plan and Budget for Apixaban (2007-2015)

Exhibit M	Bank Accounts

v
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit N    Forecasting Procedures

Exhibit O	Form of Press Release

Exhibit P	Certain Consent Orders, Stipulations and Agreements; Policies on Publication and Listing of Clinical Trials

Exhibit Q	COLLABORATOR’S Clinical Disclosure and Publication Policy

Schedule 7.3	Exceptions to BMS Representations and Warranties

Schedule 7.4	Exceptions to COLLABORATOR Representations and Warranties

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

INDEX OF DEFINED TERMS

	Section		Section
	$1.1	Clinical Trial	1.1
AAA	13.2(a)(i)	Code	11.7
AAA Rules	13.2(a)(i)	Collaboration	1.1
Acceptance Notice	11.8(a)(iii)	Collaboration Compound	1.1
Acquired Competing Product	10.5(b)	Collaboration Full Development
ACS Indication Launch	4.15	Team	2.6(a)
ACS Period	4.9(e)(i)	Collaboration Term	11.1
Act	1.1	COLLABORATOR	Preamble
Additional Compound	1.1	COLLABORATOR Know-How	1.1
Additional Formulation	3.7(a)	COLLABORATOR New
Additional Indication	3.7(a)	Collaboration Compound	1.1
Adverse Event	1.1	COLLABORATOR New
AF Indication Launch	4.15	Collaboration Product	1.1
AF Period	4.9(e)(i)	COLLABORATOR Patents	1.1
Affiliate	1.1	COLLABORATOR Technology	1.1
Agreement	Preamble	Commercialization	1.1
Agreement Term	11.1	Commercialize	1.1
Alliance Manager	2.11	Commercializing	1.1
Allowable Expenses	1.1	Commercially Reasonable Efforts	1.1
Annual Commercialization Plan and		Committee	1.1
Budget	4.5(a)(ii)	Company Target List	4.9(b)
Annual Development Plan and		Competing Product	1.1
Budget	3.2(b)	Compound Notice	11.8(a)(i)
Apixaban	1.1	Confidential Information	10.6
Apixaban Compound	1.1	control	1.1
Apixaban Product	1.1	Control	1.1
Applicable Law	1.1	controlled by	1.1
Approval	1.1	Controlled by	1.1
Approved Plans	1.1	Co‑Promote	1.1
Arbitrable Matter	1.1	Core Data Sheet	1.1
Authorized Distributor of Record	1.1	Corporate Names	1.1
Bankrupt Party	11.7	Cost Sharing Effective Date	1.1
Benefit Plans	4.14(j)	Courts	13.3
BMS	Preamble	CSO	1.1
BMS Distributor Countries	1.1	DAA	1.1
BMS Know-How	1.1	DDMAC	1.1
BMS New Collaboration Compound	1.1	Decision Points	3.2(g)(i)
BMS New Collaboration Product	1.1	Designated Officers	13.1
BMS Patents	1.1	Detail	1.1
BMS Technology	1.1	Detail Rate	1.1
BMSEMEA	1.1	Detailed Forecast	6.1(a)
BMSEMEA Operating Committee	1.1	Detailing	1.1
Business Combination Transaction	1.1	Detailing Costs	1.1
Business Day	1.1	Develop	1.1
CFDT	2.6(a)	Developing	1.1
cGMP	1.1	Developing Party	3.6(a)
Change of Control	1.1	Development	1.1
Claims	12.1(a)	Development Costs	1.1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

INDEX OF DEFINED TERMS
(Continued)

	Section		Section
Disputed Carry‑Over Matters	4.6(c)(ii)	Indirect Taxes	1.1
Distribution Costs	1.1	Information	1.1
Divest	1.1	Initial Indications	Preamble
Dollars	1.1	Initial Preparation Year	4.6(c)
Drug Approval Application	1.1	Initial Product	1.1
EMEA	1.1	In-License Agreements	1.1
employee benefit plans	4.14(j)	Intellectual Property Operating
EU	1.1	Committee	2.8
Europe	1.1	Inventions	1.1
European Entity	1.1	IPOC	2.8
European Union	1.1	IRS	1.1
Excess Commercialization Costs	4.8(a)	Japan	1.1
Excess Development Costs	3.5(a)	Japan Effective Date	3.12(a)
Excipient	1.1	Japan Licensee	3.12(b)
Execution Date	Preamble	Japan Operating Committee	1.1
Expert	1.1	Japan Option	3.12(a)
Expert Matter	13.2(b)	Japan Option Exercise Notice	3.12(a)
Factor Xa	1.1	Japan Option Exercise Period	3.12(a)
Factor Xa Assay	1.1	Japan Option Expiration Date	3.12(a)
Factor Xa Inhibitor Class	1.1	Japan PMDA	1.1
FDA	1.1	Japan‑Eligible Compound	1.1
Field	1.1	Japan‑Eligible Product	1.1
Final Decision‑Making Authority	1.1	JCC	2.4(a)
Force Majeure	14.3	JDC	2.3(a)
Forecasted Amount	6.1(b)	JEC	2.2(a)
FTE	1.1	JFC	2.5(a)
FTE Cost	1.1	Joint Collaboration Technology	1.1
FTE Rate	1.1	Joint Commercialization Committee	2.4(a)
GAAP	1.1	Joint Committee Consent	1.1
GCP	1.1	Joint Development and Regulatory
Generic Product	1.1	Committee	2.3(a)
GLP	1.1	Joint Executive Committee	2.2(a)
GMP	1.1	Joint Finance Committee	2.5(a)
Good Clinical Practice	1.1	Joint Platform	3.3(f)(ii)
Good Laboratory Practice	1.1	Joint Platform Costs	3.3(f)(v)
Good Manufacturing Practice	1.1	Jointly Funded Patents	1.1
Governmental Authority	1.1	Knowledge	1.1
Hiring Party	4.14(j)	Launch	1.1
Hospital and MHC Activities	1.1	Licensee Party	10.3(b)
Hospital and MHC Costs	1.1	Licensor Party	10.3(b)
ICH	1.1	Limited Reassignment Period	4.9(b)
Inactive Compound	11.8(a)(i)	Litigable Matter	1.1
include	14.11	Long-Range Forecast	6.1(a)
including	14.11	Long-Term Commercialization Plan	4.5(a)(i)
Inclusion Milestone	5.2(b)(i)	Long-Term Development Plan	3.2(a)
Incumbent Board	1.1	Losses	12.1(a)
IND	1.1	M&A Inclusion Option	3.6(a)(vii)
Indemnified Party	12.2(a)	MAA	1.1
Indemnifying Party	12.2(a)	Major Markets	1.1
Indemnitees	12.1(a)	Managed Care Organizations	1.1
Indication of Interest	3.6(a)(vii)(B)	Manufacturing Costs	1.1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

INDEX OF DEFINED TERMS
(Continued)

	Section		Section
Manufacturing Party	7.2	Phase III Inclusion Option	3.6(a)(iv)
Market Area	1.1	Phase IIIb Clinical Trial	1.1
Materials	1.1	Phase IV Clinical Trial	1.1
Medical Education Activities	1.1	Post‑Termination Compound	11.8(a)(i)
Medical Education Costs	1.1	Post-Termination Plans	11.8(a)(iv)
Medical Liaisons	1.1	PPI	1.1
Merging Party	10.5(b)	Pre-Clinical Activities	1.1
NDA	1.1	Pre-Launch Commercialization Plan
Negligently Incurred		and Budget	4.5(a)(iii)
Commercialization Costs	4.8	Pre-Launch Inclusion Option	3.6(a)(v)
Negligently Incurred Development		Pre-Launch Option Exercise Deadline	3.6(a)(v)(B)
Costs	3.5(a)	Prior CDAs	10.9
Negotiation Period	11.8(a)(iv)	Product	1.1
Net Loss	1.1	Product Liability	1.1
Net Profit	1.1	Product Liability Losses	1.1
Net Profit/Net Loss	1.1	Product Trademarks	9.8(a)
Net Sales	1.1	Proposing Party	11.8(a)(ii)
New Collaboration Compound	3.6(a)	QA	1.1
New Collaboration Compound		QC	1.1
Milestone Payments	5.2(b)	Quarter	1.1
New Collaboration Compound		Quarterly	1.1
Options	3.6(a)	Quarterly Detail Amount	4.9(d)
NHP	4.14(l)	reassigned	4.9(b)(ii)
NHP Indemnitees	4.14(l)	reassignment	4.9(b)(ii)
Non‑Bankrupt Party	11.7	Recall Deadline	4.18
Non-Merging Party	10.5(b)	Recipient Party	11.8(a)(ii)
Notification of Non‑Interest	10.5(b)	Reevaluation Date	4.15
Offered Compound	3.6(a)	Region	1.1
Offeree Party	3.6(a)	Regional Operating Committee	1.1
Other Marks	9.8(a)	Regulatory Approval	1.1
Other Reportable Information	1.1	Regulatory Authority	1.1
Outstanding Common Stock	1.1	Regulatory Expenses	1.1
Outstanding Voting Securities	1.1	Rejection Notice	11.8(a)(iii)
Over-Budget Party	4.8(a)	Restricted Period	10.5(a)
Parties.	Preamble	Reversal Agent	3.13
Party	Preamble	ROC	1.1
Party Tactical Matter	2.6(d)(i)	ROW	1.1
Party Written Consent	1.1	ROW Operating Committee	1.1
Patent	1.1	RRR	Exh.
Patent Costs	1.1	Safe Harbor Regulations	4.11(b)(iii)(3)
PD 348,292	1.1	Safety Data Exchange Agreement	3.11
PDMA	4.11(b)(iii)(3)	Sales and Marketing Costs	1.1
Person	1.1	Sales Representative	1.1
PFIZER Quarter	1.1	Samples	1.1
PFIZER Year	1.1	SCC	2.7(a)
Phase I Clinical Trial	1.1	Secure Information Exchange	3.3(f)(i)
Phase II Clinical Trial	1.1	Specifications	1.1
Phase II Inclusion Option	3.6(a)(ii)	Specified Person	1.1
Phase IIa Clinical Trial	1.1	Success Criteria	3.2(g)(i)
Phase IIb Clinical Trial	1.1	Supply Chain Committee	2.7(a)
Phase IIb/III Clinical Trial	1.1	Supply Chain Management	1.1
Phase III Clinical Trial	1.1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

INDEX OF DEFINED TERMS
(Continued)

Section
Supply Plan	6.1(a)
Terminated Compound/Product	11.1
Terminated Territory	11.1
Territory	1.1
Third Party	1.1
Third Party License Payments	1.1
Trademark Costs	1.1
Trademark Infringement Claims	9.10(a)
U.S.	1.1
U.S. Operating Committee	1.1
under common control with	1.1
United States	1.1
Universal Target List	4.9(b)
Unmodified Territory	1.1
USAN	9.8(a)
Valid Claim	1.1
Valuation Expert	10.5(b)(i)
Valuation Panel	10.5(b)(i)
Weighting	4.15
Working Group	2.9
Year	1.1
Yearly	1.1

x
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT

THIS AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT (the “Agreement”) is made as of April 26, 2007 (the “Execution Date”) and amended and restated as of August 23, 2007, by and between BRISTOL‑MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”), and PFIZER INC., a Delaware corporation having its principal place of business at 235 East 42nd Street, New York, New York 10017 (“COLLABORATOR”). BMS and COLLABORATOR are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, BMS is developing a proprietary Factor Xa inhibitor (BMS‑562247), also known as “Apixaban,” which has uses relating to, among other things, the following indications (collectively, the “Initial Indications”): (1) the prevention of venous thromboembolism (including deep vein thrombosis and pulmonary embolism), (2) the treatment of venous thromboembolism (including deep vein thrombosis and pulmonary embolism), (3) the prevention of stroke associated with atrial fibrillation, and (4) the prevention of major adverse cardiovascular events (including nonfatal myocardial infarction, nonfatal stroke, acute coronary syndrome, and cardiovascular death) in acute coronary syndrome. At the Execution Date, Apixaban is in (i) Phase II Clinical Trials for the prevention of venous thromboembolism in patients with cancer, (ii) Phase III Clinical Trials for the prevention of venous thromboembolism following major orthopedic surgery or following hospital admission for acute medical illness, (iii) Phase II Clinical Trials for the treatment of deep vein thrombosis, (iv) Phase III Clinical Trials for the prevention of stroke associated with atrial fibrillation, and (v) Phase II Clinical Trials for the prevention of major adverse cardiovascular events in acute coronary syndrome.
WHEREAS, the Parties desire to jointly conduct the further clinical development and commercialization of Apixaban and, subject to certain options provided for in this Agreement, one or more other compounds; and
WHEREAS, BMS and COLLABORATOR desire to co‑promote products containing such compounds for such purposes.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties, intending to be legally bound, agree as follows:

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 1
DEFINITIONS
1.1    Definitions The following terms shall have the following meanings as used in this Agreement:
“Act” means the United States Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidances, guidelines and requirements of the FDA as may be in effect from time to time.
“Additional Compound” means PD 348,292, including any salts, free acid forms, free base forms, solvates, polymorphs, stereoisomers, metabolites and prodrugs thereof.
“Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered any Collaboration Compound or Product, including occurrences which do not necessarily have a causal relationship with any Collaboration Compound or Product.
“Affiliate” of a Person means any other Person which (directly or indirectly) is controlled by, controls or is under common control with such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Allowable Expenses” means, with respect to a Collaboration Compound or Product for any period, subject to the provisions of this Agreement, the following expenses that are incurred by a Party or any of its Affiliates and are directly attributable or reasonably allocable to the Commercialization of such Product in the Territory during such period:

(i)
Manufacturing Costs with respect to (a) all quantities of such Product sold during such period and (b) all quantities of such Product and any active pharmaceutical ingredient included therein, packaging and components related thereto (including any inventories of such Product, as well as any packaging, active pharmaceutical ingredient and other component inventories with respect to such Product, built up in advance and in anticipation of Launch of such Product) written off for financial accounting purposes, in each case ((a) or (b)) regardless of whether such Manufacturing Costs were incurred prior to or after the Cost Sharing Effective Date;

(ii)	Sales and Marketing Costs;

(iii)
Regulatory Expenses that are reasonably allocable to the Commercialization of a Product, including regulatory filing fees, user fees and similar expenses payable to Regulatory Authorities, and incurred after Regulatory Approval of the Product in the applicable country in the Territory, including in connection with obtaining pricing or reimbursement approval;

(iv)	Medical Education Costs;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(v)
the FTE and direct out-of-pocket costs incurred in connection with the planning and conduct of any Phase IV Clinical Trials, including Manufacturing Costs for (1) Product for use in Phase IV Clinical Trials and (2) the manufacture, purchase or packaging of comparators or placebo for use in Phase IV Clinical Trials (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for any Product), as well as the direct costs and expenses of disposal of drugs and other supplies used in such Phase IV Clinical Trials;

(vi)	costs of branding and communications plan for Phase III Clinical Trials and life cycle management studies;

(vii)	costs associated with patient assistance and indigent/expanded access programs;

(viii)	Distribution Costs;

(ix)	costs of real property rented or leased specifically for Collaboration Commercialization activities (except to the extent used by a Party for non-Collaboration activities);

(x)	Trademark Costs and the Parties’ FTE and direct out-of-pocket costs incurred in connection with obtaining and maintaining drug naming approvals for a Product;

(xi)	Third Party License Payments;

(xii)	fees and other amounts payable to BMS’s distributors in the BMS Distribution Countries under the applicable agreements with such distributors;

(xiii)	import duties and similar charges with respect to such Collaboration Compound or Product to the extent not included in Manufacturing Costs;

(xiv)
amounts written off by reason of uncollectible debt, to the extent consistent with the relevant Party’s business practices for its other pharmaceutical products, as determined on a country‑by‑country basis; and

(xv)	Patent Costs;
provided, that, in each of clauses (i) - (viii) above, such expenses shall be included within “Allowable Expenses” for a Product only to the extent consistent with the applicable Pre-Launch Commercialization Plan and Budget or Annual Commercialization Plan and Budget for such Product as adjusted, if applicable, pursuant to Section 2.14 and Section 4.7 and shall not be included to the extent they constitute Negligently Incurred Commercialization Costs. The components of Allowable Expenses shall be calculated in accordance with the applicable definition thereof and the applicable terms of this Agreement and shall be determined and charged as provided in Sections 5.4(a) and 5.12. No Development Cost item may also be an Allowable Expense item, and vice-versa. If any cost or expense is directly attributable or reasonably allocable to more than one activity, such cost or expense shall only be counted as an Allowable Expense with respect to one of such activities. Where appropriate, the Parties, by Joint Committee Consent of the JFC, may agree that certain Allowable Expenses be determined and charged on the basis of a specified annual charge or as a percentage of Net Sales.
“Apixaban” means the compound with the chemical name 4,5,6,7-tetrahydro-1-(4-methoxyphenyl)-7-oxo-6-[4-(2-oxo-1-piperidinyl)phenyl]-1H-pyrazolo[3,4-c]pyridine-3-carboxamide (CAS registry number: 503612-47-3) or the alternative chemical name 1-(4-

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Methoxyphenyl)-7-oxo-6-[4-(2-oxo-1-piperidinyl)-phenyl]-4,5,6,7-tetrahydro-1H-pyrazolo[3,4-c]pyridine-3-carboxamide (IUPAC name), also known as BMS‑562247.
“Apixaban Compound” means Apixaban and any salts, free acid forms, free base forms, solvates, polymorphs, stereoisomers, metabolites and prodrugs thereof.
“Apixaban Product” means any pharmaceutical product containing an Apixaban Compound, in any and all forms, presentations, doses and formulations, whether available by prescription or over-the-counter, or by any other means.
“Applicable Law” means the applicable laws, rules and regulations that may be in effect from time to time in a country and that relate to a Party’s activities under this Agreement, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities.
“Approval” means, with respect to a Product in any regulatory jurisdiction, Regulatory Approval and, in any country where a Governmental Authority authorizes reimbursement, or approves or determines pricing, for pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective publication) of such reimbursement authorization or pricing approval or determination (as the case may be).
“Approved Plans” means each Long-Term Development Plan, Annual Development Plan and Budget, Pre-Launch Commercialization Plan and Budget, and Annual Commercialization Plan and Budget, as amended from time to time, in each case as approved in accordance with the terms hereof or, with respect to the Initial Product, as attached hereto as an Exhibit.
“Arbitrable Matter” means:
(a)    any dispute concerning the validity, interpretation or construction of, compliance with, or breach of, this Agreement or any other agreement entered into pursuant to this Agreement, including:

(i)	[*];

(ii)	any dispute over whether a matter or decision by any Committee is within the scope of the decision‑making responsibility of such Committee; and

(iii)
any dispute as to whether a Party Tactical Matter decision made by a Party is within the scope of and consistent with the Approved Plans or any delegation of responsibility to such Party by the CFDT or the applicable Regional Operating Committee, or is in compliance in all material respects with Applicable Law; and

(b)    any Expert Matter;
provided, that Arbitrable Matters shall not include Litigable Matters.
“Authorized Distributor of Record” means a distributor recognized by a drug manufacturer as having an established and ongoing relationship to distribute such manufacturer’s product or

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

products in accordance with 21 U.S.C. 353 and the applicable regulations of Title 21 of the FDA governing prescription drug sample distribution, including 21 C.F.R. part 203.
“BMS Distributor Countries” means [*].
“BMS Know-How” has the meaning set forth in the definition of BMS Technology.
“BMS New Collaboration Compound” means a New Collaboration Compound that (i) is owned or Controlled (other than by virtue of a license grant under this Agreement) by BMS or its Affiliates, including any salts, free acid forms, free base forms, solvates, polymorphs, stereoisomers, metabolites and prodrugs thereof and (ii) is included in the Collaboration as the result of the exercise by COLLABORATOR of a New Collaboration Compound Option or pursuant to Section 11.8.
“BMS New Collaboration Product” means any pharmaceutical product containing a BMS New Collaboration Compound, in any and all forms, presentations, doses and formulations, whether available by prescription or over-the-counter, or by any other means.
“BMS Patents” has the meaning set forth in the definition of BMS Technology.
“BMS Technology” means:
(a)    any and all Information, Materials and Inventions, whether or not patented or patentable, that are Controlled by, or on behalf of, BMS or its Affiliates (including an Affiliate that becomes an Affiliate after the Cost Sharing Effective Date) as of the Execution Date or at any time during the Collaboration Term (or, in the case of an Affiliate that became or becomes an Affiliate after such date, from the date on which such Affiliate became or becomes an Affiliate and thereafter during the Collaboration Term) that are necessary or reasonably useful in connection with the research and Development, Commercialization, manufacture, formulation, or importation of a Collaboration Compound or Product (collectively, “BMS Know-How”); and
(b)    Patents with respect to the Information, Materials and Inventions described in clause (a) above that are Controlled by, or on behalf of, BMS or its Affiliates (including an Affiliate that becomes an Affiliate after the Cost Sharing Effective Date) as of the Effective Date or at any time during the Collaboration Term (or, in the case of an Affiliate that became or becomes an Affiliate after such date, from the date on which such Affiliate became or becomes an Affiliate and thereafter during the Collaboration Term) that are necessary or reasonably useful in connection with the research and Development, Commercialization, manufacture, formulation, or importation of a Collaboration Compound or Product (collectively, “BMS Patents”);
in each case (a) and (b), provided, that:
(i)    any such Information, Materials, Inventions, or Patents that (x) are Controlled by an Affiliate of BMS that becomes such an Affiliate after the Execution Date by reason of a Change of Control of BMS and (y) are existing and Controlled by such Affiliate at the time such Person becomes such Affiliate shall not constitute BMS

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Technology except to the extent that it relates to any compound of such Affiliate that is included in the Collaboration pursuant to Section 3.6 or Section 11.8 or relates to any Additional Indication or Additional Formulation that is included in the Collaboration pursuant to Section 3.7;
(ii)    upon termination of the Collaboration pursuant to Article 11 with respect to a Collaboration Compound or Product as to the entire Territory, BMS Technology shall be limited, with respect to such Terminated Compound/Product, to (x) BMS Know-How and those BMS Patents with respect to such Collaboration Compound or Product that are in existence as of the date of such termination and (y) those Patents Controlled by BMS or its Affiliates that are filed thereafter to the extent that they claim BMS Know-How included in clause (x) of this subsection (ii), in each of (x) and (y) above to the extent at the time of such termination (A) such BMS Know‑How is actually used, or a license to such Patent is necessary, in connection with the research and Development, Commercialization, manufacture, formulation, or importation of such Collaboration Compound or Product in the Territory, and (B) such Collaboration Compound or Product is then being Commercialized in the Territory or then being actively Developed pursuant to this Agreement; and
(iii)    BMS Technology shall not include Joint Collaboration Technology.
A list of the BMS Patents that, as of the Execution Date, claim the composition of matter, article of manufacture, formulation of Apixaban in development as of the Execution Date, method of use or method of manufacture of Apixaban in the Territory is attached hereto as Exhibit A; provided, that Exhibit A does not list Patents claiming combination uses directed to a chemical entity that is not Apixaban.
“BMSEMEA” means the countries listed on Exhibit B.
“BMSEMEA Operating Committee” has the meaning set forth in the definition of Regional Operating Committee.
“Business Combination Transaction” means, with respect to a Party, the acquisition by such Party or any of its Affiliates, or merger or consolidation of such Party with, or the acquisition of a Party by, a Third Party or any business unit of a Third Party.
“Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required by Applicable Law to remain closed.
“Change of Control” means with respect to any Party:
(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Specified Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of either (a) the then Outstanding Common Stock of such Party or (b) the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

combined voting power of the then Outstanding Voting Securities of such Party; provided, that for the purposes of this paragraph (i), the following acquisition of securities of such Party shall not constitute a Change of Control of such Party: (a) any acquisition by such Party, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by such Party or any corporation controlled by such Party or (c) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (a), (b) and (c) of paragraph (ii) of this definition;
(ii)    the consummation by a Party of any Business Combination Transaction, unless immediately following such Business Combination Transaction, (a) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities of such Party immediately prior to such Business Combination Transaction beneficially own, directly or indirectly, fifty percent (50%) or more of, respectively, the Outstanding Common Stock and the combined voting power of the Outstanding Voting Securities, as the case may be, of the corporation or other entity resulting from such Business Combination Transaction (including a corporation or other entity which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination Transaction, of the Outstanding Common Stock and Outstanding Voting Securities of such Party, as the case may be, (b) no Specified Person (excluding any corporation or other entity resulting from such Business Combination Transaction or any employee benefit plan (or related trust) of the corporation or other entity resulting from such Business Combination Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the Outstanding Common Stock of the corporation or other entity resulting from such Business Combination Transaction or the combined voting power of the Outstanding Voting Securities of such corporation or other entity, and (c) fifty percent (50%) or more of the members of the board of directors (or comparable governing body) of the corporation or other entity resulting from such Business Combination Transaction were members of the board of directors of such Party at the time of the execution of the initial agreement, or of the action of the board of directors of such Party, providing for such Business Combination Transaction;
(iii)    a Party or any of its Affiliates sells or transfers to any Specified Person(s) (other than the other Party or its Affiliates) in one or more related transactions properties or assets representing all or substantially all of such Party’s business to which this Agreement relates at the time of such sale or transfer; or
(iv)    the individuals who, as of the Execution Date, constitute the board of directors of such Party (the “Incumbent Board”) ceasing for any reason to constitute fifty percent (50%) or more of the board of directors of such Party; provided, that any individual becoming a director subsequent to the Execution Date whose election, or nomination for election by such Party’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Specified Person other than the board of directors of such Party.
“Clinical Trial” means a Phase I Clinical Trial, a Phase II Clinical Trial, a Phase IIa Clinical Trial, a Phase IIb Clinical Trial, a Phase IIb/III Clinical Trial, a Phase III Clinical Trial, a Phase IIIb Clinical Trial, or a Phase IV Clinical Trial, as the case may be. A Clinical Trial involving study subjects shall be deemed to have commenced when the first patient in such study has been enrolled.
“Collaboration” means the collaboration between BMS and COLLABORATOR for the co-development and co-commercialization of Collaboration Compounds and Products pursuant to this Agreement.
“Collaboration Compound” means (i) Apixaban and (ii) each New Collaboration Compound as to which an Offeree Party exercises any New Collaboration Compound Option pursuant to Section 3.6(a), effective upon such exercise and the payment of any fee or milestone required solely by reason of the exercise of such option, in each case ((i) - (ii)) including any salts, free acid forms, free base forms, solvates, polymorphs, stereoisomers, metabolites and prodrugs thereof.
“Collaboration Full Development Team” or “CFDT” has the meaning set forth in Section 2.6(a).
“COLLABORATOR Know-How” has the meaning set forth in the definition of COLLABORATOR Technology.
“COLLABORATOR New Collaboration Compound” means a New Collaboration Compound that (i) is owned or Controlled (other than by virtue of a license grant under this Agreement) by COLLABORATOR or its Affiliates, including any salts, free acid forms, free base forms, solvates, polymorphs, stereoisomers, metabolites and prodrugs thereof and (ii) is included in the Collaboration as the result of the exercise by BMS of a New Collaboration Compound Option or pursuant to Section 11.8.
“COLLABORATOR New Collaboration Product” means any pharmaceutical product containing a COLLABORATOR New Collaboration Compound, in any and all forms, presentations, doses and formulations, whether available by prescription or over-the-counter, or by any other means.
“COLLABORATOR Patents” has the meaning set forth in the definition of COLLABORATOR Technology.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“COLLABORATOR Technology” means
(a)    any and all Information, Materials and Inventions, whether or not patented or patentable, that are Controlled by, or on behalf of, COLLABORATOR or its Affiliates (including an Affiliate that becomes an Affiliate after the Cost Sharing Effective Date) as of the Execution Date or at any time during the Collaboration Term (or, in the case of an Affiliate that became or becomes an Affiliate after such date, from the date on which such Affiliate became or becomes an Affiliate and thereafter during the Collaboration Term) that are necessary or reasonably useful in connection with the research and Development, Commercialization, manufacture, formulation, or importation of a Collaboration Compound or Product (collectively, “COLLABORATOR Know-How”); and
(b)    Patents with respect to the Information, Materials and Inventions described in clause (a) above that are Controlled by, or on behalf of, COLLABORATOR or its Affiliates (including an Affiliate that becomes an Affiliate after the Cost Sharing Effective Date) as of the Effective Date or at any time during the Collaboration Term (or, in the case of an Affiliate that became or becomes an Affiliate after such date, from the date on which such Affiliate became or becomes an Affiliate and thereafter during the Collaboration Term) that are necessary or reasonably useful in connection with the research and Development, Commercialization, manufacture, formulation, or importation of a Collaboration Compound or Product (collectively, “COLLABORATOR Patents”);
in each case (a) and (b), provided, that:
(i)    any such Information, Materials, Inventions, or Patents that (x) are Controlled by an Affiliate of COLLABORATOR that becomes such an Affiliate after the Execution Date by reason of a Change of Control of COLLABORATOR and (y) are existing and Controlled by such Affiliate at the time such Person becomes such Affiliate shall not constitute COLLABORATOR Technology except to the extent that it relates to any compound of such Affiliate that is included in the Collaboration pursuant to Section 3.6 or Section 11.8 or relates to any Additional Indication or Additional Formulation that is included in the Collaboration pursuant to Section 3.7;
(ii)    upon termination of the Collaboration pursuant to Article 11 with respect to a Collaboration Compound or Product as to the entire Territory, COLLABORATOR Technology shall be limited, with respect to such Terminated Compound/Product, to (x) COLLABORATOR Know-How and those COLLABORATOR Patents with respect to such Collaboration Compound or Product that are in existence as of the date of such termination and (y) those Patents Controlled by COLLABORATOR or its Affiliates that are filed thereafter to the extent that they claim COLLABORATOR Know-How included in clause (x) of this subsection (ii), in each of (x) and (y) above to the extent at the time of such termination (A) such COLLABORATOR Know‑How is actually used, or a license to such Patent is necessary, in connection with the research and Development, Commercialization, manufacture, formulation, or importation of such Collaboration Compound or Product in the Territory, and (B) such Collaboration Compound or Product

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

is then being Commercialized in the Territory or then being actively Developed pursuant to this Agreement; and
(iii)    COLLABORATOR Technology shall not include (A) Joint Collaboration Technology or (B) Information, Materials and Inventions conceived, discovered, developed or otherwise made relating to manufacturing or manufacturing activities undertaken by COLLABORATOR or any of its Affiliates pursuant to Article 6.
A list of the COLLABORATOR Patents that, as of the Execution Date, claim the composition of matter, article of manufacture, formulation of Apixaban in development as of the Execution Date, method of use or method of manufacture of Apixaban in the Territory is attached hereto as Exhibit C; provided, that Exhibit C does not list Patents claiming combination uses directed to a chemical entity that is not Apixaban.
“Commercialize” means, with respect to a pharmaceutical product, to promote, market, distribute, sell (and offer for sale or contract to sell), import, or otherwise commercially exploit or provide product support for such product, including, by way of example, the activities listed in the definition of Sales and Marketing Costs. “Commercializing” and “Commercialization” shall be interpreted accordingly.
“Commercially Reasonable Efforts” means the level of effort and resources normally devoted by a Party to a product or compound owned by it or to which it has rights (free of any collaboration, joint venture or other Third Party rights), which is of similar market potential, profit potential, or strategic value resulting from its own research efforts and at a similar stage in its development or product life based on conditions then prevailing, in view of all costs and risks relevant to such compound, product or project, and taking into account, without limitation, issues of safety and efficacy, Applicable Law, product profile, the proprietary position, the then current competitive environment for such product or compound and the likely timing of the product’s entry into the market, the regulatory environment and status of the product, and other relevant scientific, technical and commercial factors. Commercially Reasonable Efforts shall be determined on a country-by-country and Product-by-Product basis.
“Committee” means any of the Joint Executive Committee, Joint Development and Regulatory Committee, Joint Commercialization Committee, Joint Finance Committee, the Collaboration Full Development Team, any Regional Operating Committee, the Supply Chain Committee, the Intellectual Property Operating Committee or any Working Group established pursuant to Section 2.9.
“Competing Product” means (i) any pharmaceutical compound or product that has, as a primary mechanism of action the direct binding and inhibition of Factor Xa and [*] (as measured by the Factor Xa Assay), or (ii) any combination product for which one of the active ingredients in such combination product has, as a primary mechanism of action the direct binding and inhibition of Factor Xa [*] (as measured by the Factor Xa Assay). Notwithstanding the foregoing, [*] shall constitute a Competing Product (unless such other product is a combination product that satisfies the criteria set forth in the foregoing clause (ii) as a result of an active ingredient other than [*]). For clarity, in the case of prodrugs used for the delivery of a compound in the Factor Xa

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Inhibitor Class, the foregoing definition pertains to the primary bioactive agent that would be metabolized from the prodrug upon administration to patients.
“Confidential Information” has the meaning set forth in Section 10.6.
“Control” and “Controlled by” means, with respect to any Information, Material, Invention, Patent, technology, copyright, trademark or other intellectual property right, possession by a Party or its Affiliates of the ability to grant the right to access or use, or to grant a license or a sublicense to, such Information, Material, Invention, Patent or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement between such Party (or any of its Affiliates) and any Third Party.
“Co‑Promote” means, with respect to any country in the Territory, to perform jointly those Detailing and related activities normally undertaken by a pharmaceutical company’s sales force to Commercialize a product under a single trademark in such country.
“Corporate Names” means (a) in the case of COLLABORATOR, the trademark “Pfizer” and the COLLABORATOR corporate logo or such other names and logos as COLLABORATOR may designate in writing from time to time, and (b) in the case of BMS, the trademark “Bristol-Myers Squibb” and the BMS corporate logo or such other names and logos as BMS may designate in writing from time to time, in each case ((a) and (b)) together with any variations and derivatives thereof.
“Core Data Sheet” means a document setting forth material relating to safety, indications, dosing, pharmacology, and other information concerning a product, as such document is described in ICH guidance E2C Clinical Safety Data Management: Periodic Safety Update Reports for Marketed Drugs, November 1996 (published by the FDA in May 1997), as amended from time to time.
“Cost Sharing Effective Date” means January 1, 2007.
“CSO” means a contract sales force organization.
“DDMAC” means the Division of Drug Marketing, Advertising and Communications of the FDA (or any successor division or governmental instrumentality) and any foreign government equivalent thereof.
“Detail” means a face‑to‑face meeting (including a live video presentation or a group presentation if in accordance with an Approved Plan), including any such meeting conducted in a hospital setting (i) with one or more physicians and other persons included in other medical professional categories identified in the Annual Commercialization Plan and Budget (where, in the case of group presentations, each such physician or other person participating in a group presentation shall be counted as a separate Detail), who are permitted under the Applicable Law of the country in which they work to prescribe the applicable Product and (ii) in which key Product attributes are orally presented consistent with the terms of this Agreement, but shall not include merely a reminder or a Sample or promotional material drop), in each case as measured by each

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party’s internal recording of such activity in accordance with Section 4.9(c). For the avoidance of doubt, (x) a mere Sample drop without discussion with the professional about the Product Sample shall not be considered a Detail or be subject to the limitations in Section 4.9(e)(iii), and (y) any contact or presentation between a Sales Representative and a Managed Care Organization (as distinguished from calls on individual physicians or other medical professionals permitted to prescribe drugs who may be affiliated with a Managed Care Organization, in connection with their professional prescribing decisions (but not with respect to the Managed Care Organization’s formulary)) shall not be considered a Detail for purposes of this Agreement. “Detail,” when used as a verb, and “Detailing” shall have correlative meanings.
“Detail Rate” means the rate that reflects the agreed cost of providing a Detail in the applicable country. The Detail Rate for the U.S. as of the Execution Date is set forth in Exhibit F. and includes the cost items identified on Exhibit F. The applicable Detail Rate for each country outside the U.S. is to be determined by the JFC as provided in Section 2.5(b)(v). The Detail Rate shall be the same for both Parties in a particular country and shall be adjusted in accordance with Section 5.11.
“Detailing Costs” means those costs that are directly attributable or reasonably allocable to the Detailing, but not to marketing or other Commercialization activities, of a Product in a country in the Territory, equal to (i) the actual number of Details provided by each Party and its Affiliates in accordance with the terms of this Agreement, subject to Section 4.9(a) and Section 4.9(f), multiplied by (ii) the applicable Detail Rate for such Details. In the event a Party elects to provide a greater number of Details than are contemplated by the Annual Commercialization Plan and Budget, the costs attributable to such additional Details shall not be included in Detailing Costs.
“Develop” means, with respect to a Collaboration Compound or Product, those activities that are necessary or useful to research and develop such Collaboration Compound or Product, to obtain and maintain registrations or Regulatory Approval(s) for such Product, to support pricing/reimbursement for such Product, and to support appropriate usage for such Product or are otherwise encompassed by the definition of Clinical Trials under this Agreement, including research, analysis, testing, Pre-Clinical Activities, Clinical Trials, supporting manufacturing activities and related regulatory activities, and any and all clinical, pre‑clinical and development activities pertaining to lifecycle management (including the conduct of Phase IIIb Clinical Trials and Phase IV Clinical Trials not explicitly for registrational purposes) and new indications and new formulations (subject to Section 3.7) for such Collaboration Compound or such Product, including, by way of example, the activities listed in the definition of Development Costs below. “Developing” and “Development” shall have correlative meanings.
“Development Costs” means, with respect to a Collaboration Compound or Product for any period, the internal costs (determined in accordance with Section 3.4(b)) and direct out‑of‑pocket costs that are paid or incurred by a Party or any of its Affiliates on or after the Cost Sharing Effective Date that are directly attributable or reasonably allocable to the Development activities for such Collaboration Compound or Product in any country in the Territory, but only to the extent consistent with the applicable Long-Term Development Plan or Annual Development Plan and Budget for such Collaboration Compound or Product, as adjusted, if applicable, pursuant

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

to Section 2.14 and Section 3.4(e). Development Costs shall not include any Negligently Incurred Development Costs. Development Costs shall be determined and charged as provided in Sections 3.4(b) and 5.12. For clarity, Development Costs shall exclude Phase IV Clinical Trial costs.
Subject to the foregoing, Development Costs with respect to a Collaboration Compound or Product shall include:

(i)	the FTE and direct out-of-pocket costs incurred in connection with the planning and conduct of any Clinical Trials (excluding Phase IV Clinical Trials);

(ii)
nonclinical costs such as toxicology and formulation development, test method development, delivery system development, stability testing, statistical analysis, and, to the extent not included in the Manufacturing Cost of Collaboration Compound and Product used in Clinical Trials, release testing and QA/QC development costs;

(iii)
subject to Section 6.1(f), development of the manufacturing process for such Product and any components thereof (including any Excipients or any active pharmaceutical ingredient included in such Products), as well as, to the extent not included in the Manufacturing Cost of Collaboration Compound and Product used in Clinical Trials, and in each case solely to the extent based on activities occurring prior to receipt of the initial Regulatory Approval of such Product in the United States or the EU, initial scale‑up, manufacturing process validation, manufacturing process improvements, and qualification and validation of permitted Third Party contract manufacturers;

(iv)
Manufacturing Costs for (1) Product for use in Phase I Clinical Trials through Phase IIIb Clinical Trials and any Pre-Clinical Activities in support thereof and (2) the manufacture, purchase or packaging of comparators or placebo for use in Phase I Clinical Trials through Phase IIIb Clinical Trials (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for such Product), as well as the direct costs and expenses of disposal of drugs and other supplies used in such Phase I Clinical Trials through Phase IIIb Clinical Trials and Pre-Clinical Activities;

(v)
Regulatory Expenses relating to Development activities for the purpose of obtaining Regulatory Approval for an indication for such Product in a country in the Territory, including regulatory filing fees, user fees and similar expenses payable to Regulatory Authorities incurred prior to Regulatory Approval of the Product for such indication in such country, but not Regulatory Expenses incurred in connection with obtaining pricing or reimbursement approval or Phase IV Clinical Trials;

(vi)	Joint Platform Costs allocated to such Product in accordance with Section 3.3(f)(v);

(vii)	costs of real property rented specifically for Collaboration Development activities (except to the extent used by a Party for non-Collaboration activities);

(viii)	costs of recruitment initiatives for Clinical Trials, other than Phase IV Clinical Trials;

(ix)	costs of non-intervention and observational surveys; and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(x)	costs of conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the Development of a Product.
If any cost or expense is specifically identifiable or reasonably allocable to more than one activity set forth above, such cost or expense shall only be counted as a Development Costs with respect to one of such activities. No expense included in Development Costs shall also be a Sales and Marketing Cost.
“Distribution Costs” means, with respect to a Product for any period, an amount equal to [*] of Net Sales of such Product during such period to cover the internal costs and out‑of‑pocket costs incurred by a Party or any of its Affiliates in connection with the distribution of such Product to a Third Party in the Territory, including:

(i)	handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales);

(ii)	customer services, including order entry, billing and adjustments, inquiry and credit and collection; and

(iii)	direct cost of storage and distribution of the Product.
“Divest” means, with respect to a Competing Product, a divestiture of such Competing Product to a Third Party by sale, license or otherwise; provided, that if such divestiture is by way of one or more licenses or sublicenses, (i) the licensing Person and its Affiliates hold or retain no rights with respect to such Competing Product other than (A) the right to receive license fees, milestone payments and royalties on sales of such Competing Product, (B) the right to defend claims of infringement, (C) the right to assert claims of infringement against Persons who may infringe its intellectual property rights with respect to the Competing Product and (D) the right to otherwise control filings and patent term extensions connected with any licensed patents, and (ii) the licensing Person and its Affiliates are not consulted with respect to or otherwise participate in any decisions (other than those described in clause (i) above), or otherwise collaborate with any Third Party, with respect to (x) the development or commercialization of the Competing Product or (y) the regulatory, developmental or commercial strategy with respect to the Competing Product.
“Dollars” or “$” means the legal tender of the United States of America.
“Drug Approval Application” or “DAA” means an application for Regulatory Approval required before commercial sale or use of a Product in a regulatory jurisdiction, including an NDA filed with the FDA or an MAA filed with EMEA in the EU.
“EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.
“Europe” means the countries comprising the European Union as it may be constituted from time to time, together with those additional countries comprising the European Economic

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Area as it may be constituted from time to time (as of the Execution Date, Iceland, Liechtenstein and Norway) and Switzerland.
“European Entity” means the entity contemplated by Exhibit D.
“European Union” or “EU” means the economic, scientific and political organization of European member states, as its membership may be altered from time to time, and any successor thereto, and which, as of the Execution Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.
“Excipient” means any drug delivery vehicle, adjuvant, or excipient for use in the delivery or administration (e.g., to ameliorate local toxicity caused by IV administration) of a Product.
“Execution Date” has the meaning set forth in the first paragraph of this Agreement.
“Expert” means a mutually acceptable, disinterested, conflict-of-interest-free individual not affiliated with either Party or its Affiliates who, with respect to a dispute concerning a financial, business, commercial, scientific, technical or regulatory matter (e.g., disputes referred to such Expert in accordance with Section 13.2) possesses appropriate expertise to resolve such dispute. The Expert shall not be or have been at any time an Affiliate, employee, consultant (during the previous five years), officer or director of either Party or any of its Affiliates.
“Factor Xa” means coagulation factor Xa. Its IUBMB designation is EC 3.4.21.6, and it is also referred to as prothrombase or activated Stuart-Prower factor.
“Factor Xa Assay” means [*].
“Factor Xa Inhibitor Class” means the class of compounds or products that has, as a primary mechanism of action the direct binding and inhibition of Factor Xa [*] (as measured by a the Factor Xa Assay). For clarity, in the case of prodrugs used for the delivery of a compound in the Factor Xa Inhibitor Class, the foregoing definition pertains to the primary bioactive agent that would be metabolized from the prodrug upon administration to patients.
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
“Field” means all human and animal uses and indications, including the Initial Indications.
[*]
“FTE” means the equivalent of the work of one (1) employee full time for one (1) Year consisting of a total of [*] hours per Year (or such other number as may be agreed to by the Parties by mutual Party Written Consent or Joint Committee Consent of the JFC) directly related to the Development or Commercialization of any Collaboration Compound or Product, or any other

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

activities contemplated under this Agreement. Any individual who devotes less than [*] hours per Year (or such other number as may be agreed by the Parties by mutual Party Written Consent or Joint Committee Consent of the JFC) shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [*] (or such other number as may be agreed by the Parties by mutual Party Written Consent or Joint Committee Consent of the JFC). Any individual who actually works more than [*] hours (or such other number as may be agreed by the Parties by mutual Party Written Consent or Joint Committee Consent of the JFC) shall be charged at greater than one FTE (in proportion to the number of extra hours actually worked). The [*] figure (or such other number as may be agreed by the Parties by mutual Party Written Consent or Joint Committee Consent of the JFC) shall be used without regard to the Parties’ own internal definition of the number of hours that comprises a full time employee. With respect to Development activities, the number of FTEs shall be charged on the basis of the actual hours worked on the project in accordance with Section 3.4(b). With respect to Commercialization activities, the number of FTEs shall be charged on the basis of the budgeted FTEs provided for in the applicable Annual Commercialization Plan and Budget in accordance with Section 5.4(a).
“FTE Cost” means the cost of an FTE based on the FTE Rate(s) applicable to such FTE.
“FTE Rate” means the rate (determined and adjusted in accordance with Section 5.11) to be used by both Parties in determining the cost of a full-time employee in the applicable functional area on a Territory-wide basis or a Region-by-Region or country-by-country basis, which rate includes the categories of costs set forth on Exhibit E.
“GAAP” means generally accepted accounting principles in the United States.
“Generic Product” means, with respect to a particular Product (or all Products containing a particular Collaboration Compound) in a country, a pharmaceutical product sold by a Third Party that (a) contains the same active ingredient(s) as such Product and (b) is approved for commercial sale and use in such country under Applicable Law.
“Good Clinical Practice” or “GCP” means the then current standards for Clinical Trials for pharmaceuticals, as set forth in the Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the EU and other organizations and Governmental Authorities in countries for which the applicable Product is intended to be Developed, to the extent such standards are not less stringent than United States GCP; provided, that a Party shall not be held to any standards of good clinical practice that are different from those standards required by the United States and the EU unless such standards have been specifically identified and approved for implementation by the JDC.
“Good Laboratory Practice” or “GLP” means the then current standards for laboratory activities for pharmaceuticals, as set forth in the Act and other Applicable Law, and such standards of good laboratory practice as are required by the Regulatory Authorities of the EU and other organizations and Governmental Authorities in countries for which the applicable Product is intended to be Developed, to the extent such standards are not less stringent than United States GLP; provided, that a Party shall not be held to any standards of good laboratory practice that are

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

different from those standards required by the United States and the EU unless such standards have been specifically identified and approved for implementation by the JDC.
“Good Manufacturing Practice” or “GMP” or “cGMP” means the regulatory requirements for current good manufacturing practices for pharmaceuticals promulgated by the FDA, as the same may be amended from time to time, and such standards of good manufacturing practice as are required by the Regulatory Authorities of the EU and other organizations and Governmental Authorities in countries in which the applicable Product is intended to be manufactured or sold, to the extent such standards are not less stringent than United States GMP; provided, that a Party shall not be held to any standards required by countries outside the United States and EU unless such standards have been identified and approved for implementation by the JCC (for commercial manufacturing) or the JDC (for Development manufacturing).
“Governmental Authority” means any court or any supranational, national, federal, state, provincial, country, city or local government or any agency, department, authority or other instrumentality thereof, including any Regulatory Authority.
“Hospital and MHC Activities” means, for a given country, (a) face‑to‑face meetings (including a live video presentation or a group presentation if in accordance with an Approved Plan) with one or more physicians, administrators, and other medical or other professional categories identified in the Annual Commercialization Plan and Budget for such country or Region, other than Details, that are conducted in a hospital setting or with Managed Care Organizations and (b) activities connected with pricing, rebate and other contract-related negotiations, contracting, and processing and implementation of agreements with Managed Care Organizations.
“Hospital and MHC Costs” means, with respect to a Product, the FTE Costs and direct out‑of‑pocket costs that are incurred by a Party or any of its Affiliates that are directly attributable or reasonably allocable to Hospital and MHC Activities for such Product in any country in the Territory.
“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use of the World Health Organization, or any successor conference, council or organization.
“Incumbent Board” has the meaning set forth in the definition of Change of Control.
“IND” means any Investigational New Drug Application, as defined in Title 21 of the U.S. Code of Federal Regulations, section 312, on file with the FDA before the commencement of Clinical Trials of the applicable Product in humans, or any comparable filing with any relevant Regulatory Authorities in any country or jurisdiction in the Territory.
“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Information” means all technical, scientific, regulatory and other information, results, knowledge, techniques and data, in whatever form and whether or not confidential, proprietary, patented or patentable, including Inventions, invention disclosures, plans, processes, practices, methods, knowledge, know‑how, skill, experience, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and manufacturing data or descriptions. Information does not include Patents or Inventions claimed thereby.
“Initial Product” means a Product, in a solid, orally administered tablet or parenteral (intravenous) formulation, containing Apixaban as its sole active ingredient for any of the Initial Indications.
“In-License Agreements” means those license agreements entered into by and between a Party or its Affiliate, on the one hand, and a Third Party on the other hand, pursuant to which a Party Controls certain Information, Materials, Inventions or Patents during the Collaboration Term.
“Inventions” means any discovery or invention, whether or not patentable, conceived or otherwise made by employees, agents or independent contractors of either Party or both Parties or any of their respective Affiliates.
“IRS” means the United States Internal Revenue Service.
“Japan” means the country of Japan, including all of its territories and possessions.
“Japan‑Eligible Compound” means any Apixaban Compound or BMS New Collaboration Compound.
“Japan‑Eligible Product” means a Product containing a Japan‑Eligible Compound as its sole active ingredient.
“Japan Operating Committee” has the meaning set forth in the definition of Regional Operating Committee.
“Japan PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency and any successor agency thereto.
“Joint Collaboration Technology” means (except as provided in Section 6.1(d)) any and all (a) Information, Materials and Inventions conceived, discovered, developed or otherwise made by (i) COLLABORATOR, its Affiliates and their respective employees, agents or independent contractors, or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than BMS and its Affiliates), on the one hand, or (ii) BMS, its Affiliates and their respective employees, agents or independent contractors or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than COLLABORATOR and its Affiliates), on the other hand, in each case ((i) and (ii)) from and after the Cost Sharing Effective Date and during the Collaboration Term in the conduct of research and Development activities and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Commercialization activities under the Approved Plans or otherwise pursuant to this Agreement, whether or not patented or patentable, in each case ((i) and (ii)) other than Information, Materials and Inventions conceived, discovered, developed or otherwise made relating to manufacturing or manufacturing activities, and (b) any and all Patents with respect to the Information, Materials and Inventions described in clause (a) above (“Jointly Funded Patents”), except that Joint Collaboration Technology and Jointly Funded Patents shall not include any composition of matter claims directed to one or more compound in the Factor Xa Inhibitor Class. For clarity, Jointly Funded Patents may include any claims directed to combination formulations or combination methods, in either case involving a compound or product in the Factor Xa Inhibitor Class and a compound or product that is not in the Factor Xa Inhibitor Class; provided, that, for the avoidance of doubt, any right or license granted under this Agreement with respect to Joint Collaboration Technology shall not be construed to create or imply any right or license to make, have made, use, sell, offer to sell, or import any compound or product that is not in the Factor Xa Inhibitor Class controlled by a Party or its Affiliates as a composition of matter. To the extent any such Information, Materials, Inventions or Patents constitute Joint Collaboration Technology, they shall not constitute BMS Technology or COLLABORATOR Technology. The Parties agree that, in filing patent applications covering Joint Collaboration Technology, the Parties will endeavor to file in separate patent applications those claims covering Joint Collaboration Technology as opposed to those claims that are individually owned by a Party.
“Joint Commercialization Committee” or “JCC” means the committee formed as described in Section 2.4.
“Joint Committee Consent” means the mutual consent or agreement of both Parties’ respective representatives on the specified Committee (or if no Committee is specified, the JEC), documented in the minutes of such Committee or a writing signed by at least one representative of BMS on such Committee and at least one representative of COLLABORATOR on such Committee; provided, that if a matter may be approved or agreed by Joint Committee Consent of a specified Committee, such approval or agreement may be given by Joint Committee Consent of any other Committee to which such Committee directly or indirectly reports, including in each case the JEC.
“Joint Development and Regulatory Committee” or “JDC” means the committee formed as described in Section 2.3.
“Joint Executive Committee” or “JEC” means the committee formed as described in Section 2.2.
“Joint Finance Committee” or “JFC” means the committee formed as described in Section 2.5.
“Jointly Funded Patents” has the meaning set forth in the definition of Joint Collaboration Technology.
“Knowledge” means, with respect to a Party, the good faith understanding of the facts and information in the possession of an executive officer of such Party or its Affiliates, or any in-house

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

legal counsel of, or in-house Patent agents employed by, such Party or its Affiliates, without any duty to conduct any additional investigation with respect to such facts and information by reason of the execution of this Agreement. For purposes of this definition, an “executive officer” shall mean any person in the position of senior vice president, president or chief executive officer of a Party or any of its Affiliates.
“Launch” means, with respect to a Product in a country in the Territory, the first commercial sale of such Product to a Third Party in such country after receipt of (i) Regulatory Approval with respect thereto and (ii) any other Approvals in countries other than the United States, if any, that are necessary for a majority of the target patient population in such countries to obtain access (as such access is customarily obtained) to such Product. For the avoidance of doubt, sales prior to receipt of the Approvals referred to in clauses (i) and (ii) above, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales,” shall not be construed as a Launch.
“Litigable Matter” means any dispute between the Parties concerning the validity, scope, enforceability, inventorship, or ownership of intellectual property rights, or any breach or alleged breach of any of Section 10.5 or 10.6 by a Party.
“MAA” means a Marketing Authorization Application filed in the EU.
“Major Markets” means [*].
“Managed Care Organizations” means pharmacies, managed health care organizations, group purchasing organizations, large employers, long-term care organizations, formularies, government agencies and programs (e.g., Medicare and the VA), or similar organizations.
“Manufacturing Costs” means, with respect to a Product, the costs calculated in accordance with BMS’s internal accounting policies and principles as described below that relate to such Product that is either (a) supplied by a Third Party or, if BMS engages COLLABORATOR to manufacture or supply all or a portion of a Product pursuant to Section 6.1(d), by COLLABORATOR to BMS or (b) manufactured directly by BMS or an Affiliate of BMS, determined as follows:
In the case of clause (a) above, Manufacturing Costs means subject to Section 6.1(f) (i) those amounts that are payable to a Third Party or COLLABORATOR and incurred by BMS in connection with the manufacture of a Product, including expenses related to manufacturing site qualification, manufacturing scale up or process development, manufacturing process improvements, storage, QA and QC (including testing), capital improvements in the form of depreciation, other equipment costs (where such costs are expensed by the Third Party or COLLABORATOR and billed directly to BMS) customs duties or excise taxes, plus (ii) BMS’s FTE Costs and direct out-of-pocket costs recorded as an expense by BMS in accordance with its customary accounting practices in connection with the manufacture, including Supply Chain Management and management of agreements with Third Party manufacturers or with COLLABORATOR, of such Product.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

In the case of clause (b) above, Manufacturing Costs means “standard cost of goods sold” and “product variances”, as such terms are defined in the BMS Product Cost Manual as in effect from time to time.
For purposes of this definition, “standard costs of goods sold” include materials (such as active ingredients, intermediates, semi-finished materials, excipients, primary and secondary packaging), conversion costs (such as direct labor, equipment costs and quality testing), and an allocation of general site and manufacturing support costs (including utilities, maintenance, engineering, safety, human resources, finance, plant management and other similar activities and including capital improvements in the form of depreciation, other equipment costs (where such costs are expensed by BMS in accordance with its customary practices)), capacity reservation charges, customs duties or excise taxes, and sales taxes incurred on purchased Product.
For purposes of this definition, “product variances” include volume, spending, purchase price variances, failed batches and efficiency variances (positive or negative), and foreign exchange rate, together with inventory write-offs incurred by BMS. All components of Manufacturing Costs shall be allocated on a basis consistent with its customary cost accounting practices applied by BMS to the other products it produces. Costs that cannot be identified to a specific activity supporting product manufacturing, such as charges for central corporate overhead that are not controllable by the manufacturing plant, shall not be included in the determination of Manufacturing Costs.
BMS shall establish a “standard cost” per unit based on the “standard costs of goods sold”, as such term is defined in the BMS Product Cost Manual in effect from time to time, which “standard cost” shall be updated on an annual basis. BMS shall reconcile any amounts included in Allowable Expenses based on such standard cost to the actual Manufacturing Cost and appropriate credit or payment shall be made to effect such reconciliation as directed by the JFC, but not less than annually.
“Market Area” means any country in the Territory, except that the member countries of the EU, collectively, shall be a single Market Area.
“Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical or physical materials and other similar materials, but excluding tangible Commercialization materials such as advertising and promotional materials and sales force materials.
“Medical Education Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Product sold in the Territory in accordance with an Approved Plan, including by way of example: (i) Medical Liaison activities; (ii) grants to support continuing medical education, symposia, or research related to a disease state of a Product (excluding Phase IV Clinical Trials and Development activities conducted for purposes of obtaining an Approval for an indication for a Product); and (iii) development, publication and dissemination of publications relating to a Product, as well as

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

medical information services provided in response to inquiries communicated via the Sales Representatives or received by letter, phone call or email.
“Medical Education Costs” means, with respect to a Product, the internal costs (determined in accordance with Section 5.4(a)) and direct out‑of‑pocket costs that are incurred by a Party or any of its Affiliates on or after the Execution Date that are directly attributable or reasonably allocable to Medical Education Activities for such Product in any country in the Territory. Without limiting the foregoing, Medical Education Costs shall include costs attributable to academic and continuing medical education institution fees and sponsorships and aligning with the appropriate patient advocates. Medical Education Costs shall be determined and charged as provided in Sections 5.4(a) and 5.12.
“Medical Liaisons” means (a) in the United States, those health care professionals employed or engaged by a Party with sufficient health care experience (including at least a four-year degree and (i) clinical, residency or fellowship experience or (ii) other highly specialized training relevant to a specific therapeutic area) to engage in in‑depth dialogues with physicians regarding medical issues associated with a Product, and are not Sales Representatives or otherwise engaged in direct selling or promotion of a Product and (b) outside the United States, such health care professionals meeting the criteria established by the applicable Regional Operating Committee.
“NDA” means a New Drug Application filed with the FDA in conformance with Applicable Law.
“Net Loss” has the meaning set forth in the definition of “Net Profit/Net Loss.”
“Net Profit” has the meaning set forth in the definition of “Net Profit/Net Loss.”
“Net Profit/Net Loss” means, with respect to a Product in the Territory during any period, Net Sales of such Product in the Territory during such period, less Allowable Expenses attributable to such Product in the Territory during such period. For sake of clarity, Net Profit/Net Loss shall be determined prior to application of any taxes other than Indirect Taxes, and if such terms are used individually, “Net Profit” shall mean a positive Net Profit/Net Loss, and “Net Loss” shall mean a negative Net Profit/Net Loss.
“Net Sales” means, with respect to a Product for any period, the gross amount billed (net of any inventory management fees or similar fees) by a Party, an Affiliate of such Party or any permitted sublicensee of such Party for sales of such Product to a Third Party (including any distributor) in the Territory during such period, less:

(i)
discounts (including cash discounts and quantity discounts), cash and non‑cash coupons, retroactive price reductions, charge‑back payments and rebates granted to Managed Care Organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to customers;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)	credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Product, including Product returned in connection with recalls or withdrawals;

(iii)	freight out, postage, shipping and insurance charges for delivery of the Product; and

(iv)
Indirect Taxes or duties levied on, absorbed or otherwise imposed on sale of the Product or otherwise imposed upon the billed amount (to the extent not paid by the Third Party), as adjusted for rebates and refunds, in each case as accounted for by the Party recording such Net Sales in accordance with Section 5.12.
For clarity, (i) Net Sales shall not include any amounts or other consideration received by a Party or its Affiliates from permitted sublicensees, whether or not in consideration of the grant of a sublicense to such sublicensee, and (ii) sales to a Third Party distributor, wholesaler, group purchasing organization, pharmacy benefit manager, or retail chain customer shall be considered sales to a Third Party; provided, that Net Sales by a Party or its Affiliates to a Third Party consignee are not recognized as Net Sales by such Party until the Third Party consignee sells the Product.
It is understood that any accruals of amounts reflected in Net Sales are periodically (at least Quarterly) trued up by BMS consistent with its customary practices and in accordance with GAAP, and Net Sales shall be adjusted to reflect such trued up amounts.
Should a Party enter into a Third Party agreement for the purchase of a Product that provides discounts or rebates on such Product that are conditioned on pricing terms or conditions for purchase of another product or products owned or Controlled by such Party, then the discount or rebate on such Product under such agreement shall be determined, for purposes of determining Net Sales under this Agreement for a given accounting period, based on the weighted average of discounts or rebates for such Product and such other product(s) sold under such agreement for the applicable accounting period.
“Other Reportable Information” means any communication or other information that questions the purity, identity, potency or quality of a Product and all reports of Product exposure during pregnancy and Product overdose whether or not resulting in an Adverse Event.
“Outstanding Common Stock” means, with respect to a Person at any time, the outstanding common stock of such Person.
“Outstanding Voting Securities” means, with respect to a Person at any time, the outstanding voting securities of such Person entitled to vote generally in the election of directors of such Person.
“Party Written Consent” means (a) with respect to a matter to be agreed by the Parties, the mutual written agreement of the Parties or the mutual consent of the Parties in writing, in each case executed on behalf of each Party by an appropriate officer or employee of such Party and (b) with respect to a matter to be consented to or approved by a Party, the written consent or agreement

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

of such Party executed by an appropriate officer or employee of such Party; provided, that the approval of a Party’s representatives on a Committee, in such capacities, whether or not documented in writing shall not constitute a Party Written Consent; and provided, further, that membership on a Committee shall not prevent an officer or employee of a Party from giving a Party Written Consent on behalf of such Party if such person otherwise is authorized to execute or give such Party Written Consent.
“Patent” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patents of addition to any of such foregoing patent applications and patents.
“Patent Costs” means, subject to Article 9, the direct out‑of‑pocket costs (including the reasonable fees and expenses incurred to outside counsel and other Third Parties, including filing, prosecution and maintenance fees paid to Governmental Authorities recorded as an expense by a Party or any of its Affiliates in accordance with its customary accounting practices after the Execution Date and prior to the end of the Collaboration Term (a) in connection with the preparation, filing, prosecution, maintenance and extension of Patent rights and applications therefor, including costs of Patent interference, opposition, reissue, and/or re‑examination proceedings and filing and registration fees with respect to a BMS Patent, COLLABORATOR Patent, or Jointly Funded Patent in each case where such patent right or application therefor claims the composition of matter, article of manufacture, formulation, method of use or method of manufacture of a Collaboration Compound or Product in the Territory, and (b) the costs of litigation (enforcement or defense) or other proceedings, under (or in defense of) said Patents, in each case only to the extent related to a Collaboration Compound or Product in the Territory and not reimbursed by a Third Party. All Patent Costs shall be Allowable Expenses.
“PD 348,292” means [*].
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.
“PFIZER Quarter” means each of the four (4) thirteen (13) week periods (a) with respect to the United States, commencing on January 1 of any Calendar Year, and (b) with respect to any country in the Territory other than the United States, commencing on December 1 of any Calendar Year.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“PFIZER Year” means the twelve (12) month period (i) with respect to the United States, commencing on January 1 of any Calendar Year, and (ii) with respect to any country in the Territory other than the United States, commencing on December 1 of any Calendar Year.
“Phase I Clinical Trial” means a human clinical trial of a compound or product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients.
“Phase II Clinical Trial” means a human clinical trial of a compound or product for an indication, the principal purpose of which is a determination of safety and efficacy for such indication in the target patient population over a range of doses.
“Phase IIa Clinical Trial” means a human clinical trial of a compound or product for an indication, the principal purpose of which is a preliminary determination of efficacy for such indication and safety in the target population over a range of doses.
“Phase IIb Clinical Trial” means a human clinical trial of a compound or product for an indication, the principal purpose of which is a further determination of efficacy for such indication and safety, in the target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of such compound or product (dose and dose regimen) for such indication prior to initiation of the pivotal Phase III Clinical Trials for such indication.
“Phase IIb/III Clinical Trial” means a human clinical trial of a compound or product for an indication, the principal purpose of which is a further determination of efficacy for such indication and safety, in the target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of such compound or product (dose and dose regimen) for such indication prior to initiation of the pivotal Phase III Clinical Trials for such indication, and which itself provides sufficient evidence of safety and efficacy for such indication to be included as a Phase III Clinical Trial in filings with Regulatory Authorities.
“Phase III Clinical Trial” means a human clinical trial of a compound or product for an indication on a sufficient number of subjects that is designed to establish that the compound or product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with the compound or product in the dosage range to be prescribed, and to support Regulatory Approval of the compound or product for such indication or label expansion of the compound or product. For clarity, the term “Phase III Clinical Trials” includes early access and compassionate use programs.
“Phase IIIb Clinical Trial” means a human clinical trial of a compound or product for an indication that (a)(i) is not required for receipt of Regulatory Approval for such indication for a country but which may be useful in providing additional drug profile data in support of such Regulatory Approval (whether the trial is commenced prior to or after receipt of such Regulatory Approval), or (ii) is required, requested or advised by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining such Regulatory Approval (whether the trial is

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

commenced prior to or after receipt of such Regulatory Approval), and (b) is approved by the JDC and made part of the Long-Term Development Plan.
“Phase IV Clinical Trial” means a product support human clinical trial, or other test or study, of a compound or product for an indication that is either (i) commenced after receipt of the initial Regulatory Approval for such indication in the country for which such trial is being conducted and that is conducted within the parameters of the Regulatory Approval for the compound or product for such indication (and which may include investigator sponsored clinical trials), but shall not include any Phase IIIb Clinical Trial or (ii) is an investigator sponsored clinical trial approved by the JDC that does not fall within the parameters of a Product’s Regulatory Approval. Phase IV Clinical Trials may include trials or studies conducted in support of pricing/reimbursement, epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, and health economics studies.
“PPI” means the U.S. Producer Price Index, Pharmaceutical Preparations (or its successor index, or if there is no successor, another index that is the closest substitute).
“Pre-Clinical Activities” means, with respect to a Collaboration Compound or Product, those pre-clinical and other research and development activities that are non-clinical in nature.
“Pre-Launch Commercialization Plan and Budget” has the meaning set forth in Section 4.5(a).
“Product” means any pharmaceutical product containing a Collaboration Compound, in any and all forms, presentations, doses and formulations, whether available by prescription or over‑the‑counter, or by any other means.
“Product Liability” means any liability in respect of any personal injury or death (or risk of personal injury or death) arising from, relating to or otherwise in respect of, the use or ingestion of, or exposure to, a Product, whether based on negligence, strict product liability or any other product liability theory, including liability predicated on any alleged or actual manufacturing, design or formulation defect or failure to warn or any breach of any express or implied warranties.
“Product Liability Losses” means any and all Losses that relate to Third Party Claims in respect of Product Liability or alleged Product Liability in the Territory.
“Product Trademarks” has the meaning set forth in Section 9.8(a), and excludes Corporate Names and Other Marks.
“QA” means quality assurance activities conducted in accordance with Good Manufacturing Practices.
“QC” means quality control activities conducted in accordance with Good Manufacturing Practices.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30 and December 31; provided, that the first Quarter shall commence on the Cost Sharing Effective Date. “Quarterly” shall have the correlative meaning.
“Region” means, subject to Section 11.10: each of, (i) the United States, (ii) the countries comprising the BMSEMEA, (iii) if the Japan Option is exercised, Japan, and (iv) the ROW.
“Regional Operating Committee” or “ROC” means the operating committees with specific geographic responsibilities provided for herein or as may be established by the JEC from time to time, including (i) an operating committee for the United States (the “U.S. Operating Committee”), (ii) an operating committee for BMSEMEA (the “BMSEMEA Operating Committee”), (iii) if the Japan Option is exercised, an operating committee for Japan (the “Japan Operating Committee”), and (iv) an operating committee for the rest of the world (the “ROW Operating Committee”).
“Regulatory Approval” means, with respect to any Product in any regulatory jurisdiction for a given indication, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use and sale of the Product in such regulatory jurisdiction for such indication in accordance with Applicable Law, excluding any pricing and reimbursement approvals.
“Regulatory Authority” means, with respect to any regulatory jurisdiction, any national, federal, supranational, regional, state, provincial or local governmental or regulatory authority, agency, department, bureau, commission, council or other government entity, including FDA and EMEA, regulating or otherwise exercising authority with respect to the Development, manufacture, Approval, INDs, registrations, licensing, or Commercialization (including the determination of pricing/reimbursement) of a Product in such regulatory jurisdiction in the Territory.
“Regulatory Expenses” means, with respect to a Collaboration Compound or Product, the internal costs (determined in accordance with Section 3.4(b) or Section 5.4(a), as applicable) and direct out‑of‑pocket costs (including filing, user, maintenance and other fees incurred to Regulatory Authorities) that are incurred by a Party or any of its Affiliates on or after the Cost Sharing Effective Date that are directly attributable or reasonably allocable to the preparation of regulatory submissions for, and the obtaining and maintenance of Approval of, any Product in a country in the Territory, including compliance with Approvals and requirements of such Regulatory Authorities, Adverse Event and Other Reportable Information recordation, communication and reporting, regulatory affairs activities, and recalls and withdrawals of any Product (except as otherwise provided in Section 4.18).
“ROW” means all countries then in the Territory, other than (i) the United States and (ii) the countries comprising the BMSEMEA, except that (A) ROW shall include Puerto Rico for Commercialization purposes but not for Development purposes and (B) if the Japan Option is exercised, “ROW” shall not include Japan.
“ROW Operating Committee” has the meaning set forth in the definition of Regional Operating Committee.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Sales and Marketing Costs” means, with respect to a Product during a period, the internal costs (determined in accordance with Section 5.4(a)) and direct out‑of‑pocket costs that are incurred by a Party or any of its Affiliates on or after the Execution Date that are directly attributable or reasonably allocable to the sales and marketing of such Product in any country in the Territory, but only to the extent consistent with the applicable Pre-Launch Commercialization Plan and Budget or the Annual Commercialization Plan and Budget for such Product and do not constitute Negligently Incurred Commercialization Costs. Subject to the foregoing, Sales and Marketing Costs for a Product shall include costs with respect to such Product incurred for:

(i)
advertising and promotional purposes, including the costs of media/journal and electronic advertising and public relations agencies, market research, the development and distribution of selling and advertising and promotional materials relating to the use of such Product, field literature, direct‑to‑consumer advertising campaigns, distribution of advertising and promotional materials by a Party to its sales force personnel, exhibiting at seminars and conventions, convention costs, and promotional premiums;

(ii)	allocable use of a Party’s global marketing personnel or marketing personnel specifically allocated to a country in the Territory;

(iii)	Detailing Costs;

(iv)
peer‑to‑peer activities and continuing medical and professional education of Sales Representatives, to the extent not included in the FTE Rate (as specified in Exhibit E) or Detail Rate (as specified in Exhibit F);

(v)	Launch meetings (excluding travel and hotel costs of each Party’s personnel, which will be at each Party’s sole expense);

(vi)
sales bulletins and other communications to the Sales Representatives, sales meetings, and the development and copying of Product-specific training materials and motivational and communications materials relating to such Product, to the extent not included in the FTE Rate (as specified in Exhibit E) or Detail Rate (as specified in Exhibit F);

(vii)
developing, obtaining, and providing sales training packages for such Product, promotional literature, promotional materials, and other Product‑specific selling materials, including shipment costs of the same to a Party’s central distribution facility and from a Party’s central distribution facility to its sales force personnel;

(viii)
developing information and data specifically intended for national accounts, Managed Care Organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull‑through activities;

(ix)	development, publication and dissemination of publications relating to such Product;

(x)	health economic studies;

(xi)	speakers programs, including training of such speakers (but excluding Medical Education Activities);

(xii)	appropriate activities involving opinion leaders that do not involve Medical Education Activities;

(xiii)	Hospital and MHC Costs;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(xiv)	Manufacturing Costs of Product Samples and any associated mailing/distribution costs (other than Detailing Costs) of same;

(xv)	developing reimbursement programs and post‑marketing surveillance studies;

(xvi)	multicultural marketing programs;

(xvii)	adherence programs;

(xviii)	disease education to health care professionals and consumers;

(xix)	brand strategy development;

(xx)	gathering data regarding competitors;

(xxi)	defining the optimal positioning of the Products;

(xxii)	communications plan;

(xxiii)	web site implementation and fees;

(xxiv)	conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the Commercialization of a Product;

(xxv)	clinical consumer and patient registries;

(xxvi)	customer capability agreements; and

(xxvii)	Products-related market research;
provided, that payments made by one Party to the other by reason of (A) a Detail shortfall pursuant to Section 4.9(a) or (B) excess reassignment of Sales Representatives pursuant to Section 4.9(b) shall not be included in Sales and Marketing Costs or Allowable Expenses. If any cost or expense is specifically identifiable or reasonably allocable to more than one activity set forth above, such cost or expense shall only be counted as a Sales and Marketing Cost with respect to one of such activities. No expense included in Sales and Marketing Costs shall also be a Development Cost. Where appropriate, the Parties, by Joint Committee Consent of the JFC, may agree that certain Sales and Marketing Costs be determined and charged on the basis of a specified annual charge or as a percentage of Net Sales.
For sake of clarity, Sales and Marketing Costs do not include (x) Phase IV Clinical Trial costs or Medical Education Costs, (y) any general or, except as provided in clauses (vi) and (vii) above, Product‑specific Sales Representative training contemplated by Section 4.10, including transporting, housing and maintaining Sales Representatives for training and the costs of all general training materials used for such purpose; provided, that with respect to any country in the Territory in which one Party is providing a greater share of Details, all Product-specific training costs incurred by each Party shall constitute Sales and Marketing Costs, and (z) call reporting systems and other monitoring/tracking costs of either Party.
“Sales Representative” of a Party means (a) an employee of such Party or an Affiliate of such Party engaged by such Party or Affiliate to Detail any Product in the Territory on behalf of such Party or such Affiliate and/or (b) an independent contractor engaged by such Party or Affiliate (to the extent permitted in this Agreement) to Detail any Product in the Territory on behalf of such Party or such Affiliate (including individuals engaged to provide Hospital and MHC Activities), excluding in each case (x) those employees or independent contractors of either Party or such an Affiliate that are solely engaged in telemarketing, professional education or other indirect activities in support of direct selling and (y) Medical Liaisons of a Party or such Affiliate.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Samples” means Product units which are not intended to be sold or traded, which are intended to be distributed to authorized healthcare professionals, and which are intended to promote the sale of such prescription drug in accordance with 21 U.S.C. 353(c) and (d), and the applicable regulations of Title 21 of the U.S. Food and Drug Administration governing prescription drug samples, including 21 C.F.R. Part 203, and/or any successor provisions to such laws and regulations or in accordance with Applicable Law in any non-U.S. jurisdiction where such Product units are to be distributed, including with respect to the EU, Article 96 of Directive 2001/83.
“Specifications” means the specifications for the manufacture, labeling, packaging, holding and release of a Product, as set forth in an applicable regulatory filing (e.g., a drug master file (as defined in the Code of Federal Regulations) or Drug Approval Application) or Regulatory Approval from time to time, and as amended from time to time in accordance with the terms of this Agreement.
“Specified Person” has the meaning set forth in the definition of Change of Control.
“Supply Chain Management” means the planning, management and execution of internal activities and activities of Third Party suppliers that (a) provide raw materials used in the manufacture of a Product; (b) manufacture, fill and finish, package and label any Product or any component thereof; or (c) test, assist in the release of, hold or distribute any Product or any component thereof. Supply Chain Management also includes management of forecasting activities.
“Territory” means, subject to Section 11.10, the entire world, excluding Japan, except that if the Japan Option is exercised, the Territory shall, subject to Section 11.10, include Japan.
“Third Party” means any Person other than BMS, COLLABORATOR or an Affiliate of either of them.
“Third Party License Payments” means the following payments to the extent due and payable after the Execution Date: (i) upfront (including any fees paid in installments), annual or other periodic license fees or maintenance fees (including any minimum annual license fee), (ii) royalties of any kind, and (iii) milestone payments, in each case payable to a Third Party under agreements entered into before or, subject to the terms of this Agreement, after the Execution Date in consideration of any rights necessary or useful for the Development, manufacture, importation, or Commercialization of a Collaboration Compound or Product (including biomarkers or “boosting agents” referenced in a Product’s labeling or used in the promotion of a Product) in each case ((i)-(iii)), in the Territory. Payments that are described in this Agreement as being “in the nature of Third Party License Payments” shall refer to payments of the type described above regardless of whether incurred before or after the Execution Date and regardless of the effective date or execution date of the applicable Third Party agreement.
“Trademark Costs” means, subject to Section 9.10, (i) the FTE Costs of in‑house legal counsel and related personnel, the direct out‑of‑pocket costs (including the fees and expenses owed to outside counsel and other Third Parties for trademark searching, filing, prosecution, and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

maintenance fees) incurred after the Execution Date in connection with the clearance of the Product Trademarks and the establishment and maintenance of rights of the Product Trademarks in the Territory and (ii) the reasonable FTE Costs of in‑house counsel, the reasonable fees and expenses of outside counsel and other reasonable direct costs incurred in bringing, maintaining and prosecuting any action described in Section 9.10(a).
“United States” or “U.S.” means the United States of America, including its territories and possessions for Development purposes, but excluding Puerto Rico for Commercialization purposes. For clarity, Launch of a Product in a U.S. territory or possession or in Puerto Rico shall not be deemed Launch of a Product in the U.S. or any other Region for milestone payment purposes.
“Unmodified Territory” means the Territory as defined in this Section 1.1, without regard to any modification of such term pursuant to Section 11.10 for any other purposes hereunder. For clarity, if the Japan Option is exercised, the Unmodified Territory thereafter shall include Japan.
“U.S. Operating Committee” has the meaning set forth in the definition of Regional Operating Committee.
“Valid Claim” means, with respect to a particular country or Market Area, (a) an unexpired claim of an issued Patent which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other authority in the subject country or Market Area and that has not been disclaimed or admitted in writing to be invalid or unenforceable in such country, or (b) solely for purposes of Article 11, any composition of matter, formulation, article of manufacture or method of use claim contained in an application for a Patent that is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application and that has been pending for less than five (5) years.
“Year” means a calendar year beginning on January 1 and ending on December 31; provided, that the first Year shall commence on the Cost Sharing Effective Date. “Yearly” shall have the correlative meaning. When used without capitalization, the term “year” means a period of twelve (12) consecutive months (365 or 366 days, as applicable).
1.2    Other Definitions1.2    Other Definitions. Capitalized terms defined elsewhere in this Agreement shall have the meaning ascribed to such terms for all other provisions in this Agreement, except where the text of a provision expressly indicates otherwise. (Please see the Index of Defined Terms for the location of any such other definitions.)
ARTICLE 2
GOVERNANCE
2.1    General
(a)    General. Each Party, in working with the other to Develop and Commercialize each Product and otherwise as set forth herein, shall assign responsibilities for the various operational aspects of the Collaboration allocated to such Party pursuant to this Agreement

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

to those portions of its organization that have the appropriate resources, expertise and responsibility for such functions. The Parties shall implement the necessary processes to ensure a close, cooperative working relationship.
(b)    Collaboration Committees. The Parties desire to establish Committees as provided below to oversee the Collaboration, to provide a decision‑making structure and to provide a forum for discussion of matters relating to the Collaboration. Each Committee established hereunder shall have the responsibilities and authority allocated to it in this Article 2 and elsewhere in this Agreement. The Parties intend that their respective organizations will work together to assure success of the Collaboration.
(c)    Limitations on the Authority of Committees. Notwithstanding the Committee structure established pursuant to this Article 2 to oversee the Collaboration, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree by mutual Party Written Consent. The Parties hereby agree that (i) no Committee shall have any authority with respect to the amendment, modification or waiver of compliance with this Agreement, which matters may be approved only by mutual Party Written Consent of the Parties or, in the case of a waiver of compliance, by the Party Written Consent of the Party entitled to waive such compliance, (ii) any matter that otherwise would be within the jurisdiction of any Committee may be agreed or resolved by mutual Party Written Consent, (iii) any matter that is expressly reserved to the consent or other decision‑making authority of a Party in this Agreement may be decided only by such Party by Party Written Consent, (iv) any matter that is expressly reserved to the consent or agreement of both of the Parties may be decided only by the Parties by the mutual Party Written Consent or, where indicated, by Joint Committee Consent, and (v) all determinations made by any Committee shall be subject to and shall comply with the terms of this Agreement.
2.2    Joint Executive Committee (JEC).
(a)    Formation and Purpose. BMS and COLLABORATOR hereby establish a joint executive committee (the “Joint Executive Committee” or “JEC”), which shall consist of two (2) representatives from each Party (or such other number as may be agreed by the mutual Party Written Consent of the Parties, provided, that each Party at all times has an equal number of representatives on the JEC). The names of the initial members of the JEC (to the extent known as of the Execution Date) are set forth on Exhibit G. Subject to Sections 2.1 and 2.10, the JEC shall have overall responsibility for the Collaboration, including overseeing the Development and Commercialization of the Collaboration Compounds and Products. The JEC shall operate by the procedures set forth in Section 2.10.
(b)    Specific Responsibilities. In addition to its overall responsibility for the Collaboration, [*], the JEC shall, in particular, be responsible for the following, in each case with respect to the Collaboration Compounds and/or Products, as applicable:

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i)    approving all key regulatory and Development actions with respect to any country in the Territory, including (A) Product labeling for the first and each subsequent indication and any other material changes or supplements thereto in each Region and (B) life cycle management decision or plans for a Product, including whether to seek new formulations, indications, or uses for a Product;
(ii)    approving a range of suggested prices and discount strategies for a Product, for use Territory-wide or in a Region;
(iii)    directing and overseeing the various Committees on all significant strategic issues that fall within the purview of the various Committees;
(iv)    approving (A) each Territory-wide Long-Term Development Plan, (B) each Territory-wide Annual Development Plan and Budget, (C) each Pre-Launch Commercialization Plan and Budget for each Region, (D) each Territory-wide Long-Term Commercialization Plan, (E) each Annual Commercialization Plan and Budget for each Region, and (F) any amendments and modifications to such plans and budgets that involve material changes to funding levels or the Parties’ resource commitments;
(v)    coordinating the activities of the Parties hereunder, including facilitating communications between the Parties with respect to the Development and Commercialization of the Collaboration Compounds and Products;
(vi)    receiving updates and reports on the activities and achievements of the other Committees and reviewing and commenting on the progress of the other Committees;
(vii)    providing a forum for dispute resolution as provided in Section 2.10(c);
(viii)    subject to Section 5.5, Article 9 and Section 13.1(d), with input from the Intellectual Property Operating Committee, reviewing and approving strategies for obtaining Patent and Product Trademark protection for each Product, for enforcing such Patents and Trademarks, and for defending Third Party claims relating to Patents and Trademarks in the Territory, subject to the terms and conditions of this Agreement; provided, that in the event of a dispute in the JEC concerning such matters, [*];
(ix)    subject to Section 5.5 and with input from the Intellectual Property Operating Committee, reviewing and approving the terms of any Third Party license agreement to be entered into after the Execution Date with respect to Third Party intellectual property relating to the Development, manufacture, or Commercialization of a Product in the Territory; [*]
(x)    with input from the CFDT, approving patient assistance programs, vendor return policies and indigent access programs recommended by the ROCs;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(xi)    reviewing, resolving, and/or approving such matters as are referred to it by the Alliance Managers, JFC, JDC, JCC, CFDT or any ROC;
(xii)    performing such other duties as are expressly assigned to the JEC in this Agreement; and
(xiii)    performing such other functions as appropriate to further the purposes of the Collaboration, consistent with this Agreement, and such other responsibilities as may be agreed by the Parties by mutual Party Written Consent.
2.3    Joint Development and Regulatory Committee (JDC).
(a)    Formation and Purpose. BMS and COLLABORATOR hereby establish a joint development and regulatory committee (the “Joint Development and Regulatory Committee” or “JDC”), which shall consist of up to three (3) representatives from each Party (or such other number as may be agreed by the JEC, provided, that each Party at all times has an equal number of representatives on the JDC). The names of the initial members of the JDC (to the extent known as of the Execution Date) are set forth on Exhibit G. Subject to the oversight of the JEC and subject to Sections 2.1 and 2.10, the JDC shall be responsible for overseeing the Development of the Collaboration Compounds and Products, including the oversight of Territory-wide regulatory matters relating to the Collaboration Compounds and Products. The JDC shall operate by the procedures set forth in Section 2.10.
(b)    Specific Responsibilities. Subject to the oversight of the JEC [*], the JDC shall, in particular, be responsible for the following, in each case with respect to the Collaboration Compounds and/or Products, as applicable:
(i)    with input from the CFDT or the Regional Operating Committees, as appropriate, reviewing and recommending, for approval by the JEC, each Long-Term Development Plan, each Annual Development Plan and Budget for the Collaboration Compounds and Products, and all material changes to the Annual Development Plan and Budget recommended by the CFDT or the Regional Operating Committees made during the course of a Year, subject, if applicable, to the requirement of Joint Committee Consent or Party Written Consent to the extent required by Section 3.2(b);
(ii)    not less often than semi-annually, reviewing the Long-Term Development Plan, which shall be submitted to the JEC for approval if an increase of more than ten percent (10%) in the total budgeted amount is involved or for any non‑financial change that significantly affects the scope, science, timing or likelihood of success of the Development program for a Product, subject, if applicable, to the requirement of Joint Committee Consent or Party Written Consent to the extent required by Section 3.2(b);
(iii)    (A) reviewing and endorsing, for approval by the JEC, the decision to file a DAA for the first and each subsequent indication (and all amendments and supplements to a DAA and the content of such filings to be made (other than routine reporting obligations, such as non-serious Adverse Event reports, unless there is a dispute

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

relating thereto)), (B) determining and approving Territory-wide regulatory strategies and guidelines, and (C) reviewing all key regulatory filings in the Territory for consistency with Territory-wide regulatory strategy/guidelines approved by the JEC; [*];
(iv)    monitoring Development activities, reviewing all significant information generated in the course of implementing each Long-Term Development Plan and each Annual Development Plan and Budget and otherwise overseeing the implementation of each Long-Term Development Plan and each Annual Development Plan and Budget by the CFDT;
(v)    reviewing and approving, with input from the CFDT, the scientific integrity, statistical analysis plans, and protocols (and any investigators’ brochure(s) and revisions thereto) of all Clinical Trials conducted in the Territory (it being understood that the JDC may delegate to a working group established by the JDC (which shall operate by the procedures set forth in Section 2.10) the review and approval of such matters to avoid inappropriate delay); provided, that once such scientific integrity of a Phase IV Clinical Trial is approved, JDC approval shall not be required under this paragraph for a subsequent Phase IV Clinical Trial that uses substantially the same protocol as that previously approved;
(vi)    determining at each Decision Point, if any, whether the Development activities to which such Decision Point pertains have satisfied the corresponding Success Criteria, if any, and advise the JEC and the Parties in writing of such findings no later than thirty (30) days following the applicable Decision Point, which writing shall set forth in detail the basis for such determination;
(vii)    reviewing and approving any significant agreements, including any agreement with an aggregate expense of more than [*] (or such other amount as may be specified by the JEC from time to time), with Third Parties to be entered into by either or both Parties relating to the Development of a Collaboration Compound or Product, or such other threshold to which the Parties may agree by mutual Party Written Consent or Joint Committee Consent of the JEC;
(viii)    unless and to the extent delegated to the CFDT, reviewing and approving the content, strategies for, and other aspects (other than level of funding) for (A) Product labeling, (B) early access and compassionate use programs in a country for a given indication (i.e., prior to Launch in such country for such indication), (C) Medical Education Activities, and (D) pediatric exclusivity extension Clinical Trials;
(ix)    unless and to the extent delegated to the CFDT, approving the content, strategies for, and other aspects (other than level of funding) for investigator sponsored clinical studies;
(x)    assisting in coordinating scientific interactions and resolving disagreements between BMS and COLLABORATOR during the course of implementing each Long-Term Development Plan and Annual Development Plan and Budget;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(xi)    approving (A) a regulatory strategy plan for obtaining Approvals and matters relating thereto; (B) publication strategies for data arising out of Clinical Trials; and (C) significant post-Approval filings and submissions to the applicable Regulatory Authorities (including supplements and amendments to Approvals);
(xii)    reviewing and approving guidelines for the allocation by the CFDT or the Regional Operating Committees of responsibilities for Development activities between BMS and COLLABORATOR, consistent with Section 2.13;
(xiii)    subject to Section 3.7, with input from the CFDT and the ROCs, making recommendations to the JEC concerning whether to seek new indications, formulations or uses for the Collaboration Compounds and Products, such as for Product life cycle management;
(xiv)    reviewing and approving a patient risk management strategy and plan for the Products;
(xv)    overseeing the regulatory functions and actions of the CFDT and the ROCs;
(xvi)    performing such other duties as are expressly assigned to the JDC in this Agreement;
(xvii)    performing such other functions as the JEC may request from time to time; and
(xviii)    providing Quarterly updates on its activities and achievements to the JEC.
2.4    Joint Commercialization Committee (JCC).
(a)    Formation and Purpose. BMS and COLLABORATOR hereby establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”), which shall consist of up to four (4) representatives from each Party (or such other number as may be agreed by mutual Party Written Consent, provided, that each Party at all times has an equal number of representatives on the JCC). The names of the initial members of the JCC (to the extent known as of the Execution Date) are set forth on Exhibit G. Subject to the oversight of the JEC and subject to Sections 2.1 and 2.10, the JCC shall be principally responsible for overseeing the development and execution of a Territory-wide Commercialization strategy for the Products. The JCC shall operate by the procedures set forth in Section 2.10.
(b)    Specific Responsibilities. Subject to the oversight of the JEC [*], the JCC shall, in particular, be responsible for the following, in each case with respect to the Collaboration Compounds and/or Products, as applicable:
(i)    reviewing and recommending for approval by the JEC the Territory-wide Commercial strategy for the Collaboration Compounds and Products;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)    reviewing, with input from the CFDT and the Regional Operating Committees, as appropriate, and approving Territory-wide Product positioning, messaging, branding and reimbursement strategies;
(iii)    with input from the CFDT or the Regional Operating Committees, as appropriate, reviewing and recommending (under guidelines developed by the Parties’ counsel), for approval by the JEC, a range of suggested prices and discount strategies for a Product, for use Territory-wide, or where appropriate, in a Region and/or in country in the Territory;
(iv)    subject to Section 3.7, with input from the CFDT, and in consultation with the JDC, making recommendations to the JEC concerning whether to seek new indications, formulations or uses for the Collaboration Compounds and Products in the Territory, such as for Product life cycle management;
(v)    reviewing and recommending for approval by the JEC Territory-wide marketing budgets;
(vi)    approving, following consideration of the recommendations of the CFDT and after consultation with the SCC, packaging designs and Product Trademarks for use in the Territory;
(vii)    to the extent referred to the JCC by the CFDT or the applicable ROC, reviewing each Long-Term Commercialization Plan and each Annual Commercialization Plan and Budget for consistency with strategies and guidance adopted in clauses (i), (ii), (iii) and (vi) of this Section 2.4(b) and presenting to the JEC for resolution any inconsistencies noted that cannot be resolved by discussion with the applicable ROC;
(viii)    performing such other duties as are expressly assigned to the JCC in this Agreement;
(ix)    performing such other functions as the JEC may request from time to time; and
(x)    providing Quarterly updates on the JCC’s activities and achievements to the JEC.
2.5    Joint Finance Committee (JFC).
(a)    Formation and Purpose. BMS and COLLABORATOR hereby establish a joint finance committee (the “Joint Finance Committee” or “JFC”), which shall consist of up to three (3) representatives from each Party (or such other number as may be agreed by mutual Party Written Consent, provided, that each Party at all times has an equal number of representatives on the JFC). The names of the initial members of the JFC (to the extent known as of the Execution Date) are set forth on Exhibit G. Subject to the oversight of the JEC and subject to Sections 2.1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and 2.10, the JFC shall provide support to all other Committees with respect to accounting and financial matters relating to the Collaboration and the Collaboration Compounds and Products. The JFC shall report directly to the JEC. The JFC shall operate by the procedures set forth in Section 2.10. The JFC may establish Working Groups pursuant to Section 2.9 to work in conjunction with each of the ROCs or local country Affiliates of each Party in accordance with guidelines and guidance provided by the JFC.
(b)    Specific Responsibilities of the JFC. Subject to the oversight of the JEC [*], the JFC shall:
(i)    work with the other Committees to assist in financial, budgeting and planning matters as required, including (A) assisting in the preparation, for approval by the JEC, of such reports on financial matters as are requested by the JEC for the implementation of the financial aspects of the Collaboration, (B) overseeing the preparation by the Parties of the Annual Commercialization Plan and Budget and Long-Term Commercialization Plan for the Collaboration as a whole (based on the corresponding Plans and budgets approved by the CFDT or ROCs, as applicable) for submission to the JEC for review and approval, (C) assisting in the preparing of other budgets and annual and long‑term plans for JEC approval; and (D) as requested by a Party, coordinate the preparation of Quarterly updates to annual budgets and, in connection therewith, the provision of the projections contemplated by Section 2.14(b);
(ii)    recommend, for approval by the Parties (which recommendations shall be adopted only by mutual Party Written Consent), procedures, formats and timelines consistent with this Agreement for reporting financial data and assist in resolving differences that relate to the financial terms of this Agreement; provided, that no Party shall be required to make any material changes to its internal accounting and reporting systems and standards;
(iii)    recommend for approval by the JEC a procedure for monitoring and reporting to the JEC and any other applicable Committees the rate of spending compared to budget under the applicable Long-Term Development Plan, Annual Development Plan and Budget, Pre-Launch Commercialization Plan and Budget, and Annual Commercialization Plan and Budget, and report such performance to the JEC or such other Committees as directed; provided, that no Party shall be required to make any material changes to its internal accounting and reporting systems and standards;
(iv)    review a Party’s reporting of Net Sales, and each Party’s reporting of Allowable Expenses (including Patent Costs) and Development Costs under this Agreement (detailed, to the extent reasonably practicable, on an indication-by-indication basis), and recommend, for approval by the Parties (which recommendations shall be adopted only by mutual Party Written Consent), any changes to reporting procedures; provided, that no Party shall be required to make any material changes to its internal accounting and reporting systems and standards to implement any such recommendations; and provided, further, that this provision shall not entitle either Party to inspect or examine

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

or require the production of the records underlying any such items and that the Parties’ rights with respect to such matters is set forth exclusively in Article 8;
(v)    with input from the CFDT or the ROCs, as appropriate, establish the Detail Rate for any country for which a Detail Rate is not set forth in Exhibit F as of the Execution Date and compute adjustments to the FTE Rates and Detail Rates in accordance with Section 5.11; provided that in the event of any dispute with respect to the establishment of the Detail Rate for any country outside the United States that is not resolved by the JEC, such matter shall be resolved at the request of either Party by an Expert pursuant to Section 13.2;
(vi)    recommend, for approval by the JEC, additional or alternative reporting procedures concerning financial aspects of the Collaboration including templates and timing, and develop a format for reports pursuant to Sections 3.4, 4.9 and 5.4, including Net Sales, Sales and Marketing Costs, Patent Costs and other Allowable Expenses and Development Costs and such other reports as may be appropriate for the implementation of the financial aspects of the Collaboration; provided, that no Party shall be required to make any material changes to its internal accounting and reporting systems and standards;
(vii)    review the appropriate allocation of costs and expenses under this Agreement and recommend any changes to, or additional items to be included within, Allowable Expenses or Development Costs (which recommendations shall be adopted only by mutual Party Written Consent);
(viii)    make recommendations, if necessary, concerning the exchange of information between the Parties on a monthly basis with respect to Development Costs, Allowable Expenses and Net Sales in furtherance of a Party’s obligations under this Agreement or pursuant to Applicable Law (such as the U.S. Securities Exchange Commission or stock exchange reporting obligations);
(ix)    recommend, for approval by the JEC, a means of reconciling, one to the other, the internal reporting and accounting standards of each of the Parties where necessary and methods of charging costs and expenses of each of the Parties; provided, that no Party shall be required to make any material changes to its internal accounting and reporting systems and standards;
(x)    subject to the agreement of the Parties by mutual Party Written Consent as provided in Section 4.1(b) as to the commercial structure (co-promotion or single Party) and as to the overall cost-sharing and compensation for any such restructuring of the Commercialization of the Products in those countries in the Territory covered by Section 4.1(b), recommend, for approval by the Parties (which recommendations shall be adopted only by mutual Party Written Consent), the payment methodology by which COLLABORATOR and/or BMS will be paid its share of Net Profit (or bear its share of Net Loss), as well as the Parties and their Affiliates who will pay, bear and/or receive such amounts, in each case taking into account a Party’s then current transfer pricing policies, manufacturing plant locations, and inter-Affiliate licensing practices and policies;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(xi)    review calculations of the amount of any payments to be made by the Parties (or their Affiliates) hereunder, review the reconciliation of payments, and review and provide guidance regarding the most appropriate and tax effective methods of cost sharing and profit remittance to a Party or its Affiliates consistent with the terms of this Agreement, including those currencies in which payments should be made;
(xii)    recommend to the Parties for approval (which recommendations shall be adopted only with the Party Written Consent of each Party) a method of computing and tracking, on a country-by-country basis, the Details of the Parties on a consistent basis;
(xiii)    coordinate audits of data where appropriate and required or allowed by this Agreement;
(xiv)    coordinate with the JDC, JCC and Regional Operating Committees, as appropriate;
(xv)    perform such other duties as are expressly assigned to the JFC in this Agreement;
(xvi)    perform such other functions as the JEC may request from time to time; and
(xvii)    provide Quarterly updates on the JFC’s activities and achievements to the JEC.
2.6    Collaboration Full Development Team; Regional Operating Committees and Working Groups. COLLABORATOR acknowledges that all work related to the Development and Commercialization of Apixaban and the Initial Product prior to the Execution Date has been managed by BMS, and the Parties acknowledge the importance of maintaining continuity in the management of the Development and Commercialization activities with respect to Apixaban and the Initial Product. Accordingly, subject to the terms and conditions of this Article 2, the Collaboration Full Development Team contemplated by this Section 2.6 shall have primary responsibility for (i) overseeing the planning, management and implementation of the Development of each Product, in each case in accordance with the Long-Term Development Plan and the Annual Development Plan and Budget established pursuant to Section 3.2 and, and for allocating responsibility between the Parties with respect to the Development of each Collaboration Compound and Product consistent with the Approved Plans and (ii) prior to the transfer of authority with respect to Commercialization matters to the applicable Regional Operating Committees as provided below, overseeing the planning, management and implementation of the Territory-wide brand strategy for each Product, in each case in accordance with the Pre-Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget established pursuant to Section 4.6 and for allocating responsibility between the Parties with respect to the pre-Launch Commercialization of each Collaboration Compound and Product, consistent with the Approved Plans.
(a)    Formation of CFDT. BMS and COLLABORATOR hereby establish a team (the “Collaboration Full Development Team” or “CFDT”), which shall consist of an equal number

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

of representatives of each Party; and its initial members shall be from the functional areas of clinical design and evaluation, regulatory, global marketing, U.S. marketing, European or BMSEMEA marketing and such other functional areas as determined by the CFDT or the Parties. The names of the initial members of the CFDT and the initial co‑chairpersons of the CFDT (to the extent known as of the Execution Date) are set forth on Exhibit G; provided, that the CFDT may include from time to time representation from such additional or different functional areas (including Japan marketing in the event Japan is included in the Territory) of the Parties as determined by the CFDT or as otherwise directed by the JDC or the JCC. Unless otherwise determined by the JEC, the CFDT shall report to both the JDC and the JCC. The CFDT shall be subject to Sections 2.1 and 2.10 and shall operate by the procedures set forth in Section 2.10.
(b)    Transition to ROCs and Remaining Functions of the CFDT. It is contemplated that, following the filing of the NDA (with respect to the U.S.), the MAA (with respect to the EU), or other DAAs (with respect to the ROW and, if the Japan Option is exercised, Japan), responsibility for implementing the Territory-wide brand strategy with respect to a Product for particular Regions and other responsibilities of the CFDT with respect to Commercialization matters, including allocating responsibility between the Parties with respect to the Commercialization of such Product consistent with the Approved Plans, shall be transferred to the relevant Regional Operating Committees. Upon transition of its Commercialization functions to a ROC, the CFDT will continue to function as a life‑cycle management team which shall, unless otherwise determined by the JEC, continue to report to the JDC or the JCC, as appropriate, or such other Committee as the JEC may specify.
(c)    Formation and Purpose of Regional Operating Committees. BMS and COLLABORATOR hereby agree to establish (i) three (3) initial Regional Operating Committees: the U.S. Operating Committee, the BMSEMEA Operating Committee, and the ROW Operating Committee; and (ii) if the Japan Option is exercised, the Japan Operating Committee. Each of such Regional Operating Committees shall consist of up to three (3) representatives from each Party (or such other number as may be agreed by the Parties by mutual Party Written Consent, provided, that each Party at all times has an equal number of representatives on the applicable ROC). Each of the initial Regional Operating Committees shall be formed as soon as practicable after the Execution Date but in any event no later than twelve (12) months prior to the first Launch of a Product in the applicable Region. If applicable, the Japan Operating Committee shall be formed as soon as practicable after the Japan Effective Date but in any event no later than twelve (12) months prior to the first Launch of a Product in Japan. The names of the initial members of each ROC (other than the Japan Operating Committee) (to the extent known as of the Execution Date) are set forth on Exhibit G. Unless otherwise determined by the JEC, each ROC shall report to the JEC. Subject to the oversight and direction of the JEC and subject to Sections 2.1 and 2.10, each ROC shall have primary responsibility for planning and day‑to‑day management and execution of the post-Launch Commercialization of each Product under the Collaboration in its Region, including responsibility for overseeing implementation of the Territory-wide brand strategy with respect to a Product for the applicable Region and allocating responsibility between the Parties with respect to the Commercialization of such Product in such Region consistent with,

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and subject to the limits of, the then Approved Plans and any strategies approved by the JCC. Each ROC shall be subject to Sections 2.1 and 2.10 and shall operate by the procedures set forth in Section 2.10.
(d)    Specific Responsibilities of the CFDT and Regional Operating Committees.
(i)    General Principles. The specific allocation of responsibilities between BMS and COLLABORATOR shall be made in accordance with Section 2.13. Operational or tactical level decisions with respect to matters and functions allocated to a Party pursuant to an Approved Plan or otherwise pursuant this Agreement shall be within the decision-making authority of such Party; provided, that all such decisions shall be consistent with the terms of this Agreement, the scope of such allocation or delegation, Applicable Law, and the Approved Plans. Each decision that is within the decision-making authority of a Party as contemplated by the immediately preceding sentence is referred to herein as a “Party Tactical Matter”. Subject to Section 2.1(c), Party Tactical Matters may be discussed by the applicable Committees, but Party Tactical Matters shall not be subject to the Committee decision-making or dispute resolution processes described in this Agreement, except to the extent they involve disputes relating to whether such decisions involve an Arbitrable Matter or a Litigable Matter.
(ii)    Specific Responsibilities of the CFDT. Subject to the oversight by the JDC and the JCC [*], the CFDT shall, in particular, be responsible for the following in each case with respect to the Collaboration Compounds and/or Products, as applicable:
(A)    Matters that Will Not Transition to the ROCS.
(1)    preparing Long-Term Development Plans and each Annual Development Plan and Budget for the Collaboration Compounds and Products, which shall be submitted to the JDC for review and approval;
(2)    developing and recommending for approval to the JDC a regulatory strategy plan for obtaining Approvals (including the coordination, preparation for and attendance at FDA advisory committee meetings (and foreign equivalents thereof in the Territory), subject to COLLABORATOR’s right to have reasonable representation present at all such meetings), and a publication strategy for data arising out of Clinical Trials;
(3)    recommending for approval to the JDC the scientific integrity of all Clinical Trials conducted in the Territory and statistical analysis plans, and protocols (and any investigators’ brochure(s) and revisions thereto) of such Clinical Trials, and reviewing and approving expedited safety reports;
(4)    overseeing any Clinical Trials, including Phase IIIb Clinical Trials but excluding Phase IV Clinical Trials conducted for a specific Region, monitoring the status of Phase IV Clinical Trials conducted for a specific Region, and, subject to the terms of this Agreement and the Approved Plans, allocating

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

responsibilities among the Parties for the sponsorship and monitoring of Clinical Trials;
(5)    developing and making recommendations, in consultation with the ROCs and JCC, to the JDC for its approval with respect to the content, strategies for, and other aspects (other than level of funding) for (a) Product labeling, (b) early access and compassionate use programs in a country in the Territory for a given indication (i.e., prior to Launch in such country for such indication), (c) Medical Education Activities, and (d) pediatric exclusivity extension Clinical Trials in each Region;
(6)    preparing (or overseeing the preparation by the Parties of) the relevant portions of the Long-Term Commercialization Plan and Pre-Launch Commercialization Plan and Budget for the Collaboration as a whole, including consolidation of the recommendations by the applicable ROCS, for submission to the JEC for review and approval;
(7)    approving Territory-wide advertising, marketing and promotional strategies and materials, and coordinating the activities of the ROCs with respect to the implementation thereof in each Region consistent with the Approved Plans therefor;
(8)    approving the Supply Plan and each update thereto;
(9)    performing such other functions as the JEC, JDC or the JCC may request from time to time; and
(10)    providing Quarterly updates on its activities and achievements to the JDC and JCC, as applicable;
(B)    Matters that Will Transition to the ROCS. Until transition to the applicable ROC:
(1)    preparing (or overseeing the preparation by the Parties of) the relevant portions of the Long-Term Commercialization Plan and Pre-Launch Commercialization Plan and Budget for the applicable Region for submission to the JEC for review and approval;
(2)    overseeing implementation of recommendations and strategies for (a) Product labeling, (b) early access and compassionate use programs in a country in the Territory for a given indication (i.e., prior to Launch in such country for such indication), (c) Medical Education Activities, and (d) pediatric exclusivity extension Clinical Trials in each Region consistent with the Approved Plans therefor;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(3)    monitoring and coordinating all regulatory actions, communications, filings and submissions (including supplements and amendments to Approvals), including establishing the schedule and implementation strategy for all regulatory filings and coordinating responses to additional requirements and inquiries of Regulatory Authorities in the Territory;
(4)    facilitating the exchange of all regulatory information and data between the Parties pertaining to the Collaboration Compounds and Products and between various countries and ensuring all regulatory reviews by and between the Parties are conducted in parallel (not sequentially) and on a timely basis;
(5)    facilitating the exchange of information in compliance with Section 3.11 of this Agreement in order to ensure that significant issues concerning Adverse Event information and safety issues are addressed consistently and in a timely manner with Regulatory Authorities in the Territory;
(6)    facilitating the flow of information with respect to the Commercialization of the Products and coordinate with other Committees as appropriate;
(7)    overseeing the implementation of centrally-driven Medical Education Activities, including compliance of same with Applicable Law;
(8)    overseeing implementation of Territory‑wide advertising, marketing and promotional strategies in each Region consistent with the Approved Plans therefor;
(9)    preparing forecasts of Product requirements in accordance with Section 6.1;
(10)    overseeing and endorsing, for JCC approval, packaging designs for each Product in each country in the Territory;
(11)    overseeing any Phase IV Clinical Trials conducted solely for the applicable Region, and, subject to the terms of this Agreement and the Approved Plans, allocating responsibilities among the Parties for the sponsorship and monitoring thereof;
(12)    reviewing the use and dissemination of Phase IV Clinical Trial data with respect to each Product;
(13)    overseeing the implementation of the publications plan pursuant to the strategy approved by the JDC; and
(14)    developing and recommending for approval by the JDC, and periodically updating, a patient risk management strategy and plan for the Products.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii)    Specific Responsibilities of the Regional Operating Committees. Subject to the oversight of the JEC [*], and subject to Sections 2.1 and 2.10, each ROC shall, in particular, be responsible in its Region for the following, in each case with respect to the Collaboration Compounds and/or Products, as applicable:
(A)    providing input to the JCC and JEC with respect to commercial strategy, including (1) brand positioning, messaging, branding and reimbursement strategies, and (2) advertising, marketing and promotional strategies;
(B)    providing input to the JCC and JEC with respect to pricing and discount strategies for a Product in such ROC’s Region;
(C)    making recommendations to the JEC for its review and approval of each such ROC’s (1) Pre-Launch Commercialization Plan and Budget, (2) Annual Commercialization Plan and Budget, (3) Long-Term Commercialization Plan and Budget, in each case (1), (2) and (3), detailed, to the extent reasonably practicable, on a country-by-country basis, and (4) all material updates, amendments and modifications to provisions of each such Commercialization Plan and Budget;
(D)    monitoring progress under, and overseeing the implementation of, each such ROC’s Pre-Launch Commercialization Plan and Budget and each Annual Commercialization Plan and Budget, and monitor compliance with each such plan and budget;
(E)    subject to the terms of this Agreement and the Approved Plans, allocating responsibilities for Commercialization activities in its Region between BMS and COLLABORATOR, including Medical Liaison activities and Hospital and MHC Activities;
(F)    monitoring, in conjunction with the JFC, costs incurred by the Parties in connection with Commercialization activities for a Product;
(G)    subject to Section 3.7, in consultation with the CFDT, making recommendations to the JDC and JCC concerning whether to seek new indications, formulations or uses and other life cycle management opportunities for Collaboration Compounds and Products;
(H)    in consultation with the CFDT, provide input to the JDC with respect to Product labeling;
(I)    overseeing the use of packaging designs and Product Trademarks for each Product in each country in its Region, consistent with the guidance provided by the JCC and BMS;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(J)    approving, in consultation with the JCC, the selection of marketing vendors (e.g. public relations agencies, advertising agencies and Medical Education agencies) in its Region;
(K)    planning, in consultation with the JDC and CFDT, Phase IV Clinical Trials in the Region, and supervising the use and dissemination of any resulting data;
(L)    reviewing, approving and overseeing the implementation of Medical Education Activities, market research plans and journal advertising for a Product in its Region, as well as approving and overseeing educational and professional symposia, and speaker and peer-to-peer activity programs, in each case consistent with each applicable Approved Plan and any guidance provided by the CFDT, JCC or JDC;
(M)    subject to the terms of this Agreement and each applicable Approved Plan, reviewing and approving, assigning responsibilities for, and coordinating all sales force activities, including Sales Representative training, territory alignment of Sales Representatives, sampling strategies, and targeting and segmentation strategies, in each case for each country in the Region;
(N)    reviewing each Party’s sales and financial reports pertaining to Detailing Costs, other Sales and Marketing Costs and other Allowable Expenses for each Product in its Region, detailed, to the extent reasonably practicable, on a country-by-country basis;
(O)    reviewing and approving any significant agreements (including any agreement with an expense of more than three hundred thousand Dollars ($300,000)) (or such other amount as may be specified by the JEC from time to time) with Third Parties to be entered into by either or both Parties that cover Commercialization of a Product in a country in the Region and for which the payments thereunder will be included in Allowable Expenses;
(P)    facilitating the flow of information with respect to the Commercialization of a Product, preparing and overseeing implementation of a communication plan and coordinating with other Committees as appropriate;
(Q)    making recommendations, for JEC approval, with respect to free goods programs, vendor/Product returns policy, and patient assistance and indigent patient access programs in the Region;
(R)    ensuring the review and approval of advertising and promotional materials developed for a Product in the Region;
(S)    in consultation with the JCC, ensuring the review and approval of Product-specific training programs and related training materials for Sales Representatives;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(T)    assigning responsibility for operational and tactical level matters in the Region that are not otherwise allocated to a Party by this Agreement or an Approved Plan (it being understood that BMS will have responsibility for and will make all final pricing and terms of sale decisions with respect to Products sold to customers);
(U)    resolving disputes at the country level within the ROC’s Region;
(V)    overseeing the establishment of local marketing teams for the respective countries in the Territory;
(W)    performing such other duties as are expressly assigned to such ROC in this Agreement;
(X)    performing such other functions as the CFDT may request from time to time; and
(Y)    providing Quarterly updates on activities and achievements to the JEC.
2.7    Supply Chain Committee (SCC).
(a)    Formation and Purpose. BMS and COLLABORATOR hereby agree to establish a supply chain committee (the “Supply Chain Committee” or “SCC”) within forty-five (45) days after the Execution Date. The SCC shall consist of up to three (3) representatives from each Party (or such other number as may be agreed by mutual Party Written Consent, provided, that each Party at all times has an equal number of representatives on the SCC). The names of the initial members of the SCC (to the extent known as of the Execution Date) are set forth on Exhibit G. Prior to the Launch of a Product, the SCC shall report to the CFDT, and following Launch shall report to the JCC, with respect to such Product. Subject to the oversight of the CFDT or the JCC, as applicable, the SCC shall provide a forum for the discussion of matters related to the supply chain for the Products. The SCC shall operate by the procedures set forth in Section 2.10; provided, that in exercising its responsibilities the SCC shall have no authority to take any actions that conflict or are inconsistent with BMS’s standard operating procedures for manufacturing.
(b)    Specific Responsibilities of the Supply Chain Committee. Subject to the oversight of the CFDT or JCC, as applicable [*] and subject to Sections 2.1 and 2.10, the Supply Chain Committee shall, in particular and in addition to its other responsibilities set forth in this Agreement:
(i)    prepare and submit to the CFDT for approval an initial Supply Plan for each Product and Quarterly updates thereto pursuant to Section 6.1(a);
(ii)    receive monthly forecasts of unit volume demand for each SKU of each Product in accordance with Section 6.1(a);

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii)    be informed of BMS’s worldwide manufacturing, licensure, and sourcing strategies in support of the Development and Commercialization of each Product, including the strategic aspects of manufacture and release of finished Product;
(iv)    be informed of results of regulatory inspections related to Products and review steps to be taken by BMS to address any deficiencies noted;
(v)    monitor logistical strategies, capacity planning, inventory levels for each Product for consistency with the forecasts;
(vi)    be informed of and discuss changes in manufacturing sites, testing sites, and responsibilities in the supply chain for each Product, it being understood that decisions regarding selection of which of BMS’s manufacturing and testing sites shall be used to manufacture any Product shall remain in the sole control of BMS;
(vii)    be informed of any material quality-related issues concerning the Products; and
(viii)    provide updates on the SCC’s activities and achievements to the CFDT or JCC, as applicable, no less frequently than once each Quarter after the Execution Date.
2.8    Intellectual Property Operating Committee BMS and COLLABORATOR hereby agree to establish an Intellectual Property Operating Committee (the “Intellectual Property Operating Committee” or “IPOC”) within forty-five (45) days after the Execution Date. The IPOC shall consist of up to three (3) representatives from each Party (or such other number as may be agreed by mutual Party Written Consent, provided, that each Party at all times has an equal number of representatives on the IPOC). The names of the initial members of the IPOC (to the extent known as of the Execution Date) are set forth on Exhibit G. The IPOC shall report to the CFDT. The Intellectual Property Operating Committee shall be responsible for overseeing all intellectual property matters related to the Collaboration Compounds and the Products, including the matters contemplated by Section 5.5 and Article 9, and recommending strategies with respect thereto, but the Intellectual Property Operating Committee shall not have any authority to limit the exercise by the Parties of their respective rights pursuant to Article 9 or Sections 10.1 through 10.5.
2.9    Working Groups From time to time, the JEC, JDC, JCC, JFC, the CFDT or any ROC may establish and delegate duties to other committees, sub‑committees or directed teams (each, a “Working Group”) on an “as‑needed” basis to oversee particular projects or activities (including projects or activities with respect to a particular country or Region), which delegations shall be reflected in the minutes of the meetings of the applicable Committee. Such Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of a Product or on such other basis as the JEC, JDC, JCC, JFC, the CFDT or ROC as the case may be, may determine, and shall be constituted and shall operate as the establishing Committee may determine; provided, that each Working Group shall have equal representation from each Party and decision making shall be by consensus, with each Party’s representatives on the applicable Working Group collectively having one vote on all matters brought before the Committee. Each Working Group and its activities shall be subject to the oversight, review and approval of, and, unless otherwise determined by the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

JEC, shall report to, the Committee that established such Working Group and the JEC. In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this Article 2.
2.10    General Committee Membership and Procedures
(a)    Membership. Each of the Committees shall be composed of an equal number of representatives of BMS and COLLABORATOR. Each of BMS and COLLABORATOR shall designate representatives with appropriate expertise to serve as members of each Committee, and each representative may serve on more than one Committee as appropriate in view of the individual’s expertise. Each Party may replace its Committee representatives at any time upon written notice to the other Party. Each Committee shall have co‑chairpersons. BMS and COLLABORATOR shall each select from their representatives a co‑chairperson for each of the Committees (except that each Party shall select two co‑chairpersons for the CFDT, one with respect to Development matters and one with respect to Commercialization matters), and each Party may change its designated co‑chairperson from time to time upon written notice to the other Party. The co‑chairpersons of each Committee, with assistance and guidance from the Alliance Managers, shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, and preparing and issuing minutes of each meeting within thirty (30) days thereafter; provided, that the Committee co‑chairpersons shall call a meeting of the applicable Committee promptly upon the written request of either co‑chairperson to convene such a meeting. Such minutes will not be finalized until a co‑chairperson from each Party reviews and confirms in writing the accuracy of such minutes. The minutes of each meeting shall, among other things, record all matters acted upon and approved or disapproved by the Committee, and any matters the Committee failed to resolve.
(b)    Meetings. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every six (6) months and in no event shall meetings of the CFDT be held less frequently than once every three (3) months. The CFDT shall hold its initial meeting not later than ten (10) Business Days following the Execution Date. Each Committee shall meet alternately at a location designated by BMS and a location designated by COLLABORATOR, or at such other locations as the Parties may agree. The Alliance Managers shall, and such other employees of each Party involved in the Development, manufacture or Commercialization of the Collaboration Compounds and Products may, as needed, attend meetings of each Committee (as non‑voting participants, unless they are members of such Committee), and consultants, representatives, or advisors involved in the Development, manufacture or Commercialization of the Collaboration Compounds and Products may attend meetings of each Committee as non‑voting observers; provided, that such Third Party representatives are under obligations of confidentiality and non‑use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 10 and are obligated to assign to the Parties (as Joint Collaboration Technology or, in the case of Inventions relating to manufacturing, to BMS as BMS Technology) any Inventions made by any of them arising out of their participation in such meetings, and, subject, in the case of non-employees of a Party, to consent of the other Party, which shall not be unreasonably withheld. Each Party shall

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

be responsible for all of its own expenses of participating in any Committee. Meetings of any Committee may be held by audio or video teleconference with the consent of each Party; provided, that at least one (1) meeting per year of such Committee shall be held in person at a location alternately designated by BMS and COLLABORATOR. No action taken at any meeting of a Committee shall be effective unless a representative of each Party is present or participating.
(c)    Decision‑Making.
(i)    [*], decisions on each Committee shall be made by consensus, with each Party’s designees on a Committee collectively having one vote on all matters brought before the Committee.
(ii)    Except (x) for Party Tactical Matters and (y) as provided in Section 4.13 and Section 4.18, any disagreement between the designees of BMS and COLLABORATOR on any Committee (other than the JEC) as to matters within such Committee’s jurisdiction shall, at the election of either Party, be addressed, first, with the Alliance Managers, and if the dispute is not resolved within twenty (20) Business Days after such referral to the Alliance Managers, then it shall, at the election of either Party, be referred for resolution as follows: (A) disputes between the designees of BMS and COLLABORATOR on any operating committee shall be referred for resolution to the applicable Committee to which it reports, (B) disputes between the designees of BMS and COLLABORATOR on the CFDT with respect to Development matters shall be referred to the JDC for resolution, (C) disputes with respect to Commercialization matters shall be referred to the JCC for resolution, (D) disputes with respect to manufacturing matters shall be referred to the JEC for resolution, and (E) disputes between the designees of BMS and COLLABORATOR on the JDC, the JCC and the JFC shall be referred to the JEC for resolution.
In the event of any disagreement between the designees of BMS and COLLABORATOR on the JEC as to matters within such Committee’s jurisdiction or that are submitted to the JEC for attempted resolution, such matter shall be addressed, first, with the Alliance Managers, and if the dispute is not resolved within twenty (20) Business Days after such referral to the Alliance Managers, then, [*], such dispute shall, at the election of either Party, be referred for resolution pursuant to Article 13. Notwithstanding Article 13, Expert Matters may, if agreed to by Joint Committee Consent of the JEC, be referred at any time for resolution as provided in Section 13.2(b) and without the need for prior consideration by the Designated Officers pursuant to Section 13.1 as would otherwise apply therein.
If any matter required to be determined, resolved or agreed by mutual Party Written Consent or by Joint Committee Consent is not so determined, resolved or agreed within a reasonable period of time, either Party may refer such matter to the Alliance Managers to facilitate the resolution of any dispute or disagreement with respect to such matter; provided, that a matter required to be resolved by Joint Committee Consent shall be referred to the Alliance Managers only after referral as provided in Section 2.10(c) to higher level Committees and ultimately to the JEC for resolution by Joint Committee Consent. If such dispute or disagreement is not resolved within twenty (20) Business Days after such referral to the Alliance Managers, then such dispute or disagreement shall, at the election of either Party, be referred to the Designated Officers for

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

resolution pursuant to Section 13.1; provided that if such dispute or disagreement with respect to a matter to be determined, resolved or agreed by mutual Party Written Consent or by Joint Committee Consent is not resolved by the Designated Officers, [*].
Notwithstanding the foregoing, [*].
Whenever this Agreement provides that a Party shall have final decision-making authority with respect to a matter at a particular Committee, in the event of a dispute at such Committee the decisions of the representatives of such Party on such Committee within the scope of such final decision-making authority shall be final and shall not be subject to any other dispute resolution procedures (including referral to the Alliance Managers or escalation of any dispute to any higher level Committee or to the Designated Officers) otherwise provided for in this Agreement. Whenever this Agreement provides that a Party shall have final decision-making authority with respect to a matter outside of the Committees, the decisions of such Party within the scope of such final decision-making authority shall be final and shall not be subject to any other dispute resolution procedures (including referral to the Alliance Managers, consideration by any Committee or escalation to the Designated Officers) otherwise provided for in this Agreement.
(iii)    Whenever this Agreement requires the agreement, election, consent or approval of a Party or its representatives on any Committee (whether by Party Written Consent, Joint Committee Consent or otherwise), such agreement, election, consent or approval may be given or withheld by such Party or by its representatives on the applicable Committee in its or their sole and absolute discretion except to the extent this Agreement specifically requires that such agreement, consent or approval not be unreasonably withheld or otherwise specifically limits or conditions such right of agreement, consent or approval.
(d)    Meeting Agendas. Each Party will disclose to the other proposed agenda items along with appropriate information at least ten (10) Business Days in advance of each meeting of the applicable Committee; provided, that under exigent circumstances requiring Committee input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the representatives of such other Party on such Committee consent to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting, which consent shall not be unreasonably withheld.
(e)    Interactions between Committees and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Each Committee shall establish procedures to facilitate communications between such Committee and the relevant internal committee, team or board of each Party in order to maximize the efficiency of the Collaboration, including by requiring appropriate members of such Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.11    Alliance Managers. Each of the Parties shall appoint one representative who possesses a general understanding of Development, regulatory and Commercialization issues to act as its Alliance Manager (each, an “Alliance Manager”). The role of the Alliance Manager is to act as a single point of contact between the Parties to assure a successful Collaboration. The Alliance Managers shall attend all meetings of the JEC, JCC, JFC, JDC and CFDT (and each Alliance Manager may attend any other Committee meetings he or she desires to attend) as non‑voting participants and support the co‑chairpersons of each Committee in the discharge of their responsibilities. Alliance Managers may not serve as a member of any Committee but shall be non‑voting participants in Committee meetings. An Alliance Manager may bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention.
Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager upon written notice to the other Party’s Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. Each Alliance Manager also shall:
(i)    identify and bring disputes to the attention of the appropriate Committee in a timely manner and be the point of first referral in all matters of conflict resolution;
(ii)    coordinate the relevant functional representatives of the Parties in developing and executing strategies and plans for the Products in an effort to ensure consistency and efficiency throughout the world;
(iii)    provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties regarding key strategy and plan issues;
(iv)    plan and coordinate cooperative efforts and internal and external communications; and
(v)    take responsibility for ensuring that governance activities, such as the conduct of required Committee meetings and production of meeting minutes, occur as set forth in this Agreement and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.
2.12    Relationship of the Parties. In entering into this Agreement and performing their respective duties and obligations with respect to the Collaboration, the Parties are acting, and intend to be treated, as independent entities, and the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between the Parties is that of independent contractors, and neither Party shall have the power to bind or obligate the other Party in any manner. Nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, fiduciary or employer‑employee relationship between the Parties. Except as otherwise provided in this

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement, neither Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party. Neither Party shall hold itself out, or take any action, contrary to the terms of this Section 2.12, and neither Party shall become liable due to any representation, act or omission of the other Party contrary to the provisions of this Agreement. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.
2.13    Allocation of Responsibilities. BMS shall continue to sponsor and monitor all Clinical Trials being conducted as of the Execution Date. Responsibility for conducting future Clinical Trials shall be allocated between the Parties in an equitable manner. In allocating responsibilities for Development and Commercialization activities as contemplated by Section 2.6 and the Approved Plans and subject to Section 3.3 and the other terms of this Agreement, it is contemplated that (i) responsibilities with respect to Development and Commercialization activities shall be allocated between the Parties and their Affiliates taking into account their respective capabilities, expertise and resources and (ii) responsibilities shall be allocated so as to (A) maintain, to the extent reasonably practical and appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, (B) avoid duplication of efforts by the Parties, and (C) foster efficient use by the Parties of resources and personnel, in each case, consistent with the applicable Approved Plans. For example, the Parties may designate certain countries where because of expertise and resources, COLLABORATOR shall take the lead with respect to reimbursement discussions or regulatory matters. The allocation of responsibilities between the Parties shall be set forth in the Long-Term Development Plan, the Long-Term Commercialization Plan, the Annual Development Plan and Budget, the Pre-Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget, in each case in a level of detail appropriate for such plan. Unless otherwise agreed by mutual Party Written Consent or otherwise provided in an Approved Plan, the Party assigned responsibility for the conduct of a Clinical Trial shall have primary responsibility for, and shall take the lead in, the day-to-day conduct of such Clinical Trial (including sponsorship and contracting activities).
2.14    Budgetary Matters.
(a)    Prior to each regular meeting of the JEC and not less than Quarterly, the JFC shall prepare an analysis of actual Development Costs, Detailing Costs and Allowable Expenses incurred, and Net Sales and Net Profit/Net Loss recorded by the Parties through the most recent practicable date, as well as projected amounts for each such category for the remainder of the Year and for each Quarter ending during such period, in each case in relation to the amounts budgeted therefor in the Approved Plans. Each Party shall provide to the JFC in a timely manner such information as the JFC may reasonably request for use in the preparation of such analysis and which is in the possession of such Party. Each Party shall promptly notify the JFC in the event it anticipates any material (i.e., greater than [*]) cost overrun with respect to Development Costs and Allowable Expenses incurred or to be incurred by it with respect to any Year, or any material variation in Net Sales from the amounts projected in the Approved Plans. The JFC shall promptly review any actual or projected cost overrun or shortfall in Net Sales that is reported to it and thereafter shall, in conjunction with the JDC (if the variation relates to Development matters) or

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

the JCC (if the variation relates to Commercialization matters) or the applicable ROC (if the variation relates to Commercialization matters in a particular Region), consider and recommend to the JEC for approval either (i) an appropriate variance to the applicable plans and budgets, which variance, if approved by the JEC, shall be considered a part of the Approved Plans, or (ii) such other amendments to the Approved Plans as may be necessary or appropriate to bring the operation of the Collaboration within the budgetary guidelines set forth in the Approved Plans. The recommendations made to, and the actions taken by, the JEC pursuant to this Section 2.14 shall be consistent with Sections 3.4(e), 3.5, 4.7 and 4.8, to the extent applicable.
(b)    In order to facilitate planning and budgetary control by the relevant Committees and by the Parties, each Party shall provide to the JFC and to the other Party not later than the first day of each Quarter a projection (which shall represent its best good faith estimate) of the Development Cost and Allowable Expenses it expects to incur, and the Net Sales it expects to record, during each of the remaining Quarters during such Year.
2.15    Compliance with Law; Ethical Business Practices; Illegal Acts.
(a)    Each Party hereby covenants and agrees to comply with Applicable Law in performing its activities connected with the Development, manufacture and Commercialization (as applicable) of each Collaboration Compound and Product. Neither Party (nor any of their Affiliates) shall be required under this Agreement to take any action or to omit to take any action otherwise required to be taken or omitted by it under this Agreement if the taking or omitting of such action, as the case may be, would violate any settlement or judgment to which it may be subject from time to time, including in the case of BMS, the following: (i) the Deferred Prosecution Agreement entered into between BMS and the United States Attorneys’ Office for the District of New Jersey, which can be found at http://www.bms.com/pdf/dpa.pdf; (ii) Exhibit C of the Stipulation and Agreement of Settlement entered into by BMS in February 2006 to settle a consolidated securities class action litigation pending in the U.S. District Court for the District of New Jersey that related to the Bristol-Myers Squibb investigational compound, omapatrilat (VANLEV™), a copy of which Exhibit C is attached hereto as Exhibit P‑1; (iii) a Consent Order dated May 6, 2004 between BMS and the United States Securities and Exchange Commission (and incorporated into a Final Judgment order of the US District Court for the District of New Jersey (Civil Action No. 04-3680 (D.N.J.)), which can be found at: http://www.secinfo.com/d14D5a.15QMg.c.htm#1stPage; (iv) a Consent Order between BMS and the U.S. Federal Trade Commission dated April 14, 2003, which can be found at: http://www.ftc.gov/os/2003/04/bristolmyerssquibbdo.pdf; and (v) a corporate integrity agreement to be entered into between BMS and the Office of Inspector General of the U.S. Department of Health and Human Services; and including in the case of COLLABORATOR, the following: the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Pfizer Inc. effective May 11th, 2004, which can be found at: http://www.oig.hhs.gov/fraud/cia/agreements/pfizer_5_11_2004.pdf.
(b)    Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that is not in compliance with such Party’s ethical business practices and policies or that such Party reasonably believes is not in compliance with Applicable Law.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.16    Implementing Agreements. The Parties shall cause their relevant local Affiliates in each country in the Territory to enter into local marketing services agreements as provided in and consistent with Exhibit D in order to implement the arrangements provided for in this Agreement. Such implementing agreements shall have termination provisions that are not inconsistent with Article 11 of this Agreement.
ARTICLE 3
DEVELOPMENT AND REGULATORY MATTERS
3.1    Current Status of Development; Development Activities. As of the Execution Date, BMS is conducting (i) Phase II Clinical Trials of Apixaban for the prevention of venous thromboembolism in patients with cancer, (ii) Phase III Clinical Trials of Apixaban for the prevention of venous thromboembolism following major orthopedic surgery or following hospital admission for acute medical illness, (iii) Phase II Clinical Trials of Apixaban for the treatment of deep vein thrombosis, (iv) Phase III Clinical Trials of Apixaban for the prevention of stroke associated with atrial fibrillation, and (v) Phase II Clinical Trials of Apixaban for the prevention of major adverse cardiovascular events in acute coronary syndrome. The Parties recognize that additional Development (clinical and non‑clinical) of the Initial Product will be required. Any such additional Development with respect to the Initial Product and any other Collaboration Compounds that are included in the Collaboration pursuant to Section 3.6 shall be conducted by the Parties, under the direction and oversight of the CFDT, JDC (and, as applicable, the JEC), in accordance with the applicable Long-Term Development Plan and Annual Development Plan and Budget, as described in Section 3.2. The Parties shall use Commercially Reasonable Efforts consistent with this Agreement (i) to Develop each Product for Commercialization in the Territory and (ii) to obtain Approvals with respect to each Product, in each case ((i) and (ii)), to the extent provided for, and in accordance with, the relevant Long-Term Development Plan and Annual Development Plan and Budget; provided, that any decision not to conduct, or to cease conducting, any Clinical Trial provided for in the binding portion of the Long‑Term Development Plan or in the binding portion of the Annual Development Plan and Budget, other than for material safety reasons (based on the standards and processes set forth in Section 11.4 as applied to such Clinical Trial), shall require the mutual Party Written Consent of the Parties; and provided further that if a Party desires not to conduct, or to cease conducting any Clinical Trial for material safety reasons, it shall consult in good faith with the other Party before implementing such decision. Once an Annual Development Plan and Budget has been adopted, each Party shall make and implement decisions and allocate resources designed to advance progress with respect to the objectives set forth in, and designed to ensure that it meets its obligations with respect to, such Annual Development Plan and Budget.
3.2    Long-Term Development Plan; Annual Development Plan and Budget.
(a)    Long-Term Development Plan. (i) The Development of each Collaboration Compound and Product shall be governed by a comprehensive, multi‑Year (typically, three- to five-year) development plan covering the Development of such Collaboration Compound and Product, by indication and by Region (and, as agreed by the CFDT, with respect to individual countries within a Region for which additional Clinical Trials or Development activities may be required), including a Development budget summarizing the anticipated Development Costs

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

relating to each such indication (each such plan, as set forth as an Exhibit to this Agreement or when approved by the JEC or, in the event of a dispute on the JEC, in accordance with Section 2.10(c) and, if applicable, Article 13, collectively, a “Long-Term Development Plan”), which Long-Term Development Plan shall be updated at least annually as provided in Section 3.2(c). Each Long-Term Development Plan will (i) include a planned Development program (specifying in reasonable detail all material Development activities) to generate the preclinical, clinical and regulatory information required (A) for filing Drug Approval Applications for the applicable Collaboration Compound and Product and to achieve Approval for such Product in the countries of the Territory designated by the JDC, and (B) to expand the label within an existing indication, (ii) indicate, for each Clinical Trial or other Development activity identified therein, whether such Clinical Trial or activity will be relied on in support of Approval for a given indication, (iii) set forth, to the extent reasonably estimable, the total estimated cost of each Clinical Trial in such Long-Term Development Plan and the anticipated number of patients to be enrolled in such Clinical Trial, and (iv) set forth those obligations assigned to each Party with respect to the performance of the Development activities contemplated by such Long-Term Development Plan. It is contemplated that each Long-Term Development Plan will include, among other things, all matters of strategic importance related to the Development of the applicable Collaboration Compound and Product for all indications included in the Collaboration and other material clinical and regulatory matters. The Long-Term Development Plan will provide guidance for the preparation of each Annual Development Plan and Budget and shall specifically indicate which Clinical Trials and studies and other activities are committed and binding on the Parties and the committed and binding amounts budgeted therefor. Other Clinical Trials, studies or activities may be indicated as committed and binding subject to the satisfaction of specified Success Criteria as provided in Section 3.2(g)(ii). The Long-Term Development Plan for the Initial Product as of the Execution Date is attached hereto as Exhibit H.
(ii)    The portions of the Long-Term Development Plan for each Product that are expressly stated to be binding (whether or not subject to stated contingencies) will be binding on the Parties for purposes of the establishment of the Annual Development Plan and Budget for each Year, including any Clinical Trials and studies that are included in the binding portions of such Long-Term Development Plan and any Clinical Trials that are specified to be binding subject to satisfaction of Success Criteria, if any. The addition of any new Clinical Trials to the Long-Term Development Plan after the Execution Date or the deletion of any binding Clinical Trials (other than those that are binding subject to the satisfaction of Success Criteria that were not satisfied) shall require mutual Party Written Consent or the Joint Committee Consent of the JDC or JEC and will not be binding on the Parties, unless and until they are incorporated into an amendment to the binding portion of such Long-Term Development Plan or an Annual Development Plan and Budget approved in accordance with this Agreement.
(b)    Annual Development Plan and Budget. The Development of each Product for a given Year shall be governed by a detailed and specific Territory-wide Development plan covering all material Development activities to be performed for such Product for such Year (including both non‑clinical and clinical activities), and a budget covering all Development Costs for those Development activities for each indication in the Territory (each such plan and budget, as set forth as an Exhibit to this Agreement or when approved by the JEC or, in the event of a

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

dispute on the JEC, in accordance with Section 2.10(c) and, if applicable, Article 13, an “Annual Development Plan and Budget”). Except for the initial Annual Development Plan and Budget attached to this Agreement, each Annual Development Plan and Budget shall be developed by the CFDT (in consultation with the ROCs, if applicable) and submitted for approval by the JDC and JEC. Each Annual Development Plan and Budget for a Product shall cover, and be consistent in all material respects with all of the Development activities set forth in the then-current Long-Term Development Plan for such Product that are to be performed in that particular Year. For the avoidance of doubt, unless otherwise agreed by the Parties or by mutual Party Written Consent or Joint Committee Consent, (i) no additions to, or deletion of, any Development activity set forth in the binding portion of the Long-Term Development Plan for a given Year, (ii) no increase or decrease in the budget for any such Development activity, and (iii) no reallocation of responsibility between the Parties for performance of any such Development activity, in each case ((i), (ii) and (iii)), shall be made in the Annual Development Plan and Budget for such Year. The Annual Development Plan and Budget for the Initial Product for the Year 2007 is set forth on Exhibit I.
(c)    Plan Updates and Process for Preparation of Annual Development Plans and Budgets. Each Long-Term Development Plan shall be updated as frequently as needed to take into account completion, commencement, cessation, deletion, acceleration or delay of Clinical Trials or other material activities, or the addition of Clinical Trials or other material activities not contemplated by the then current Long-Term Development Plan, but in any event at least annually and as contemplated by Sections 3.6 and 3.7. The JDC shall assign responsibilities and specify a process and timetable for the annual updating of each Long-Term Development Plan and for preparing and approving each Annual Development Plan and Budget for each Year that will enable the JDC to submit to the JEC for its review, comment and approval such proposed annual update to each Long-Term Development Plan and such proposed Annual Development Plan and Budget by not later than October 31 of the immediately preceding Year with a goal of having such Plan approved, and any disputes resolved, by November 30 of such immediately preceding Year. Each Party shall provide to the other Party or the JDC, as appropriate, such information as may be necessary or appropriate in connection with the updating of each Long-Term Development Plan and the preparation of each Annual Development Plan and Budget. Each Party understands that the estimated total and annual costs for a Clinical Trial set forth in a Long‑Term Development Plan will reflect estimated annual expenditures for such Clinical Trial and that such estimated amounts may differ from the corresponding actual annual expenditures required to conduct such Clinical Trial to be included in a given Annual Development Plan and Budget. In connection with the preparation of any Annual Development Plan and Budget, neither Party shall unreasonably withhold its consent to the determination of the Clinical Trial costs to be included in such Annual Development Plan and Budget with respect to any then ongoing Clinical Trial. Any updates, modifications or amendments to any provisions of any then current Long-Term Development Plan between the annual updates thereof or any updates, modifications or amendments to any provisions of any then current Annual Development Plan and Budget shall require the approval of the JDC, and if such changes involve material changes to funding levels or the Parties’ resource commitments, shall require the approval of the JEC. Unless otherwise agreed by the Parties or by mutual Party Written Consent or Joint Committee Consent, (i) no additions to, or deletion of, any Development activity set forth in the binding portion of the Long-Term Development Plan for a given Year, (ii) no increase or decrease in the budget for any such Development activity, and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii) no reallocation of responsibility between the Parties for performance of any such Development activity, in each case ((i), (ii) and (iii)), shall be made in the Annual Development Plan and Budget for such Year.
(d)    Reporting of Activities under the Development Plans. Each Party shall report to the CFDT Quarterly with respect to its activities under each Long-Term Development Plan and each Annual Development Plan and Budget and, as contemplated by Section 3.4(b), the Development Costs incurred by it and its Affiliates.
(e)    Limitations on Development by the Parties.
(i)    During the Agreement Term and except as permitted by Section 3.2(e)(ii), 3.6, 3.7 or 10.5, neither Party shall, and each Party shall cause its Affiliates not to, directly or through any Third Party, initiate, sponsor, fund, supply any Collaboration Compound or Product for use in connection with, assist in or otherwise conduct or cause to be conducted:
(A)    any Clinical Trial of any Collaboration Compound or Product, or
(B)    any non-clinical development of any Collaboration Compound or Product, other than discovery based chemistry performed by BMS outside of the applicable Long‑Term Development Plan or Annual Development Plan and Budget without the Party Written Consent of the other Party.
(ii)    Section 3.2(e)(i) shall not prohibit, and the Party Written Consent of the other Party shall not be required for, the following activities whether or not such activities are included in or contemplated by a Long‑Term Development Plan or Annual Development Plan and Budget:
(1)    the conduct by any Party (or any of its Affiliates) at its own expense of clinical trials for the development of any other product that is owned, in‑licensed or otherwise controlled by it or any of its Affiliates in which a Product that does not contain a compound owned, in‑licensed or otherwise controlled (other than as a result of any license granted in Article 10) by the other Party (i) is used as a comparator within the labeling approved for such product by the Regulatory Authority in the country for which the clinical trial is conducted, and (ii) is one that the applicable Regulatory Authority for such country requires or advises be used as a comparator product for the product being studied; provided, that neither Party may (x) use any clinical trial know-how relating specifically to a Product in connection with any such clinical trial unless it is in the public domain, or (y) reference any Drug Approval Applications, Approvals or other regulatory filings for a Product, in support of any filings with the Regulatory Authorities for such other product;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(2)    manufacturing process development or process improvement or other manufacturing related activities by BMS in respect of a Collaboration Compound or Product; and
(3)    subject to Section 3.12, the research, development and manufacture by BMS and/or any Japan Licensee of a Japan-Eligible Compound and Japan-Eligible Product solely for use in Japan on such terms and conditions as BMS may deem appropriate; provided that such terms and conditions are consistent with the terms of this Agreement.
The costs of any trials described in this Section 3.2(e)(ii) shall not be included in Development Costs or Allowable Expenses and shall be borne solely by the Party (or the Affiliate thereof) conducting such clinical trials and studies.
(iii)    In the event either Party (or any of its Affiliates) desires to conduct any Pre-Clinical Activities or other non-clinical activities research with respect to any Collaboration Compound or Product that would be prohibited by Sections 3.2(e)(i) and 3.2(e)(ii) above, such Party shall propose such additional activities to the other Party. If the Parties mutually agree to conduct such additional activities (whether by mutual Party Written Consent or by Joint Committee Consent), then: (1) the Parties shall cause the Annual Development Plan (and, if appropriate, the Long‑Term Development Plan) to be amended to include such additional activities and (2) the costs of such additional activities shall be Development Costs and shall be shared by the Parties as provided in Section 3.4. If the Parties do not mutually agree (whether by mutual Party Written Consent or by Joint Committee Consent of the JDC, JEC or CFDT) to conduct such additional activities but the other Party consents by Party Written Consent or Joint Committee Consent to the conduct of such additional activities by the Party that proposed such additional activities, then (1) the costs associated with such additional activities (other than Manufacturing Costs) shall not be Development Costs and shall be borne solely by the Party (or the Affiliate thereof) conducting such additional activities, (2) the Information, Materials and Inventions conceived, discovered, developed or otherwise made in connection with such activities shall be BMS Technology or COLLABORATOR Technology, based on which Party (or Affiliate) conducts such activities, in accordance with the definitions of such terms, and (3) the Party conducting such additional activities shall disclose all such Information, Materials and Inventions to the other Party.
(f)    Trials Requested by a Regulatory Authority. If a Regulatory Authority advises or requires that the Parties conduct additional Clinical Trials or expand an existing planned Clinical Trial to support the Approval of an indication for which a Product is being Developed pursuant to an Approved Plan for the United States, the EU, or in the event that Japan is included in the Territory, Japan, neither Party will unreasonably withhold its consent to the inclusion of same in the Approved Plans (and the amendment of any applicable budgets to reflect same) and to the sharing of any additional Development Costs that may reasonably be incurred thereby as provided in this Agreement.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(g)    Decision Points and Success Criteria for Development Activities.
(i)    Adoption of Decision Points and Success Criteria. A Long-Term Development Plan may include decision points (the “Decision Points”) and success criteria (the “Success Criteria”) against which the Parties shall measure the overall success of the Development program for a particular indication for a Product in the Territory, and by which the Parties shall determine whether results and achievements with respect to such indication justify the continued Development of such Product for such indication. Any such Decision Points and Success Criteria must be mutually agreed by the Parties in the Long-Term Development Plan through Joint Committee Consent of the JEC or otherwise by mutual Party Written Consent. Once any Decision Points and Success Criteria have been approved for a given indication as provided above, they shall not be subject to change or supplementation except as the Parties may mutually agree in the Long-Term Development Plan through Joint Committee Consent of the JEC or otherwise by mutual Party Written Consent. Any and all Decision Points and Success Criteria for any Additional Indications and Additional Formulations shall be set forth in an amendment to the then existing Long-Term Development Plan for the applicable Product.
(ii)    Satisfaction of Success Criteria. If, at an applicable Decision Point, the JDC or the Expert (as contemplated by Section 3.2(g)(iv)) as applicable determines that the applicable Success Criteria have been satisfied, then (1) the Clinical Trials and other Development activities that were stated in the relevant Approved Plans to be contingent upon the satisfaction of such Success Criteria shall be binding and (2) neither Party shall have the right to discontinue performing such Clinical Trials or other Development activities (other than for material safety reasons as provided in Section 3.1), unless the Parties agree by mutual Party Written Consent or Joint Committee Consent of the JEC to discontinue such Development activities.
(iii)    Consequences of Failure to Satisfy Success Criteria. If, at an applicable Decision Point with respect to a Collaboration Compound, the JDC or the Expert (as contemplated by Section 3.2(g)(iv)) as applicable determines that any of the applicable Success Criteria has not been satisfied, then unless otherwise agreed by the Parties by mutual Party Written Consent or Joint Committee Consent of the JEC the Clinical Trials and other Development activities that were stated in the relevant Approved Plans to be contingent upon the satisfaction of such Success Criteria (1) shall not be binding and shall not be performed and (2) such Development activities shall be deleted from the relevant Approved Plans.
(iv)    Dispute Resolution. Any dispute at the JDC level as to whether any Success Criteria have been met, shall, at the request of either Party, be resolved by an Expert pursuant to Section 13.2.
3.3    Clinical and Regulatory Matters. Subject to Section 3.3(l):
(a)    Regulatory Filings; General. All INDs, Drug Approval Applications, Approvals and related filings relating to the Collaboration Compounds and Products shall be the property of BMS and held in the name of BMS or its designated Affiliate, unless otherwise agreed to by mutual Party Written Consent, except that the MAA in the EU shall be held by the European Entity. Subject to the terms of this Agreement and unless otherwise specified in the applicable

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Approved Plans, BMS will be the lead regulatory party in each country in the Territory. As the lead regulatory party, BMS shall (A) have primary responsibility for, and shall take the lead in, the day-to-day implementation of the regulatory activities required to obtain and maintain Approval of a Product in such country, (B) subject to Section 3.3(b) and Section 3.3(c), take the lead with respect to communications with the Regulatory Authorities in such country, and (C) designate a representative to serve as the designated regulatory official for each Product in such country or jurisdiction in the Territory for purposes of receiving communications from the FDA and other Regulatory Authorities.
(b)    Submissions to Regulatory Agencies. Through their members on the CFDT, BMS and COLLABORATOR shall cooperate in the drafting and review of all submissions to Regulatory Authorities, including the preparation of an electronic submission of an NDA, to the FDA (such reviews to be conducted contemporaneously and on a timely basis by both Parties), but excluding (i) Form 2253 advertising submissions to DDMAC, and (ii) subject to Sections 3.3(l) and 3.11, routine Adverse Event filings (i.e., not relating to serious Adverse Events as defined by Applicable Law). BMS shall have primary responsibility for preparing the electronic dossier for each Product in each country in the Territory. Each Party shall promptly provide the other with copies of all written or electronic communications (other than Form 2253 advertising submissions and, subject to Sections 3.3(l) and 3.11, routine Adverse Event filings) received by it from, or forwarded by it to, the FDA and other Regulatory Authorities with respect to obtaining or maintaining an Approval in any country in the Territory.
(c)    Meetings with Regulatory Authorities. BMS shall be responsible for conducting and taking the lead in all meetings and telephone or video conferences related to the Collaboration Compounds or Products with Regulatory Authorities in such country, including all Product labeling discussions but shall consult with and shall give good faith consideration to the views of COLLABORATOR with respect to the strategy for such meetings and conferences. BMS shall provide the other Party with advance notice of all such scheduled meetings and conferences (including FDA advisory committee meetings and any other meeting of experts convened by Regulatory Authorities concerning any topic relevant to the Products) scheduled with Regulatory Authorities concerning any pending Drug Approval Application or other regulatory matters relating to the Collaboration Compounds or Products in such country, such notice to be given (i) not later than five (5) Business Days after it receives notice of the scheduling of such meeting or conference, or (ii) as soon as reasonably practicable after it receives notice of the scheduling of a meeting or conference if such meeting or conference will take place within ten (10) Business Days after it receives such notice. BMS shall take the lead with respect to discussions with the Regulatory Authorities in the applicable country, but COLLABORATOR shall be entitled to have reasonable representation present at all such meetings with Regulatory Authorities. BMS’s and COLLABORATOR’s members of the JDC shall use reasonable efforts to agree in advance on the scheduling of such meetings and conferences, the objectives to be accomplished at such meetings and conferences, the agenda for such meetings and conferences and the briefing materials to be used at such meetings and conferences. BMS shall involve members of the other Party in the preparations for such meetings and conferences. BMS will use good faith efforts to include COLLABORATOR, to the extent practical, in any unscheduled, ad-hoc meetings, conferences and discussions with the FDA or other Regulatory Authority in such country concerning any pending

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

IND, DAA or any material regulatory matters relating to a Collaboration Compound or Product. BMS promptly shall provide COLLABORATOR with copies of the minutes of all such meetings and conferences with Regulatory Authorities provided by such Regulatory Authorities.
(d)    CFDT. The CFDT shall review and recommend for approval by the JDC the contents and subject matter of, and strategy for, any Drug Approval Application, all correspondence submitted to FDA and other Regulatory Authorities related to Clinical Trial design, all proposed Product labeling, all Product labeling discussions and decisions with the FDA and other Regulatory Authorities, and all post‑Approval labeling discussions and decisions with the FDA (including the final FDA‑approved and EU-approved labeling) and other Regulatory Authorities, and post‑Approval labeling changes.
(e)    Regulation of Advertising and Promotion. Subject to Section 4.11, (1) BMS shall be the point of contact for DDMAC in the United States and the responsible Party with DDMAC with respect to any promotional material relating to a Product in the United States consistent with the Approved Plans and any guidance of the JEC, and (2) unless otherwise determined by the CFDT or applicable ROC, as the case may be, in any other country BMS shall be the point of contact for the relevant Regulatory Authority (including any foreign equivalent of DDMAC) with respect to the securing approval of any advertising and promotional material relating to a Product consistent with the Approved Plans and guidance of the JEC.
(f)    Common Clinical and Regulatory Secure Information Exchange Environments.
(i)    The Parties understand that each Party requires access to complete and up-to-date information with respect to the Development of each Product in order to exercise its rights and perform its obligations hereunder. Accordingly, not later than July 31, 2007, the Parties will establish a common secure information exchange platform for the purpose of electronically sharing information accessible to each Party for the receipt, review, investigation, recordation, communication, and exchange (as between the Parties) of Clinical Trial and regulatory data, information, correspondence and other materials arising from Clinical Trials and regulatory activities for the Products (the “Secure Information Exchange”), provided, that such access shall be designed to protect the integrity of regulatory submissions. The JDC shall establish guidelines and procedures for utilizing the Secure Information Exchange which shall be in accordance with, and enable the Parties and their Affiliates to fulfill their reporting obligations under, Applicable Law and relevant International Council for Harmonisation (ICH) guidelines.
(ii)    In addition to the Secure Information Exchange, the CFDT shall propose a plan setting forth the scope, resources and timelines to establish a comprehensive, collaborative, secure platform allowing for data exchange for the Products to permit access to, the merging or combining of Clinical Trial data for the Products or other uses as determined by the CFDT (the “Joint Platform”). The Joint Platform shall be established no later than July 31, 2007.
(iii)    In order to maintain the integrity of the Secure Information Exchange and the Joint Platform, role-based security levels will be established and governed by agreement of trial or submission project leadership of both Parties, and if appropriate, only one

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party shall have write access and the other Party shall have review, annotate and read-only access, provided, that the Party that has primary responsibility for a particular Clinical Trial or regulatory activity will be the Party with write access. The decision criteria for write, edit, annotate and read-only access with respect to the Joint Platform will be described in the plan for the Joint Platform approved by the CFDT. Following the establishment of the Secure Information Exchange and the Joint Platform, each Party with write access shall enter into the Secure Information Exchange or Joint Platform, as applicable, all relevant Clinical Trial and regulatory data, information, correspondence and other materials arising from Clinical Trials and regulatory activities for the Products with respect to which it has write access as soon as reasonably practicable after receipt thereof consistent with its customary practices for its other pharmaceutical products.
(iv)    The global pharmacovigilance database for each Product shall be owned and controlled by BMS as provided in Section 3.11 and is, in no way, addressed in this Section 3.3(f).
(v)    The FTE Costs and direct out-of-pocket expenses associated with the development and maintenance of the Joint Platform and Secure Information Exchange incurred by such Party during such Quarter (the “Joint Platform Costs”) shall be allocated to the different Products supported by the Joint Platform and Secure Information Exchange pro rata based on the number of such Products. The Joint Platform Costs in respect of a particular Clinical Trial for a Product shall be Development Costs or Allowable Expenses to the extent the costs associated with such Clinical Trial are considered Development Costs or Allowable Expenses. The JFC shall establish a method to allocate such Joint Platform Costs to particular Clinical Trials to the extent necessary.
(g)    Labeling. Any decisions with respect to labeling for a Product in the Territory shall be made by the JEC, in consultation with the JCC and JDC; provided, that any dispute at the JEC level with respect to the foregoing shall be resolved by BMS as provided in Section 3.3(l) without escalation to the Designated Officers, subject to Section 3.3(m).
(h)    Drug Naming Approvals and Product Trademarks. BMS shall take the lead in drug naming approval proceedings with the Governmental Authorities, including any Regulatory Authorities relating to a Product (both generic or international non-proprietary name and with respect to the Product Trademarks); provided, that COLLABORATOR shall have the right to attend and participate in all meetings with the Governmental Authorities relating to approval of the generic or international non-proprietary name and Product Trademark by any such Governmental Authority. BMS shall provide COLLABORATOR with reasonable advance notice of all such meetings and advance copies of all related documents (including documents to be submitted in connection with drug naming approvals) and other relevant information relating to such meetings. The Parties’ costs incurred in connection with obtaining and maintaining drug naming approvals for a Product shall be included as an element of Allowable Expenses.
(i)    Rights of Reference. Each Party shall have the right to cross reference, file or incorporate by reference any regulatory submission or drug master file (and any data contained therein) for any Product, or any component thereof, made in any country in the Territory (including all Approvals) in order to support regulatory submissions that such Party is permitted to make

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

under this Agreement for a Product and to enable either Party to fulfill its obligations, or exercise its rights, under this Agreement to Develop or manufacture (anywhere in the world) any such Product or to Commercialize any such Product, in all cases solely in furtherance of, and in accordance with, this Agreement.
(j)    Regulatory Exclusivity. The JDC shall oversee the process of applying for and securing exclusivity rights that may be available under the Applicable Law of countries in the Territory, including any data or market exclusivity periods such as those periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 (including any pediatric exclusivity extensions or other forms of regulatory exclusivity that may be available), and all international equivalents. COLLABORATOR shall use Commercially Reasonable Efforts to cooperate with BMS and to take such reasonable actions to assist BMS in obtaining such exclusivity rights in each country, as directed by the JDC, and any disputes with respect to such actions shall be resolved pursuant to Section 2.10(c) and, if applicable, Article 13.
(k)    Notice of Investigation or Inquiry. If any Regulatory Authority (1) contacts a Party with respect to the alleged improper Development, manufacture, or Commercialization of any Product in the Territory, (2) conducts, or gives notice of its intent to conduct, an inspection at such Party’s facilities to the extent related to a Collaboration Compound or Product, or (3) takes, or gives notice of its intent to take, any other regulatory action with respect to any activity of such Party that could reasonably be expected to adversely affect any Development or Commercialization activities with respect to a Product in the Territory, then such Party shall promptly notify the other Party of such contact, inspection or notice. The inspected Party shall provide such other Party with copies of all pertinent information and documentation issued by any such Regulatory Authority within two (2) Business Days of receipt, and the JDC shall have the right to review and approve in advance any responses that pertain to the Product.
(l)    [*]
(m)    Certain Decisions concerning Labeling. If a dispute described in Section 3.3(l) relates to whether the label for a Product should contain a contraindication or warning with respect to a particular risk or whether any warning in the label for a Product should be a boxed warning, and such dispute is not resolved by the JEC, [*], but such dispute shall, at the request of either Party, be submitted to the respective Chief Scientific Officers of the Parties for resolution. If the matter is not submitted to the two Chief Scientific Officers or the two Chief Scientific Officers do not resolve such dispute within ten (10) days after the submission of such dispute to them for resolution, then such contraindication or warning with respect to such risk shall be included in the label or such warning shall be boxed, as the case may be, subject in each case to approval by the applicable Regulatory Authorities.
3.4    Allocation of Development Costs.
(a)    Cost Sharing Formula. Subject to Section 3.7(a), all Development Costs for the Initial Product that are paid or incurred after the Cost Sharing Effective Date and prior to the termination or expiration of the Collaboration Term with respect to such Initial Product shall be

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

shared by the Parties so that BMS bears forty percent (40%) and COLLABORATOR bears sixty percent (60%) of such costs. The Development Costs with respect to any other Collaboration Compounds and Products shall be allocated to, and borne by, the Parties as set forth in Section 3.6 or elsewhere in this Agreement. BMS’s estimate of the Development Costs for Apixaban incurred from the Cost Sharing Effective Date to the Execution Date is attached as Exhibit J.
(b)    Determination of Development Costs. As part of the process of producing each Annual Development Plan and Budget each Long-Term Development Plan, and any updates thereto, the Parties shall determine the internal personnel and other resources and out‑of‑pocket expenditures (including clinical grants, laboratories, institutional review boards, investigator meetings, contract research organization costs and consulting costs) required for the Development of the Collaboration Compounds and the Products for the applicable Year and for each Quarter within such Year. All such internal personnel and resources will be expressed in terms of FTEs and the budgeted cost calculated using the relevant FTE Rates (with such budgets to be based on the expected actual FTE work performed on a pure efforts basis (i.e., on the basis of the actual hours worked on the project)). For purposes of sharing of Development Costs pursuant to Section 3.4(a), each Party shall record and account for its actual FTE effort for the Development of each Collaboration Compound and Product on such pure efforts basis.
(c)    Charging, Reporting and Settlement of Development Costs.
(i)    FTEs shall be charged to Development Costs at the applicable FTE Rates. Each Party shall calculate, and maintain records of, actual Development FTE hours worked and Development Costs incurred by it in the same manner as used by it for other products which it has developed. Out‑of‑pocket costs will be charged based on actual expenses incurred. Each Party will be responsible for accounting for the costs associated with the Clinical Trials conducted by it pursuant to this Agreement in accordance with Section 5.12.
(ii)    Promptly after the Execution Date, BMS shall report to COLLABORATOR the Development Costs for the Initial Product with respect to the Territory (i.e., excluding such Development Costs with respect to Japan) incurred from the Cost Sharing Effective Date to March 31, 2007, which report shall be in the form described in clause (iii) below and shall include such Third Party invoices and other supporting documentation with respect thereto as are described in clause (iv) below), and a corresponding invoice for the portion of such Development Costs that COLLABORATOR is obligated to bear pursuant to Section 3.4(a), which invoice COLLABORATOR shall pay within fifteen (15) days after its receipt of such invoice. Development Costs incurred after March 31, 2007 shall be reported and settled as provided in clauses (iii) - (v) below.
Promptly after the Japan Effective Date (if the Japan Effective Date occurs), BMS shall report to COLLABORATOR the Development Costs for the Initial Product with respect to Japan incurred from the Cost Sharing Effective Date to the Japan Effective Date, which report shall be in the form described in clause (iii) below and shall include such Third Party invoices and other supporting documentation with respect thereto as are described in clause (iv) below, and a corresponding invoice for the portion of such Development Costs that COLLABORATOR is obligated to bear pursuant to Section 3.4(a), which invoice COLLABORATOR shall pay within

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

fifteen (15) days after its receipt of such invoice. Development Costs with respect to Japan incurred after the Japan Effective Date shall be reported and settled as provided in clauses (iii) - (v) below.
(iii)    Each Party shall report to the other Party within thirty (30) days after the end of each Quarter with regard to the Development Costs incurred by it during such Quarter, or in the case of COLLABORATOR, the corresponding PFIZER Quarter (including the number of hours worked by FTEs), excluding any Development Costs previously reimbursed pursuant to Section 3.4(c)(ii). Such report shall specify in reasonable detail (as agreed by the JFC) all expenses included in such Development Costs during such Quarter or PFIZER Quarter, as applicable (e.g., FTE Cost and actual out‑of‑pocket cost) on a line item basis consistent with the budgetary line items set forth in the Long‑Term Development Plan and applicable Annual Development Plan and Budget (except that the first such report also shall report with respect to Development Costs incurred by BMS from the Cost Sharing Effective Date). Within sixty (60) days after the end of each Quarter, the Party that has incurred less than its share of such Development Costs on a worldwide basis shall make a reconciling payment to the other Party or its designated Affiliate or Affiliates so that such Development Costs are borne by the Parties in the proportion provided for in Section 3.4(a).
(iv)    The JFC shall facilitate the reporting of Development Costs hereunder and the resolution of any questions concerning such reports. If requested by a Party, the other Party shall provide within thirty (30) days after such request copies of any invoices or other supporting documentation for any payment to a Third Party that individually exceeds [*] (or such other amount as may be specified by the JEC from time to time).
(v)    Each Party shall have the right, at reasonable times and upon reasonable prior notice, to audit the other Party’s records as provided in Section 8.1 to confirm the accuracy of the other Party’s costs and reports with respect to Development Costs that are shared under this Agreement.
(d)    Investigator-Sponsored Studies and Pediatric Exclusivity Costs. For sake of clarity, (i) investigator sponsored studies for a Product approved by the JDC that are conducted outside the Approval or labeling for such Product shall be included in Development Costs and shared by the Parties as provided in Section 3.4(a) only to the extent that efficacy data from such investigator-sponsored studies is intended, at the time such study is initiated, to be used in support of a new indication for such Product subject to Section 3.7 and such studies are identified in, or otherwise are within the scope of, the applicable Annual Development Plan and Budget, and (ii) the cost of Clinical Trials conducted to obtain pediatric exclusivity extensions in a country shall be considered Development Costs to the extent identified in, or otherwise are within the scope of, the applicable Annual Development Plan and Budget.
(e)    Modification of Plans and Budgets in the Event of Misestimation of Development Cost or Misallocation of Development Activities. In the event a Party determines that (1) it is delivering an FTE amount materially above its budgeted FTEs for a particular Development activity (other than as a result of its negligence in the conduct of such activity) or (2) the other Party is delivering an FTE amount materially below such other Party’s budgeted FTEs

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

for a particular Development activity, then the Party making such determination shall notify the JDC, which will work with the Parties to decide if such determination is correct. If the JDC agrees (by Joint Committee Consent) with such determination, then (i) if the Parties had underestimated or overestimated in the budget the total number of FTEs that were actually required, the JDC and JEC shall amend the Annual Development Plan and Budget and Long‑Term Development Plan to reflect the additional or reduced resources required (and any FTE expenses reasonably incurred above budget prior to such change shall not be considered Excess Development Costs and shall be included in Development Costs) and (ii) if the aggregate number of FTEs actually required is substantially the same as budgeted, but one Party is providing substantially more, and one Party substantially less, of the FTEs budgeted for it, the JDC (acting by Joint Committee Consent) may in its discretion reallocate the activities between the Parties going forward to bring the actual use of FTEs by the Parties in line with each Party’s budgeted FTEs. Subject to the foregoing and subject to Sections 2.14 and 3.5, the charges for Development Costs incurred by each Party shall be limited to the cost of its Development responsibilities allocated to it in accordance with the Long‑Term Development Plan or the Annual Development Plan and Budget or otherwise allocated to it in accordance with this Agreement.
(f)    Complete or Partial Termination of Development. In the event the JDC determines by Joint Committee Consent to cease Development of a Collaboration Compound or Product in whole or for a particular indication and/or with respect to a country or countries: (i) Development for such Collaboration Compound, Product, indication or country(ies) pursuant to this Agreement shall be immediately terminated; (ii) neither Party shall have any further obligation to continue funding Development for such Collaboration Compound, Product, indication or country(ies) (other than payment of costs contemplated by this Agreement incurred prior to the date of termination and not yet paid and reasonable costs to close down any then ongoing Clinical Trials, including obligations to any Regulatory Authority and obligations concerning patient safety); and (iii) all costs allocated for further Development of such Collaboration Compound, Product, indication or country(ies) in the Long-Term Development Plan budget shall not be available to the Parties to spend on the Development of other Collaboration Compounds or Products or for other indications or countries unless the Parties agree by mutual Party Written Consent or Joint Committee Consent of the JEC. In the event the JDC determines by Joint Committee Consent to terminate any Clinical Trial or a Party determines to terminate a Clinical Trial for material safety reasons in accordance with Section 3.1, (i) such trial shall be terminated immediately, (ii)  neither Party shall have any further obligation to continue funding such Clinical Trial (other than payment of costs contemplated by this Agreement incurred prior to the date of termination and not yet paid and reasonable costs to close down any then ongoing Clinical Trials, including obligations to any Regulatory Authority and obligations concerning patient safety) and (iii) all costs allocated for further conduct of such Clinical Trial in the Long-Term Development Plan budget or the Annual Development Plan and Budget shall not be available to the Parties to spend on other Development activities unless the Parties agree by mutual Party Written Consent or Joint Committee Consent of the JEC.
3.5    Overruns with Respect to Development Costs. If the actual total Development Costs for a Clinical Trial (over the life of such trial) provided for in the Long-Term Development Plan (as amended in accordance with Section 3.2(c)) exceed those set forth in the budget for such

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Clinical Trial in such plan, then (i) the Parties (through the JFC and JDC) shall address such overrun as provided in Section 2.14 and (ii) unless otherwise agreed by mutual Party Written Consent or Joint Committee Consent of the JEC each Party shall continue to bear its share of Development Costs attributable to such trial in excess of such budget (subject to Section 3.4(e)) (“Excess Development Costs”) as set forth in Section 3.4(a), notwithstanding such overrun, except that to the extent such Excess Development Costs are Negligently Incurred Development Costs (as defined below) the Party conducting such Clinical Trial shall be solely responsible for, and shall bear, all of such Negligently Incurred Development Costs. As used herein, “Negligently Incurred Development Costs” means with respect to a Clinical Trial any portion of Excess Development Costs in respect of such Clinical Trial that (A) exceeds [*] of the budgeted amount for such Clinical Trial, (B) is attributable to the negligence in respect of the conduct of such Clinical Trial of the Party responsible for the conduct of such Clinical Trial or to such Party’s failure to devote adequate personnel and other resources to the conduct and oversight of such Clinical Trial and (C) is not approved by mutual Party Written Consent or Joint Committee Consent of the JEC. For sake of clarity, any errors made by a Party in making any financial estimates or projections with respect to the cost of such Clinical Trial shall not be considered negligence by such Party in the conduct of any Clinical Trial or other Development activity. The Parties shall use Commercially Reasonable Efforts, as appropriate, to mitigate any cost overrun.
3.6    Opt‑In Rights for Other Compounds.
(a)    Procedure. Subject to the provisions of Section 10.5 that provide for certain compounds owned or Controlled by Affiliates of a Party to be Divested or considered Offered Compounds pursuant to this Section 3.6, in the event that, at any time prior to the date that is ten (10) years after first Launch anywhere in the Territory of any Product, either Party or any of such Party’s Affiliates (collectively, the “Developing Party”) proposes to conduct Phase II Clinical Trials for any pharmaceutical compound Controlled by such Party or Affiliate that is a Competing Product, the other Party (the “Offeree Party”) shall have the options described below (collectively, the “New Collaboration Compound Options”) to include such compound (each an “Offered Compound”) in the Collaboration, as set forth below. Any such compound that is included in the Collaboration as the result of the exercise of any such option is referred to herein as a “New Collaboration Compound.” Neither Party shall have any obligation to conduct or complete any Clinical Trials or to otherwise develop any such pharmaceutical compound that is not a Collaboration Compound, except that if the Phase II Inclusion Option, the Phase III Inclusion Option or the Pre-Launch Inclusion Option, as such terms are defined below, is exercised the applicable Offered Compound shall be Developed in accordance with this Agreement.
(i)    Not less than ninety (90) days prior to commencing any Phase II Clinical Trials of the Offered Compound, the Developing Party shall prepare and provide to the Offeree Party a proposed Long-Term Development Plan for the Offered Compound (including the details of the upcoming Phase II Clinical Trials and any proposed Phase III Clinical Trials), including a proposed budget therefor, a Pre-Launch Commercialization Plan and Budget for the Offered Compound, a representation letter making to the Offeree Party substantially the same representations and warranties concerning the Developing Party’s intellectual property relating to the Offered Compound as are set forth in

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 7.3 with respect to Apixaban (except that any reference to the Execution Date shall refer to the date such representations and warranties are given), along with any exceptions to such representations and warranties that such Party may disclose and provide in writing at such time, and such other information as the Offeree Party may reasonably request in connection with its evaluation of the option with respect to the Offered Compound provided for in Section 3.6(a)(ii).
(ii)    The Offeree Party shall have the option (the “Phase II Inclusion Option”), exercisable by written notice delivered to the Developing Party at any time on or before the date which is sixty (60) days after receipt of all the information specified in Section 3.6(a)(i), to include the Offered Compound in the Collaboration.
For clarity, the Phase II Inclusion Option shall become effective only once with respect to a given Offered Compound, i.e., in connection with the commencement of the first Phase II Clinical Trial with respect to such Offered Compound, regardless of whether any additional Phase II Clinical Trials are subsequently commenced with respect to such Offered Compound.
(iii)    If the Offeree Party exercises the Phase II Inclusion Option, then: (A) the Offered Compound shall be a New Collaboration Compound thenceforth and shall be included in the Collaboration, (B) the Parties shall each bear [*] of the future Development Costs with respect to the Development (commencing with the Development Costs for such Phase II Clinical Trials) and shall each share [*] of the Net Profit/Net Loss of the Products containing the Offered Compound, in the manner otherwise provided for in Articles 3, 4 and 5, and (C) the Offeree Party shall pay to the Developing Party each of the New Collaboration Compound Milestone Payments with respect to such New Collaboration Compound (unless the Offered Compound is the Additional Compound) provided for in Section 5.2(b).
(iv)    If the Offeree Party does not exercise the Phase II Inclusion Option with respect to an Offered Compound, the Offeree Party shall have an additional option (the “Phase III Inclusion Option”) to include any such Offered Compound in the Collaboration, commencing with the Phase III Clinical Trials (or, if the Offered Compound undergoes Phase IIb/III Clinical Trials rather than separate Phase II Clinical Trials and Phase III Clinical Trials, commencing with the Phase IIb/III Clinical Trials), as provided below:
(A)    Not less than ninety (90) days prior to the commencement of Phase III Clinical Trials (or Phase IIb/III Clinical Trials) with respect to the Offered Compound, the Developing Party shall provide to the Offeree Party (a) the results of all Phase II Clinical Trials (or Phase IIa Clinical Trials), (b) a statement of the Developing Party’s development costs with respect to such Phase II Clinical Trials (or Phase IIa Clinical Trials) for the indications then being developed for such compound (unless the Offered Compound is the Additional Compound), (c) a representation letter making to the Offeree Party substantially the same representations and warranties concerning the Developing Party’s intellectual

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

property relating to the Offered Compound as are set forth in Section 7.3 with respect to Apixaban (except that any reference to the Execution Date shall refer to the date such representations and warranties are given), along with any exceptions to such representations and warranties that such Party may disclose and provide in writing at such time, (d) a Long-Term Development Plan for the Offered Compound (including the details of the upcoming Phase III Clinical Trial), including a proposed budget therefor and a Pre-Launch Commercialization Plan for the Offered Compound, and (e) such other information as the Offeree Party may reasonably request in connection with its evaluation of the option with respect to the Offered Compound provided for in this Section 3.6(a)(iv).
(B)    At any time on or before the date which is sixty (60) days after receipt of all the information specified in Section 3.6(a)(iv)(A), the Offeree Party may exercise the Phase III Inclusion Option by (a) delivering to the Developing Party written notice of such exercise and (b) notwithstanding Sections 3.4 and 3.5, paying to the Developing Party (unless the Offered Compound is the Additional Compound) [*] of the Developing Party’s development costs with respect to the Phase II Clinical Trials (or Phase IIa Clinical Trials) for the Offered Compound for the indications then being developed for such compound (including any such development costs incurred by any Person prior to the time such Person became an Affiliate but excluding payments in the nature of Third Party License Payments incurred prior to the time such Person became an Affiliate).
(C)    If the Offeree Party exercises the Phase III Inclusion Option, then: (i) the Offered Compound shall be a New Collaboration Compound thenceforth, (ii) the Parties shall each bear [*] of the future Development Costs with respect to the Development (commencing with the Development Costs for such Phase III Clinical Trials) of the Offered Compound and shall each share [*] of the Net Profit/Net Loss of the Products containing the Offered Compound, in the manner otherwise provided for in Articles 3, 4 and 5, and (iii) the Offeree Party shall pay to the Developing Party each of the New Collaboration Compound Milestone Payments with respect to such New Collaboration Compound (unless the Offered Compound is the Additional Compound) provided for in Section 5.2(b).
For clarity, the Phase III Inclusion Option shall become effective only once with respect to a given Offered Compound, i.e., in connection with the commencement of the first Phase III Clinical Trial (or Phase IIb/III Clinical Trial) with respect to such Offered Compound as provided in Section 3.6(a)(iv)(A), regardless of whether any additional Phase III Clinical Trials (or Phase IIb/III Clinical Trials) are subsequently commenced with respect to such Offered Compound.
(v)    If the Offeree Party does not exercise the Phase III Inclusion Option with respect to an Offered Compound the Offeree Party shall have an additional option (the “Pre-Launch Inclusion Option”) to include any such Offered Compound in the Collaboration at any time prior to the Pre‑Launch Option Exercise Deadline with respect to such Offered Compound as provided below:

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(A)    Promptly following the completion of Phase III Clinical Trials with respect to the Offered Compound and not less than ninety (90) days prior to the filing of the NDA with respect to the Offered Compound, the Developing Party shall provide to the Offeree Party (a) the results of all Phase II Clinical Trials and Phase III Clinical Trials, (b) a statement of the Developing Party’s development costs with respect to such Phase II Clinical Trials and Phase III Clinical Trials for the indications then being developed for such compound (unless the Offered Compound is the Additional Compound), (c) a representation letter making to the Offeree Party substantially the same representations and warranties concerning the Developing Party’s intellectual property relating to the Offered Compound as are set forth in Section 7.3 with respect to Apixaban (except that any reference to the Execution Date shall refer to the date such representations and warranties are given), along with any exceptions to such representations and warranties that such Party may disclose and provide in writing at such time, (d) a Long-Term Development Plan for the Offered Compound (including the details of any Phase IIIb Clinical Trials or Phase IV Clinical Trials), including a proposed budget therefor and a Pre-Launch Commercialization Plan for the Offered Compound, and (e) such other information as the Offeree Party may reasonably request in connection with its evaluation of the option with respect to the Offered Compound provided for in this Section 3.6(a)(v).
(B)    At any time on or before the date which is sixty (60) days after receipt of all the information specified by Section 3.6(a)(v)(A) (the “Pre-Launch Option Exercise Deadline”), the Offeree Party may exercise the Pre-Launch Inclusion Option by (a) delivering to the Developing Party written notice of such exercise and (b) notwithstanding Sections 3.4 and 3.5, paying to the Developing Party (unless the Offered Compound is the Additional Compound) [*] of the Developing Party’s development costs with respect to the Phase II Clinical Trials and Phase III Clinical Trials for the Offered Compound for the indications then being developed for such compound (including any such development costs incurred by any Person prior to the time such Person became an Affiliate but excluding payments in the nature of Third Party License Payments incurred prior to the time such Person became an Affiliate).
(C)    If the Offeree Party exercises the Pre-Launch Inclusion Option, then: (A) the Offered Compound shall be a New Collaboration Compound thenceforth, (B) the Parties shall each bear [*] of the future Development Costs with respect to the Development (commencing with the Development Costs for such Phase IIIb Clinical Trials or Phase IV Clinical Trials) of the Offered Compound and shall each share [*] of the Net Profit/Net Loss of the Products containing the Offered Compound, in the manner otherwise provided for in Articles 3, 4 and 5, and (C) the Offeree Party shall pay to the Developing Party each of the New Collaboration Compound Milestone Payments with respect to such New Collaboration Compound (unless the Offered Compound is the Additional Compound) provided for in Section 5.2(b)).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

For clarity, the Pre-Launch Inclusion Option shall become effective only once for a given Offered Compound, i.e., in connection with the first completion of Phase III Clinical Trials with respect to such Offered Compound as provided in Section 3.6(a)(v)(A), regardless of whether Phase III Clinical Trials are subsequently completed with respect to any other Offered Compound.
(vi)    If the Offeree Party does not exercise the New Collaboration Compound Option with respect to an Offered Compound, the Developing Party shall have the right to Develop such Offered Compound outside the Collaboration and shall bear one hundred percent (100%) of the cost of such Development; provided that Section 10.5 shall continue to apply to the Offered Compound, except that the Developing Party shall have the right to Divest such Offered Compound or Competing Product following the expiration of the Pre‑Launch Inclusion Option and shall have [*] to effect such Divestiture.
(vii)    If, pursuant to Section 10.5(c), a Merging Party notifies the other Party that the Merging Party intends to offer an Acquired Competing Product for inclusion in the Collaboration pursuant to this Section 3.6(a)(vii), then such Merging Party shall be considered the Developing Party and the Acquired Competing Product shall be an Offered Compound for purposes of this Section 3.6 and the Offeree Party shall have an option (the “M&A Inclusion Option”) to include any such Offered Compound in the Collaboration as provided below:
(A)    if such Acquired Competing Compound is in Phase II Clinical Trials or later Clinical Trials but is not then being promoted, distributed, marketed or sold in any Market Area in the Territory, then:
(1)    Not later than ninety (90) days after the delivery of the notice pursuant to Section 10.5(c) that the Developing Party will offer the Acquired Competing Product into the Collaboration, the Developing Party shall provide to the Offeree Party (a) the results of all Clinical Trials relating to such Acquired Competing Product, (b) a statement of the Developing Party’s development costs with respect to any Phase II Clinical Trials or later Clinical Trials for the indications then being developed for such compound, (c) a representation letter making to the Offeree Party substantially the same representations and warranties concerning the Developing Party’s intellectual property relating to the Offered Compound as are set forth in Section 7.3 with respect to Apixaban (except that any reference to the Execution Date shall refer to the date such representations and warranties are given), along with any exceptions to such representations and warranties that such Party may disclose and provide in writing at such time, (d) a Long-Term Development Plan for the Offered Compound, including a proposed budget therefor and a Pre-Launch Commercialization Plan for the Offered Compound, and (e) such other information as the Offeree Party may reasonably request in connection with its evaluation of the option with respect to the Offered Compound provided for in this Section 3.6(a)(vii)(A)(1).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(2)    At any time on or before the date which is sixty (60) days after receipt of all the information specified in Section 3.6(a)(vii)(A), the Offeree Party may exercise the M&A Inclusion Option by (a) delivering to the Developing Party written notice of such exercise and (b) notwithstanding Sections 3.4 and 3.5, paying to the Developing Party [*] of the Developing Party’s development costs with respect to Phase II Clinical Trials and later Clinical Trials for the Offered Compound for the indications then being developed for such compound (including any such development costs incurred by any Person prior to the time such Person became an Affiliate but excluding payments in the nature of Third Party License Payments incurred prior to the time such Person became an Affiliate).
(3)    If the Offeree Party exercises the M&A Inclusion Option, then: (i) the Offered Compound shall be a New Collaboration Compound thenceforth, (ii) the Parties shall each bear fifty percent (50%) of the future Development Costs with respect to the Development of the Offered Compound and shall each share fifty percent (50%) of the Net Profit/Net Loss of the Products containing the Offered Compound, in the manner otherwise provided for in Articles 3, 4 and 5, and (iii) the Offeree Party shall pay to the Developing Party each of the New Collaboration Compound Milestone Payments with respect to such New Collaboration Compound provided for in Section 5.2(b).
(4)    If the Offeree Party does not exercise the M&A Inclusion Option with respect to an Offered Compound, the Developing Party shall have the right to Develop such Offered Compound outside the Collaboration and shall bear 100% of the cost of such Development, subject to the applicability of the other New Collaboration Compound Options provided for above, which shall apply as and when applicable as provided above.
(B)    if such Acquired Competing Compound (x) has an NDA, MAA or other DAA filing pending for a Competing Product in any Market Area in the Territory or (y)  is being promoted, distributed, marketed or sold in any Market Area in the Territory, then:
(1)    Not later than ninety (90) days after the delivery of the notice pursuant to Section 10.5(c) that the Developing Party will offer the Acquired Competing Product into the Collaboration, the Developing Party shall provide to the Offeree Party (a) the results of all Clinical Trials relating to such Acquired Competing Product, (b) a statement of the Developing Party’s development costs with respect to any Phase II Clinical Trials or later Clinical Trials for the indications then being Commercialized or for which an NDA, MAA or DAA has been filed, (c) a representation letter making to the Offeree Party substantially the same representations and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

warranties concerning the Developing Party’s intellectual property relating to the Offered Compound as are set forth in Section 7.3 with respect to Apixaban (except that any reference to the Execution Date shall refer to the date such representations and warranties are given), along with any exceptions to such representations and warranties that such Party may disclose and provide in writing at such time, (d) a Long-Term Commercialization Plan and a Pre-Launch Commercialization Plan or an Annual Commercialization Plan and Budget, as applicable, for the Offered Compound, (e) a Quarter-by-Quarter (or in the case of COLLABORATOR, a PFIZER Quarter-by-PFIZER Quarter) statement of Net Sales, Allowable Expenses and Net Profit/Net Loss (in each case calculated as if the Competing Product were a Product) of the products containing such Offered Compound for each Region since the Launch of such products in such Region, (f) a statement showing its aggregate cost of goods sold for such products for each such Quarter or PFIZER Quarter, as applicable, (g) its best good faith projections of Net Sales, Allowable Expenses and Net Profit/Net Loss (in each case calculated as if the Competing Product were a Product) with respect to such products for the next four (4) Quarters or PFIZER Quarters, as applicable, and (h) such other information as the Offeree Party may reasonably request in connection with its evaluation of the option with respect to the Offered Compound provided for in this Section 3.6(a)(vii)(B).
(2)    At any time on or before the date which is sixty (60) days after receipt of all the information specified in Section 3.6(a)(vii)(B)(1), the Offeree Party may deliver to the Developing Party a notice indicating that the Offeree Party is interested in including such Offered Compound in the Collaboration (an “Indication of Interest”), it being understood that such Indication of Interest does not constitute an exercise of the M&A Inclusion Option. If the Offeree Party delivers such Indication of Interest within such sixty (60) period, the Parties shall promptly commence negotiations in good faith for a period of not less than sixty (60) days (or such longer period as the Parties may agree by mutual Party Written Consent) concerning the terms on which such Offered Compound would be included in the Collaboration, which terms may include the amount of any Inclusion Milestone, terms relating to any indications then being Commercialized and terms relating to any indications that may still be in Development and any other matters the Parties deem relevant. If within such negotiation period, the Parties agree by mutual Party Written Consent to the terms on which the Offered Compound will be included in the Collaboration, such agreement shall constitute the exercise of the M&A Inclusion Option with respect to such Offered Compound. If the Offeree Party fails to deliver an Indication of Interest within the time period specified above or if the Parties fail to reach agreement on the terms on which the Offered Compound will be included in the Collaboration within the negotiation period provided for

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

above, such failure shall constitute the failure to exercise the M&A Inclusion Option.
(3)    If the Offeree Party exercises the M&A Inclusion Option, then: (i) the Offered Compound shall be a New Collaboration Compound thenceforth, (ii) products containing such Offered Compound shall be Products, (iii) unless the Parties have otherwise agreed by mutual Party Written Consent on the terms on which the Offered Compound will be included in the Collaboration as provided in paragraph (2) above, the Parties shall each bear fifty percent (50%) of the future Development Costs, if any, with respect to the Development of the Offered Compound and shall each share fifty percent (50%) of the Net Profit/Net Loss of the Products containing the Offered Compound, in the manner otherwise provided for in Articles 3, 4 and 5, (iv) unless the Parties have otherwise agreed by mutual Party Written Consent as provided in paragraph (2) above, the Offeree Party shall not be obligated to pay to the Developing Party any of the New Collaboration Compound Milestone Payments with respect to such New Collaboration Compound provided for in Section 5.2(b), except with respect to indications that may still be under development and (v) the Offeree Party shall pay to the Developing Party any agreed upfront or other payment agreed by the Parties.
(4)    If the Offeree Party does not exercise the M&A Inclusion Option with respect to an Offered Compound, the Developing Party shall have the right to Divest such Offered Compound, shall have [*] to effect such Divestiture.
(viii)    Other than pursuant to a Business Combination Transaction, neither Party shall, and each Party shall cause its Affiliates not to, in-license or acquire from a Third Party any Competing Product [*] in the U.S., any country in the EU and, if Japan is included in the Territory, Japan if the terms of such in‑license or acquisition would prevent such Competing Product from being included in the Collaboration pursuant to this Section 3.6 on the terms provided for in this Agreement; provided, that Section 10.5 shall apply to a Competing Product whether or not it is acquired in a Business Combination Transaction.
In the event the Offeree Party exercises a New Collaboration Compound Option with respect to a compound, the Long‑Term Development Plan and the Pre‑Launch Commercialization Plan and Budget proposed by the Developing Party (or such other Long‑Term Development Plan and Pre‑Launch Commercialization Plan and Budget as is agreed by the Parties by mutual Party Written Consent on or prior to the date of the exercise of such option) shall be the Long‑Term Development Plan and Pre‑Launch Commercialization Plan and Budget with respect to such compound.
Notwithstanding the foregoing or any other provision of this Agreement, in the event BMS exercises a New Collaboration Compound Option with respect to the Additional

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Compound, (i) BMS shall not be obligated to make any payment with respect to the Additional Compound pursuant to Section 5.2(b) in connection with the exercise of such option or the inclusion of the Additional Compound in the Collaboration, and (ii) BMS shall not be obligated to pay or reimburse COLLABORATOR for any development costs or other costs incurred by COLLABORATOR with respect to the Additional Compound prior to the date of such exercise.
Notwithstanding anything in this Agreement to the contrary, COLLABORATOR shall have the right to conduct, at its expense, Phase II Clinical Trials for the prevention of deep vein thrombosis in patients undergoing total knee replacement with respect to the Additional Compound (and none of the costs associated with such Phase II Clinical Trials shall be Development Costs), and the Phase II Inclusion Option with respect to the Additional Compound shall apply solely with respect to Phase II Clinical Trials other than such Phase II Clinical Trials. COLLABORATOR shall prepare and provide to BMS promptly following the completion of such Phase II Clinical Trials a summary of the results of such Phase II Clinical Trials.
(b)    Effect on Governance and Certain Other Matters. If BMS exercises any New Collaboration Compound Option so that a compound Controlled by COLLABORATOR is included in the Collaboration as a New Collaboration Compound, then (i) COLLABORATOR shall have the same rights and obligations under this Agreement with respect to such COLLABORATOR New Collaboration Compound and the corresponding COLLABORATOR New Collaboration Products as BMS has with respect to Apixaban and the Initial Product under this Agreement as of the Execution Date (including (A) the right to manufacture and supply such COLLABORATOR New Collaboration Compound and COLLABORATOR New Collaboration Products, (B) the rights (including the related license rights) to develop and commercialize such COLLABORATOR New Collaboration Compound and COLLABORATOR New Collaboration Products following full or partial termination of the Collaboration or this Agreement and (C) [*] and (ii) BMS shall have the same rights and obligations under this Agreement with respect to such COLLABORATOR New Collaboration Compound and COLLABORATOR New Collaboration Products as COLLABORATOR has with respect to Apixaban and the Initial Product. In such event, the Parties shall enter into an amendment to this Agreement consistent with the foregoing to clarify the operation and application of the provisions of this Agreement to such COLLABORATOR New Collaboration Compound and COLLABORATOR New Collaboration Products; except that Sections 5.1 and 5.2(a) and the first sentence of Section 3.4(a) shall not apply to any New Collaboration Compound other than Apixaban and Section 5.2(b) shall apply.
3.7    Development of Additional Indications and Additional Formulations within the Field.
(a)    General. The Long-Term Development Plan and the Parties’ efforts to Develop the Collaboration Compounds are intended to focus initially on the Initial Product. If the Parties agree by mutual Party Written Consent (or by Joint Committee Consent of the JEC) to Develop any Collaboration Compound for any indication or use not then provided for in the then current Long‑Term Development Plan (each, an “Additional Indication”) or a formulation not then provided for in the then current Long‑Term Development Plan (each, an “Additional Formulation”) then the Parties shall each bear fifty percent (50%) of the Development Costs for Development of the Product for such Additional Indication or Additional Formulation. In no event

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

shall either Party be required to Develop an Additional Indication or Additional Formulation that it does not wish to Develop.
(b)    Decision to Pursue an Additional Indication or Additional Formulation. At any time after the Execution Date and during the Collaboration Term, either Party may propose the Development of an Additional Indication or Additional Formulation within the Territory for a Collaboration Compound under this Agreement. The proposing Party shall provide to the JDC such material information and materials pertaining to the proposed Additional Indication or Additional Formulation, as applicable, as would be provided to, or otherwise relied upon by, such proposing Party’s senior clinical management and applicable internal senior management committees in determining whether to proceed with the Development of such Additional Indication or Additional Formulation, as applicable, including a proposal as to how it would amend (i) the existing Long-Term Development Plan to reflect the Clinical Trials needed, Decision Points and Success Criteria (if any) agreed upon or adopted pursuant to Section 3.2(g), and the Development Costs reasonably estimated, to Develop such Additional Indication or Additional Formulation, as applicable, for Approval in the U.S., the EU, the ROW and, if the Japan Option has been exercised, Japan, and (ii) the existing Pre-Launch Commercialization Plan or Annual Commercialization Plan. The other Party shall have ninety (90) days to review such proposal. The Parties may agree by mutual Party Written Consent (or Joint Committee Consent of the JEC) to bring the Additional Indication or Additional Formulation, as applicable, for such Collaboration Compound into the Collaboration. If the Parties agree to Develop such Collaboration Compound for such proposed Additional Indication or Additional Formulation, as applicable, the Additional Indication or Additional Formulation, as applicable, for such Collaboration Compound will thereby become part of the Collaboration and each Party shall be obligated to pay its share (in accordance with this Section 3.7) of future Development Costs relating to the Additional Indication or Additional Formulation, as applicable, incurred pursuant to the amended Long-Term Development Plan, and thenceforth shall have all other rights and obligations hereunder with respect to the Additional Indication or Additional Formulation, as applicable, for such Collaboration Compound and Products that contain such Collaboration Compound, including its share of the Net Profit/Net Loss of such Product for such Additional Indication or Additional Formulation, as applicable. In such event, the Parties shall (by mutual Party Written Consent or Joint Committee Consent) cause the Long‑Term Development Plan and Annual Development Plan and Budget to be updated to include binding plans with respect to such Additional Indication or Additional Formulation, as applicable. If the Parties do not agree to include an Additional Indication or Additional Formulation, as applicable, in the Collaboration, then neither Party nor any of its Affiliates shall Develop or Commercialize such Additional Indication or Additional Formulation for such applicable Collaboration Compound.
3.8    Delegation; Subcontracting. Either Party may delegate to one or more of its Affiliates responsibility for performing any of the Development work to be performed by such Party hereunder. Either Party shall be entitled to use qualified Third Party subcontractors to conduct any clinical studies to be performed by it under an Approved Plan, subject to such policies and limitations as may be established by the JDC from time to time and subject to the approval by the CFDT of the agreement with the subcontractor, and provided that each such Third Party subcontractor is, to the maximum practicable extent, subject to obligations of confidentiality and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

non‑use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 10 and is obligated to assign to the Party engaging such subcontractor any inventions made by it arising out of the performance of its duties. Each Party shall remain responsible and liable for the performance by its Affiliates of its obligations under this Agreement and for its negligence in the supervision of any such subcontractor. Subject to Section 2.13, the JDC shall determine which Party shall be responsible for entering into any agreement with, and for managing, such Third Party subcontractor.
3.9    Compliance with GLP/GCP/GMP and Applicable Law. All Development activities, including all tasks specified by any Long-Term Development Plan or Annual Development Plan and Budget, shall be performed by the Parties, their Affiliates and permitted subcontractors in accordance with GLP, GCP or GMP, to the extent applicable, and in compliance with all other Applicable Law.
3.10    Clinical Trial Data. All clinical data and reports related to Clinical Trials for the Collaboration Compounds and Products generated under this Agreement shall be jointly owned by the Parties and shall constitute Joint Collaboration Technology, and each Party shall, subject to this Agreement, have the right to use such clinical data and reports as provided in Section 9.2(b), provided that COLLABORATOR may use such data in Japan without the prior Party Written Consent of BMS (to be given or withheld in BMS’s sole and absolute discretion) only if the Japan Option has been exercised.
3.11    Pharmacovigilance; Adverse Event Reporting. Subject to the terms of this Agreement, and within three (3) months after the Execution Date, BMS and COLLABORATOR (under the guidance of their respective Pharmacovigilance Departments, or equivalent thereof) shall define and finalize the responsibilities of the Parties to protect patients and promote their well-being in connection with the use of the Collaboration Compounds and Products. These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) and regulatory submission of Adverse Event reports, exposure during pregnancy reports, and any other information concerning the safety of any Collaboration Compound or Product. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Governmental Authorities. Furthermore, such agreed procedures shall be consistent with relevant ICH guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. Until such guidelines and procedures are set forth in a written agreement between the Parties (hereafter referred to as the “Safety Data Exchange Agreement”), the terms of Exhibit K shall apply. BMS shall control the global pharmacovigilance database with respect to each Product and the Safety Data Exchange Agreement shall provide for such control by BMS. Following the execution of the Safety Data Exchange Agreement, Exhibit K shall have no further force or effect. The Parties’ costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging Adverse Events and Other Reportable Information shall be included as an element of Regulatory Expenses.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.12    Japan.
(a)    As of the Execution Date, Japan is not part of the Territory. BMS and COLLABORATOR agree that COLLABORATOR shall have the option to include Japan in the Territory on the terms and subject to the conditions described below in this paragraph (a) (such option, the “Japan Option”). The Japan Option shall be exercisable by COLLABORATOR on written notice to BMS (the “Japan Option Exercise Notice”) at any time not later than ninety (90) days after the receipt by COLLABORATOR from BMS of the minutes of, or written summary of the discussion at, the meeting described below (such period, the “Japan Option Exercise Period”); provided, however, that the Japan Option shall expire and be of no further force or effect upon the earlier to occur of (i) the date, if any, during the Japan Option Exercise Period on which COLLABORATOR notifies BMS in writing that COLLABORATOR has elected not to exercise the Japan Option or (ii) 12:01 AM, New York City time, on the first day immediately following the end of the Japan Option Exercise Period, if the Japan Effective Date (as defined below) has not occurred during the Japan Option Exercise Period (such date, if any, on which the Japan Option expires, the “Japan Option Expiration Date”). As promptly as practicable (but in any event not more than thirty (30) days after receipt by BMS of formal minutes of the meeting (currently scheduled to occur in June 2007) between BMS and the Japan PMDA relating to the possible enrollment of Japanese subjects in the CV185-030 Clinical Trial, BMS shall provide to COLLABORATOR such minutes and an English translation thereof, together with BMS’s proposed Long-Term Development Plan and Annual Development Plan and Budget with respect to Japan in order to facilitate COLLABORATOR’s evaluation of the Japan Option. In the event that no formal minutes of such meeting are prepared and provided to BMS by the Japan PMDA within sixty (60) days after such meeting, then BMS shall prepare and provide to COLLABORATOR a complete and accurate summary of the discussions at such meeting within thirty (30) days after the expiration of such sixty (60) day period, together with the proposed Long-Term Development Plan and Annual Development Plan and Budget with respect to Japan and BMS’s estimate of the Development Costs for Apixaban and the Initial Product with respect to Japan incurred from the Cost Sharing Effective Date to the Japan Option Expiration Date. If, during the Japan Option Exercise Period, COLLABORATOR (x) delivers to BMS the Japan Option Exercise Notice and (y) pays to BMS the milestone payment provided for in Section 5.2(a)(ii) to be paid upon the exercise of the Japan Option, then, notwithstanding anything to the contrary in this Agreement, (A) Japan shall thenceforth be part of the Territory and the Unmodified Territory for all purposes of this Agreement subject to Section 11.10, (B) such Long-Term Development Plan and Budget and Annual Development Plan and Budget for Japan shall be an Approved Plan and (C) COLLABORATOR shall reimburse BMS for sixty percent (60%) of BMS’s Development Costs with respect to BMS’s development program with respect to Apixaban and the Initial Product for Japan incurred from the Cost Sharing Effective Date to the Japan Effective Date as set forth in Section 3.4(c)(ii). The first date during the Japan Option Exercise Period, if any, on which both of the conditions set forth in clauses (x) and (y) of the preceding sentence are satisfied is referred to herein as the “Japan Effective Date”. Thereafter, the Parties shall share future Development Costs with respect to Japan as provided in Section 3.4(a).
(b)    COLLABORATOR understands that, subject to the Japan Option, rights to Japan-Eligible Compounds and the Japan-Eligible Products have been reserved by BMS with

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

respect to Japan and may in the future be licensed by BMS to Third Parties for development and commercialization solely for Japan (each such Third Party, a “Japan Licensee”) in accordance with Section 10.1(d). Accordingly, Sections 3.12(c) through 3.12(e) shall terminate automatically upon the occurrence of the Japan Effective Date.
(c)    BMS and such Japan Licensee shall have the right (i) to cross-reference any and all INDs and DAAs filed by, and/or granted to, BMS or COLLABORATOR (or the European Entity) with respect to a Japan-Eligible Compound or Japan-Eligible Product in a country in the Territory and (ii) to use all Clinical Trial data obtained pursuant to a Long-Term Development Plan or Annual Development Plan and Budget (as well as from Phase IV Clinical Trials) with respect to a Japan-Eligible Compound or Japan-Eligible Product in a country in the Territory (with BMS providing the Japan Licensee with all relevant pre-clinical, clinical and other development data, information and other documentation and know-how in BMS’s or COLLABORATOR’s possession or control (in electronic form to the extent available in such form) concerning a Japan-Eligible Compound or Japan-Eligible Products), solely, in each case ((i) and (ii)) for use in developing and Commercializing in Japan any Japan-Eligible Compound(s) or Japan-Eligible Product(s) and for manufacturing such Japan-Eligible Product anywhere in the world for purposes of such development and for other use and sale in Japan as to which the Japan Licensee has obtained rights from BMS. Subject to Section 10.1(d), such use and right of cross reference shall be made on such terms and conditions as BMS may determine in its sole discretion (provided that such terms and conditions are consistent with this Agreement) (with BMS solely entitled to all compensation provided by such Japan Licensee and without obligation or compensation to COLLABORATOR); provided, that the Japan Licensee grants to BMS the right (with the right to sublicense, including to COLLABORATOR pursuant to the terms of this Agreement) without payment of any consideration (x) to cross-reference any and all regulatory applications, registrations and approvals filed by, and/or granted to, the Japan Licensee with respect to any Japan-Eligible Product in Japan and (y) to use all Clinical Trial data obtained by the Japan Licensee with respect to any Japan-Eligible Product in Japan solely, in each case ((x) and (y)) for use in Developing and Commercializing a Collaboration Compound or Product in a country in the Territory. BMS may take such steps as are necessary under Applicable Law, including issuing letters to the FDA and other Regulatory Authorities, to allow BMS or the Japan Licensee to make such cross-reference or to provide such Clinical Trial data for such purpose.
(d)    BMS shall have the right to grant the Japan Licensee exclusive, co‑exclusive or non‑exclusive rights to practice any BMS Technology, Joint Collaboration Technology and/or any COLLABORATOR Technology that (i) is owned or Controlled by BMS or any of its Affiliates or licensed to BMS by COLLABORATOR or any of its Affiliates under this Agreement (in the case of COLLABORATOR Technology, solely to the extent COLLABORATOR and its Affiliates have the right to license such COLLABORATOR Technology to BMS with respect to Japan) and (ii) is incorporated in or actually used in connection with the manufacture, sale, use or formulation of a Japan-Eligible Compound or Japan-Eligible Product in the Territory and (iii) but for such license grant, would be infringed by the Japan Licensee in the development, manufacture, use, importation, sale, or Commercialization of such Japan-Eligible Compound or Japan-Eligible Product for use and sale in Japan as to which the Japan Licensee has obtained rights from BMS. Subject to Section 10.1(d), such license grant shall be

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

made on such terms and conditions as BMS may determine in its sole discretion; provided, that such terms and conditions are consistent with the terms of this Agreement and the Japan Licensee grants to BMS a royalty-free license (with the right to sublicense, including to COLLABORATOR pursuant to the terms of this Agreement) to practice outside Japan any know-how or Patent rights (A) that are owned or controlled by such Japan Licensee or its Affiliates, (B) that are actually used in the manufacture, sale, use or formulation of the Collaboration Compound or Product in Japan, and (C) that, but for such license grant, would be infringed by BMS or COLLABORATOR in the Development, manufacture, use, importation, sale, or Commercialization of a Collaboration Compound or Product for use and sale in the Territory. BMS shall have no obligation to the COLLABORATOR or its Affiliates to share any fees, milestone payments, royalties, financial consideration or other consideration received by BMS from the grant of any rights, license or sublicenses to a BMS Japan Licensee as permitted by this Agreement or from the practice, use or cross-reference of any intellectual property, rights or data (whether generated, developed or made pursuant to this Agreement, whether owned or Controlled by BMS or its Affiliates, or whether licensed to BMS by COLLABORATOR pursuant to Section 10.1), by BMS or its Japan Licensee(s) in respect of a Japan-Eligible Compound or Japan-Eligible Product.
(e)    In addition to the foregoing, BMS shall use reasonable efforts (which shall not require BMS to make any expenditures or forego and consideration or grant any additional rights) to cause the Japan Licensee to provide to BMS copies of any (A) development plans pursuant to which BMS and/or Japan Licensee are developing any Japan-Eligible Product for use in Japan, (B) all regulatory applications, registrations and approvals filed by, and/or granted to, BMS or the Japan Licensee in Japan with respect to Apixaban and any Japan-Eligible Product, (C) all relevant pre-clinical, clinical and other product development data, information and other documentation in BMS’s control or Japan Licensee’s control concerning Apixaban and any Japan-Eligible Product, and (D) adverse event reports, pregnancy reports and any other information concerning the safety of Apixaban and any Japan-Eligible Product. BMS shall provide to COLLABORATOR, upon COLLABORATOR’s reasonable request, any such information obtained by BMS from the Japan Licensee, and COLLABORATOR hereby consents to BMS providing to the Japanese Licensee copies of information concerning the Collaboration of the types described in clauses (A) - (D) above to the extent the Japan Licensee provides copies of such types of information to BMS and BMS provides such types of information obtained from the Japan Licensee to COLLABORATOR.
3.13    Development of Reversal Agent. The Parties recognize that [*] it may be beneficial to the Products to develop an agent that reverses the effect of the Products (a “Reversal Agent” ) and to make such Reversal Agent available [*]. In the event that either Party desires to develop a Reversal Agent, such Party shall propose such development to the other Party and the Parties shall negotiate in good faith whether to co-develop and co-promote such Reversal Agent, and any such development shall be conducted by either Party solely by mutual Party Written Consent pursuant to a separate agreement with respect to the development and commercialization of such Reversal Agent. COLLABORATOR acknowledges that BMS has previously entered into a materials transfer agreement with a biotechnology company for purposes of evaluating a potential Reversal Agent.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 4
COMMERCIALIZATION; GRANT OF CO‑PROMOTION RIGHTS
4.1    Grant of Co‑Promotion Rights.
(a)    Subject to the terms and conditions of this Agreement (including the exceptions set forth in Section 4.2), BMS grants to COLLABORATOR the co‑exclusive right (together with BMS and its Affiliates) with the right to grant sublicenses solely as provided in Section 10.4, to Co‑Promote and co-Commercialize the Products in each country in the Territory. Each Party shall be responsible for the performance of its Affiliates and shall cause such Affiliates, and shall require any sublicensees and subcontractors hereunder, to comply with the terms of this Agreement. Subject to Sections 4.2, 4.14 and 4.16, BMS shall not grant any rights to, or permit or authorize, any Third Party to promote the Products in any country in the Territory; provided that the foregoing shall not in any manner limit (x) BMS’s (or its Affiliates’) activities with respect to the Products outside the Territory (as it may be modified in accordance with Section 11.10), (y) BMS’s use of its existing Third Party distributors in the BMS Distribution Countries or (z) the use of Third Parties in accordance with Section 4.16. In general it is contemplated that the Sales Representative activities in respect of each Product shall be performed by the Parties using an equal sales force effort in each country in the Territory, as more fully provided in Section 4.9.
(b)    Notwithstanding the foregoing, the Parties may, from time to time, agree by mutual Party Written Consent to designate certain countries as countries in which only one of the Parties shall promote or Commercialize a Product or in which the Parties shall not promote on an equal basis. The overall framework and detailed business terms relating to Commercialization of the Products in such countries will be as the Parties may agree by mutual Party Written Consent at the time, including with respect to the licensing of intellectual property rights to effect same, to the manufacture and sale of Products by BMS or its Affiliates to COLLABORATOR or its Affiliates (and the payment terms for same, including applicable transfer prices), and to the sharing of Net Profit/Net Loss. If the Parties agree on such framework and business terms, the JEC shall be charged with coordinating the Parties’ efforts to negotiate and finalize definitive legal agreements that reflect their mutual understanding and to reflect or implement any other applicable terms and conditions of this Agreement. Such arrangements may include, among other things, modification of decision‑making authority with respect to certain Commercialization matters with respect to such country or countries and a modification to the sharing of Net Profit/Net Loss with respect to such country or countries. If the Parties are unable to agree by mutual Party Written Consent to such terms or to such definitive legal agreements, then such alternative arrangements for only one Party to promote or Commercialize or for promotion on a non-equal basis shall not be implemented and the Parties shall Co-Promote the Products in such countries in accordance with this Agreement, except that  if either or both of the Parties do not have a marketing Affiliate in a country, the JEC shall discuss whether and how the Products should be Commercialized in such country and the Parties shall not Launch a Product in such country unless the Parties have agreed on the framework and business terms (as provided above) relating to Commercialization of such Product in such country and the Parties have agreed by mutual Party Written Consent, or the JEC has agreed by Joint Committee Consent, to Launch such Products, provided that in all

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

circumstances BMS shall be entitled to comply with any applicable distribution or similar agreement for the distribution of the Products in the BMS Distributor Countries.
4.2    Exceptions to the Grant of Co‑Promotion Rights.
(a)    Notwithstanding Section 4.1, the JEC shall establish the timing of any Product Launch in each country in the Territory in accordance with Section 2.10(c).
(b)    Notwithstanding any other provision of this Agreement, COLLABORATOR shall not have the right to Co‑Promote or otherwise distribute or Commercialize any Product in any BMS Distributor Country; provided, BMS and COLLABORATOR will evenly share Net Profit/Net Loss from all such countries (which shall not include any profit or loss realized or incurred by any such distributor) by the inclusion of sales made to, or arranged (but not made) by, such distributors in “Net Sales” and the inclusion of BMS’s costs associated with such distribution arrangement in “Allowable Expenses.”
4.3    Reservation of Rights. All rights not specifically granted herein to COLLABORATOR are expressly reserved to BMS and its Affiliates.
4.4    Diligence of Commercialization of the Products in the Territory. BMS and COLLABORATOR each shall use Commercially Reasonable Efforts (i) to Co‑Promote and otherwise perform the Commercialization activities assigned to it in respect of the Products in the applicable countries in the Territory in accordance with the then approved Pre-Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget (as the same may be amended in accordance with the terms hereof) and (ii) to develop and agree on approved Annual Commercialization Plans and Budgets. Once an Annual Commercialization Plan and Budget has been adopted, each Party shall make and implement decisions and allocate resources designed to advance progress with respect to the objectives set forth in, and designed to ensure that it meets its obligations with respect to, such Plan and Budget.
4.5    Commercialization Plans and Budgets Generally; Long-Term Commercialization Plan.
(a)    In General. Subject to the terms of this Agreement, the Commercialization of each Product shall be governed by:
(i)    a three‑year Commercialization strategy for such Product covering each Region in the Territory (the “Long-Term Commercialization Plan”);
(ii)    an annual Commercialization plan and budget (the “Annual Commercialization Plan and Budget”) for each Region; and
(iii)    a detailed pre-Launch Commercialization plan for each Region, covering the period from the date such plan is adopted by the JEC (generally, upon commencement of the first Phase III Clinical Trials for such Product for the benefit of such Region) through the end of the second (2nd) full Year following Launch of such Product in

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

a given Region (the “Pre-Launch Commercialization Plan and Budget”); provided, that once an Annual Commercialization Plan and Budget is adopted for a given Product for a given country or Region for a given Year, such Annual Commercialization Plan and Budget shall supersede the Pre-Launch Commercialization Plan and Budget for such Product for such country or Region with regard to such Year, and the Pre-Launch Commercialization Plan and Budget for such Product for such country or Region for such Year shall have no further effect.
Unless otherwise agreed by mutual Party Written Consent or Joint Committee Consent at the JEC, the promotional or sales effort of the Parties shall be specified in Details.
(b)    Long-Term Commercialization Plan. The Long-Term Commercialization Plan for each Product shall set forth the anticipated performance obligations and funding requirements for the Commercialization of each Product and indication (including any Additional Indication or Additional Formulation) in a given Region, and shall be consistent in form and substance with those long-term commercialization plans and budgets customarily prepared by BMS for its other products and that are intended to optimize planning decisions relating to the Commercialization of such Product and indication, including overall Commercialization strategy, lifecycle management plans, resourcing plans, major regional strategies and forecasts. Each Long-Term Commercialization Plan will specifically include, where customarily prepared by BMS for its own products in a given Region, (i) the number of Details required of each Party for the Commercialization of each indication for such Product in a Region for each of the three (3) Years covered by the Long-Term Commercialization Plan and (ii) aggregate advertising and promotional spend, and the other Allowable Expenses required, by Region in each such Year and, if and to the extent customarily prepared by BMS for a given Region, by applicable category. The Long-Term Commercialization Plan shall be used to guide the applicable Committees in formulating the Pre‑Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget (but shall not otherwise be binding upon the Parties), and shall represent only a good faith estimate of each Party’s anticipated Long-Term Commercialization commitments. Once an Annual Commercialization Plan and Budget is adopted for a given Product, a given indication and a given country or Region for a given Year, such Annual Commercialization Plan and Budget shall supersede the relevant portion of the Long‑Term Commercialization Plan that covers such Year. In the event a Pre‑Launch Commercialization Plan and Budget or Annual Commercialization Plan and Budget is adopted that is inconsistent with the then current Long‑Term Commercialization Plan, the applicable committees shall promptly propose to the JEC, and the JEC shall adopt, an amendment to the Long‑Term Commercialization Plan to rectify such inconsistency.
The Long‑Term Commercialization Plan shall be updated at least annually, and the CFDT or the applicable ROC shall prepare and propose the Long-Term Commercialization Plan according to a schedule and using a process that will enable the CFDT or ROC to recommend (or fail to reach agreement on recommending) by October 31 of a Year, and submit to the JEC for review, comment and approval by no later than November 30 of a Year, an updated Long-Term Commercialization Plan for such Product for the next three (3) Years. In the event of the Parties agree to Develop an Additional Indication or Additional Formulation, the CFDT or the applicable ROC shall promptly prepare and propose an amendment to the Long‑Term Commercialization

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Plan and Annual Development Plan and Budget to include such Additional Indication or Additional Formulation.
(c)    Determination of Commercialization Costs. As part of the process of producing the Pre-Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget in accordance with Section 4.6, the Parties shall determine the internal personnel and other resources and out‑of‑pocket expenditures required for the Commercialization of the Collaboration Compounds and the Products for such Year and for each Quarter within such Year. All such internal personnel and resources, with the exception of Detailing Costs (which shall be handled in accordance with Section 4.9), will be expressed in terms of FTEs and the budgeted cost calculated using the relevant FTE Rates.
4.6    Annual Commercialization Plan and Budget; Pre-Launch Commercialization Plan and Budget.
(a)    General. Each Pre-Launch Commercialization Plan and Budget and each Annual Commercialization Plan and Budget will describe the plan for Commercialization of each indication for the applicable Product and shall include all matters of strategic importance related to the Commercialization of the Products and a detailed plan covering and specifying in reasonable detail the Commercialization activities to be performed by each Party for such Product for a particular Year and a specific and detailed budget for all such efforts. Such Pre‑Launch Commercialization Plan and Budget and Annual Commercialization Plan and Budget initially shall be prepared on a Region-by-Region basis, specifying such plans, activities and budgets for each Region, until such time as such plans are to be prepared on a country-by-country basis as provided in Section 4.6(b) and Section 4.6(c) at which time such plans, activities and budgets shall be specified on a country-by-country basis. Each Pre-Launch Commercialization Plan and Budget and each Annual Commercialization Plan and Budget with respect to each Region shall be recommended by the CFDT or the applicable Regional Operating Committee for approval by the JEC. Each Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plan and Budget with respect to a country shall be prepared by the Parties’ country organizations working together, consistent with the Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plan and Budget for the Region in which such country is included and approved by the applicable ROC. Each Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plan and Budget (including the Regional and country plans and budgets) shall include with respect to the Products, as applicable:
(i)    general strategies, consistent with JCC guidance, for the promoting, Detailing and marketing of each indication for a Product in each country or Region in the Territory and allocation of responsibilities for marketing activities in each country or Region in the Territory;
(ii)    (A) (1) the number of Details to be provided by each Party in such country (which number shall be determined pursuant to Section 4.9(a) and Section 4.9(b)(i)), (B) where practicable, the call schedule and frequency of Details for each indication for such Product and (C) allocation of selling effort responsibility between the Parties’ Sales Representatives by geography, target audience, and/or other means;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii)    (A) market research plans, and (B) general plans for the marketing, promotion and sale of the Products to Managed Care Organizations in each such country or Region or jurisdiction, with appropriate input as to contracting strategies and financial matters from the JFC;
(iv)    the nature of any other key promotional activities, if any, and any other information contemplated by Section 4.9(b);
(v)    a market, unit sales, Net Sales, Allowable Expenses, and Net Profit/Net Loss forecast for each such country or Region;
(vi)    pricing and discounting policy for such country or Region consistent with JCC guidance;
(vii)    advertising, public relations and other promotional product support programs and activities, including speaker and peer-to-peer activity programs;
(viii)    funding levels for grants in support of professional symposia and Medical Education Activity programs (but not content or strategies relating thereto except as approved by the JDC);
(ix)    the allocation of Commercialization activities between the Parties; provided, that with respect to any FTEs to be included in Sales and Marketing Costs (other than FTEs with respect to Hospital and MHC Activities), each Party shall be allocated fifty percent (50%) of such FTEs with respect to such activities, unless otherwise agreed by Joint Committee Consent of the JEC;
(x)    free goods program plans, a vendor/Product returns policy, and patient assistance and indigent access programs in the country or Region;
(xi)    projected spending for Phase IV Clinical Trials of the Products and a list of the Phase IV Clinical Trials for which the scientific integrity thereof has been approved by the JDC;
(xii)    the number of Medical Liaison FTEs to be provided by each Party in each country or Region and the specific activities for which such persons shall be responsible (it being understood that each Party shall provide equal numbers of such individuals for (A) the U.S. market unless otherwise determined by the U.S. Operating Committee and (B) the BMSEMEA market unless otherwise determined by the BMSEMEA Operating Committee, in each case ((A) and (B)) by Joint Committee Consent, where such numbers of individuals in the BMSEMEA shall be allocated among the countries therein based on the needs of such countries and need not be allocated equally on a country-by-country basis and need not be allocated to more than one Party in any such country);
(xiii)    the number of Hospital and MHC Activities FTEs to be provided in each country or Region for Hospital and MHC Activities and the specific activities for which such persons shall be responsible
(xiv)    the key strategies and key activities to be undertaken with respect to the Managed Care Organization segment;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(xv)    a Samples plan that specifies on a Quarterly basis (a) the aggregate number of Samples of such Product to be distributed; (b) the number of such Product Samples to be distributed by each Party; (c) procedures for coordinating distribution of Product Samples by each Party within individual markets in the Region and among each Party’s Sales Representatives, taking into account the Parties’ customary practices with respect to providing Samples; (d) the form, content and timing of utilization and management audit reports with respect to a Party’s Product sampling activities; (e) audit practices for initial qualification and ongoing management of Product Samples practices and procedures; (f) whether alternatives to Samples, such as debit cards and coupons, will be used to promote such Product and the procedures, techniques and materials for such alternative programs; and (g) such other matters related to the sampling of such Product as the Parties deem necessary or appropriate; and
(xvi)    other matters within the scope of the ROC involving a significant expenditure of funds or incurrence of expense, or a significant use of resources.
The Parties shall discuss coordinating their efforts associated with the matters described in clause (ii) above at the local level (country, state, province or district, as applicable). In order to optimize general plans provided for in clause (iii) above for the marketing, promotion and sale of the Products to Managed Care Organizations in each country, Region or jurisdiction, the Parties shall consider input from their respective country or Regional organizations, as applicable, with respect to the Products.
(b)    Pre-Launch Commercialization Plan and Budget Approval Process. The Parties have agreed on a Pre-Launch Commercialization Plan and Budget for the Initial Product, a copy of which is attached hereto as Exhibit L. The Pre‑Launch Commercialization Plan and Budget for a Product initially shall be prepared on a Region-by-Region basis. Commencing eighteen (18) months prior to the date when it is anticipated that a Product will be Launched in a country, a separate Pre‑Launch Commercialization Plan and Budget may be prepared for such country. Such Pre-Launch Commercialization Plan and Budget for a country shall be consistent with the Pre-Launch Commercialization Plan and Budget with respect to the Region in which such country is included and approved by the applicable Regional Operating Committee. When approved by the applicable Regional Operating Committee (or in the case of a dispute by the Regional Operating Committee, the JEC), such separate Pre-Launch Commercialization Plan and Budget for such country shall be considered to be (i) part of the overall Pre‑Launch Commercialization Plan and Budget and overall Annual Commercialization Plan and Budget and (ii) an Approved Plan. Each Pre-Launch Commercialization Plan shall be updated annually (until superseded by an Annual Commercialization Plan and Budget) using the same process as the Annual Commercialization Plan and Budget and, as appropriate, at other times in a Year.
The CFDT or the applicable Regional Operating Committee shall submit the Pre-Launch Commercialization Plan and Budget with respect to each Region, and all updates thereto, and any proposed Pre-Launch Commercialization Plan and Budget for a country with respect to which such Regional Operating Committee cannot reach agreement to the JEC for review, and the JEC shall revise and approve the same as it may determine. The Parties’ country organizations shall work together to prepare and submit any country Pre-Launch Commercialization Plan and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Budget to the applicable ROC. In the event the JEC cannot in any Year reach agreement by November 30 with respect to the annual update of any Regional or country Pre-Launch Commercialization Plan and Budget, or if there is a dispute at the JEC level regarding the approval of such annual update to any Regional or country Pre‑Launch Commercialization Plan and Budget, then such failure to agree or dispute shall be resolved as provided in Section 4.6(c) with respect to failures to agree or disputes with respect to the approval of any Annual Commercialization Plan and Budget.
(c)    Annual Commercialization Plan and Budget Approval Process.
(i)    If in any Year (the “Initial Preparation Year”) it is reasonably anticipated that an NDA or MAA will be filed with respect to a Product (or an Additional Indication or Additional Formulation) in a Region before the end of the following Year, then the CFDT or the applicable ROC shall prepare and submit to JEC an initial Annual Commercialization Plan and Budget based upon the Pre-Launch Commercialization Plan and Budget for such Product (or Additional Indication or Additional Formulation), in each case with respect to such Region, and covering the period of Launch through the end of the Year in which the Product (or such Additional Indication or Additional Formulation is Launched. The initial Annual Commercialization Plan and Budget with respect to such Region shall be submitted to the JEC by not later than October 31 of the Initial Preparation Year so that the JEC shall have a reasonable opportunity to review, revise and approve such initial Annual Commercialization Plan and Budget by no later than November 30 of the Initial Preparation Year. Commencing eighteen (18) months prior to the date when it is anticipated that a Product will be Launched in a country, a separate Annual Commercialization Plan and Budget may be prepared for such country. Such country Annual Commercialization Plan and Budget shall be consistent with the Annual Commercialization Plan and Budget for the applicable Region and approved by the applicable Regional Operating Committee. When approved by the applicable Regional Operating Committee and the JEC, such separate Annual Commercialization Plan and Budget for such country shall be considered to be (i) part of the overall Annual Commercialization Plan and Budget and (ii) an Approved Plan.
The Annual Commercialization Plan and Budget shall be updated as frequently as needed during a Year to take into account developments in the Commercialization of the Products. For each Year following Launch of a Product in a country, the Parties’ respective country organizations shall work together to prepare and submit to the applicable ROC the next Year’s Annual Commercialization Plan and Budget for that country by not later than August 31 of the then current Year so that the applicable ROC shall have a reasonable opportunity to review, revise and approve such plan by no later than September 30 of the Year preceding the Year to which such Annual Commercialization Plan and Budget relates. Each initial Annual Commercialization Plan and Budget shall be updated and submitted each subsequent year to the JEC by no later than October 31 of the then current Year so that the JEC shall have a reasonable opportunity to review, revise and approve such plan by no later than November 30 of the Year preceding the Year to which such Annual Commercialization Plan and Budget relates. Each Party shall provide to the other Party, the JFC, the ROC and JEC, as appropriate, such information as may be necessary

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

or appropriate in connection with the establishing or amending each Annual Commercialization Plan and Budget.
(ii)    In the event the JEC cannot in any Year reach agreement by November 30 with respect to the Annual Commercialization Plan and Budget for a Product for the succeeding Year or as to the initial Annual Commercialization Plan and Budget submitted to it for approval, or if there is a dispute at the JEC level regarding the approval of such Annual Commercialization Plan and Budget, then, with respect to any items in the Annual Commercialization Plan and Budget that involve Section 4.6(a)(ii)(A) or the expenditure of funds for Allowable Expenses or the use of personnel or other resources of a Party (such disputed matters, to the extent involving Section 4.6(a)(ii)(A) or the significant expenditure of funds for Allowable Expenses or the use of personnel or other resources of a Party being referred to herein as “Disputed Carry‑Over Matters”; provided that no dispute regarding the number of Details to be set forth in such Annual Commercialization Plan and Budget shall constitute a Disputed Carry-Over Matter), [*].
(d)    Countries in which Only One Party Promotes a Product. Subject to Sections 3.3(l), 4.18 and 6.2, if the Parties agree, by mutual Party Written Consent pursuant to Section 4.1(b), to designate a certain country or countries as one(s) in which only one of the Parties shall promote or Commercialize a Product, then the Annual Commercialization Plan and Budget and Pre-Launch Commercialization Plan and Budget shall include such country in such plans and budgets and the portions of such plans and budgets relating to such country or countries shall be subject to the usual approval requirements provided for in this Agreement, except that, notwithstanding anything herein to the contrary, the number of Details to be used, the level of Sales and Marketing Costs and other Allowable Expenses, and any other Commercialization activities that would fall within the specific responsibility of the ROC for such country(ies) to be set forth in such plans and budgets shall rest solely with the Party performing the Promotion and such Party shall have final decision‑making authority at the JEC level with respect to such matters relating to such Product in such country if the JEC is unable to agree as to same.
(e)    Pricing and Reimbursement Approvals. Where pricing and reimbursement approvals are required in a country, BMS, unless a ROC or the JEC directs that COLLABORATOR should do so, shall take the lead in all pricing and reimbursement approval proceedings and regulatory discussions relating to a Product in the applicable country in the Region, and shall consider in good faith COLLABORATOR’s comments, if any, with respect thereto. COLLABORATOR shall have the right to attend and participate in all meetings with Regulatory Authorities relating to pricing and reimbursement approvals. BMS shall provide COLLABORATOR with reasonable advance notice of all such meetings and advance copies of all related documents (including documents to be submitted in connection with pricing and reimbursement approvals) and other relevant information relating to such meetings. All such discussions and proceedings shall be subject to any guidance and decisions of the JCC. The Parties’ costs incurred in connection with obtaining and maintaining pricing and reimbursement approvals for a Product shall be included as an element of Allowable Expenses, calculated on a FTE Cost and direct out-of-pocket cost basis.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.7    Modification of Plans and Budgets in the Event of Misestimation of Costs or Misallocation of Commercialization Activities. In the event a Party determines that (1) it is delivering an FTE amount materially above its budgeted FTEs for a particular Commercialization activity or (2) the other Party is delivering an FTE amount materially below such other Party’s budgeted FTEs for a particular Commercialization activity, then the Party making such determination shall notify the applicable ROC which will work with the Parties to decide if such determination is correct. If the ROC confirms such determination, then (i) if the Parties had underestimated or overestimated in the budget the total number of FTEs that were actually required, the JEC shall amend the Annual Commercialization Plan and Budget to reflect the additional or reduced resources required (and any FTE expenses reasonably incurred above budget prior to such change shall not be considered Excess Commercialization Costs and shall be included in Allowable Expenses) and (ii) if the aggregate number of FTEs actually required is substantially the same as budgeted, but one Party is providing substantially more, and one Party substantially less, of the FTEs budgeted for it, the ROC may in its discretion reallocate the activities between the Parties going forward to bring the actual use of FTEs by the Parties in line with each Party’s budgeted FTEs; provided, however, that no ROC shall have the authority to reallocate the responsibilities of the Parties with respect to the number and type of Details to be provided by the Parties hereunder pursuant to the Approved Plans. Subject to the foregoing and to Sections 2.14, 4.8 and 4.9, the charges for Allowable Expenses incurred by each Party shall be limited to the cost of its Commercialization responsibilities allocated to it in accordance with the Pre‑Launch Commercialization Plan and Budget or the Annual Development Plan and Budget or otherwise allocated to it in accordance with this Agreement.
4.8    Overruns with Respect to Commercialization Costs. If the total costs incurred by a Party (the “Over-Budget Party”) in performing its responsibilities for a specifically identifiable activity or project (over the life of such activity or project) under the Pre-Launch Commercialization Plan and Budget or the Annual Commercialization Plan and Budget (as amended in accordance with Section 4.6(c)) in the Territory exceed those set forth in the budget allocable to such Party’s responsibilities for such activity or project, then (i) the Parties (through the JFC and JCC or the applicable ROC) shall address such overrun as provided in Section 2.14 and (ii)) unless otherwise agreed by mutual Party Written Consent or Joint Committee Consent of the JEC each Party shall continue to bear its share of the Allowable Expenses attributable to such activity or project in excess of such budget (subject to Section 4.7) (“Excess Commercialization Costs”) in the proportions set forth in Section 5.3, except that to the extent such Excess Commercialization Costs are Negligently Incurred Commercialization Costs (as defined below) the Party conducting such activity or project shall be solely responsible for, and shall bear, all of such Negligently Incurred Commercialization Costs. As used herein, “Negligently Incurred Commercialization Costs” means with respect to a Commercialization activity or project any portion of Excess Commercialization Costs in respect of such activity or project that (A) exceeds [*] of the budgeted amount for such activity or project, (B) is attributable to the negligence in respect of the conduct of such activity or project of the Party responsible for the conduct of such activity or project or to such Party’s failure to devote adequate personnel and other resources to the conduct and oversight of such activity or project and (C) is not approved by mutual Party Written Consent or Joint Committee Consent of the JEC. For the sake of clarity, any errors made by a Party in making any financial estimates or projections with respect to the cost of such activity

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

or project shall not be considered negligence by such Party in the conduct of any Commercialization activity or project. The Parties shall use Commercially Reasonable Efforts, as appropriate, to mitigate any cost overrun.
4.9    Sales Efforts and Sales Representative Deployment.
(a)    (i)    In furtherance of Section 4.1(a), and except as set forth in Section 4.9(d) or Section 4.16 or otherwise agreed by the Parties pursuant to Section 4.1(b), COLLABORATOR and BMS shall each provide: (A) fifty percent (50%) of the Details for primary care physicians; and (B) fifty percent (50%) of the Details for specialist physicians, in each country in each Region in each Year, with the specific obligations of the Parties to be set forth in the applicable Pre-Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget as provided in Section 4.6. Subject to the foregoing, it is contemplated that the Annual Commercialization Plan and Budget for a country may provide for the Parties to provide unequal numbers of Details in such country with respect to particular categories of specialist physicians based on the Parties’ relative capabilities.
(ii)    If a Party believes that it (together with its Affiliates) will provide less than the aggregate number of Details required to be provided by it in a country for a Year, it shall notify the other Party. Subject to the other terms and conditions of this Section 4.9 (including Sections 4.9(b), and 4.9(d)), if in any Year either Party notifies the other Party that it will provide less than the aggregate number of Details required to be provided by it in a country for such Year pursuant to the terms of the applicable Annual Commercialization Plan and Budget, then the other Party shall be entitled (but shall not be obligated) to provide such additional Details as may be necessary to make up some or all of such shortfall and notwithstanding any other provision of this Agreement, may use one or more CSOs to make up such shortfall. The Party that fails to provide the requisite number of Details shall (x) reimburse the other Party for the cost of such other Party’s replacing the unprovided Details (to the extent actually replaced by or on behalf of such other Party) calculated using the applicable Detail Rate and, (y) regardless of whether such Details are replaced, pay to the other Party an additional amount equal to (A) the product of (1) the amount of the shortfall in the number of Details that it failed to provide in such country, and (2) the applicable Detail Rate for such period, and further multiplied by (B) the applicable Multiplier set forth in the following table:

Shortfall as a Percentage of a Party’s Details	Multiplier
[*]	[*]

Any amounts paid or payable pursuant to this Section 4.9(a)(ii) shall not be included in Detailing Costs, Sales and Marketing Costs or Allowable Expenses.
In addition to the amounts contemplated above, if the shortfall in a Party’s Details in any given country for any Year exceeds [*] or more of the number of such Details it is required

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

to performed, then, with respect to such country, that Party’s percentage of Net Profit for such Year shall be decreased, and its share of Net Loss shall be increased, by: the product of (i) the shortfall in such Party’s Details stated in percentage terms for such Year in such country, and (ii) [*]. For example, if in a country in a given Year BMS has a shortfall in its Details of [*] of the total number that it is required to perform, then such shortfall shall reduce BMS’ share of Net Profit for such second Year by [*] (and increase its share of Net Loss for such Year by the same percentage) and increase COLLABORATOR’s Net Profit share for such second Year by [*] (and decrease its Net Loss share for such Year by the same percentage). The JFC shall determine the method of effectuating such adjustments to the Parties’ respective shares of Net Profit/Net Loss for the applicable country, which may include adjustments effectuated at the local country level or at the corporate level; provided that such adjustments shall be made at least annually.
Without limitation of a Party’s rights set forth in Section 11.6(e), the Parties agree that this Section 4.9(a) is a Party’s sole and exclusive monetary remedy, and represents full and complete liquidated damages for, a Party’s failure to achieve its required Details in any country in a Year.
(b)    (i)    Subject to Section 4.9(a)(i), each Annual Commercialization Plan and Budget shall equitably allocate responsibility for the selling effort between the Parties’ respective sales forces, including equitable allocation (including access and potential) of target prescribers and high decile prescribers (or equivalent metrics outside of the U.S.). For each Year of the Term during which a Product is anticipated to be Commercialized in the United States, COLLABORATOR and BMS will agree by mutual Party Written Consent upon a universal list of prescribers for each Product (other than a Product that is a Terminated Compound/Product with respect to the United States) in the United States (the “Universal Target List”). Each Party will utilize the Universal Target List to develop, based on its then-prevailing practices for other products in its portfolio, its own target prescriber list for the United States representing at least [*] of the potential prescriptions for the applicable Product in the United States (each, a “Company Target List”). Each Party will provide its Company Target List to the other Party for review and approval, provided, however, that neither Party will have the right to unreasonably withhold its approval of the other Party’s Company Target List. If the Parties are unable to mutually agree on the Company Target Lists, the matter will be referred to an Expert for resolution as an Expert Matter pursuant to Section 13.2. At least [*] of each Party’s minimum Detail requirement for the United States for the applicable Year shall be delivered to prescribers included on such Party’s Company Target List.  Details by a Party’s Sales Representatives to prescribers who are not included on the Party’s Company Target List in excess of [*] of such Party’s minimum Detail requirement for the United States for such Year would not count towards such Party’s Details for purposes of Section 4.9(a).
Notwithstanding anything to the contrary herein, the number of Details to be included in the Annual Commercialization Plan and Budget with respect to each country in the Territory shall be determined on a country-by-country basis by Joint Committee Consent of the JEC. In the event that such Joint Committee Consent cannot be achieved with respect to a given country, then the number of Details to be required pursuant to the applicable Annual

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Commercialization Plan and Budget shall be referred to an Expert as an Expert Matter, which Expert shall establish such number of required Details.
(ii)    All Product Samples to be distributed in any country in any Year shall be allocated between the Parties in proportion to the number of Details required to be provided by the Parties respectively (e.g., if the Parties each provide fifty percent (50%) of the total Details, each Party will be allocated fifty percent (50%) of the available Samples). Each Party may determine the method by which it will distribute Samples (e.g., Sample send or Sample carry).
The Annual Commercialization Plan and Budget may also set forth limitations with respect to yearly and Quarterly variances from each Party’s number of Details but in any event (and in addition to Section 4.9(e)), unless otherwise consented to by Joint Committee Consent of the ROC, with respect to each Major Market country, during each of the first [*] following the Launch of the Initial Product no more than [*], and, during each of the [*] (together, such periods, the “Limited Reassignment Period”), no more than [*], of a Party’s Sales Representatives that are assigned to Detail the Products in a particular country may be reassigned by such Party in any such Year during the Limited Reassignment Period so that such Sales Representatives are no longer Detailing the Product. In the event either Party fails in any Year during the Limited Reassignment Period to comply with the restrictions regarding reassignment of Sales Representatives as set forth in the immediately preceding sentence with respect to a particular country, such Party shall pay to the other Party for such Year an amount equal to the product of (a) the positive difference between (i) the actual percentage of Sales Representatives reassigned by such Party in such Year in such country and (ii) the maximum allowable reassignment percentage for such Year, multiplied by (b) (1) the number of total Details required to be provided in such country by such Party and multiplied by (2) the applicable Detail Rate for such Year. As used in this Section 4.9(b), “reassigned” or “reassignment” shall not include (1) the severance (voluntary or involuntary) of a Sales Representative’s employment with a Party or its Affiliate or the promotion of any Sales Representative within the sales force or to another position (other than as a Sales Representative for a different product) within such Party or its Affiliates or (2) reassignment due to (A) any restructuring of such Party’s operations that is not specific to the Products, including as in the case of such a restructuring arising from a merger or acquisition or (B) other unanticipated circumstances such as unanticipated withdrawals of a Product. Any amounts paid or payable pursuant to this Section 4.9(b) shall not be included in Detailing Costs, Sales and Marketing Costs or Allowable Expenses.
(c)    Each Party shall record (i) the number of Details provided by its Sales Representatives in the aggregate during each calendar month for such Product in each country in the Territory, (ii) the number of Medical Liaison FTEs assigned to each Product in a given country and (iii) the number of calls, Samples delivered and promotional resources used, in each case ((i) - (iii)) in accordance with its normal practices for such country. Such records shall be maintained for at least [*].
Within sixty (60) days after the end of each Quarter, each Party shall report to the applicable ROC such information regarding the selling efforts provided by such Party for each Product in each country in the Territory as the applicable ROC may specify, including the number of Details provided by its Sales Representative in each country in accordance with such

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

instructions and procedures as may be specified by the applicable ROC from time to time. Unless otherwise specified by the applicable ROC, such internal reporting shall be determined in accordance with applicable self‑reporting procedures customarily employed by such Party for other similarly Detailed and similarly reported pharmaceutical products to the target physician audience, consistently applied. Any other reports required by the applicable ROC relating to a Party’s sales activities under this Agreement shall apply to both Parties equally and shall be provided within sixty (60) days (or within such other period as may be required by the applicable ROC after the end of the applicable reporting period). At the request (and expense) of either Party, the other Party and its sublicensees and contractors shall permit an independent certified public accountant appointed by such Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable prior notice, to have access to the other Party’s internal sales call reporting system for the purpose of verifying such other Party’s determination of the number of Details, FTEs for Hospital and MHC Activities, and Medical Liaison FTEs actually provided for the Product, and the accuracy of any promotion data reports for the two-year period prior to the date of such audit, in order to confirm the accuracy of such reports; provided, that such audit right may not be exercised more than once in any twelve-month period, unless the auditing Party has discovered a material error, in which case it shall be entitled to conduct such audits every six (6) months thereafter until the audited Party has taken reasonable steps designed to cure the problem relating to the inaccurate reporting. Any dispute between the Parties as to the actual number of Details performed by a Party shall be resolved by an Expert.
(d)     The Annual Commercialization Plan and Budget shall set forth how each Party’s annual Details shall be allocated on a Quarterly basis (the “Quarterly Detail Amount”) and, in the event a Party delivers in excess of [*] of such Party’s budgeted Quarterly Detail Amount for a particular Quarter, then the number of such Party’s Details in excess of [*] threshold shall be excluded from the calculation in determining if a Party’s obligations have been met with respect to such Party’s Detail requirements under this Agreement, including the obligations set forth in Sections 4.9(a) and 4.9(b) and this Section 4.9(d). Subject to its annual commitments, each Party shall provide not less than [*] of its Quarterly aggregate budgeted Details in any given Quarter.
(e)    (i)    For a period commencing at Launch of a Product anywhere in the Territory and ending, in any given Region, on the earlier of (A) the date which is [*] after Launch of such Product in such Region for the prevention of stroke associated with atrial fibrillation (the “AF Period”), or (B) the date which is [*] after Launch of such Product in such Region for the prevention of major adverse cardiovascular events in acute coronary syndrome (the “ACS Period”), the Sales Representatives who are assigned to Detail such Product during the Collaboration Term shall not promote or Detail any other product that is an anti-coagulant for the prevention or treatment of any Initial Indication or other approved indication to any physicians or other related health professionals or Managed Care Organizations in a Region without the other Party’s prior Party Written Consent; provided, that such consent shall not be required for a given country’s Sales Representatives to promote Plavix (or any product containing clopidogrel). In the event that a Party does not provide such consent, the other Party shall ensure that its employees that have direct responsibility on a day-to-day basis for the Detailing of such Product (but excluding district managers or regional managers) shall be separate from those employees that are responsible for the detailing of such other products referred to above.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)    It is expressly understood and agreed that, subject to Section 10.5, each Party and its Affiliates, and its and their Sales Representatives that are not assigned to Detail the Products and their personnel not engaged in Hospital and MHC Activities with respect to the Products, shall be entitled to promote, market, and sell any products of any nature for the treatment, prevention, control or diagnosis of any and all diseases and conditions, whether within or outside the Field and whether within or outside the Territory, to physicians and health care professionals, and that, except as provided in Section 10.5, such activities shall not be restricted or limited in any way by the terms and conditions of this Agreement. For the avoidance of doubt, an inhaled product shall not be considered an “oral” product as such term is used in this Agreement.
(iii)    Without the consent of an applicable ROC, (A) no more than [*] shall be presented in total during a sales call that includes a Detail with respect to the U.S. and (B) no more than [*] shall be presented in total during a sales call that includes a Detail with respect to the BMSEMEA, ROW or, if the Japan Option has been exercised, Japan.
(f)    The costs of a Party’s Sales Representatives in a country shall not be taken into account for Sales and Marketing Costs or Allowable Expenses in respect of a Product until Regulatory Approval of such Product in such country (and each Party will absorb the cost of its Sales Representatives in such country prior to such Regulatory Approval), and following such Regulatory Approval, a Party’s Details in respect of such Product in such country shall be taken into account thereafter as set forth in the applicable Pre-Launch Commercialization Plan and Budget with respect to such Product for such country.
4.10    Sales Training.
(a)    The Parties (through the ROCs) will jointly determine the content of the Product‑specific training materials. Not less than six (6) months prior to the filing of the NDA for a Product for an indication, the Parties (through the ROCs) shall cooperate to develop a sales training plan and sales training materials for the Product for such indication that contain the same core content for each Party, it being understood that each Party may implement such sales training for its Sales Representatives in respect of the Product for such indication in a manner consistent with its customary procedures. BMS shall take the lead in developing such core content. At or prior to the initial training session for Sales Representatives, BMS will provide to COLLABORATOR reasonable quantities of training materials to enable the training of COLLABORATOR’s Sales Representatives. The applicable ROC shall review the Product‑related training materials from time to time and make recommendations for any revisions and updates thereto as the applicable ROC may deem appropriate, with the goal of ensuring that each Party is providing substantially the same quality and level of Product‑specific training to its Sales Representatives. The applicable ROC shall be responsible for ensuring that the Parties’ medical, regulatory and legal teams have reviewed such materials prior to use by either Party.
(b)    Each Party shall be responsible for providing its own Product‑specific training to its Sales Representatives. Each Party will schedule its training for its Sales Representatives in sufficient time to ensure that the necessary Sales Representatives are fully trained prior to Launch. Each Party shall coordinate through the applicable ROC with respect to any Product‑specific training that such Party plans to provide to its Sales Representatives. Such

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sales Representative training provided by each Party shall be consistent with the training provided by BMS to its own Sales Representatives, the Annual Commercialization Plan and Budget, and with the Product‑specific training materials and program developed by both Parties for training their respective sales force for the promotion of the applicable Product in the Territory as further described in Section 4.10(a). Such training also shall include training on the proper handling and reporting of Adverse Events encountered for the Product and on timely reporting to BMS of inquiries relating to the Product and other requests for information related to the Product.
(c)    Each of BMS and COLLABORATOR shall comply with any training plan for a Product contained in the applicable Pre-Launch Commercialization Plan and Budget or Annual Commercialization Plan and Budget.
(d)    If a Party organizes Co‑Promotion‑related meetings of its employees (such as periodic briefings of its Sales Representatives) for the Products, it will make reasonable efforts to keep the Product‑related portions of such meetings independent from other matters and to give the other Party advance written notice of such meetings. If requested by the other Party and agreed to by the organizing Party (which need not be by Party Written Consent), the Party organizing such meeting will permit a reasonable number Sales Representatives and their direct supervisors of the other Party to attend and participate in such meetings or such portions thereof that relate to the Co‑Promotion of the Product (at such other Party’s sole expense).
(e)    Each Party shall be solely responsible at its expense for general sales training of its Sales Representatives, and such costs shall not be considered Sales and Marketing Costs or Allowable Expenses. Each Party also shall bear the cost of providing Product‑specific sales training to its Sales Representatives, and none of the costs incurred by the Parties with respect to such Product‑specific training shall be included in Sales and Marketing Costs or Allowable Expenses, except as specifically provided in the definition of “Sales and Marketing Costs.”
4.11    Advertising and Promotional Materials and Promotional Policies.
(a)    The Parties shall utilize only those core Territory-wide promotional, advertising, communication and educational tools and materials relating to a Product in the Territory, and shall conduct only those promotional activities for such Product, that, in each case, have been included in the approved Pre-Launch Commercialization Plan and Budget or Annual Commercialization Plan and Budget or are otherwise approved by the applicable ROC. The applicable ROC (or, with respect to materials to be used only on a Regional basis or in a specific country, the relevant Regional Operating Committee or such local operating or management personnel of the Parties for particular countries or regions as the applicable Regional Operating Committee may designate) shall oversee development of all core advertising and promotional tools and materials relating to the Products in the Territory which shall be consistent with the Pre-Launch Commercialization Plans and Budgets and the Annual Commercialization Plans and Budgets approved by the applicable ROC and the JEC, with Applicable Law, and with the Product labeling approved by the FDA and other Regulatory Authorities as applicable. All other promotional, advertising, communication and educational tools and materials shall be subject to the prior review and approval of the relevant Regional Operating Committee. The CFDT or the Regional Operating Committee, as applicable, shall be responsible for ensuring that the Parties’

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

medical, regulatory and legal teams have reviewed such materials prior to the use by either Party; provided, that the content of such tools and materials, once approved by the CFDT or Regional Operating Committee, need not be re‑submitted for approval again prior to re‑use within one (1) Year of its initial approval unless the product labeling in the Approval applicable to such tools and materials has been changed since such prior approval date or there has been a change in circumstances since the prior approval date that causes the tools or materials to be inaccurate or misleading.
To the extent feasible, in Commercializing the Products in the countries where the Parties Co‑Promote, both Parties will be identified and described as Co-Promoting the Products in each such country, and all materials and other Commercialization activities, including Product Samples, oral presentations, direct-to-consumer advertising, patient information materials and patient benefit programs, that identify a Party, shall identify both Parties as jointly promoting the Product and shall display the BMS and COLLABORATOR names and logos with equal prominence, in each case to the extent permitted by Applicable Law. In the event of a shortfall in the quantity of materials or Samples, the available materials and Samples shall be allocated between the Parties’ respective sales forces in proportion to the number of Details to be provided by each Party with respect to such Product.
(b)    Each Party agrees that:
(i)    it will instruct its Sales Representatives to use, and will use Commercially Reasonable Efforts to train and monitor its Sales Representatives to ensure that such Sales Representatives use, only promotional materials, the Product Samples, and literature approved for use under Section 4.11(a) for the promotion of the Products in the Territory;
(ii)    any promotional material, promotional literature, and the Product Samples supplied to it shall not be misbranded, changed, altered or adulterated by it or any of its Affiliates or agents in any way prior to their distribution or use by such Party or its Sales Representatives; and
(iii)    it will instruct its Sales Representatives to do, and will use Commercially Reasonable Efforts to train its Sales Representatives to do, and will establish appropriate internal systems, policies and procedures for the monitoring of its Sales Representatives with the goal of ensuring that such personnel do, the following:
(1)    limit claims of efficacy and safety for the Products to those that are (A) consistent with approved promotional claims in, and not add, delete or modify claims of efficacy and safety in the promotion of the Products in any respect from those claims of efficacy and safety that are contained in, the then effective Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plans and Budgets, (B) consistent with Applicable Law, and (C) consistent with the Product labeling approved by the FDA and other Regulatory Authorities;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(2)    (A) not make any changes in promotional materials and literature provided in accordance with Section 4.11(a), and (B) use promotional materials, literature, and Samples within the Territory only in a manner that is consistent with (i) the then effective Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plans and Budgets, (ii) Applicable Law and (iii) the Product labeling approved by the FDA or other applicable Regulatory Authorities;
(3)    promote the Products in compliance with applicable legal and professional standards that are generally accepted by the pharmaceutical industry in the applicable market, such as the FDA Guidance for Industry-Supported Scientific and Educational Activities; the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals; the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers; the Accreditation Council for Continuing Medical Education Standards for Commercial Support of Continuing Medical Education; the American Medical Association Gifts to Physicians From Industry Guidelines; the Pharmaceutical Marketing Research Group Guidelines on market research activities; the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder (the “PDMA”); federal, state and local agencies and all payor “fraud and abuse”, and consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Kickback Law (42 U.S.C. §1320a-7b(b)) and the “Safe Harbor Regulations” which are found at 42 C.F.R. §1001.952 et seq.; the U.S. Foreign Corrupt Practices Act (and foreign equivalents); and, to the extent not inconsistent with the foregoing, such Party’s policies communicated in writing to its Sales Representatives in accordance with Section 4.11(b); and
(4)    not to, directly or indirectly, pay, promise to pay, or authorize the payment of any money, or give, promise to give, or authorize the giving of anything of value to any official or employee of any government, or of any agency or instrumentality of any government, or to any political party, or official thereof, or to any candidate for political office (including any party, official, or candidate) for the purpose of promoting the sale or improper use of a Product.
(c)    All written, electronic and visual communications provided by a Party to its Sales Representatives Detailing the Products regarding Product strategy, positioning or selling messages for use by such personnel in Detailing the Products will be subject to prior review and approval by the CFDT or applicable ROC; provided, that a message, once approved, need not be re‑submitted for approval again prior to its re‑use unless the Product labeling applicable to such message has been changed since such prior approval date or there has been a change in circumstances since the prior approval date that causes the message to be inaccurate or misleading.
(d)    During the Collaboration Term, each Party shall share with the other Party primary and secondary (audited and non‑audited) market research data for the Products reasonably promptly if and after the same are made available to such Party and so long as such Party has the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

lawful right to provide same; provided, that the other Party shall hold such information as Confidential Information of the providing Party, and shall have executed such confidentiality agreement as may be requested by any Third Party provider of such information with respect to such disclosure of such information.
(e)    Funding for Medical Education Activities for the Products in the Territory shall be set forth in the applicable Annual Commercialization Plan and Budget.
(f)    The Parties shall not engage in any direct-to-consumer advertising for any Product in any country during the one-year period immediately after the Launch of such Product in such country. Any direct-to-consumer advertising (and the amount of expenditures with respect thereto) shall require the Joint Committee Consent of the JCC. In the event of any dispute with respect to the use of direct-to-consumer advertising (or the amount of expenditures with respect thereto) that is not resolved by the JEC, such matter shall be submitted to an Expert for resolution pursuant to Section 13.2.
4.12    Title to Product; Invoicing; Booking of Sales. BMS shall hold title to the Product inventories until sale to customers. BMS (directly or through its local Affiliates where appropriate) shall effect all sales of Products and shall be responsible for invoicing all sales of such Products and shall book all sales of such Products for its own account. COLLABORATOR may not accept orders for Products or make sales for its own account or for BMS’s account. If COLLABORATOR receives any orders for Products, it shall refer such orders to BMS for acceptance or rejection.
4.13    Sales and Distribution. BMS shall be responsible for warehousing and distributing in the Territory all the Products and shall perform related distribution activities. BMS shall also be solely responsible for handling all returns, recalls (in accordance with Section 4.18), order processing, invoicing and collection, distribution and inventory and receivables. Subject to each Pre-Launch Commercialization Plan and Budget, each Annual Commercialization Plan and Budget and the terms of this Agreement, BMS shall have the right (without right of appeal to the JEC and without being subject to the dispute resolution procedures provided for in Section 2.10(c)) to establish and modify, the responsibility for establishing and modifying, [*].
4.14    Sales Representatives. The following provisions shall apply to each Party’s Sales Representatives in the Territory:
(a)    Except as otherwise provided in this Section 4.14, Section 4.9(a)(ii) or Section 4.16, each Party’s Sales Representatives shall be full‑time employees of such Party or its Affiliates or an individual acting as an independent contractor as permitted below. Each Party will treat its Sales Representatives employed by it and its Affiliates as its (or its Affiliate’s) own employees for all purposes, including federal, state and local tax and employment laws.
(b)    Each Party may engage individuals as independent contractors to provide up to such percentage of the total Details to be provided by it in a Region as may be established by the applicable Regional Operating Committee pursuant to this Agreement and may use such independent contractors to comprise up to such percentage of its Sales Representatives for the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Product in a Region as may be established by the applicable Regional Operating Committee; provided, that, other than the use of a CSO pursuant to Section 4.9(a)(ii), either Party’s use of a CSO or similar body to provide Details shall be subject to the mutual Party Written Consent of the Parties as provided in Section 4.16.
(c)    Each Party shall be responsible for the compliance by its independent contractor engaged pursuant to this section with applicable terms and conditions of this Agreement and shall be jointly and severally liable with any independent contractors who serve as such Party’s Sales Representatives for any breach of this Agreement or failure by independent contractors to perform such delegated duties (as well as for any breach by such independent contractors of its agreement with the relevant Party, as the case may be), and shall use Commercially Reasonable Efforts to cause such independent contractor to perform his, her or its services as a Sales Representative in compliance with the provisions of this Agreement. All compensation, reimbursement of costs and other payments to be made to any of such independent contractors shall be solely a matter between the Party engaging such independent contractor and such independent contractor.
(d)    Each Party may from time to time use part‑time employee Sales Representatives to sell the Products on behalf of such Party in a country to the extent that such use is consistent with such Party’s practice in such country with respect to the majority of its other pharmaceutical products.
(e)    Each Party will use Commercially Reasonable Efforts to provide full training (both general and Product‑specific training) to its Sales Representatives consistent with Section 4.10, to deploy such number of Sales Representatives as may be necessary to fulfill its duties under the Pre‑Launch Commercialization Plan and Budget and the Annual Commercialization Plan and Budget as required thereunder and, consistent with its normal business practices, to minimize turnover of its Sales Representatives Detailing Products and to cause its Sales Representatives to adhere to the sales call plan included in the Annual Commercialization Plan and Budget. The applicable ROC shall establish reasonable qualifications and experience levels (measured in years of experience selling or promoting ethical pharmaceutical products to health care professionals with actual prescribing authority) for Sales Representatives, and the Parties shall use Commercially Reasonable Efforts to provide Sales Representatives that meet such qualifications and experience levels in the applicable Region. Unless the ROC establishes a different time, within forty-five (45) days after the end of each Year, each of the Parties shall provide the other Party with a report with respect to the number of its Sales Representatives assigned to the promotion of the Products and the length of time each such Sales Representative has been assigned to the promotion of the Products.
(f)    In the event that information comes to a Party’s attention that provides it a reasonable basis for such Party to believe that Sales Representatives of the other Party used in the Territory under this Agreement may have (i) violated any Applicable Law, or (ii) failed to provide satisfactory service or to comply with this Agreement, such Party shall have the right to request that the other Party immediately assess the performance of such individual, and to exercise any other rights or remedies available to such Party under this Agreement, at law or in equity. The other Party shall promptly use Commercially Reasonable Efforts to evaluate and resolve such issue

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

in accordance with its policies or as it may otherwise deem appropriate, shall (to the extent permitted by Applicable Law) keep the reporting Party informed of the progress of, and information learned during, its evaluation, and within fifteen (15) Business Days after the reporting Party first brought such information to the other Party’s attention shall provide the reporting Party, to the extent possible in compliance with Applicable Law, with a reasonably detailed written report summarizing any steps taken toward resolution of the matter.
(g)    Each Party will comply with all Applicable Law, rules and regulations applicable to the hiring, employment, and discharge of its Sales Representatives and its employees involved in the Collaboration. Each Party represents to the other that such Party is an equal opportunity employer and does not discriminate against any person because of race, color, creed, age, sex, or national origin.
(h)    Each Party shall cause its Sales Representatives to execute, if not previously executed, an agreement with such Party, that includes, among other terms, terms requiring that the individual:
(i)    agrees to perform his or her obligations as a Sales Representative and to use and account for Product Samples as required by Applicable Law including the PDMA and any applicable FDA regulations, and this Agreement; and
(ii)    agrees to perform his or her duties as a Sales Representative in accordance with such Party’s internal policies, a copy of which is provided or made available by such Party to all its Sales Representatives.
(i)    Each Party acknowledges and agrees that the other Party does not and will not maintain or procure any worker’s compensation insurance for or on behalf of such Party or its Sales Representatives, all of which shall be such Party’s sole responsibility.
(j)    Each Party acknowledges and agrees that all of its Sales Representatives are not, and are not intended to be or be treated as, employees of the other Party or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plans,” as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, that are sponsored by the other Party or any of its Affiliates or that are offered from time to time by the other Party or its Affiliates to their own employees (the “Benefit Plans”). All matters of compensation, benefits and other terms of employment for a Party’s personnel shall be a matter solely between such Party and its Sales Representatives. Each Party shall be solely responsible and liable for the payment of all compensation and benefits under any such Benefit Plan to its Sales Representatives. A Party shall not be responsible to the other Party (the “Hiring Party”) or to any Sales Representatives used by the Hiring Party to promote or sell the Products for any compensation, expense reimbursements or benefits (including vacation and holiday remuneration, healthcare coverage or insurance, life insurance, pension or profit‑sharing benefits and disability benefits), payroll‑related taxes or withholdings, or any governmental charges or benefits (including unemployment and disability insurance contributions or benefits and workmen’s compensation contributions or benefits) that may be imposed upon or be related to the performance by the Hiring Party and its Sales

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Representatives of its obligations under this Agreement, all of which shall be the sole responsibility of the Hiring Party, even if it is subsequently determined by any court, the IRS or any other Governmental Authority that such individual may be deemed a common law employee of the non‑Hiring Party or any of its Affiliates.
(k)    Each Party shall be responsible to the other Party for any failure of its Sales Representatives or employees to comply with the terms of this Agreement.
(l)    Each Hiring Party will indemnify, defend, and hold harmless the non‑hiring Party (the “NHP”) and its Affiliates, and the NHP’s and its Affiliates’ directors, officers, employees and agents (collectively, the “NHP Indemnitees”) from and against any damages, liability, loss and costs that may be incurred or payable by any such NHP Indemnitee resulting from or in connection with any claim or other cause of action asserted by or on behalf of any Sales Representatives of the Hiring Party arising out of the execution and/or performance of this Agreement that is based on or with respect to:
(i)    costs, damages and losses that the NHP or its Affiliates may incur resulting from any claims for benefits that any of the Hiring Party’s Sales Representatives may make under or with respect to any NHP Benefit Plan;
(ii)    any payment or obligation to make a payment to any Hiring Party Sales Representatives relating in any way to any compensation, benefits of any type under any Benefit Plan, and any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by either Party or any of its Affiliates, even if it is subsequently determined by any court, the IRS or any other Governmental Authority that any of the Hiring Party’s Sales Representatives may be deemed a common law employee of the NHP or any of its Affiliates;
(iii)    the payment or withholding of any contributions, payroll taxes, or any other payroll‑related item by or on behalf of the Hiring Party or any of its Sales Representatives with respect to which the Hiring Party or any of its Sales Representatives may be responsible hereunder or pursuant to Applicable Law to pay, make, collect, withhold or contribute, even if it is subsequently determined by any court, the IRS or by any other Governmental Authority that any of such Hiring Party’s Sales Representatives may be deemed a common law employee of the NHP or any of its Affiliates; and
(iv)    failure of the Hiring Party to withhold or pay required taxes or failure to file required forms with Governmental Authorities with regard to compensation and benefits incurred or extended by a Hiring Party to its Sales Representatives.
(m)    Notwithstanding anything to the contrary in this Section 4.14, a Hiring Party shall have no liability to any NHP Indemnitee to the extent attributable to any discriminatory, harassing or retaliatory acts of the NHP, or any tortious acts (including acts constituting assault, battery or defamation) by the NHP, with respect to any Sales Representatives of the Hiring Party, or any breach by the NHP of this Agreement. Nothing contained in this Section 4.14 is intended

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

to affect or limit any compensation payable by a Party to the other for the services rendered by a Party pursuant to this Agreement.
(n)    Each Party shall be solely responsible and liable for all probationary and termination actions taken by it with respect to its Sales Representatives, as well as for the formulation, content, and for the dissemination (including content) of all employment policies and rules (including written probationary and termination policies) applicable to its Sales Representatives.
4.15    Incentive Plans for Sales Representatives. Each Party shall establish and implement a target bonus or sales incentive program whereunder such Party’s Sales Representatives are compensated for their efforts with respect to Products in a manner consistent with the principles set forth in Section 2.12 and with such Party’s other programs for similar products (and taking into consideration the commercial life cycles of the Products) and, to the extent reasonably practicable and subject to the remainder of this Section 4.15, consistent with the sales incentive programs for the other Party’s Sales Representatives. All such programs shall be in compliance with all Applicable Law. Each Party shall structure its incentive compensation programs for its Sales Representatives Detailing the Initial Product in the United States so that [*] (the “Reevaluation Date”). During the planning process for the Year following the Reevaluation Date, the Parties will, based on prevailing market conditions and Product performance, mutually agree upon the relative Weighting (or such other metric) of the Initial Product in relation to other products in each Party’s portfolio. “Weighting” means the average level of incentive compensation potential a product is given within a Sales Representative’s product portfolio on an annualized basis reasonably designed in a manner consistent with incentives provided for the applicable Party’s other products to incentivize Sales Representatives to promote the applicable product. [*] either Party shall have the right to have a Third Party consultant review the bonus and sales incentive programs implemented by the other Party for its Sales Representatives for compliance with the foregoing and to make recommendations to improve the alignment of such programs (with the foregoing and ensure that each Party’s Sales Representatives are appropriately incentivized); provided, that such consultant does not disclose to such Party the types or levels of bonuses or sales incentives applicable to the other Party’s Sales Representatives; and at the request of such Party the applicable ROC will discuss the issue at its next meeting in a good faith attempt to help resolve any such issues. Each Party shall retain final decision making authority over all decisions relating to compensation and bonus incentives for its Sales Representatives. Each Party shall utilize data provided by IMS International (or another recognized service provider reasonably acceptable to the other Party) to determine the actual performance of its Sales Representatives for purposes of establishing compensation and bonuses.
4.16    Use of Third Parties. Subject to Section 4.14, the right of BMS to use its existing distributors in the BMS Distributor Countries as provided in clause (y) of Section 4.1(a), and the right of a Party to use a CSO to make up some or all of a shortfall in Details by the other Party as contemplated by Section 4.9(a)(ii), neither Party may engage a CSO or other Third Party to perform Detailing activities for the Products in the Territory except as otherwise agreed by mutual Party Written Consent.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

In the event the Parties agree to the use of a Third Party to perform Detailing activities, the obligations and any expenses of a Party in engaging such Third Party shall be included in the relevant Pre-Launch Commercialization Plan and Budget or the Annual Commercialization Plan and Budget, as applicable; provided, that the amount of such costs that shall be included in such Pre-Launch Commercialization Plan and Budget and the amount included in Sales and Marketing Costs and Allowable Expenses shall not exceed the amount that would have been included as Detailing Costs on the basis of the number of Details provided and the applicable Detail Rate. Any other expenses of engaging the Third Parties as set forth in this Section 4.16 (other than Detailing expenses) shall be borne solely by the Party engaging such Third Party and shall not constitute Sales and Marketing Costs or other Allowable Expenses. Each Party shall require compliance by its CSOs or other Third Parties engaged under this Section 4.16 with applicable terms and conditions of this Agreement and shall use Commercially Reasonable Efforts to cause such CSOs or other Third Parties to perform their services in compliance with the provisions of this Agreement.
4.17    Product Claims. Neither BMS nor COLLABORATOR (nor any of their respective Affiliates) shall make any medical or promotional claim for any Product beyond the scope of the relevant Approvals then in effect for the Product; provided, that both BMS and COLLABORATOR may, subject to Section 10.11, distribute any other information concerning a Product or its use, including scientific articles, reference publications and healthcare economic information, in accordance with Applicable Law and the Approved Plans and subject to the oversight of the applicable ROC.
4.18    Recalls and Withdrawals. Any decision to initiate a recall or withdrawal of a Product in a country in a Region shall be made by BMS, after consultation (to the extent practicable) with COLLABORATOR; provided, that if, as a result of patient safety concerns, there is not sufficient time for the Parties to meet, BMS shall determine the strategy for and implement such withdrawal or recall and shall notify and brief COLLABORATOR with respect to such strategy and implementation. BMS shall have final decision‑making authority with respect to any such recall or withdrawal without regard or recourse to the dispute resolution mechanism provided for in Section 2.10(c), Section 13.1 or Section 13.2. The costs of any such recall or withdrawal relating to (a) the Development of a Product for an indication prior to the initial Approval for such indication shall be a Development Cost, and (b) any Phase IV Clinical Trial or Commercialization activities shall be an Allowable Expense, except in either case ((a) or (b)) to the extent that the recall or withdrawal is attributable to the gross negligence or willful misconduct of a Party in which event (i) such Party shall bear such costs for which it is responsible and (ii) such costs shall not be included in Development Costs or Allowable Expenses, as the case may be. In the event of any recall or withdrawal, BMS shall implement any necessary action, with assistance from COLLABORATOR as reasonably requested by BMS. In the event that COLLABORATOR reasonably requests in writing that BMS conduct a recall of a Product in the Territory and BMS has not initiated the recall of such Product within three (3) Business Days after such request (such date, “Recall Deadline”), BMS shall indemnify the COLLABORATOR Indemnitees as set forth in Section 12.1(a)(ii)(B).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.19    Sales Force Territories and Target Prescribers. Subject to its obligations under this Article 4 and the Approved Plans, each of the Parties shall in its sole discretion have the right to determine the configuration of its sales force(s) including, the geographical assignments of its Sales Representatives. The applicable ROC shall determine the target overlap in respect of target prescribers and the optimal coverage of target prescribers, and the Parties shall coordinate and manage their respective sales forces for the purposes of achieving the overlap and coverage targets determined by the applicable ROC.
4.20    Managed Care Accounts. Unless otherwise decided by the CFDT or ROC and reflected in the Annual Commercialization Plan and Budget for a given Year and notwithstanding any other provision of this Agreement, BMS shall discuss contracting strategy with respect to the Products with COLLABORATOR and shall be responsible for implementing the strategy for Managed Care Organizations for each Product in each country and for, after giving appropriate consideration to any guidance provided by the CFDT or the applicable ROC, all pricing, rebate and other contract-related negotiations and discussions and contracting with Managed Care Organizations. The Parties shall share pull-through efforts relating to Managed Care Organizations in the manner specified in the Approved Plans or by the applicable ROCs. BMS (or COLLABORATOR, where it is determined by the ROC that it will be responsible for implementing such strategy in a country) shall provide the ROC with Quarterly reports regarding the implementation of the strategy and plans with respect to such accounts, and shall furnish the ROC with information regarding contracting and formulary status and such other information relating to specific accounts as the other Party may reasonably request, provided, that such Party shall not be required to provide information that it does not otherwise collect as part of its internal reporting system or that relates to products other than a Product.
4.21    Certain Obligations in Respect of Product Samples. Each Party shall: (i) maintain its own investigation, corrective and preventive action program for the handling of Product Samples in accordance with its internal policies and procedures; (ii) maintain its own monitoring and auditing programs capable of detecting losses, potential diversion and falsification of records related to Product Samples; (iii) implement its own processes for the inventory, distribution reconciliation and storage of Product Samples; (iv) review with the JCC its practices with respect to its contacts and communications with Regulatory Authorities with respect to matters relating to the Product Samples; and (v) administer the Product Samples program described in this Section 4.21 in accordance with such Party’s standard operating procedures for product sampling. Each Party shall be responsible for its own compliance with Applicable Law with respect to its Product Samples program, including, with respect to the EU, Article 96 of Directive 2001/83, and shall bear its own costs relating to such compliance, which shall not be included in Allowable Expenses (other than indirectly to the extent covered by the applicable FTE Rate). Upon the request of COLLABORATOR, BMS shall take such reasonable steps as are necessary to establish COLLABORATOR or its Affiliate in the United States as an Authorized Distributor of Record of Product Samples in the United States.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 5
FINANCIAL TERMS
In partial consideration of the Co‑Promotion and other rights granted by BMS to COLLABORATOR with respect to Apixaban pursuant to this Agreement, and the respective rights granted to the Parties with respect to New Collaboration Compounds as provided in this Agreement, the Parties shall make the payments provided for in this Article 5.
5.1    Upfront Payment for Apixaban5. Not more than five (5) Business Days following the date of execution and delivery of this Agreement, COLLABORATOR shall pay to BMS a nonrefundable, noncreditable payment of Two Hundred Fifty Million Dollars ($250,000,000) by wire transfer of immediately available funds into an account designated by BMS.
5.2    Milestone Payments for Apixaban; Upfront Payments and Milestone Payments for New Collaboration Compounds.
(a)    Milestone Payments by COLLABORATOR for Apixaban. COLLABORATOR shall make the following milestone payments to BMS with respect to each Initial Product based on achievement of the following milestone events with respect to such Initial Product:

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i)    Ex-Japan Milestones.

Payment by COLLABORATOR (in millions)
Initial Product Milestone Event	Milestones for Venous Thrombo-embolism Treatment	Milestones for Venous Thrombo-embolism Prevention	Milestones for Prevention of Stroke Associated with Atrial Fibrillation	Milestones for Prevention of Major Adverse Cardiovascular Events in Acute Coronary Syndrome
Commencement of Phase III Clinical Trials for Prevention of Major Adverse Cardiovascular Events in Acute Coronary Syndrome	[*]	[*]	[*]	[*]
Acceptance of filing of NDA by the FDA in the U.S.
Launch in the U.S.
Acceptance of filing of the MAA in the EU
Launch in Three of the Major Markets in the EU
Maximum Amount Payable
(ii)Japan Milestones. The following milestones shall be applicable if the Japan Option is exercised by COLLABORATOR pursuant to Section 3.12.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Payment by COLLABORATOR (in millions)
Initial Product Milestone Event
Upon the exercise of the Japan Option	[*]
Upon the first to occur of (a) Launch in Japan for Prevention of Stroke Associated with Atrial Fibrillation and (b) Launch in Japan for Prevention of Major Adverse Cardiovascular Events in Acute Coronary Syndrome

Maximum Amount Payable
(b)Upfront Payment and Milestone Payments by the Offeree Party with respect to New Collaboration Compounds. The Offeree Party shall make the following milestone payments to the Developing Party with respect to each New Collaboration Compound (other than the Additional Compound) based on achievement of the following milestone events with respect to such New Collaboration Compound (the “New Collaboration Compound Milestone Payments”):

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i)    Upfront Payment upon Exercise of New Collaboration Compound Option (Other than with respect to the Additional Compound).

Payment by the Offeree Party if Compound Is Included pursuant to the Phase II Inclusion Option (in millions)	Payment by the Offeree Party if Compound Is Included pursuant to the Phase III Inclusion Option (in millions)	Payment by the Offeree Party if Compound Is Included pursuant to the Pre‑Launch Inclusion Option (in millions)

Upfront Payment upon Exercise of New Collaboration Compound Option to include the Compound in the Collaboration or upon the Inclusion of the Compound in the Collaboration Pursuant to Section 3.6 (the “Inclusion Milestone”)
[*]	[*]	[*]
Notwithstanding the foregoing, no such payment shall be required with respect to the exercise of a New Collaboration Compound Option with respect to the Additional Compound.
If the M&A Inclusion Option is exercised with respect to any Acquired Competing Product that is not then being Commercialized, the Inclusion Milestone that will be applicable will depend on when the M&A Inclusion Option is exercised. If such option is exercised between the commencement of Phase II Clinical Trials and the commencement of Phase III Clinical Trials, the Inclusion Milestones set forth above shall apply as if such compound had been included in the Collaboration pursuant to the Phase II Inclusion Option. If such option is exercised between the commencement of Phase III Clinical Trials and the first filing of an NDA, MAA or other DAA with respect thereto, the Inclusion Milestone shall apply as if such compound had been included in the Collaboration pursuant to the Phase III Inclusion Option. If such option is exercised between the first filing of an NDA, MAA or other DAA with respect to such compound in the U.S. or EU and the first Approval with respect thereto in the U.S. or EU, the Inclusion Milestone shall be the same amount applicable above with respect to the inclusion of a New Collaboration Compound pursuant to the Pre‑Launch Inclusion Option.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

If the M&A Inclusion Option is exercised with respect to any Acquired Competing Product that is then being Commercialized, the Inclusion Milestone shall be negotiated between the Parties as provided in Section 3.6(a)(vii).
(ii)    Milestones for Venous Thromboembolism Treatment.

Milestone Event for Each New Collaboration Compound	Payment by the Offeree Party if Compound Is Included pursuant to the Phase II Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Phase III Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Pre‑Launch Inclusion Option
	(in millions)	(in millions)	(in millions)
[*]	[*]	[*]	[*]

(iii)    Milestones for Venous Thromboembolism Prevention.

Milestone Event for Each New Collaboration Compound	Payment by the Offeree Party if Compound Is Included pursuant to the Phase II Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Phase III Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Pre‑Launch Inclusion Option
	(in millions)	(in millions)	(in millions)
[*]	[*]	[*]	[*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iv)    Milestones for Prevention of Stroke Associated with Atrial Fibrillation.

Milestone Event for Each New Collaboration Compound	Payment by the Offeree Party if Compound Is Included pursuant to the Phase II Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Phase III Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Pre‑Launch Inclusion Option
	(in millions)	(in millions)	(in millions)
[*]	[*]	[*]	[*]

(v)    Milestones for Prevention of Major Adverse Cardiovascular Events in Acute Coronary Syndrome.

Milestone Event for Each New Collaboration Compound	Payment by the Offeree Party if Compound Is Included pursuant to the Phase II Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Phase III Inclusion Option	Payment by the Offeree Party if Compound Is Included pursuant to the Pre‑Launch Inclusion Option
	(in millions)	(in millions)	(in millions)
[*]	[*]	[*]	[*]

(vi)    Milestones in respect of Collaboration Compounds included in the Collaboration pursuant to the M&A Inclusion Option. If the M&A Inclusion Option is exercised with respect to any Acquired Competing Product that is not then being Commercialized, the milestones that will be applicable to such Collaboration Compound will depend on when the M&A Inclusion Option is exercised. If such option is exercised between the commencement of Phase II Clinical Trials and the commencement of Phase III Clinical Trials, the milestones set forth above shall apply as if such Collaboration Compound had been included in the Collaboration pursuant to the Phase II Inclusion Option. If such option is exercised between the commencement of Phase III Clinical Trials

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and the Launch in the U.S. or three (3) Major Markets in the EU with respect thereto, the milestones set forth above in clause (v) shall apply as if such Collaboration Compound had been included in the Collaboration pursuant to the Phase III Inclusion Option.
If the M&A Inclusion Option is exercised with respect to any Acquired Competing Product that is then being Commercialized for at least one indication but has other indications then under development, then, unless the Parties otherwise agree pursuant to Section 3.6(a)(vii)(B), the Offeree Party shall pay to the other Party the milestones set forth above in this Section 5.2(b) (other than this Section 5.2(b)(vi)) that are applicable to the indications still under development, to the extent the relevant milestone events are achieved after the exercise of such option.
(c)    A Party’s obligation to make milestone payments pursuant to this Section 5.2 shall be subject to Section 11.9(a). All amounts payable pursuant to this Section 5.2 shall be paid by the applicable Party as provided in Section 5.7 within [*] after the achievement of the applicable milestone. Each milestone payment hereunder shall be noncreditable and nonrefundable.
(d)    In the event of any dispute between the Parties as to whether any milestone event set forth in this Section 5.2 has been achieved, such dispute shall be resolved by an Expert.
5.3    Net Profit/Net Loss. Subject to Sections  4.1(b) and 4.8, each Party shall receive fifty percent (50%) of all Net Profit and bear fifty percent (50%) of all Net Loss, as applicable, with respect to each Product in the Territory; provided that such sharing of Net Profit/Net Loss shall be subject to adjustment as provided in Section 4.9. Subject to Section 4.1(b), the Parties shall share Net Profit/Net Loss with respect to a Product in each country in the Territory for so long as the Collaboration remains in effect with respect to such Product and country.
5.4    Calculation and Payment of Net Profit/Net Loss Share.
(a)    Reports and Payments in General.
(i)    Each Party shall report to the other Party, within thirty (30) days after the end of each Quarter, the Net Sales and Allowable Expenses incurred by such Party for each Collaboration Compound or Product during such Quarter (or in the case of COLLABORATOR, the corresponding PFIZER Quarter) in each country in the Territory in a manner sufficient to enable the other Party to comply with its financial reporting requirements and on a line item basis consistent with the budgetary line items set forth in the Pre‑Launch Commercialization Plan and Budget or Annual Commercialization Plan and Budget, as applicable (except that the first such report shall report with respect to Allowable Expenses incurred from the Cost Sharing Effective Date through the end of such Quarter or PFIZER Quarter, as applicable). Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses for such Collaboration Compound or Product, and, if requested by a Party, any invoices or other supporting documentation for any payments to a Third Party in respect of Allowable Expenses that individually exceed [*] (or such other amount as may be specified by the JEC from time to time) shall be promptly provided not more than thirty (30) days after receipt of a request therefor.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)     For purposes of determining Allowable Expenses and Net Profit/Net Loss, neither Party shall be required to record the actual FTE hours worked and all such FTE expenses shall be charged at the budgeted amount. Out‑of‑pocket costs will be charged based on actual expenses incurred. Each Party shall calculate, and maintain records of, out-of-pocket Allowable Expenses incurred by it in the same manner as used by it for other products which it has developed. Within sixty (60) days after the end of each Quarter (commencing with the Quarter beginning July 1, 2007) (or for the last Quarter in a Year, sixty (60) days after the end of such Quarter), the Parties shall reconcile all Net Sales and Allowable Expenses on a country-by-country basis to ascertain whether there is a Net Profit/Net Loss with respect to any Product in each such country, and not later than [*] following such reconciliation the Parties’ or their local Affiliates in such countries that recorded such Net Sales or incurred such Allowable Expenses shall make such payments to one another in accordance with Section 5.7 as may be necessary to achieve the sharing of Net Profit/Net Loss with respect to such Product in such country provided for in Section 5.3. To the extent any payments between the Parties and their local Affiliates or between the Parties’ local Affiliates in connection with their activities under this Agreement include any element of Net Profit/Net Loss, such payments shall be taken into account for purposes of determining the ultimate settlement of Net Profit/Net Loss between the Parties. Each Party shall have the right, at reasonable times and upon reasonable prior notice, to audit the other Party’s records to confirm the accuracy of the other Party’s costs and reports as provided in Section 8.1.
(iii)     In determining the amount of Net Profit/Net Loss payment to be made with respect to a given country, the Parties shall also take into account any payments made by either Party to the other in such country (or its Affiliate) pursuant to an agreement described in Section 2.16 in consideration of its Commercialization efforts in such country for the applicable period.
(iv)    The JFC shall also determine if a monthly, nonbinding report consistent with a Party’s internal reporting standards should be provided for planning purposes, but which would not be binding or used to determine or make any payments.
(b)    Last Calendar Quarter. No separate payment shall be made for the last Quarter in any Year. Instead, at the end of each such Year, a final reconciliation shall be conducted by comparing the share of Net Profit/Net Loss to which a Party is otherwise entitled in each country for such Year pursuant to Section 5.3 against the sum of all amounts (if any) previously paid or retained by such Party for prior Quarters in each country during such Year, and the Parties or their local Affiliates shall make reconciling payments on a country-by-country basis as provided in Section 5.4(a) no later than [*] after the end of such Quarter, if and as necessary to ensure that each Party receives for such year its share of Net Profit and bears its share of Net Loss, as applicable.
(c)    PFIZER Quarters/Years. Notwithstanding anything in this Section 5.4, the JFC shall consider and adopt adjustments to the reporting and payment procedures set forth in this Section 5.4 to reasonably accommodate the fact that the PFIZER Quarters and PFIZER Years differ from Quarters and Years, including to ensure that each Party is able to comply with this Agreement in a manner that is consistent with its standard accounting procedures.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.5    Certain Third Party Payments.
(a)    If the Development, manufacture or Commercialization of a Collaboration Compound or Product by BMS or COLLABORATOR in one or more countries in the Territory in accordance with this Agreement would infringe any Third Party Patent right (other than a Patent to which BMS is already granted a license or sublicense as of the Execution Date), or either Party believes it necessary or desirable to obtain a license under a Third Party’s Patent rights to avoid any claims or litigation concerning infringement against BMS or COLLABORATOR with respect to one or more countries in the Territory, then the Party first having such knowledge or opinion shall promptly bring such matter to the attention of the other Party, and the Parties shall discuss the basis for such alleged infringement.
(b)    BMS shall have the first right to take the lead on negotiating the terms of each such license for one or more countries in the Territory, and if BMS does not take such lead, then COLLABORATOR may do so; provided, that in either case, (i) the terms of any such license shall permit the Party obtaining such license to grant to the other Party a sublicense thereunder to practice same within the Territory (and in the case of BMS, to practice same worldwide with the ability to grant sublicenses to any Japan Licensee consistent with Section 3.12 and Section 10.1(d)); (ii) the Parties shall cooperate in negotiating the terms of such license with such Third Party; and (iii) the Party obtaining such license shall consult with the other Party prior to making any proposal regarding, or otherwise agreeing to, the terms of any such license, in each case ((i), (ii) and (iii)), to the extent relating to the Product. The determination of whether to seek, and the terms of, any such license must be approved by the JEC before it may be executed. If there is a dispute at the JEC level as to whether BMS or COLLABORATOR should enter into any such license agreement, then, at the election of either Party, such dispute shall be finally resolved by BMS following compliance with Section 2.10(c) and submission to the Designated Officers as provided in Section 13.1; [*]. In entering into Third Party license agreements as contemplated by this Section 5.5(b), the Parties shall negotiate and structure such arrangements with Third Parties in a fair and equitable manner, taking into consideration the manner in which such license rights are to be used, and shall not structure any such arrangement with the purpose or intention of shifting to one Party or the other the amount of the Third Party Payment for which each Party will be responsible (if any) pursuant to this Agreement.
(c)    If one or both Parties enter into such a Third Party license agreement pursuant to Section 5.5(b) or Section 3.6(a)(viii) for a country in the Territory, then (subject to the proviso of the third sentence of Section 5.5(b)) all Third Party License Payments due to such Third Party in such country in the Territory shall be included in the Allowable Expenses for such Product. Schedule 5.5(c) lists the Third Party agreements that include Third Party License Payments applicable to Apixaban and the Initial Product as of the Execution Date.
5.6    Term of Net Profit/Net Loss Sharing. Subject to Section 4.1(b), the Parties shall share Net Profit/Net Loss with respect to a Product in each country in the Territory for so long as the Collaboration remains in effect with respect to such Product and country.
5.7    Payment Method. All amounts due by one Party to the other Party hereunder shall be paid by wire transfer in immediately available funds from the account or accounts of a Party

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and/or its Affiliates to an account or accounts of the receiving Party and/or its Affiliates designated in writing by the receiving Party from time to time. The initial such accounts are set forth on Exhibit M. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the Prime Rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. New York City time on the first day of each Quarter in which such payments are overdue, plus two (2) percentage points, and the maximum rate permitted by Applicable Law, calculated on the number of days such payment is delinquent, compounded monthly. Payments shall be made in Dollars except as otherwise agreed to by mutual Party Written Consent. In the event that either Party proposes to have certain reports or payments required hereunder to be made in a currency other than Dollars, the other Party shall consider such proposal in good faith.
5.8    Taxes.
(a)    The Party receiving payments under this Agreement shall pay any and all taxes required by Applicable Law that are levied on account of or measured in whole or in part by reference to such payments. If Applicable Law requires that income or other direct taxes be withheld, the paying Party will (a) deduct those income or other direct taxes from the remittable royalty or other payment, (b) pay the income or other direct taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of payment to the other Party within thirty (30) days following that payment. The JFC shall discuss appropriate mechanisms for minimizing such income or other direct taxes to the extent possible in compliance with Applicable Law.
(b)    [*].
5.9    Foreign Exchange. For the purposes of this Agreement, in calculating the Net Sales for any Product sold in a currency other than Dollars and calculating Development Costs and Allowable Expenses, or other shared expenses under this Agreement incurred by a Party in a currency other than Dollars, such Net Sales, Development Costs or Allowable Expenses or other shared expense amounts, if required to be reported or paid in Dollars hereunder, shall be converted into Dollars each Quarter in the manner used by such Party from time to time in the preparation of its audited financial statements. The JFC shall discuss and reconcile any material differences in the Parties’ currency conversion practices for reporting of Net Sales, Development Costs and Allowable Expenses or such other shared expenses in a currency other than Dollars. In the event that, for the purposes of this Agreement, a Party proposes to change its method of converting any of the foregoing amounts from foreign currencies into Dollars, such Party shall notify and obtain the Party Written Consent of the other Party prior to adopting such change (such consent not to be unreasonably withheld, and it being understood that it shall be unreasonable to withhold consent to any change that a Party is required to make in order to conform with GAAP), and the Parties shall discuss the implications of such change on the computation of Net Sales, Development Costs and Allowable Expenses hereunder.
5.10    Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.
5.11    Adjustment of FTE Rates and Detail Rates.
(a)    The initial FTE Rates for certain categories of personnel as of the Execution Date and the method for determining FTE Rates for other personnel are set forth on Exhibit E. Such FTE Rates shall be adjusted annually, with each annual adjustment effective as of January 1 of each Year, with the first such annual adjustment to be made as of January 1, 2008, using (i) such percentage change as is determined by the JFC for a given country or Region, or (ii) if the JFC fails to agree on such percentage, the total percentage change in an index (which index shall be PPI for the United States and a comparable index selected by the JFC for each other country or Region) for the time period from the Execution Date (or, if later, the most recent date as of which such index had been published at the time of the most recent prior adjustment of such FTE Rates or, for FTE Rates established after the Execution Date, at the time of the establishment of such FTE Rates) until the most recent date as of which such index has been published at the time of the then current adjustment. If the JFC fails to agree on the applicable index for a country or Region referred to in the preceding sentence, the PPI shall be used as such index (unless and until the JFC selects another index for such country or Region). For the avoidance of doubt, the FTE Rates in any country shall be the same for each Party.
(b)    The initial Detail Rate for the U.S. as of the Execution Date set forth on Exhibit F, and the Detail Rate established for each other country pursuant to Section 2.5(b)(v), shall be adjusted annually, with each annual adjustment effective as of January 1 of each Year following the establishment of such Detail Rate, using (a) such percentage change as is determined by the JFC for a given country or Region, or (b) if the JFC fails to agree on such percentage, the total percentage change in PPI for the time period from the date on which such Detail Rate is established (or, if later, the most recent date as of which the PPI had been published at the time of the most recent prior adjustment of such Detail Rate) until the most recent date as of which such index has been published at the time of the then current adjustment. For the avoidance of doubt, the Detail Rate shall be the same for each Party.
5.12    General Overview of Accounting.
(a)    General. Subject to Sections 3.4(b) and 5.4(a), each Party shall determine its Net Sales, Development Costs and Allowable Expenses (and the components of Development Costs and Allowable Expenses) and any other cost or expense reimbursable under this Agreement with respect to the Products in accordance with GAAP and using its standard accounting procedures, consistently applied, except as otherwise specifically provided in this Agreement. For purposes of determining Development Costs and Allowable Expenses (and the components of Development Costs and Allowable Expenses) and any other cost or expense reimbursable under this Agreement, any expense allocated by either Party to a particular category under Development Costs or Allowable Expenses for a particular Product shall not also be allocated to another category under Development Costs or Allowable Expenses for such Product. Unless otherwise specified in this Agreement, the costs of a Party’s internal personnel shall be determined on the basis of their respective FTE Costs for such personnel. Subject to the foregoing, the Parties recognize that a

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party’s standard accounting procedures may change from time to time and that any such changes may affect the calculation of Development Costs or Allowable Expenses or such other costs or expenses. Where the change is or would be material to the other Party, the Party proposing to make the change shall provide the JFC with an explanation of the proposed change and an estimation of the effect of the change on the relevant cost or expense category. The JFC shall review the matter, and recommend for JEC approval, such changes to this Agreement so as to preserve as closely as reasonably possible the Parties’ respective economic interests under this Agreement. If the JEC agrees on the change to the Agreement, the Parties shall reflect such change in an amendment to this Agreement that must be executed by both Parties to be effective. If the JEC is unable to agree on a resolution of the matter, then, the matters shall be submitted for resolution by the Designated Officers as provided in Section 13.1, and if they do not agree, then, at the election of either Party, ultimate resolution by an Expert as provided in Section 13.1, provided, such Expert’s determination shall preserve as closely as reasonably possible the economic interests of the Parties under this Agreement.
(b)    Booking of Sales. BMS shall be entitled to book and record under GAAP all sales of the Products, and all implementing or other agreements or arrangements entered into in furtherance of the Collaboration shall be structured so as to ensure achievement of this objective.
(c)    Affiliate and Other Related Party Agreements. If either Party enters into any agreement with an Affiliate for the provision of materials or services pursuant to this Agreement, all costs incurred for the provision of such materials or services that are shared by the Parties under this Agreement shall, for purposes of determining Net Profit/Net Loss or Development Costs, be accounted for by a Party on a consolidated basis with its Affiliates as provided for in this [*].
ARTICLE 6
MANUFACTURE AND SUPPLY
6.1    Manufacturing.
(a)    Subject to the oversight of the Supply Chain Committee as described in Section 2.7, BMS or its Affiliates shall manufacture (bulk, fill and finish) each Product, or BMS shall arrange to have such Product manufactured by a Third Party or COLLABORATOR in accordance with the terms hereof, including both clinical supplies and commercial quantities. The Supply Chain Committee shall prepare and submit to the CFDT or JCC, as applicable, for its approval, a proposed Supply Chain Management plan for each Product designed to provide reasonable assurance that the Parties are able to satisfy the forecasted demand for clinical and commercial quantities (including Samples) of such Product (a “Supply Plan”). Such Supply Plan shall include (i) a plan for producing Launch quantities for each finished Product, including appropriate inventory and safety stock levels and (ii) monthly replenishment schedules reflecting production planning demand over a [*] forecast of unit volume and inventory of each SKU of each Product for each country. The Supply Plan shall not include any provisions that conflict or are inconsistent with BMS’s standard operating procedures for manufacturing. The Supply Chain Committee shall prepare and submit to the CFDT or JCC, as applicable, the Supply Plan for the Initial Product promptly after the receipt of the initial forecasts provided for below from the CFDT

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

or Regional Operating Committees, as applicable, and shall prepare and submit to the CFDT or JCC, as applicable, promptly after the inclusion in the Collaboration of any New Collaboration Compound or any other Product and the receipt of the initial forecasts with respect thereto the Supply Plan for such New Collaboration Compound or Product. On a Quarterly basis after the approval of the initial Supply Plan for a Product, the Supply Chain Committee shall prepare and submit to the CFDT or JCC, as applicable, for its approval, an update of such Supply Plan to take into account changes in forecasted demand for clinical and commercial quantities of the Initial Product consistent with the limitations on allowable variations in forecasts provided for in Exhibit N. During the period that is more than eighteen (18) months prior to the anticipated Regulatory Approval of a Product, the CFDT shall prepare and provide to BMS and the Supply Chain Committee not later than the first day of each Quarter a [*] written unit volume forecast of the Collaboration’s requirements of each SKU of each Product for each Region consistent with Exhibit N. Commencing [*] prior to the anticipated Regulatory Approval of a Product, the CFDT or, upon the transition of forecasting functions to the Regional Operating Committees, each Regional Operating Committee shall prepare and provide to BMS and the Supply Chain Committee not later than the first day of each month a [*] written unit volume forecast of the Collaboration’s requirements of each SKU of each Product for each country consistent with Exhibit N (each such [*] forecast being referred to herein as a “Detailed Forecast”). Promptly following the formation of the CFDT and in any event not later than forty-five (45) days following the Execution Date, the CFDT shall prepare and provide to BMS a good faith ten-year rolling product planning forecast of the Collaboration’s requirements of each Product (and each SKU if known) for each Region or country (as provided above with respect to the Detailed Forecast) for each year in such ten-year forecast consistent with Exhibit N (the “Long-Range Forecast”), which shall be the CFDT’s best good faith estimates of such requirements. The first [*] of such Long-Range Forecast shall be consistent with the Detailed Forecast. Such Long-Range Forecast shall be updated semi-annually by the CFDT or ROCS, as applicable, and supplied to BMS not later than January 1 and July 1 of each Year. Each periodic update of the Supply Plan shall be consistent with such forecasts and consistent with the limitations on allowable variations in forecasts provided for in Exhibit N. [*].
The limitations set forth in Exhibit N on allowable variations in successive forecasts and BMS’s supply obligations with respect to the Forecasted Amount are based on the assumption that lead times for starting materials and outsourced intermediates are [*] months or less and are subject to modification, as necessary, to reflect lead times longer than [*] months. In the event the actual or expected lead times for any starting material or intermediates will exceed [*] months, BMS shall notify the Supply Chain Committee, and the Parties shall negotiate in good faith to establish appropriate adjustments to such limitations.
(b)    BMS shall supply (or cause Third Parties to supply consistent with this Agreement) such quantities of each Product as are set forth in the then current Supply Plan for such Product (the “Forecasted Amount”) in the month set forth therein; provided that such amounts are consistent with the forecasting procedures and the limitation on allowable variations in forecasts provided for in Exhibit N, but BMS shall not be in breach of this Agreement as a result of any failure to supply any amounts in excess of the Forecasted Amount. If in any month BMS breaches its supply obligations set forth in the first sentence of this paragraph with respect to any

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Product, [*]. The Parties agree that in the event of any termination by COLLABORATOR as the result of any breach of BMS’s supply obligation, this Section 6.1(b), COLLABORATOR’s right of termination, if applicable, and if such right is exercised, Section 11.11 and the royalties provided for therein are COLLABORATOR’s sole and exclusive remedy for BMS’s breach of this Section 6.1(b). Any amounts paid or payable by BMS pursuant to the second sentence of this Section 6.1(b) shall not be included in Manufacturing Costs, Development Costs or Allowable Expenses.
(c)    In the event that sufficient quantities of any Product are not available to satisfy the Forecasted Amount in the Territory and BMS’s or the Japan Licensee’s (if applicable) requirements for the Product outside the Territory, BMS shall allocate all available quantities of such Product to the Territory and to Japan (if Japan is outside the Territory) and any Terminated Territory on a pro-rata basis based on the then current patient demand for the Product in the Territory and Japan (if Japan is outside the Territory) and the Terminated Territory.
(d)    BMS shall have sole discretion as to determination of which manufacturing facilities of BMS and its Affiliates will be used at any given time to manufacture, fill/finish, package, QC/QA, store, and release a Product and whether any or all of such manufacturing should be outsourced. If, at any time, BMS determines in its sole discretion that it is appropriate to outsource, the manufacturing or packaging of all or a portion of any Product, BMS shall notify COLLABORATOR in writing and shall consult with COLLABORATOR regarding possible options for obtaining such supply. In the event that BMS, after such consultation, determines to engage an alternative or additional manufacturer or packager for all or a portion of the requirements of a Product, COLLABORATOR shall have the right (but not the obligation) to bid on the manufacture or packaging of such Product for BMS in accordance with the bid procedures made available by BMS to potential Third Party manufacturers; provided, that BMS shall retain sole discretion to accept or reject COLLABORATOR’s bid and to accept or reject any Third Party bid. If BMS accepts COLLABORATOR’s bid to manufacture or package such Product, COLLABORATOR’s right to manufacture or package such quantity of Product shall be conditioned upon BMS and COLLABORATOR entering into a mutually satisfactory manufacturing or packaging agreement and related quality agreement. For clarity, nothing in this Agreement is intended to or shall restrict BMS’s discretion with respect to the manufacture of any Product or the active pharmaceutical ingredient or any intermediate included in such Product. All Information, Materials and Inventions conceived, discovered, developed or otherwise made by any Third Party or by COLLABORATOR or any of its Affiliates relating to manufacturing or manufacturing activities (including packaging) that may be undertaken pursuant to this Article 6 shall be BMS Technology.
(e)    If it is necessary for BMS to purchase capital equipment after the Cost Sharing Effective Date in furtherance of its manufacturing activities for any Product for use in the Territory, BMS shall be solely responsible for any costs associated with the purchase of such capital equipment (with subsequent depreciation or amortization of such costs to be included in Manufacturing Costs, if applicable). In the event that the Parties do not receive Regulatory Approval for a Product or otherwise do not Launch a Product or a Product is withdrawn from the market or the Collaboration is terminated with respect to such Product, the amount written off on

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

a Party’s or any of its Affiliates’ books with respect to any capital equipment purchased by such Party or Affiliate (whether purchased before or after the Cost Sharing Effective Date) in furtherance of its manufacturing activities with respect to such Product under this Agreement shall be shared in the same proportion as the Parties share Net Profit/Net Loss, provided that such capital equipment cannot reasonably be utilized by the manufacturing Party or any of its Affiliates for another product. The Party affected by the write off shall invoice the other Party for such other Party’s share of such writeoff, and the other Party shall pay such invoice within thirty (30) days after receipt thereof.
(f)    For clarity, costs incurred for:
(i)    (A) long term stability testing batches, (B) activities conducted prior to the production of successful validation batches, or (C) any validation batches that are not available for commercial sale, shall, if applicable to the definition of Manufacturing Costs, (x) be included in Development Costs for a Product if incurred after the Cost Sharing Effective Date and prior to receipt of initial Regulatory Approval of such Product in the United States or the EU or (y) be included in Allowable Expenses for such Product if such costs are incurred after such initial Regulatory Approval, in each case ((x) and (y)) to the extent reasonably allocable to the manufacture of such Product;
(ii)    activities in connection with validation batches which are available for commercial sale shall, if applicable to the definition of Manufacturing Costs, be included in Manufacturing Costs for the commercial supply of such Product, shall not be included in Development Costs, but shall, if applicable to the definition of Manufacturing Costs, be included instead as an element of Allowable Expenses to the extent reasonably allocable to the manufacture of such Product after the Cost Sharing Effective Date; and
(iii)    new process/assay development or research relating to identifying new or improved manufacturing efficiencies and manufacturing process improvements, shall, if applicable to the definition of Manufacturing Costs (A) be included in Development Costs for a Product if incurred after the Cost Sharing Effective Date and prior to receipt of initial Regulatory Approval of such Product in the United States or the EU or (B) be included in Allowable Expenses for such Product if such costs are incurred after such initial Regulatory Approval, in each case ((A) and (B)) to the extent reasonably allocable to the manufacture of such Product.
6.2    Specifications. The JDC shall review the Specifications from time to time and modify them, as it deems appropriate and as necessary to comply with all Applicable Law, rules and regulatory requirements; provided, that with respect to any such dispute that is not resolved by the JEC, [*].
6.3    Label. Subject to Section 9.9, to the extent permitted by Applicable Law and as contemplated by Exhibit D, (i) the names of both BMS and COLLABORATOR shall appear with equal prominence on the labeling, package insert, and outside of the final packaging for each Product in each country, in a manner approved by the JDC and the JCC and (ii) the label shall identify BMS as the licensor of the Product Trademark.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 7
REPRESENTATIONS AND COVENANTS
7.1    Mutual Representations and Warranties. Each Party represents and warrants to the other as of the Execution Date that:
(a)    Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.
(b)    Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.
(c)    Binding Agreement. This Agreement is legally binding upon it and enforceable against it in accordance with its terms. Subject to compliance by such Party with its obligations under the agreements listed or referred to in Section 2.15, the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any Governmental Authority having jurisdiction over it.
7.2    Manufacturing Covenants. The Party that has responsibility for manufacturing all or part of a Product hereunder (the “Manufacturing Party”) covenants to the other Party as follows: any Product (or components thereof) supplied by, or on behalf of, the Manufacturing Party to the other Party or any Third Party shall (a) be manufactured in compliance in all material respects with GMP and with all other Applicable Law, (b) conform to the Specifications therefor in effect at the time of delivery by the Manufacturing Party to the other Party or Third Party; (c) with respect to quantities of a Product sold in the United States following Regulatory Approval in the United States, not, at such time of delivery by the Manufacturing Party to the other Party or Third Party, be adulterated or misbranded within the meaning of the Act; (d) with respect to quantities of a Product sold in the United States, not, at such time of delivery by the Manufacturing Party to the other Party or Third Party, constitute an article that may not be introduced into interstate commerce under the provisions of Section 505 of the Act; (e) at such time of delivery, by the Manufacturing Party to the other Party or Third Party, conform in all material respects to the certificates of analysis supplied with the shipment of the Product or components thereof; and (f) be packaged and shipped in accordance with the Specifications therefor in effect at the time of shipment.
7.3    BMS Representations and Warranties. Except as set forth on Schedule 7.3, BMS represents and warrants to COLLABORATOR as of the Execution Date, and only with respect to BMS Patents claiming or covering or relating specifically to Apixaban and the Initial Product and existing as of the Execution Date and any BMS Know-How existing as of the Execution Date that was used to any material extent by BMS in the development of Apixaban, that:
(a)    it has the legal right to grant the rights to such BMS Technology contained in this Agreement, and is not currently subject to any agreement with any Third Party or to any

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to COLLABORATOR such licenses;
(b)    Exhibit A sets forth a true and complete list of BMS Patents claiming or covering or relating specifically to Apixaban, except that Exhibit A does not list Patents claiming combination uses directed to a chemical entity that is not Apixaban;
(c)    to its Knowledge, the issued patents included in the BMS Patents existing as of the Execution Date are not invalid or unenforceable, in whole or in part;
(d)    except for the rights relating to promotion, sale and distribution granted to BMS’s distributors in the BMS Distributor Countries, neither it nor any of its Affiliates have previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, or conveyed its right, title or interest in or to, the BMS Technology or Apixaban or the Initial Product (including by granting any covenant not to sue with respect thereto) that is in conflict, to any material extent, with the rights granted to COLLABORATOR under this Agreement;
(e)     it is the owner of the BMS Patents listed on Exhibit A, all of which are free and clear of any liens, charges and encumbrances (other than (A) customary non-exclusive grants of rights for research purposes that relate to Apixaban or the Initial product and (B) any licenses that do not relate to Apixaban or the Initial Product);
(f)    except for In‑License Agreements listed on Schedule 7.3, (i) none of the BMS Technology is Controlled by BMS pursuant to any In‑License Agreement, (ii) such In‑License Agreements are in full force and effect, (iii) BMS has obtained any and all consents required in order for BMS to sublicense the rights granted to BMS or any of its Affiliates under any such In‑License Agreements to COLLABORATOR as contemplated in this Agreement and has provided a copy of any such consents to COLLABORATOR, and (iv) to its Knowledge, neither BMS nor the other party to any of such agreements is in breach of the applicable In‑License Agreement;
(g)    there are no judgments or settlements against or owed by BMS or any of its Affiliates and no pending or, to its Knowledge, claims that have been threatened in writing or litigation relating to the BMS Patents existing as of the Execution Date; and BMS and its Affiliates have not received written notice of any threatened claims or litigation seeking to invalidate or alleging the invalidity of any BMS Patents as of the Execution Date;
(h)    To its Knowledge, the Development of Apixaban and the Initial Product in accordance with the studies that are currently contemplated and binding under the Approved Plans, the Commercialization of Apixaban and the Initial Product in accordance with the Approved Plans and the manufacture of Apixaban and the Initial Product as conducted do not infringe any valid and enforceable patents of any Third Party;
(i)    none of the rights of BMS or its Affiliates under the BMS Patents were developed with federal funding from the United States government or any other Governmental

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Authority such that the United States government or other Governmental Authority has any march-in rights in or to any BMS Patents or such that BMS or its Affiliates would be subject to any compulsory licensing requirements or any rights under 35 U.S.C. §§ 201-212;
(j)    to BMS’s Knowledge, neither it, any of its Affiliates, or any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of Apixaban or the Initial Product, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of Apixaban or the Initial Product, or committed an act, made a statement, or failed to make a statement with respect to the Development of Apixaban or the Initial Product that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto;
(k)    BMS has not received any written notice which has, or reasonably should have, led it to believe that any of the INDs for Apixaban or the Initial Product are not currently in good standing with the FDA; BMS has made available to COLLABORATOR complete and accurate copies of all INDs and all other documentation submitted to any Regulatory Authority with respect to Apixaban and the Initial Product; and BMS has filed with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports, with respect to each IND which are material to the continued Development of Apixaban and the Initial Product;
(l)    the list of Third Party agreements on Schedule 5.5(c) is a true and complete list of written agreements for which a Third Party License Payment is applicable to Apixaban and the Initial Product;
(m)    to BMS’s Knowledge, all manufacturing, stability testing, labeling, packaging, storing, and shipping operations conducted by BMS and its Affiliates, and by its suppliers, relating to Apixaban and the Initial Product are currently conducted, and have been conducted with respect to clinical Development of Apixaban and the Initial Product, in compliance in all material respects with cGMPs and other Applicable Law;
(n)    to BMS’s Knowledge all clinical development activities performed by or on behalf of BMS relating to Apixaban and the Initial Product have been conducted in compliance in all material respects with Applicable Law;
(o)    the conception, development and reduction to practice of any BMS Technology material to the Development of Apixaban and the Initial Product in accordance with the studies that are described in the Approved Plans, the Commercialization of Apixaban and the Initial Product in accordance with the Approved Plans and the manufacture of Apixaban and the Initial Product have not constituted or involved the misappropriation of any trade secrets or other rights or property of any Person; and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(p)    (i) each regulatory filing made by BMS with respect to Apixaban and the Initial Product (including the INDs therefor) were, at the time of filing, true, complete and accurate in all material respects, (ii) no serious adverse event information has, to its Knowledge, come to the attention of BMS that is materially different in terms of the incidence, severity or nature of such serious adverse events than that which have been filed as safety updates to the INDs for Apixaban and the Initial Product , and (iii) all written data summaries prepared by BMS that were included in the Regulatory filings and that are based on clinical studies conducted or sponsored by BMS or any of its Affiliates accurately summarize in all material respects the corresponding raw data underlying such summaries.
7.4    COLLABORATOR Representations and Warranties7. Except as set forth on Schedule 7.4, COLLABORATOR represents and warrants to BMS as of the Execution Date, and only with respect to COLLABORATOR Patents claiming or covering or relating specifically to Apixaban and the Initial Product and existing as of the Execution Date, that:
(a)    it has the legal right to grant the rights to such COLLABORATOR Patents contained in this Agreement, and is not currently subject to any agreement with any Third Party or to any outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to BMS such licenses;
(b)    to its Knowledge, the issued patents included in the COLLABORATOR Patents existing as of the Execution Date are not invalid or unenforceable, in whole or in part;
(c)    neither it nor any of its Affiliates have previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, or conveyed its right, title or interest in or to, the COLLABORATOR Technology or Apixaban or the Initial Product (including by granting any covenant not to sue with respect thereto) that is in conflict, to any material extent, with the rights granted to BMS under this Agreement;
(d)    it is the owner of the COLLABORATOR Patents, all of which are free and clear of any liens, charges and encumbrances (other than (A) customary non-exclusive grants of rights for research purposes that relate to Apixaban or the Initial product and (B) any licenses that do not relate to Apixaban or the Initial Product); and
(e)    except for In‑License Agreements listed on Schedule 7.4, (i) none of the COLLABORATOR Technology is Controlled by COLLABORATOR pursuant to any In‑License Agreement, (ii) such In‑License Agreements are in full force and effect, (iii) COLLABORATOR has obtained any and all consents required in order for COLLABORATOR to sublicense the rights granted to BMS or any of its Affiliates under any such In‑License Agreements to COLLABORATOR as contemplated in this Agreement and has provided a copy of any such consents to COLLABORATOR, and (iv) to its Knowledge, neither COLLABORATOR nor the other party to any of such agreements is in breach of the applicable In‑License Agreement; and
(f)    there are no judgments or settlements against or owed by COLLABORATOR or any of its Affiliates and no pending or, to its Knowledge, threatened in writing or litigation relating to the COLLABORATOR Patents existing as of the Execution Date;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and COLLABORATOR and its Affiliates have not received written notice of any threatened claims or litigation seeking to invalidate or alleging the invalidity of any COLLABORATOR Patents as of the Execution Date.
7.5    No Debarment. In the course of the Development of the Collaboration Compounds and Products pursuant to this Agreement, each Party has not used, and during the Collaboration Term will not use, any employee or consultant that is debarred by any Regulatory Authority or, to the best of such Party’s knowledge, is the subject of debarment proceedings by any Regulatory Authority. If either Party learns that any employee or consultant performing on its behalf under this Agreement has been debarred by any Regulatory Authority, or has become the subject of debarment proceedings by any Regulatory Authority, such Party shall promptly notify the other Party and shall prohibit such employee or consultant from performing on its behalf under this Agreement.
7.6    Covenants.
(a)    BMS. BMS covenants and agrees that during the Collaboration Term with respect to a Collaboration Compound or Product in accordance with this Agreement:
(i)    Except as required pursuant to any consent decree or agreement with any Governmental Authority or by Applicable Law, neither BMS nor its Affiliates shall enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, or convey its right, title or interest in or to, the BMS Technology or any Collaboration Compound or Product (including by granting any covenant not to sue with respect thereto) that is in conflict, to any material extent, with the rights granted to COLLABORATOR under this Agreement.
(ii)    BMS shall not grant any lien, security interest or other encumbrance with respect to any of the BMS Technology that would prevent it from performing its obligations under this Agreement in any material respect, or permit such a lien, security interest or other encumbrance to attach to the BMS Technology.
The Parties agree that any future grant of rights by BMS to a Japan Licensee consistent with Section 10.1(d) and Section 3.12 and the grant of rights to a Third Party manufacturer to manufacture a Product (or any component thereof) consistent with the licenses granted in Article 10 and with Article 6 of this Agreement do not constitute a breach of this Section 7.6(a).
(b)    COLLABORATOR. COLLABORATOR covenants and agrees that during the Collaboration Term:
(i)    Except as required pursuant to any consent decree or agreement with any Governmental Authority or by Applicable Law, neither COLLABORATOR nor its Affiliates shall enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, or convey its right, title or interest in or to, the COLLABORATOR Technology or any Collaboration Compound or Product (including by

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

granting any covenant not to sue with respect thereto) that is in conflict, to any material extent, with the rights and licenses granted to BMS under this Agreement.
(ii)    COLLABORATOR shall not grant any lien, security interest or other encumbrance with respect to any of the COLLABORATOR Technology that would prevent it from performing its obligations under this Agreement in any material respect, or permit such a lien, security interest or other encumbrance (excluding any permitted licenses) to attach to the COLLABORATOR Technology.
7.7    DISCLAIMER. EACH PARTY UNDERSTANDS THAT THE COLLABORATION COMPOUNDS AND PRODUCTS ARE THE SUBJECT OF ONGOING CLINICAL RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE, AND MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO, THE SAFETY, EFFICACY, USEFULNESS OR REGULATORY APPROVAL OF THE COLLABORATION COMPOUNDS AND PRODUCTS. NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 7 OR ELSEWHERE IN THIS AGREEMENT OR PROVIDED PURSUANT TO SECTION 3.6, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR SCOPE OF ITS PATENT RIGHTS OR THAT THE MANUFACTURE, USE OR SALE OF THE PRODUCT WILL NOT INFRINGE THE PATENT RIGHTS OF THIRD PARTIES. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, ADEQUACY, FREEDOM FROM FAULT OF, OR QUALITY, EFFICIENCY, CHARACTERISTICS OR USEFULNESS OF, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF, ANY COLLABORATION COMPOUND OR PRODUCT.
ARTICLE 8
RECORDS AND AUDIT
8.1    Records and Audit. Each Party shall keep or cause its Affiliates to keep all records as are required to determine, in a manner consistent with GAAP and this Agreement, all sums or credits due or accrued under this Agreement, including Development Costs, Allowable Expenses and Net Sales (and the respective components thereof) and any development costs payable by the Offeree Party pursuant to Section 3.6 or payable pursuant to Section 3.7 for a period of the later of (a) [*] after the end of the period to which such books, records and accounts pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law; provided, that this Section 8.1 shall not apply to the provision of Details which is covered by Section 4.9(c). At the request (and expense) of either Party, the other Party and its sublicensees and contractors shall permit an independent certified public accountant appointed by such Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable prior notice, to examine such records as may be necessary to determine, with respect to any Year ending not more than [*] prior to such Party’s request, the correctness or completeness of any report or payment made under this Agreement. The foregoing right of examination may be exercised only once per year and only once with respect to each such periodic report and payment. Results of any such examination shall be (i) limited to information

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

relating to the Collaboration Compounds and the Products, (ii) made available to both Parties and (iii) subject to Section 10.6. The Party requesting the examination shall bear the full cost of the performance of any such examination, unless such examination discloses a variance to the detriment of the examining Party of more than [*] (or such other amount as may be specified by the JEC from time to time) in the aggregate amount of any such payment or payments determined in whole or in part pursuant to such report. In such case, the Party being examined shall bear the full cost of the performance of such examination.
Each Party shall also keep or cause to be kept such records as are required to determine that each Party has, if applicable, acted in compliance with GMP. BMS shall, and in the event COLLABORATOR provides additional manufacturing capacity pursuant to Section 6.1 COLLABORATOR shall, permit authorized representatives of the other Party and Regulatory Authorities, during the Collaboration Term, upon reasonable prior notice and during normal business hours without undue disruption of BMS’ or COLLABORATOR’s, as applicable, business, to conduct a reasonable inspection of such GMP compliance records and those portions of any facilities that are used to manufacture, prepare, process or warehouse any Products in order to ensure compliance with the terms and conditions of this Agreement. Such right shall not be exercised more than once in any twelve-month period with respect to a given manufacturing facility except where a material problem has been observed with a facility that affects a Product, in which case such right may be exercised as frequently as reasonably necessary, until the problem is resolved.
BMS shall permit one or more qualified technical specialists from COLLABORATOR or its Affiliates, upon reasonable prior notice and during normal business hours without undue disruption of BMS’ business, to conduct reasonable annual (non-financial) audits (including quality, safety and environmental audits) of BMS’s or its Affiliates’ facility(ies) that (A) manufacture Product or any active pharmaceutical ingredient of Product, (B) package Product, (C) are used to warehouse Product or (D) any other facility to which BMS or any of its Affiliates transfers such manufacturing, packaging or warehousing obligations. BMS shall provide COLLABORATOR with copies of BMS’s reports on its audits of Third Party manufacturers that manufacture any Product for BMS. Observations and conclusions of COLLABORATOR’s audits will be issued to BMS. BMS shall provide a written response within thirty (30) days after receipt of such observations and conclusions. The Parties will discuss such response and promptly agree by mutual Party Written Consent on corrective action to be implemented, as well as the appropriate apportionment of costs associated therewith. COLLABORATOR shall have the right to review all relevant documentation. Such right shall not be exercised more than once in any twelve-month period with respect to a given manufacturing facility, except where a material problem has been observed with a facility that affects a Product, in which case such right may be exercised as frequently as reasonably necessary, until the problem is resolved.
ARTICLE 9
INTELLECTUAL PROPERTY
9.1    Information Disclosure9.1    Information Disclosure. Subject to Section 10.6, BMS and COLLABORATOR will disclose and make available to each other all material Information Controlled by such Party

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and its Affiliates that is reasonably necessary for the other Party to perform its obligations and exercise its rights under this Agreement. All such Information shall be disclosed to the other Party reasonably promptly after it is first developed or learned or its significance is first appreciated.
9.2    Inventions.
(a)    Ownership of Joint Collaboration Technology and Inventions. Subject to the licenses granted in Sections 10.1 and 10.2, as between the Parties (i) BMS shall own and retain all right, title and interest in and to any and all BMS Technology, (ii) COLLABORATOR shall own and retain all right, title and interest in and to any and all COLLABORATOR Technology and (iii) all Joint Collaboration Technology (including Jointly Funded Patents) shall be owned jointly by the Parties such that each Party has an undivided one‑half (1/2) interest, without a duty of accounting to the other Party, in and to such Joint Collaboration Technology. For the avoidance of doubt, any Patent listed on Exhibit A shall not be considered a Jointly Funded Patent. Each Party shall, and does hereby, assign, and shall cause its Affiliates, licensees, contractors and sublicensees (and its and their employees or agents) to so assign (or, in the case of contractors, use reasonable efforts to cause such contractors to assign or license), to the other Party, without additional compensation, such right, title and interest in and to any Joint Collaboration Technology as well as any intellectual property rights with respect thereto, as is necessary to fully effect the joint ownership provided for in clause (iii) above.
(b)    Rights of Use. Subject to BMS’s rights under Section 3.7 and Section 3.12 and the license grants set forth in Section 10.1 and Section 10.2, no Joint Collaboration Technology may be used by either Party for any purpose outside the Collaboration without the Party Written Consent of the other Party, except that, subject to Section 11.12 (i) BMS may use any Joint Collaboration Technology, and, if the Japan Option expires without having been exercised, may license to any Japan Licensee any Joint Collaboration Technology for use, outside the Collaboration in connection with the development and commercialization of Collaboration Compounds and Products for Japan, (ii) BMS may use the Joint Collaboration Technology in connection with the continued Development and Commercialization of any Collaboration Compound or Product in any Terminated Territory following any full or partial termination of the Collaboration and following the termination of this Agreement with respect to such Collaboration Compound or Product for such Terminated Territory, (iii) subject to Section 3.6, either Party may use the Joint Collaboration Technology in connection with non‑clinical research and clinical research with respect to compounds in the Factor Xa Inhibitor Class and (iv) following the termination or expiration of this Agreement, each Party may use the Joint Collaboration Technology for any purpose, except that COLLABORATOR may not license or otherwise transfer any right to use Joint Collaboration Technology to any Third Party without the Party Written Consent of BMS.
(c)    Disclosure of Inventions. Each Party shall promptly disclose to the Intellectual Property Operating Committee and the other Party in writing all Inventions made or conceived by it, its Affiliates and their respective employees, agents or independent contractors, and its sublicensees (other than the other Party and its Affiliates) in connection with the performance of their responsibilities or the exercise of their rights under this Agreement and that

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

are necessary or reasonably useful for the research and Development, and Commercialization, manufacture, formulation or importation of a Collaboration Compound or Product in the Territory.
9.3    Patent Prosecution.
(a)    Joint Program Patent Filings. The Intellectual Property Operating Committee shall determine which Party shall be responsible for preparing, filing, prosecuting, and maintaining each Jointly Funded Patent on behalf of both Parties based on a good faith determination of the relative contributions of the Parties to the related Invention and the relative level of interest of the Parties in the related Invention; provided, that such activities shall, at the election of either Party, be handled by outside counsel free of ethical conflict and mutually agreeable to both Parties, and provided further, that the Intellectual Property Operating Committee may also decide not to file a Jointly Funded Patent for any Joint Collaboration Technology. At least thirty (30) Business Days prior to the contemplated filing (or more quickly as mutually agreed or as otherwise needed to avoid loss of patent rights), the Party responsible for such activities for a Jointly Funded Patent shall submit a substantially completed draft of such Jointly Funded Patent to the other Party for its approval. If the responsible Party does not wish to prepare, file, prosecute, maintain or (other than as part of a litigation under Section 9.5) defend any Jointly Funded Patent or conduct such activities with respect to a Jointly Funded Patent in a particular country, it shall grant the other Party any necessary authority to prepare, file, prosecute, maintain and (other than as part of a litigation under Section 9.5) defend such Jointly Funded Patent (in such particular country, as the case may be) in the name of both Parties. Each Party shall confer with the other, and give reasonable consideration to the other Party’s suggestions regarding the preparation, filing, prosecution maintenance and defense of all Jointly Funded Patents and shall provide to the other Party a copy of all official actions and submissions with respect to Jointly Funded Patents. Each Party shall notify the Intellectual Property Operating Committee promptly upon learning of any interference, opposition and other similar proceedings concerning, or any suit challenging the validity of, any Jointly Funded Patent.
(b)    BMS Patents and COLLABORATOR Patents. Each Party shall have sole discretion and responsibility to prepare, file, prosecute and maintain Patents owned or controlled by such Party or any of its Affiliates (other than Jointly Funded Patents) and shall be responsible for related interference and opposition proceedings; provided, that in the case of any COLLABORATOR Patent or BMS Patent, if the Party with the discretion and responsibility to prepare, file, prosecute and maintain any such Patent plans to abandon such Patent, such Party shall notify the other Party in writing at least thirty (30) days in advance of the due date of any payment or other administrative action that is required to maintain such Patent (i.e., an administrative action that involves routine and customary filings, it being understood that interference, opposition, reissue and re-examination proceedings, prosecution or defense of infringement actions, and the like, shall not be considered administrative actions), and the other Party may elect, upon written notice within such thirty (30)-day period to the abandoning Party, to make such payment or take such administrative action in the name of the Party proposing to abandon such Patent, and the Party proposing to abandon such Patent shall reasonably cooperate with the other Party in connection with such maintenance activities. Each Party shall confer with the other, and give reasonable consideration to the other Party’s suggestions regarding the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

preparation, filing, prosecution and maintenance of its Patents and shall provide to the other Party a copy of all official actions and submissions with respect to its Patents. Each Party shall notify the Intellectual Property Operating Committee promptly upon learning of any interference, opposition and other similar proceedings concerning, or any suit challenging the validity of, any BMS Patent or COLLABORATOR Patent.
(c)    Patent Expenses. All Patent Costs (to the extent not otherwise reimbursed through recoveries obtained from a Third Party in connection with any litigation in accordance with Section 9.5(b)) shall be treated as Allowable Expenses.
(d)    Patent Term Extension; Supplemental Protection. BMS and COLLABORATOR shall each cooperate with one another and shall use Commercially Reasonable Efforts in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country with respect to Patents covering the Collaboration Compounds and Products. If elections with respect to obtaining such patent term extensions are to be made, BMS shall have the right to make the election to seek patent term extension or supplemental protection and in connection with such election shall consider which Patents are reasonably likely to provide the most effective/enforceable and most commercially valuable protection and shall determine which Party should seek such patent term extension or supplemental protection.
9.4    Infringement Defense.
(a)    Defense of Third Party Claims Concerning a Product. If a Third Party asserts that a Patent or other right owned or controlled by it is infringed by the manufacture, use, sale, offer for sale or import of any Product in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the Intellectual Property Operating Committee and the other Party notice of such claim along with the relevant facts in reasonable detail. In such event, unless the Parties otherwise agree by mutual Party Written Consent, BMS shall have the first right, but not the obligation, to control such defense with respect to the Product, in which case BMS shall consult with COLLABORATOR on litigation strategy and choice of counsel. BMS shall notify COLLABORATOR as to whether BMS chooses to control the litigation within twenty‑one (21) days after receiving from COLLABORATOR, or giving to COLLABORATOR and the Intellectual Property Operating Committee, notice of such claim, pursuant to this Section 9.4(a) or such shorter period as may be necessary and reasonably practicable to avoid the waiver or loss of any rights, defenses or actions. If BMS chooses not to control the litigation, COLLABORATOR shall have the right, but not the obligation, to defend against such claim. The Party that does not control defense of a claim hereunder shall cooperate with the controlling Party in any such defense and shall have the right to be represented by counsel of its own choice.
(b)    Oppositions to Third Party Patents. In the event that a Third Party Patent is granted that claims subject matter which may interfere with the manufacture, use, sale, offer for sale or import of any Product in the Territory, and the Patent is in a jurisdiction which provides for oppositions, such as the European Patent Office, the Party first becoming aware of such Third Party Patent shall notify the Intellectual Property Operating Committee and the other Party of such Patent. In such event, unless the Parties otherwise agree by mutual Party Written Consent, BMS shall have the first right, but not the obligation, to oppose the Patent, in which case BMS shall

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

consult with COLLABORATOR on opposition strategy and choice of counsel. BMS shall notify COLLABORATOR as to whether BMS chooses to control the opposition within twenty‑one (21) days after receiving from COLLABORATOR, or giving to COLLABORATOR and the Intellectual Property Operating Committee, notice of such grant pursuant to this Section 9.4(b) or such shorter period as may be necessary and reasonably practicable to avoid the waiver or loss of any rights, defenses or actions. If BMS chooses not to control the opposition, COLLABORATOR shall have the right, but not the obligation, to control the opposition to the granted Patent. The Party that does not control the opposition hereunder shall cooperate with the controlling Party in any such opposition and shall have the right to be represented by counsel of its own choice.
(c)    Settlement of Third Party Claims Concerning a Product. The Party that controls the defense of a given claim with respect to a Product described in Section 9.4(a) or 9.4(b) shall also have the right to control settlement of such claim; provided, that no settlement shall be entered into without the prior Party Written Consent of the other Party if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, the other Party (which consent shall not be unreasonably withheld).
(d)    Allocation of Costs. The expenses of defense, settlement and judgments in actions governed by this Section 9.4 with respect to any Product in the Territory (including reasonable attorneys’ fees and expenses and the costs of cooperating with the controlling Party as provided above) shall constitute Patent Costs.
9.5    Infringement by Third Parties. BMS and COLLABORATOR shall promptly notify the other in writing of any alleged or threatened infringement of any BMS Patents, COLLABORATOR Patents or Jointly Funded Patents relating to the Collaboration Compounds or Products in the Territory of which they become aware. The Party owning or Controlling any such BMS Patent or COLLABORATOR Patent and any Party controlling the enforcement of any such Jointly Funded Patent pursuant to Section 9.5(a) shall have the first right, but not the obligation, to enforce such Patent against any infringement described in this Section 9.5. The Party having any such first right shall notify the other Party in writing as to whether it intends to enforce any such Patent against the infringement as soon as reasonably practicable to allow the other Party sufficient time (if the first Party elects not to initiate an action) to initiate an action and preserve all remedies, including temporary or preliminary relief, if the other Party elects to do so as provided below. In the case of infringement actions under the Hatch-Waxman Act or in Canada under the PM(NOC) Regulations (or any other foreign counterpart), where a legal proceeding must be initiated within forty-five (45) days (or foreign counterpart period) after the initial notice to the patentee, the Party receiving such notice shall notify the other Party within five (5) days of such receipt and provide the paragraph (IV) notice letter (or the applicable foreign equivalent thereof), and the Party having the first right to enforce shall notify the other Party within twenty-one (21) days of such receipt as to whether it chooses to enforce the patent against the infringement. If the Party having the first right to enforce any Patent covered by this Section 9.5, against the infringement chooses not to initiate a legal proceeding, the other Party shall have the right, but not the obligation, to initiate such a proceeding, provided that, where the patent is a BMS Patent, the prior Party Written Consent of BMS, and where the patent is a COLLABORATOR Patent, the prior Party Written Consent of COLLABORATOR (in each case, not to be unreasonably withheld

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

or delayed) shall be obtained prior to initiation of such a proceeding by the other Party. The Party controlling the enforcement action shall consult with the non-controlling Party on litigation strategy and choice of counsel, and shall make all decisions regarding, and take all actions with respect to, such infringement action in the reasonable best interests of the Collaboration Compounds and Products; provided, that if both Parties’ Patents (and/or one or more Jointly Funded Patents) are involved in any litigation or other action relating to the Hatch-Waxman Act (or any foreign counterpart), then the Party having control over the composition of matter patent will have the right to determine any litigation strategy and any decisions regarding such infringement. The non-controlling Party shall have the right to be represented by counsel of its own choice.
(a)    Jointly Funded Patents. Subject to the proviso set forth in the penultimate sentence of the preceding paragraph of this Section 9.5, for any alleged or actual infringement relating to any Jointly Funded Patents or litigation or other action relating to the Hatch-Waxman Act (or any foreign counterpart), the Intellectual Property Operating Committee shall, as soon as reasonably practicable. determine which Party shall have the first right to control prosecution of any such infringement or to control such litigation or other action.
(b)    Enforcement Procedure. In the event either Party brings an infringement action in accordance with this Section 9.5, the other Party shall cooperate fully, including, if required to bringing such action, furnishing a power of attorney or being joined as a party plaintiff in such action. Any recovery realized as a result of any litigation or other action commenced, threatened or resolved pursuant to this Section 9.5 shall first be allocated to reimburse the costs of such litigation, including reasonable attorneys’ fees and expenses of both Parties incurred in accordance with this Agreement, and with respect to any Patent in‑licensed from a Third Party, any amounts due to any Third Party licensor pursuant to the applicable license agreement(s) with such Third Party. To the extent such litigation costs exceed any recovery realized as a result of such litigation (less any such amounts due to a Third Party licensor), such litigation costs shall constitute Patent Costs. Any remaining recovery after payment of such litigation costs and any such amounts due to any Third Party licensor shall be shared by the Parties in the same proportion as they share Net Profit/Net Loss pursuant to Section 5.3. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 9.5 may be entered into without the Party Written Consent of each Party, which shall not be unreasonably withheld. Any recovery shall be split as provided in this Section 9.5(b), shall not be applied to reduce Development Costs or Allowable Expenses and shall not be included in the calculation of Net Sales.
9.6    Patent Marking. The Products marketed and sold by the Parties hereunder shall, at BMS’s request, be marked with appropriate patent numbers or indicia in those countries in which such markings have notice value as against infringers of patents.
9.7    Copyrights. All copyrights for advertising, marketing, promotional, packaging and educational materials and all Product-specific training materials prepared or authored by or for a Party or its Affiliates in furtherance of the Collaboration or that relate to the Collaboration Compounds or Products shall be owned by BMS. COLLABORATOR hereby assigns to BMS all of its (and its Affiliates’) right, title and interest in and to such marketing materials, and BMS

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

hereby grants to COLLABORATOR for the duration of the Collaboration Term such rights as are necessary for COLLABORATOR to perform its obligations under this Agreement.
9.8    Product Trademarks.
(a)    Each Product shall be sold under a trademark and a generic name (“USAN” name) selected by BMS, and marketed using logos, slogans, trade dress, domain names, and other intellectual property, selected by BMS (hereinafter, “Product Trademarks”); provided, that, except as set forth in Section 6.3, the Product Trademarks shall not use, be comprised of, or incorporate the Corporate Names or any other trademarks, trade names, service marks, logos, slogans, trade dress, or domain names owned or Controlled by COLLABORATOR or BMS or any of their Affiliates (hereinafter, “Other Marks”) without COLLABORATOR’s or BMS’s, as applicable, prior Party Written Consent.  The Product Trademarks shall be owned by BMS and applications for registration for such Product Trademarks shall be filed and prosecuted by BMS, with the assistance of COLLABORATOR, as may be necessary.  BMS herewith grants to COLLABORATOR a limited, non-exclusive, non-assignable (except to Affiliates or as the Parties may agree by mutual Party Written Consent) and fully paid up license to use the Product Trademarks in the Territory, for the duration of the Agreement solely in connection with its activities pursuant to, and as permitted by, this Agreement. This limited license to use the Product Trademarks shall immediately cease (i) when the COLLABORATOR’s right to Co‑Promote the Product expires or is terminated for any reason, or (ii) if the Product Trademarks are used in a manner inconsistent with, or in breach of, the terms of this Agreement, or if there is a breach of this Agreement. COLLABORATOR hereby understands that no rights are granted under this Section 9.8(a) except those specifically set forth herein.  COLLABORATOR agrees that it will use the trademark registration symbol ® or TM, as appropriate, in connection with the Product Trademarks.  BMS and COLLABORATOR agree to cooperate with respect to execution and delivery of such additional instruments or documents as shall be necessary to ensure BMS’ rights and interest in and to the Product Trademarks.  All Product labeling, packaging and promotional materials shall identify BMS as the owner and licensor of the applicable Product Trademark.
(b)    COLLABORATOR agrees to maintain the quality standards of BMS with respect to the goods it sells and the services it provides in connection with the Product Trademarks.  COLLABORATOR recognizes and agrees that no ownership rights are vested or created by the limited license granted pursuant to Section 9.8(a), and that all goodwill developed by virtue of the use of the Product Trademarks in accordance with Section 9.8(a) inures to the benefit of BMS.  Further, except when used in accordance with any usage guidelines provided by BMS, COLLABORATOR shall submit to BMS any materials bearing the Product Trademarks for review and approval prior to the use thereof and shall make no use of the Product Trademarks not expressly permitted by this Agreement without BMS’s Party Written Consent. COLLABORATOR shall not use outside the Collaboration any trademark that is substantially the same as or deceptively or confusingly similar to the Product Trademarks.
(c)    COLLABORATOR shall execute any documents required in the reasonable opinion of BMS to be entered as a “registered user” or recorded licensee of the Product Trademarks or to be removed as registered user or licensee thereof.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    BMS agrees to indemnify and to hold the COLLABORATOR harmless in the event that COLLABORATOR incurs liability as a result of the use of the Product Trademarks, provided that COLLABORATOR’s use of the Product Trademarks was in accordance with the provisions of this Agreement. COLLABORATOR agrees to indemnify and to hold BMS harmless in the event that BMS incurs liability as a result of COLLABORATOR’s use of the Product Trademarks, provided that such use was not in accordance with the provisions of this Agreement. The indemnified Party shall provide prompt notice to the indemnifying Party of any claim that the Product Trademarks infringe the rights of a Third Party, and the indemnified Party shall provide good faith cooperation in the defense of such claim.
(e)    All Trademark Costs relating to the Territory shall be included as an element of Allowable Expenses, except that amounts paid as indemnification pursuant to Section 9.8(d), shall not be included in Allowable Expenses and shall be borne solely by the indemnifying Party.
9.9    Other Marks; Limited License.
(a)    Each Party hereby grants to the other Party a royalty‑free, non‑transferable, non‑sublicensable (except to Affiliates or as the Parties may agree by mutual Party Written Consent) right to use in the Territory (as the scope of the Territory may be modified from time to time pursuant to Section 11.10) its Other Marks (other than the Product Trademarks) relevant to the subject matter covered by this Agreement  for the Collaboration Term solely for use in connection with the Commercialization activities provided for in this Agreement.  Except as specifically consented to by such Party in writing, this limited right to use the granting Party’s Other Marks relevant to the subject matter covered by this Agreement shall immediately cease (i) when the other Party’s right to Co‑Promote the Product in such country expires or is terminated for any reason, or (ii) if the granting Party’s Other Marks are used in a manner inconsistent with or in breach of the terms of this Agreement. Each Party hereby understands that no rights are granted under this Section 9.9(a) except those specifically set forth herein.  All Product labeling, packaging and promotional materials that bears any of a Party’s Other Marks shall identify such Party as the owner and licensor of such Other Marks.
(b)    Each Party agrees to conform to the customary guidelines of the granting Party under Section 9.9(a) with respect to manner of use, and to maintain the quality standards of such granting Party with respect to the goods sold and services provided in connection with such granting Party’s Other Marks.  Each Party recognizes and agrees that no ownership rights are vested or created by the limited rights of use granted pursuant to Section 9.9(a), and that all goodwill developed by virtue of the use of Other Marks in accordance with Section 9.9(a) inures to the benefit of the respective owner of the Other Marks.  Further, except when used in accordance with any usage guidelines provided by the owner of the Other Mark, each Party shall submit to the other Party any materials bearing the other Party’s Other Marks for review and approval prior to the use thereof and shall make no use of the Other Marks of the other Party not expressly permitted by this Agreement without the other Party’s Party Written Consent.  Neither Party shall use outside the Collaboration any trademark that is substantially the same as or deceptively or confusingly similar to the Product Trademarks.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)    Each Party shall execute any documents required in the reasonable opinion of the other Party to be entered as a “registered user” or recorded licensee of the other Party’s Other Marks or to be removed as registered user or licensee thereof.
(d)    Each Party agrees to indemnify and to hold the other Party harmless in the event that such other Party incurs liability as a result of the use of the indemnifying Party’s Other Marks, provided that indemnified Party’s use of the Other Mark in question was in accordance with the provisions of this Section 9.9.  The indemnified Party shall provide prompt notice to the indemnifying Party of any claim that the indemnifying Party’s Other Marks infringe the rights of a Third Party, and the indemnified Party shall provide good faith cooperation in the defense of such claim. Any amounts paid as indemnification pursuant to this Section 9.9(d), shall not be included in Allowable Expenses and shall be borne solely by the indemnifying Party
(e)    Each Party shall have the sole right, but not the responsibility, to prosecute and maintain its Other Marks.
9.10    Infringement of Trademarks.
(a)    Defense of Third Party Claims. Each Party shall notify the other Party through the JCC promptly upon learning of any actual or alleged infringement, or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses or any such claims thereof relating to the Product Trademarks (hereinafter “Trademark Infringement Claims”) brought by a Third Party against a Party or any of its Affiliates.  Upon learning of such Trademark Infringement Claim, BMS shall take all reasonable and appropriate steps to resolve the Trademark Infringement Claim and shall confer with COLLABORATOR, and give reasonable consideration to the COLLABORATOR’s suggestions, regarding such Trademark Infringement Claim.  All of the reasonable costs of in-house counsel, the fees and expenses incurred to outside counsel and other reasonable direct costs incurred in bringing, maintaining and prosecuting any action described in this Section 9.10(a) shall be included in Trademark Costs.  COLLABORATOR shall cooperate with BMS in connection with any Trademark Infringement Claims.
(b)    Infringement by Third Parties. Each Party shall notify the other Party in writing promptly upon learning of any actual or alleged infringement by any Third Party of any Product Trademark of which they become aware.  BMS shall have the first right, but not the obligation, to control the prosecution of any such infringement.  If BMS does not initiate an infringement action within fourteen (14) days after learning of the infringement, then COLLABORATOR shall have the right, but not the obligation, to bring such an action.  Neither Party shall have the right to settle any infringement action under this Section 9.10(b) in a manner that diminishes the rights or interests of the other Party or imposes any liability on the other Party without the prior Party Written Consent of such other Party.  The expenses of defense, settlement and judgments in actions governed by this Section 9.10(b) shall be Trademark Costs (to the extent not reimbursed through recoveries from such litigation).  The costs and expenses of the Party bringing suit under this Section 9.10(b) shall be reimbursed first out of any damages or other monetary awards recovered in favor of BMS and/or COLLABORATOR (if such recovery is less than the Parties’ aggregate costs and expenses incurred in such action, such recovery shall be allocated between the Parties on a pro rata basis based on their relative costs and expenses incurred

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

in such action).  The Party that does not control the action or suit hereunder shall cooperate with the controlling Party in connection with such action or suit.  Any damages or other monetary awards remaining after payment of the Parties’ expenses shall be allocated between the Parties in the same proportion as they share in Net Profit/Net Loss hereunder.  Any recovery shall be split as provided in this Section 9.10(b), shall not be applied to reduce Development Costs or Allowable Expenses (except as specifically provided above) and shall not be included in the calculation of Net Sales.
9.11    No Implied Licenses. No right or license under any BMS Technology or COLLABORATOR Technology or any Product Trademark or Other Mark is granted or shall be granted by implication as a result of the respective rights of the Parties under this Agreement. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.
9.12    Court or Government Order or Decree. Notwithstanding any other provision in this Agreement, neither Party shall be required to take any action pursuant to this Article 9 that it reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree or any agreement with any Governmental Authority that it is then subject to or otherwise may create legal liability on the part of it.
9.13    Joint Research Agreement. This Agreement shall be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and developing Collaboration Compounds and Products under the terms set forth herein.
ARTICLE 10
LICENSE GRANTS; MUTUAL COVENANTS
10.1    License Grants to BMS.
(a)    Research and Development.
(I)    Subject to the terms and conditions of this Agreement, COLLABORATOR, on behalf of itself and its Affiliates, hereby grants to BMS a co‑exclusive (with COLLABORATOR and its Affiliates), royalty-free right and license, with the right to grant sublicenses as provided in Section 10.4, under the COLLABORATOR Technology and its interest in the Joint Collaboration Technology, in each case solely:
(i)    to research and develop (including to Develop) Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds, and BMS New Collaboration Products only for use in the Field in the Unmodified Territory;
(ii)    to make, have made and import Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds, and BMS New Collaboration Products anywhere in the world for the purposes set forth in clause (i); and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii)     to research and develop (including to Develop) COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products only for use in the Field in the Territory in accordance with the Approved Plans.
(II)    COLLABORATOR, on behalf of itself and its Affiliates, hereby grants to BMS a non-exclusive, worldwide, irrevocable, royalty-free, perpetual right and license, with the right to sublicense to Affiliates, to use for all research purposes any COLLABORATOR Technology (exclusive of any COLLABORATOR Know-How in‑licensed from a Third Party), Joint Collaboration Technology or COLLABORATOR Confidential Information disclosed to BMS by COLLABORATOR or its Affiliates during the Term; provided, the foregoing license shall not grant any rights under or with respect to any Patent. COLLABORATOR shall use reasonable efforts to inform BMS promptly if any such COLLABORATOR Know-How or COLLABORATOR Confidential Information was in‑licensed from a Third Party or represents confidential information of a Third Party that was provided to COLLABORATOR under an obligation of confidentiality.
(b)    Commercialization. Subject to the terms and conditions of this Agreement, COLLABORATOR, on behalf of itself and its Affiliates, hereby grants to BMS a co-exclusive (with COLLABORATOR and its Affiliates) royalty-free right and license, with the right to grant sublicenses as set forth in Section 10.4, under the COLLABORATOR Technology and its interest in the Joint Collaboration Technology, in each case solely:
(i)    to sell, offer to sell, import, use, and otherwise Commercialize Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds, and BMS New Collaboration Products for any purpose in the Field in the Unmodified Territory, and to conduct Medical Education Activities in connection therewith;
(ii)    to use, import, and sell Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds, and BMS New Collaboration Products for Phase IV Clinical Trials or for compassionate use/indigent access purposes in the Unmodified Territory; and
(iii)     to promote and otherwise Commercialize COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products in accordance with the Approved Plans and conduct Medical Education Activities in connection therewith in accordance with the Approved Plans.
(c)    Commercial Manufacturing. Subject to the terms and conditions of this Agreement, COLLABORATOR, on behalf of itself and its Affiliates, hereby grants to BMS a co-exclusive (with BMS and its Affiliates), royalty-free right and license, with the right to grant sublicenses as set forth in Section 10.4, under the COLLABORATOR Technology and its interest in the Joint Collaboration Technology, in each case solely to make and have made Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds, and BMS New Collaboration Products anywhere in the world for use, sale, marketing, promotion and other Commercialization purposes, for Phase IV Clinical Trials, and for compassionate use/indigent access purposes in each case solely in the Unmodified Territory.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    Japan. Subject to the terms and conditions of this Agreement, including the final sentence of this Section 10.1(d), Section 3.12, Section 10.1(f) and clause (ii) of the proviso of the definition of “COLLABORATOR Technology,” COLLABORATOR, on behalf of itself and its Affiliates, hereby grants to BMS an exclusive royalty-free right and license, with the right to grant sublicenses as set forth in Section 10.4, under the COLLABORATOR Technology and its interest in the Joint Collaboration Technology, in each case solely:
(i)    to (A) research and develop anywhere in the world Japan‑Eligible Compounds and Japan‑Eligible Products for use in the Field solely in Japan, and (B) make, have made and import Japan-Eligible Compounds and Japan-Eligible Products throughout the world for such research and development purposes, but in each case only to the extent such COLLABORATOR Technology or Joint Collaboration Technology is incorporated in or is actually used in connection with the research, development or manufacture of a Japan-Eligible Compound or Japan Eligible Product in the Unmodified Territory;
(ii)    to make, have made and import Japan-Eligible Compounds and Japan-Eligible Products throughout the world (A) for use, sale, marketing, promotion and other Commercialization purposes solely in Japan, (B) for Phase IV Clinical Trials conducted solely in Japan, and (C) for compassionate use/indigent access purposes solely in Japan, but in each case only to the extent such COLLABORATOR Technology or Joint Collaboration Technology is incorporated in or is actually used in connection with the manufacture, sale, use or formulation of a Japan-Eligible Compound or Japan-Eligible Product in the Unmodified Territory;
(iii)    to sell, offer to sell, import, use, and otherwise Commercialize Japan-Eligible Compounds and Japan-Eligible Products for any purpose in the Field solely in Japan, and to conduct Medical Education Activities solely in Japan in connection therewith; and
(iv)    to use, import, and sell Japan-Eligible Compounds and Japan-Eligible Products for Phase IV Clinical Trials or for compassionate use/indigent access purposes solely in Japan;
provided that BMS promptly shall reimburse COLLABORATOR for any and all payments made by COLLABORATOR to any Third Party to the extent such payments are owed as a result of the exercise by BMS and its sublicensees of the rights licensed by COLLABORATOR from a Third Party and sublicensed by COLLABORATOR to BMS under this Section 10.1(d), but only to the extent the nature and scope of such Third Party rights and the payment obligations in respect thereof are disclosed to BMS before BMS practices the intellectual property licensed from such Third Party. The license granted to BMS in Section 10.1(d)(i) shall be effective as of the Execution Date, and the licenses granted to BMS in Section 10.1(d)(ii), (iii) and (iv) shall be effective as of the Japan Option Expiration Date. Notwithstanding anything to the contrary in this Agreement, the licenses granted to BMS in this Section 10.1(d) shall terminate automatically as of the Japan Effective Date (if applicable), at which time the licenses granted to BMS in Sections 10.1(a), 10.1(b) and 10.1(c) shall extend automatically to BMS as part of the Territory and Unmodified

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Territory and to COLLABORATOR in Sections 10.2(a), 10.2(b) and 10.2(c) shall extend automatically to Japan as part of the Territory.
(e)    Effect of Change of Control of BMS. In the event that BMS undergoes a Change of Control transaction, the license rights granted by COLLABORATOR to BMS under this Section 10.1 shall not apply or extend to any Competing Products (unless such compounds become Collaboration Compounds) that are controlled, as of the effective date of such Change of Control transaction, by the Third Party that obtains control of BMS or with which BMS engages in a Change of Control transaction.
(f)    Japan Rights with Respect to COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products. Unless the Parties otherwise agree by mutual Party Written Consent, BMS shall not have any rights relating to Japan with respect to any COLLABORATOR New Collaboration Compound or COLLABORATOR New Collaboration Product, including any right to grant sublicenses to any Japan Licensee with respect thereto.
(g)    Public Domain Information. Nothing in this Agreement shall prevent BMS from using any Information that is in the public domain and not claimed by a Patent owned or Controlled by COLLABORATOR.
(h)    Survival of Grants. The licenses and other rights granted to BMS in Section 10.1(a)(I)(i)-(ii), 10.1(a)(II), 10.1(b)(i)-(ii), 10.1(c), and 10.1(d) shall survive any full or partial termination of the Collaboration or of this Agreement; provided that only the license granted to BMS in Section 10.1(a)(II) shall survive a termination of this Agreement pursuant to Section 11.5(d) due to the purchase by COLLABORATOR of BMS’s interest in the Collaboration.
10.2    License Grants to COLLABORATOR.
(a)    Research and Development.
(I)    Subject to the terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR a co‑exclusive (with BMS and its Affiliates) royalty-free right and license, with the right to grant sublicenses as provided in Section 10.4, under the BMS Technology and BMS’s interest in the Joint Collaboration Technology, in each case solely:
(i)     to research and Develop Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds, and BMS New Collaboration Products only for use in the Field in the Territory in accordance with the Approved Plans;
(ii)    to research and develop (including to Develop) COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products only for use in the Field in the Unmodified Territory; and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii)    to make, have made and import COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products anywhere in the world for the purposes set forth in clause (ii).
(II)    BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR a non-exclusive, worldwide, irrevocable, royalty-free, perpetual right and license, with the right to sublicense to Affiliates, to use for all research purposes any BMS Technology (exclusive of any BMS Technology in‑licensed from a Third Party), Joint Collaboration Technology or BMS Confidential Information disclosed to COLLABORATOR by BMS or its Affiliates during the Term; provided, the foregoing license shall not grant any rights under or with respect to any Patent. BMS shall use reasonable efforts to inform COLLABORATOR promptly if any such BMS Know-How or BMS Confidential Information was in‑licensed from a Third Party or represents confidential information of a Third Party that was provided to BMS under an obligation of confidentiality.
(b)    Commercialization. Subject to the terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR a co-exclusive (with BMS and its Affiliates), royalty-free right and license, with the right to grant sublicenses as set forth in Section 10.4, under the BMS Technology and its interest in the Joint Collaboration Technology, in each case solely:
(i)    to promote and otherwise Commercialize Apixaban Products and BMS New Collaboration Products in accordance with the Approved Plans and to conduct Medical Education Activities in connection therewith in accordance with the Approved Plans;
(ii)    to sell, offer to sell, import, use, and otherwise Commercialize COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products for any purpose in the Field in the Unmodified Territory, and to conduct Medical Education Activities in connection therewith; and
(iii)    to use, import, and sell COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products for Phase IV Clinical Trials or for compassionate use/indigent access purposes in the Unmodified Territory.
(c)    Commercial Manufacturing. Subject to the terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR, a co-exclusive (with BMS and its Affiliates), right and license, with the right to grant sublicenses as set forth in Section 10.4, under the BMS Technology and its interest in the Joint Collaboration Technology, in each case solely to make and have made COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products anywhere in the world for use, sale, marketing, promotion and other Commercialization purposes, for Phase IV Clinical Trials, and for compassionate use/indigent access purposes in each case solely in the Unmodified Territory.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    Japan.     Subject to the terms and conditions of this Agreement, including the final sentence of this Section 10.2(d) and clause (ii) of the proviso of the definition of “BMS Technology,” BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR an exclusive, royalty-free right and license, with the right to grant sublicenses as set forth in Section 10.4, under the BMS Technology and its interest in the Joint Collaboration Technology, in each case solely:
(i)    to (A) research and develop anywhere in the world COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products for use in the Field solely in Japan, and (B) make, have made and import COLLABORATOR New Collaboration Compound and COLLABORATOR New Collaboration Products throughout the world for such research and development purposes, but in each case only to the extent such COLLABORATOR Technology or Joint Collaboration Technology is actually used in connection with the research, development or manufacture of a COLLABORATOR New Collaboration Compound or COLLABORATOR New Collaboration Product in the Unmodified Territory;
(ii)    to make, have made and import COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products throughout the world (A) for use, sale, marketing, promotion and other Commercialization purposes solely in Japan, (B) for Phase IV Clinical Trials conducted solely in Japan, and (C) for compassionate use/indigent access purposes solely in Japan, but in each case only to the extent such BMS Technology or Joint Collaboration Technology is incorporated in or is actually used in connection with the manufacture, sale, use or formulation of a COLLABORATOR New Collaboration Compound or COLLABORATOR New Collaboration Product in the Unmodified Territory;
(iii)    to sell, offer to sell, import, use, and otherwise Commercialize COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products for any purpose in the Field solely in Japan, and to conduct Medical Education Activities solely in Japan in connection therewith; and
(iv)    to use, import, and sell COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products for Phase IV Clinical Trials or for compassionate use/indigent access purposes solely in Japan;
provided that COLLABORATOR promptly shall reimburse BMS for any and all payments made by BMS to any Third Party to the extent such payments are owed as a result of the exercise by COLLABORATOR and its sublicensees of the rights licensed by BMS from a Third Party and sublicensed by BMS to COLLABORATOR under this Section 10.2(d), but only to the extent the nature and scope of such Third Party rights and the payment obligations in respect thereof are disclosed to COLLABORATOR before COLLABORATOR practices the intellectual property licensed from such Third Party. The license granted to

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATOR in Section 10.2(d)(i) shall be effective as of the Execution Date, and the licenses granted to COLLABORATOR in Section 10.2(d)(ii), (iii) and (iv) shall be effective as of the Japan Option Expiration Date. Notwithstanding anything to the contrary in this Agreement, the licenses granted to COLLABORATOR in this Section 10.1(d) shall terminate automatically as of the Japan Effective Date (if applicable), at which time the licenses granted to BMS in Sections 10.2(a), 10.2(b) and 10.2(c) and to COLLABORATOR in Sections 10.2(a), 10.2(b) and 10.2(c) shall extend automatically to Japan as part of the Territory.
(e)    Effect of Change of Control of COLLABORATOR. In the event that COLLABORATOR undergoes a Change of Control transaction, the license rights granted by BMS to COLLABORATOR under this Section 10.2 shall not apply or extend to any Competing Products (unless such compounds become Collaboration Compounds) that are controlled, as of the effective date of such Change of Control transaction, by the Third Party that obtains control of COLLABORATOR or with which COLLABORATOR engages in a Change of Control transaction.
(f)    Public Domain Information. Nothing in this Agreement shall prevent COLLABORATOR from using any Information that is in the public domain and not claimed by a Patent owned or Controlled by BMS.
(g)    Survival of Grants. The licenses granted to COLLABORATOR in Sections 10.2(a)(I)(ii)-(iii), 10.2(a)(II), 10.2(b)(ii)-(iii), 10.2(c) and 10.2(d) shall survive any full or partial termination of the Collaboration or of this Agreement; provided that only the license granted to COLLABORATOR in Section 10.2(a)(II) shall survive a termination of this Agreement pursuant to Section 11.5(d) due to the purchase by BMS of COLLABORATOR’s interest in the Collaboration.
10.3    Third Party Technology.
(a)    Compliance with In-License Agreements. The licenses granted under Section 10.1 and 10.2 may include certain rights licensed to the license granting Party by Third Parties under In-License Agreements. Any sublicense of Third Party technology hereunder shall be subject to the terms and conditions of the In-License Agreement under which such sublicense is granted, and shall be effective solely to the extent permitted under the terms of such agreement. Each Party acknowledges that it has reviewed each of the other Party’s existing In-License Agreements listed on Schedules 7.3 and 7.4, if any, and agrees to comply with any applicable terms of (i) any such existing In-License Agreement, (ii) any In-License Agreement with respect to any New Collaboration Compound, Additional Indication or Additional Formulation, in each case that is existing as of the date on which the applicable New Collaboration Compound Option is exercised or the date on which such Additional Indication or Additional Formulation is included in the Collaboration pursuant to Section 3.7 and, in each case which is disclosed to such Party on or before such exercise or inclusion and (iii) any In-License Agreement entered into pursuant to Section 5.5.
(b)    Obligations with respect to In‑Licenses. If the licenses granted pursuant to Section 10.1 or 10.2, as the case may be, include sublicenses under rights granted to a Party or its Affiliates (collectively the “Licensor Party” ) pursuant to an In-License Agreement with a Third Party, then the Licensor Party (i) shall maintain in full force and effect its agreement (subject to its terms) with such Third Party and keep the other Party fully informed of any material

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

development pertaining thereto for so long as such other Party, its Affiliates or sublicensees (collectively, the “Licensee Party”) is the sublicensee of any rights with respect thereto or either Party practices the rights granted in such In‑License Agreement, in which case the Parties shall share (as Third Party License Payments, to the extent applicable) the costs of maintaining and performing under such In‑License Agreement with respect to the rights granted pursuant to the Licensee Party in Section 10.1 or 10.2, as applicable; provided, however, that the foregoing shall not create or imply any obligation on the part of the Licensor Party to cure any breach by the Licensee Party of any of its obligations under this Agreement or such In-License Agreement; and (ii) shall: (A) faithfully and timely perform and discharge its obligations under such In‑License Agreement, (B) to the extent within the Licensor Party’s reasonable control, not take any action or allow any event to occur that would give any such Third Party licensor or sublicensor the right to terminate any such In-License Agreement without the Party Written Consent of the other Party, (C) not exercise any right to itself terminate, or enter into any amendment or modification of or waive any material right under any such In‑License Agreement without the Party Written Consent of the other Party; and (D) in the event of the termination of the Collaboration with respect to a Collaboration Compound or any Product containing such Collaboration Compound to which such In‑License Agreement is applicable, if the Licensee Party retains rights with respect to the development and commercialization of such Collaboration Compound or Product following such termination, the Licensor Party may, at its election, either (x) continue to comply with the foregoing provisions of this Section 10.3(b) with respect to the applicable In-License Agreement (other than sharing any Third Party License Payments) and Licensee Party shall reimburse Licensor Party for any Third Party License Payments under such In-License Agreement in respect of such Terminated Compound/Products and the applicable Terminated Territory or (y) cooperate with the Licensee Party to transfer all rights and obligations under such In‑License Agreement with respect to such Terminated Compound/Products and the applicable Terminated Territory to the Licensee Party (whether by assignment or otherwise), to the extent permitted under and consistent with such In‑License Agreement, in which case the Licensee Party shall assume and be solely responsible for performance of all obligations under such In‑License Agreement to the extent relating to such Terminated Compound/Products or Terminated Territory.
(c)    Additional Third Party Technology. If one or both Parties become aware of rights held by Third Parties that may be desirable to obtain by license or other means for the Development, manufacture, Commercialization or use of any Collaboration Compound or Product in the Territory, including to avoid any claims or litigation concerning infringement by a Third Party against BMS or COLLABORATOR in the Territory, the Parties shall follow the procedures set forth in Section 5.5. Any such costs related to any such licensed Third Party technology shall be allocated in accordance with Section 5.5.
10.4    Sublicensing.
(a)    Sublicenses to Affiliates. Each Party shall have the right to grant to its Affiliates sublicenses under the licenses granted to it in Sections 10.1 or 10.2, as the case may be, without the prior consent of the other Party, but subject to any approvals required therefor from any applicable Third Party licensor in respect of any applicable In-License Agreement.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)    Sublicenses to Third Parties. Each Party shall have the right to grant sublicenses to Third Parties under the licenses granted to it in Sections 10.1 and 10.2, as the case may be, only with the prior Party Written Consent of the other Party, which consent may be granted or withheld in its sole discretion (except that if such sublicense is granted following the termination of the Collaboration with respect to a country or Product, such consent shall not be unreasonably withheld with respect to such country or Product), and any applicable Third Party licensor, including as may be required pursuant to Section 10.3(a); provided, that if the Japan Option expires without it having been exercised (A) the consent of COLLABORATOR shall not be required in connection with BMS’s grant of license or sublicense rights to a Japan Licensee solely with respect to the research, development and commercialization of Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds. and BMS New Collaboration Products by such Japan Licensee in Japan and with respect to the manufacture of Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds and BMS New Collaboration Products solely for such purpose in accordance with Section 3.12, and (B) the consent of BMS shall not be required in connection with COLLABORATOR’s grant of license or sublicense rights to a Third Party solely with respect to the research, development and commercialization of COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products by such Third Party in Japan, and with respect to the manufacture of COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products solely for such purpose.
(c)    Responsibility for Performance. The grant of any sublicense as permitted in Section 10.4(a) or (b) shall not relieve the sublicensing Party of its obligations under this Agreement, except to the extent they are satisfactorily performed by such sublicensee. Any such permitted sublicenses shall be consistent with and subject to the terms and conditions of this Agreement. A copy of any sublicense agreement executed by one Party with a Third Party shall be provided to the other Party within fourteen (14) days after its execution; provided that the financial terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement.
10.5    Exclusivity; Competing Products. Except as provided in Section 3.6 and 3.7:
(a)    During the period from the Execution Date through (and including), for a given Market Area (as defined below) in the Territory, the earlier of [*] (the “Restricted Period”) and subject to the terms of this Section 10.5, neither Party shall, and each Party shall cause its Affiliates not to, (without the prior Party Written Consent of the other Party to be given or withheld in such Party’s sole and absolute discretion) itself, with or through any Affiliate or Third Party, directly or indirectly, [*], any Competing Product in such Market Area, or enter into any collaboration, with any Third Party with respect to such Market Area by contract or otherwise, to [*], prior to the end of the Restricted Period, a Competing Product in such Market Area; provided, that unless the Japan Option is exercised (i) the foregoing shall not apply to either Party or any of its Affiliates or any of their licensees with respect to Japan, and (ii) each Party and its Affiliates and their licensees shall have the right to develop and Commercialize Competing Products for Japan; provided, further, that such restriction shall expire with respect to [*] prior to the expected date of the expiration of the Restricted Period. The Restricted Period shall apply on a Market Area

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

by Market Area basis. The Restricted Period shall be determined on a Market Area by Market Area basis based on [*] in the applicable Market Area.
(b)    Notwithstanding Section 10.5(a), in the event that either Party effects a Business Combination Transaction with a Third Party that as of the date of the closing of such transaction would (x) have a compound that is a Competing Product and which is in or has completed Phase II Clinical Trials, (y) have an NDA, MAA or other DAA filing pending for, or have achieved Regulatory Approval for, a Competing Product in any Market Area in the Territory or (z) be promoting, distributing, marketing or selling a Competing Product in any Market Area in the Territory (each such Product referred to in clauses (x), (y) and (z) above being referred to herein as an “Acquired Competing Product”) or enters into any agreement with respect to any such Business Combination Transaction, and the applicable Governmental Authority(ies) require the Party involved in such Business Combination Transaction or, if applicable, its acquiror (collectively the “Merging Party”) as a condition to such Business Combination Transaction to either (1) Divest such Acquired Competing Product or (2) sell its interest in the Collaboration, then not later than ninety (90) days after receipt of notice of such requirement from such Governmental Authority(ies) the Party involved in such Business Combination Transaction shall notify the other Party (the “Non-Merging Party”) in writing of such requirement and whether the Merging Party intends to Divest such Acquired Competing Product or to sell its interest in the Collaboration to the Non-Merging Party, which Divestiture or sale may be conditioned upon the consummation of such Business Combination Transaction. If the Merging Party notifies the Non-Merging Party that it intends to Divest such Acquired Competing Product, the Merging Party shall have [*] (or, if shorter, such period of time as may be required by the applicable Governmental Authority(ies) for such divestiture) following the consummation of the Business Combination Transaction to Divest such Acquired Competing Product and shall comply with Section 10.5(d).
If instead the Merging Party notifies the Non-Merging Party that it intends to sell its interest in the Collaboration to the Non-Merging Party, such notice shall constitute an irrevocable offer to sell such interest to the Non-Merging Party as provided below. Unless the Non-Merging Party notifies the Merging Party in writing that it does not desire to purchase such interest (a “Notification of Non‑Interest”) not more than [*] after receipt of such notice from Merging Party then the Parties shall negotiate in good faith to reach an agreement within the [*] period following the date of such notice with respect to the price to be paid by the Non-Merging Party for such interest, and the sale of such interest shall be conditioned upon the consummation of such Business Combination Transaction. If (a) the Non‑Merging Party delivers a Notification of Non‑Interest during such [*] period or (b) the Parties are unable to agree by mutual Party Written Consent on the price to be paid for such interest within such [*] period and the Non-Merging Party provides a Notification of Non-Interest to the Merging Party within [*] following the expiration of such [*] period, then the Merging Party shall sell its interest in the Collaboration to a Third Party without the consent or approval of the Non-Merging Party; provided that such Third Party shall expressly assume in a writing delivered to the Non-Merging Party all of the rights and obligations of the Merging Party hereunder; and the Merging Party shall have [*] (or, if shorter, such period of time as may be required by the applicable Governmental Authority(ies) for such divestiture) to sell such interest. If the Non-Merging Party does not provide a Notification of Non-Interest to the Merging Party within such [*] period after such [*] negotiation period, the Non-

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Merging Party shall purchase the Merging Party’s interest in the Collaboration; and the price to be paid shall, at the election of either Party, be determined by [*]:
(i)    [*]
(ii)    [*]
(iii)    [*]
(iv)    [*]
(v)    [*]
The closing of such purchase and sale of the Merging Party’s interest in the Collaboration pursuant to this Section 10.5(b) shall take place at a reasonable place and time designated by the Merging Party in writing on not less than ten (10) days’ prior written notice after the determination of the value of such interest and the price to be paid, but not earlier than the termination or expiration of any applicable waiting periods under the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of all requisite approvals from Governmental Authorities, and, if the sale has been conditioned on the consummation of such Business Combination Transaction, such consummation having occurred. The Parties shall cooperate and shall promptly make such filings with and applications to such Governmental Authorities as may be required in connection with such purchase and sale.
(c)    If the applicable Governmental Authorities do not require the Merging Party, as a condition to such Business Combination Transaction, to divest either (i) such Acquired Competing Product or (ii) its interest in the Collaboration, then if the Restricted Period is in effect with respect to any of the United States, the EU or, in the event Japan is included in the Territory, Japan, the Merging Party shall notify the Non-Merging Party in writing within ninety (90) days after the consummation of such Business Combination Transaction of the acquisition of such Acquired Competing Product and whether it intends to (1) Divest such Acquired Competing Product in the jurisdictions where the Restricted Period is then in effect or (2) offer the Acquired Competing Product for inclusion in the Collaboration pursuant to Section 3.6(a)(vii). If the Merging Party notifies the Non-Merging Party that it intends to offer the Acquired Competing Product for inclusion in the Collaboration, then the Non-Merging Party shall have the M&A Inclusion Option provided for in Section 3.6(a)(vii). If the Merging Party notifies the Non-Merging Party that it intends to Divest such Acquired Competing Product, the Merging Party shall have [*] following the consummation of the Business Combination Transaction to Divest such Acquired Competing Product and shall comply with Section 10.5(d).
(d)    If the Merging Party has notified the Non-Merging Party in accordance with this Section 10.5 that an Acquired Competing Product will be Divested or that it desires to sell its interest in the Collaboration to the Non-Merging Party or that it desires to offer the Acquired Competing Product for inclusion in the Collaboration, the development or commercialization (and related manufacturing) of such Acquired Competing Product by the Merging Party during the period from the consummation of the applicable merger, consolidation or acquisition to the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

consummation of such Divestiture or sale of its interest in the Collaboration (whether to a Third Party or to the Non‑Merging Party) (or if earlier, the date on which such Divestiture is required to be consummated, as specified in this Section 10.5), shall not be considered a breach by the Merging Party of its obligations under this Agreement. If the Merging Party has notified the Non-Merging Party in accordance with this Section 10.5 that it desires to sell its interest in the Collaboration to the Non-Merging Party, the Merging Party shall ensure that all Confidential Information concerning the Collaboration, the Collaboration Compounds and the Products is disclosed only to such of its personnel who have a need to know such information and that none of such Confidential Information or other commercially sensitive information is disclosed to any Person with responsibility (other than manufacturing responsibility) for the Development or Commercialization of the Acquired Competing Product or any other Competing Product.
(e)    If, as the result of the consummation of a Business Combination Transaction that results in a Change of Control of the Party involved in such Business Combination Transaction, the Merging Party owns or has an interest in a compound that is a Competing Product but is not an Acquired Competing Product, then if such compound is [*], the options provided for in Section 3.6(a) shall apply to such Competing Product upon the completion of Phase I Clinical Trials.
(f)    Each Party acknowledges that a Party in breach of any of its obligations under this Section 10.5 shall cause the non‑breaching Party irreparable harm, for which monetary damages will be an inadequate remedy. Therefore, in the event of any such breach, the non‑breaching Party shall be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, to injunctive relief, including an accounting for profits, specific performance of the terms hereof and other equitable relief for such breach, without the posting of bond or other security.
10.6    Confidentiality. The Parties agree that during the Agreement Term, and for a period of [*] thereafter, a Party receiving Confidential Information of the other Party will (i)(A) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary information of similar kind and value, and (B) not disclose such Confidential Information to any Third Party (other than, if applicable, a Japan Licensee in accordance with Section 3.12) without the prior Party Written Consent of the other Party, except as otherwise expressly permitted below, and (ii) not use such Confidential Information for any purpose except those permitted by this Agreement. As used herein, “Confidential Information” means all Information and other information and materials received by either Party from the other Party or its Affiliates pursuant to this Agreement. Joint Collaboration Technology shall be considered Confidential Information of both Parties. The foregoing obligations and the other obligations set forth in this Section 10.6 shall not apply with respect to any portion of such Confidential Information which:
(a)    is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;
(b)    was known to the receiving Party or any or its Affiliates, without any obligation to keep it confidential, prior to when it was received from the disclosing Party;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)    is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party that is lawfully in possession thereof without obligation to keep it confidential;
(d)    has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party or any of its Affiliates in breach of this Agreement;
(e)    is disclosed to Regulatory Authorities or other Governmental Authorities in order to obtain Patents claiming, or in furtherance of, the manufacture, use, sale or formulation of, a Collaboration Compound or Product or in connection with other uses permitted by Section 9.2(b) or to gain or maintain approval to conduct Clinical Trials with respect to, or to market, any Product, but, in each case such disclosures may be made only to the extent reasonably necessary to perform the applicable foregoing activity; or
(f)    has been independently developed or acquired by the receiving Party or any of its Affiliates without the aid, application or use of the disclosing Party’s Confidential Information.
The receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any law or rule imposed by the Securities and Exchange Commission or any securities exchange or other Applicable Law, but only to the extent of such necessity or requirements; and no such disclosure shall cause any such information to cease to be Confidential Information hereunder, except to the extent such disclosure results in a public disclosure of such information. Where reasonably possible, the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure of Confidential Information pursuant to the preceding sentence sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action the disclosing Party may deem to be appropriate to protect the confidentiality of the Confidential Information.
Except as set forth above, each Party agrees that it shall provide or permit access to Confidential Information of the other Party only to (i) the receiving Party’s attorneys, independent accountants and financial advisors for the sole purpose of enabling such attorneys, independent accountants and financial advisors to provide advice to the receiving Party and (ii) the receiving Party’s Affiliates, directors, officers, employees, consultants, advisors and permitted subcontractors, sublicensees (including in the case of BMS, any Japan Licensee) and subdistributors, and to the directors, officers, employees, consultants, advisors and permitted subcontractors, sublicensees and subdistributors of such Affiliates, who have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement; provided, that in each case the Person to whom Confidential Information is being disclosed is subject to obligations of confidentiality and non‑use with respect to such Confidential Information substantially similar to the obligations of confidentiality and nonuse of the receiving Party pursuant to this Section 10.6; and provided, further, that each Party shall remain responsible for any failure by its attorneys, independent accountants and financial advisors, Affiliates, and its and its Affiliates’ respective directors, officers, employees, consultants, advisors

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

and permitted subcontractors, sublicensees (including in the case of BMS, any Japan Licensee) and subdistributors, to treat such Confidential Information as required under this Section 10.6.
Notwithstanding the foregoing, either Party may disclose without any limitation such Party’s U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions relating to such Party that are based on or derived from this Agreement, as well as all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.
10.7    Publicity. The Parties agree that the public announcements by the Parties of the execution of this Agreement shall be substantially in the form of the press release or releases attached as Exhibit O and shall cooperate in the issuance thereof as soon as practicable after the execution of this Agreement unless otherwise agreed by the Parties. In addition, the Parties recognize that each Party may from time to time desire to issue additional press releases and make other public statements or disclosures regarding the subject matter of this Agreement, and hereby agree that such publication shall be permitted without the other Party’s consent, to the extent that such additional releases or statements do not contain information beyond that included in the press release attached as Exhibit O or in subsequent press releases approved in writing by both Parties. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved in writing by both Parties; provided, that any disclosure which is required by law or the rules of the Securities and Exchange Commission or any securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable the disclosing Party shall provide the other Party an opportunity to comment on the proposed disclosure.
10.8    Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities law a registration statement or any other disclosure document which describes or refers to the Collaboration or this Agreement, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing not less than three (3) Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Collaboration, and shall use reasonable efforts to obtain confidential treatment of any information concerning the other Party or the Collaboration that the other Party requests be kept confidential, consistent with such Party’s disclosure obligations under applicable securities laws.
10.9    Prior CDAs. The Parties agree on behalf of themselves and their respective Affiliates that the Confidential Disclosure Agreement (made as of January 30, 2007) between BMS and Pfizer Inc., as amended, and the Confidential Disclosure Agreement (made as of November 7, 2006) between BMS and Pfizer Inc. (the “Prior CDAs”) as such Prior CDAs relate to Collaboration Compounds or Products is hereby terminated and superseded by this Agreement and that all Information relating to Collaboration Compounds or Products disclosed under or pursuant to the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Prior CDAs shall constitute Confidential Information disclosed pursuant to this Agreement and shall be subject to the terms of Section 10.6.
10.10    Compliance with Law. Each Party hereby covenants and agrees to comply with all Applicable Law applicable to its activities connected with the Development, manufacture and Commercialization (as applicable) of the Product. Each Party will also give good faith consideration to appropriate commercial structures and/or other commercially reasonable measures, as each deems appropriate for its respective organization, designed to prevent commercially sensitive information from being made available to those within COLLABORATOR or BMS (as relevant) who, from an antitrust or competition law perspective, ought not to have access to such commercially sensitive information. Without limiting the generality of the foregoing:
(a)    Patient Information. BMS and COLLABORATOR agree to abide by all Applicable Law, rules, regulations, and orders of all applicable Governmental Authorities concerning the confidentiality or protection of patient identifiable information and/or patients’ protected health information, as defined by U.S. 45 C.F.R. Part 160 or personal data as defined by EU Directive 95/46/EC or any other applicable legislation, in the course of their performance under this Agreement.
(b)    Export Controls. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to COLLABORATOR or BMS from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authorities.
10.11    Publications.
(a)    Publications Generally. Neither Party shall publish or present the results of studies carried out under this Agreement without the opportunity for prior review by the other Party, unless such publication has been previously reviewed and is contemplated in a publication plan approved by the JDC and CFDT (for Phase I Clinical Trials through Phase IIIb Clinical Trials) or the applicable ROC and the JDC for Phase IV Clinical Trials). Each Party agrees to provide the other Party the opportunity to review any proposed abstracts, manuscripts or presentations (including electronic or verbal presentations) which relate to any Collaboration Compound or Product at least [*] prior to their intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time to secure Patent protection for any material in such publication which it believes to be patentable. Both Parties understand that reimbursement and Commercialization of Products may be assisted by publication of results from research studying Collaboration Compounds or Products as quickly as possible. Notwithstanding the foregoing, the Parties agree to review and consider delay of publication and filing of patent applications under certain circumstances. The JDC will review such requests and recommend subsequent action. Neither Party shall have the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

right to publish or present Confidential Information of the other Party which is subject to Section 10.6. Nothing contained in this Section 10.11 shall prohibit the inclusion of information in a patent application claiming, or in furtherance of, the manufacture, use, sale or formulation of, a Collaboration Compound or Product, provided, the non-filing Party is given a reasonable opportunity to review and approve the information to be included prior to submission of such patent application, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Parties recognize that independent investigators have been engaged, and will be engaged in the future, to conduct Clinical Trials of Collaboration Compounds and Products. The Parties recognize that such investigators operate in an academic environment and may release information regarding such studies in a manner consistent with academic standards; provided, that each Party will use reasonable efforts to prevent publication prior to the filing of relevant patent applications and to ensure that no Confidential Information of either Party is disclosed.
(b)    Publication and Listing of Clinical Trials and Compliance with other Policies, Orders and Agreements. Notwithstanding anything to the contrary in Section 10.11(a), the Parties agree to comply, with respect to the Collaboration Compounds and Products, with (i) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, (ii) BMS’s Pharmaceutical Research Institute Policy concerning Clinical Trial Disclosure as amended from time to time, a copy of which policy as currently in effect and as currently proposed to be amended are attached hereto as Exhibit P‑2 and Exhibit P‑3, respectively, (iii) the agreement of BMS concerning disclosure of BMS-sponsored clinical trials set forth in Exhibit C to the Stipulation and Agreement of Settlement entered into by BMS in February 2006 to settle a consolidated securities class action litigation pending in the U.S. District Court for the District of New Jersey that related to the Bristol-Myers Squibb investigational compound, omapatrilat (VANLEV™), a copy of which Exhibit C is attached hereto as Exhibit P‑1 and (iv) any other BMS policies or other policies adopted by the JDC with regard to the same (to the extent the same either are not in direct conflict with the Guidelines, policies and stipulation and agreement referred to in clauses (i) and (iii) above. Further, notwithstanding anything to the contrary in Section 10.11(a) and with respect to any Collaboration Compounds and Products that are Controlled by COLLABORATOR, the Parties agree to comply with COLLABORATOR’s Policy on Registration of Studies, Public Disclosure of Results, and Authorship as amended from time to time, a copy of which policy as currently in effect is attached hereto as Exhibit Q.
ARTICLE 11
TERM AND TERMINATION
11.1    Collaboration Term and Agreement Term. The term of the Collaboration (the “Collaboration Term”) shall become effective on the Execution Date and shall remain in effect until expiration (on a Product‑by‑Product and, subject to Section 11.3, Market Area by Market Area basis) or termination (on a Product‑by‑Product and Market Area by Market Area basis) as provided in this Article 11, subject to extension pursuant to Section 11.8 if a Post‑Termination Compound becomes a Collaboration Compound pursuant to Section 11.8. The term of this Agreement (the “Agreement Term”) shall become effective on the Execution Date and shall remain in effect, subject to Section 11.9, until expiration as provided in Section 11.2 or termination

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

as provided in Section 11.8(b). As used herein, “Terminated Compound/Product” means, (i) with respect to any Market Area, any Collaboration Compound and/or Product as to which the Collaboration is terminated or expires with respect to such Market Area, and (ii) in the event of the expiration or termination of this Agreement, all Collaboration Compounds and Products. As used herein, “Terminated Territory” means, with respect to any Collaboration Compound and/or Product, the portion of the Territory (which may be the entire Territory or any Market Area therein) as to which the Collaboration is terminated or expires with respect to such Collaboration Compound and/or Product.
11.2    Expiration. The Collaboration and the Collaboration Term shall expire with respect to each Product on a Product‑by‑Product and Market Area by Market Area basis upon (i) the permanent cessation of the sale of the Product in each country in such Market Area following Launch in such Market Area or (ii) if the applicable Product has not been Launched in a particular Market Area, upon the expiration or termination of the Collaboration in all other Market Areas where such Product has been Launched. This Agreement and the Agreement Term shall terminate, subject to Section 11.9, as provided in Section 11.8(b) following the expiration or termination of the Collaboration Term with respect to all Collaboration Compounds and Products with respect to the entire Territory if thereafter no Post‑Termination Compound becomes a Collaboration Compound pursuant to Section 11.8(a).
11.3    Manner of Termination by Geographic Area. Except as otherwise specifically provided in this Article 11, any termination or expiration of the Collaboration with respect to any geographic area pursuant to this Article 11 shall be made only on a Market Area by Market Area basis. For clarity, any termination with respect to the EU shall apply to the EU in its entirety, and the Collaboration may not be terminated as to individual countries in the EU. The termination or expiration of the Collaboration Agreement with respect to one Market Area shall not affect any other Market Area, except that any termination with respect to [*]. For clarity, this Section 11.3 does not provide a right of termination to either Party, but instead regulates the manner in which a right of termination of the Collaboration under other sections of this Article 11 may be exercised.
11.4    Termination for a Material Safety Issue. Either Party may terminate the Collaboration with respect to any Collaboration Compound or Product at any time as to the entire Territory (and not as to any individual country, Region or Market Area or combination thereof that constitutes less than the entire Territory) upon written notice to the other Party if the terminating Party reasonably determines, based upon additional information that becomes available or an analysis of the existing information at any time, that the medical risk/benefit of such Collaboration Compound or Product is so unfavorable that it would be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize it. Prior to any such termination (or any termination of a Clinical Trial as permitted by Section 3.1), the terminating Party shall comply with such internal review and management approval processes as it would normally follow in connection with the termination of the development or commercialization of its own compounds or products for safety reasons. The terminating Party shall document the decisions of such committees or members of management and the basis therefor and shall make such documentation (including the relevant portion of any applicable minutes) available to the other Party promptly upon written request.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.5    Termination of the Collaboration without Cause.
(a)    Termination with Respect to Particular Collaboration Compounds or Products. COLLABORATOR may terminate the Collaboration without cause as follows:
(i)    COLLABORATOR may terminate the Collaboration in its entirety with respect to Apixaban at any time upon at least [*] months’ prior written notice to BMS, such notice to be given at any time during (A) the period beginning at the time of database lock of the Phase III Clinical Trials for prevention of stroke associated with atrial fibrillation and ending three (3) months thereafter or (B) the period beginning at the time of database lock of the Phase III Clinical Trials for prevention of major adverse cardiovascular events in acute coronary syndrome and ending three (3) months thereafter, but in each case ((A) and (B)) with such notice to be given (if at all) in any event no later than four (4) weeks following any decision by the JDC to proceed with the preparation of an NDA or MAA for such indication for submission to the applicable Regulatory Authority, provided, however, that if at the time of such notice of termination any Product containing Apixaban is then being Commercialized under this Agreement (x) for prevention of stroke associated with atrial fibrillation or prevention of major adverse cardiovascular events in acute coronary syndrome, COLLABORATOR shall provide BMS at least [*] prior written notice of such termination; or (y) only for indications other than prevention of stroke associated with atrial fibrillation or prevention of major adverse cardiovascular events in acute coronary syndrome, COLLABORATOR shall provide BMS at least [*] prior written notice of such termination;
(ii)    if the Collaboration is not terminated with respect to Apixaban pursuant to Section 11.5(a)(i), then COLLABORATOR may terminate the Collaboration with respect to Apixaban for any given Market Area effective at any time after the date that is [*] after the first Launch of a Product containing Apixaban anywhere in such Market Area, provided that not less than [*] prior written notice is given to BMS;
(iii)    if the Collaboration is terminated with respect to Apixaban with respect to all Market Areas pursuant to Section 11.5(a)(i), Section 11.5(a)(ii) and/or Section 11.5(b), then:
(A)    if no New Collaboration Compound is then being Developed or Commercialized under this Agreement, then the Collaboration shall terminate in its entirety, subject to Section 11.8;
(B)    if a New Collaboration Compound that is Controlled by BMS (other than as a result of licenses granted by COLLABORATOR to BMS under this Agreement) is then being Developed or Commercialized under this Agreement, the Collaboration may be terminated without cause by COLLABORATOR as to such New Collaboration Compound in the same manner as Apixaban pursuant to (1) Section 11.5(a)(i) or (2) Section 11.5(a)(ii).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)    Termination as to the Entire Territory because of Termination or Expiration as to the U.S. and EU. Either Party may terminate, upon written notice to the other Party, the Collaboration with respect to any Collaboration Compound or Product as to the entire Territory if the Collaboration has been terminated or has expired in respect of such Collaboration Compound or Product with respect to both the United States and the EU.
(c)    Termination of the Entire Collaboration. Subject to Section 11.8, either Party may terminate, upon written notice to the other Party, the Collaboration in its entirety if the active Development of all Collaboration Compounds (including any compounds included in the Collaboration pursuant to Section 3.6 or 11.8) has been terminated and there is no Product then being Commercialized in the Territory by the Parties under this Agreement.
(d)    Termination in the Event of a Buy-Out. In the event that either Party elects to purchase from the other Party such other Party’s interest in the Collaboration pursuant to Section 10.5(b), this Agreement shall automatically terminate as of the date of the closing of such purchase.
11.6    Termination of the Collaboration - General. Subject to Section 11.8, the Collaboration shall be terminable as a whole or on a Market Area by Market Area basis (in accordance with Section 11.3), as follows:
(a)    by either Party, upon written notice to the other Party, if the other Party commits a material breach of this Agreement (other than shortfalls in Details that fundamentally frustrates the transactions contemplated by this Agreement taken as a whole, or on a Market Area by Market Area basis (in accordance with Section 11.3) in the event of a breach that is limited to a particular Market Area(s) and fundamentally frustrates the transactions contemplated by this Agreement in that Market Area(s), which breach shall not have been remedied within [*] days after the giving of written notice requiring such breach to be remedied; or
(b)    by either Party, upon written notice to the other Party, with respect to a particular Market Area(s) (in accordance with Section 11.3), due to the other Party’s (or its Affiliate’s) gross negligence, willful misconduct or willful misrepresentation in connection with this Agreement (other than with respect to shortfalls in Details) resulting in material harm to the terminating Party (or its Affiliates) that fundamentally frustrates the purpose of this Agreement with respect to such Market Area(s); or
(c)    by either Party, upon written notice to the other Party, with respect to a particular Market Area(s) (in accordance with Section 11.3), if the other Party (or its local Affiliate) becomes incapable in such Market Area(s), for a period of [*], of performing any of its material obligations under this Agreement with respect to such Market Area(s) because of Force Majeure; or
(d)    by either Party, upon written notice to the other Party, with respect to a particular Market Area(s) (in accordance with Section 11.3), if the other Party (or its applicable local Affiliate in such Market Area):

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i)    commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or of any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(ii)    has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of ninety (90) days; or an order for relief is entered against such Party (or such Affiliate) under applicable bankruptcy laws; or
(iii)    is insolvent or is unable to pay its debts as they become due, has explicitly or implicitly suspended payment of any debts as they become due (except debts contested in good faith), or the creditors of such Party (or such Affiliate) have taken over its management; or
(e)    by either Party with respect to a given Product in a Market Area (in accordance with Section 11.3) if the other Party [*], which termination (under this Section 11.6) shall become effective at the end of the Quarter following the Quarter in which such notice was received by the defaulting Party.
11.7    Certain Consequences of Termination of this Agreement in the Event of Bankruptcy. Without limiting the provisions of Sections 11.9 and 11.10, in the event of a termination of this Agreement due to the rejection of this Agreement by or on behalf of a Party (the “Bankrupt Party”) under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by the Bankrupt Party to the other Party (the “Non‑Bankrupt Party”) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that the Non‑Bankrupt Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against the Bankrupt Party under the Code, the Non‑Bankrupt Party shall be entitled to a complete duplicate of, or complete access to (as the Non‑Bankrupt Party deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such duplicates shall be promptly delivered, and such access shall promptly be provided, to the Non‑Bankrupt Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Non‑Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, upon the rejection of this

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement by or on behalf of the Bankrupt Party upon written request therefor by the Non‑Bankrupt Party. The provisions of this Section 11.7 are without prejudice to any rights the Non‑Bankrupt Party may have arising under the Code or other applicable law.
For clarity, the termination of this Agreement as a result of the rejection of this Agreement as contemplated by this Section 11.7 shall constitute the termination of the Collaboration as to all Collaboration Compounds and Products and as to the entire Territory.
11.8    Post-Termination Compounds; Termination of this Agreement. If (i) (A) at any time the Collaboration has expired or been terminated as to all Collaboration Compounds and all Products for the entire Territory (other than a termination pursuant to Section 11.6(a), 11.6(b) or 11.6(e)) or (B) if one or more notices of any such termination described in clause (i)(A) have been given pursuant to Section 11.5(a)(i) or 11.5(a)(ii) that individually or collectively will result in the termination of the Collaboration as to all Collaboration Compounds and Products for the entire Territory but such termination has not become effective, and (ii) (A) at the time of such termination there are no other Products then being Commercialized, and no other Collaboration Compounds then being Developed, by the Parties in the Territory pursuant to this Agreement or (B) if one or more notices of such termination have been given and such termination has not yet become effective and at the time of the last of such notices there are no Products then being Commercialized, and no Collaboration Compounds then being Developed, by the Parties in the Territory pursuant to this Agreement other than Products and Collaboration Compounds which pursuant to such notice or notices are to be terminated as to the entire Territory, then:
(a)    (i)    Promptly after such termination or the delivery of notice of such termination (or, in the event there is a dispute as to whether a Party is entitled to terminate the Collaboration as to all Collaboration Compounds and all Products for the entire Territory, promptly after the resolution of such dispute provided that such resolution results in a termination of the Collaboration as to all Collaboration Compounds and all Products for the entire Territory as provided above), each Party promptly shall notify the other Party in writing such notice being referred to herein as a “Compound Notice”) of (A) any pharmaceutical compound Controlled by such Party or any of its Affiliates that is a Competing Product for which an IND has been obtained and is not an Inactive Compound (as defined below) (a “Post‑Termination Compound”) or (B) the fact that neither it nor any of its Affiliates Controls any Post‑Termination Compound. As used herein, an “Inactive Compound” is a pharmaceutical compound Controlled by such Party or any of its Affiliates that is a Competing Product for which an IND has been obtained but which is not in active clinical development.
(ii)    If neither Party (together with its Affiliates) has a Post‑Termination Compound, then Section 11.8(b) shall apply. If a Party notifies the other Party that it or its Affiliate has a Post‑Termination Compound, the Party Controlling (or whose Affiliate Controls) a Post-Termination Compound (the “Proposing Party”) shall promptly provide or make available to the other Party (the “Recipient Party”) (x) a representation letter making to the Recipient Party substantially the same representations and warranties concerning the Proposing Party’s intellectual property relating to the proposed Post-Termination Compound as are set forth in Section 7.3 with respect to

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Apixaban (along with any exceptions to such representations and warranties that such Party may disclose and provide in writing at such time), (y) such other information as it reasonably believes would be material to the evaluation by the Recipient Party of whether it desires that such Post-Termination Compound become a Collaboration Compound and (z) such other information as is reasonably and promptly requested by the Recipient Party in order to evaluate whether it desires that such Post-Termination Compound become a Collaboration Compound.
(iii)    Within sixty (60) days after it receives a written notice from the Proposing Party for a Post-Termination Compound and the other information with respect thereto described in Section 11.8(a)(i), the Recipient Party shall notify the Proposing Party whether or not it desires that such Post‑Termination Compound become a Collaboration Compound. If the Recipient Party notifies the Proposing Party that it desires that such Post‑Termination Compound become a Collaboration Compound (an “Acceptance Notice”), then the compound shall become a Collaboration Compound as provided in this Section 11.8(a); provided, that the Recipient Party may withdraw such Acceptance Notice at any time prior to the later of the end of the Negotiation Period (as defined below) and, if applicable, any period during which the Designated Officers or an Expert is resolving any disputes as contemplated by Section 11.8(a)(iv)). If the Recipient Party withdraws such Acceptance Notice within such time period, the applicable Post‑Termination Compound shall not become a Collaboration Compound. If, within such sixty (60)-day period, the Recipient Party notifies the Proposing Party that it does not desire that such Post-Termination Compound become a Collaboration Compound (a “Rejection Notice”) or provides neither an Acceptance Notice nor a Rejection Notice as to such Post‑Termination Compound, then such Post‑Termination Compound shall not become a Collaboration Compound.
(iv)    If the Recipient Party delivers to the Proposing Party an Acceptance Notice within the sixty (60)-day period provided for in Section 11.8(a)(ii)), then, during the sixty (60)-day period after delivery of the Acceptance Notice (such sixty (60) day period, together with such additional period, if any, during which any matters in dispute are being resolved by the Designated Officers or an Expert as provided below, being referred to herein as (the “Negotiation Period”), the Parties shall negotiate in good faith the Long‑Term Development Plan, Annual Development Plan and Pre-Launch Commercialization Plan and Budget (collectively, the “Post-Termination Plans”) for such Post-Termination Compound. If, prior to the end of such sixty (60) day period, the Parties do not agree on the Post‑Termination Plans for a Post‑Termination Compound, then the matter or matters in dispute shall be referred to the Designated Officers for attempted resolution pursuant to Section 13.1 and, if the Designated Officers are not able to resolve such dispute within thirty (30) days after such dispute is submitted to them, the unresolved matter(s) shall be resolved by an Expert pursuant to Section 13.2(c). Notwithstanding anything to the contrary in this Agreement, the Expert, in resolving any dispute with respect to Clinical Trials to be included in the applicable Long-Term Development Plan, shall not have the authority to, and may not, bind the Parties to any Clinical Trials other than: (x) if the Post-Termination Compound has not entered or completed [*].

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(v)    Upon agreement of the Parties to, or determination by the Designated Officers or the Expert of, the Post-Termination Plans for a Post-Termination Compound, (A) such Post-Termination Compound shall constitute a Collaboration Compound with respect to the entire Unmodified Territory and shall be deemed a New Collaboration Compound for purposes of Section 3.6(b) and Section 5.2(b) and (B) the Collaboration shall continue with respect to such Post‑Termination Compound until the Collaboration expires or terminates with respect to such Post-Termination Compound pursuant to this Article 11, and this Agreement shall remain in full force and effect until this Agreement is terminated pursuant to Section 11.8(b).
(vi)    If any Post-Termination Compound that becomes a Collaboration Compound pursuant to this Section 11.8 has completed (at least) Phase I Clinical Trials, then the Inclusion Milestone and other milestones set forth in Section 5.2(b), and the provisions in Section 3.6(a) with respect to reimbursement of development costs, as applicable, shall apply on the same basis to the Post-Termination Compound as though such Post-Termination Compound is being included in the Collaboration pursuant to the exercise of a Phase II Inclusion Option, Phase III Inclusion Option or Pre-Launch Inclusion Option, based on its then current phase of development. [*].
(b)    If no Post-Termination Compound becomes a Collaboration Compound pursuant to Section 11.8(a), then (i) this Agreement shall terminate, subject to Section 11.9, and (ii) if a Party (or its Affiliate) has an Inactive Compound, such Party shall not, and shall cause its Affiliates not to, (x) either itself, with or through any Affiliate or Third Party, develop or Commercialize such Inactive Compound in the Unmodified Territory prior to the [*] anniversary of the termination of this Agreement or (y) grant or transfer any right or license to, or enter into any collaboration with, any Third Party by contract or otherwise, to develop or Commercialize such Inactive Compound in the Unmodified Territory during such [*] period; provided, that if, as of the termination of this Agreement, the Japan Effective Date has not occurred, BMS and its Affiliates and the Japan Licensee shall have the right to develop and Commercialize solely for Japan Inactive Compounds Controlled by BMS or its Affiliates as permitted by Section 3.12 and Section 10.1(d).
(c)    Any matter referred to in this Section 11.8 that requires the mutual agreement of the Parties shall be agreed to by mutual Party Written Consent.
(d)    This Section 11.8 shall not apply in the event a Party has notified the other Party of its intention to sell its interest in the Collaboration pursuant to Section 10.5, and this Section 11.8 shall not apply to any Terminated Compound/Product or to any compound that is to be Divested pursuant to Section 10.5.
11.9    Effect of Termination; Survival.
(a)    Termination of the Collaboration with respect to any Collaboration Compound or Product or any Market Area or termination of this Agreement shall not (i) relieve

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, (ii) preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity consistent with this Agreement with respect to any breach of this Agreement prior to the effective date of such termination or (iii) prejudice either Party’s right to obtain performance of any obligation that accrued hereunder prior to the effective date of such termination or that, by the terms of this Agreement survives such termination. Notwithstanding the foregoing or anything herein to the contrary, in the event that a Party has given the other Party any notice of termination of (A) this Agreement in its entirety under this Section 11, no further payments under Section 5.2 shall come due following the date of such notice or (B) the Collaboration with respect to all Collaboration Compounds and Products for a particular Market Area, no further payments under Section 5.2 shall come due with respect to such Market Area, in each case ((A) and (B)) following the date of such notice. Except as provided in Section 4.9 or Section 11.11, the remedies provided in this Article 11 are not exclusive of any other remedies a Party may have in law or equity or otherwise.
(b)    Without limiting the foregoing, in the event of any termination of the Collaboration with respect to any Collaboration Compound, Product or Market Area or any termination of this Agreement each Party shall continue to perform its obligations with respect to the affected Collaboration Compound, Product or Market Area and otherwise under this Agreement during the period prior to the effective date of such termination, including satisfaction of all funding and payment obligations and bearing its share of Development Costs and Allowable Expenses incurred by the Parties consistent with this Agreement prior to the effective date of such termination. Except in the case of a termination pursuant to Section 11.5(d), if any such termination results in the termination of the Development or Commercialization of any Collaboration Compound or Product, the Parties shall continue to share in the proportions provided for in Section 3.4 or Section 5.3, as applicable, with respect to Apixaban: (i) the reasonable costs of terminating any ongoing Clinical Trials or any contracts or agreements entered into with Third Parties in furtherance of the Collaboration and consistent with this Agreement, (ii) the costs of disposing of any inventories of Collaboration Compounds, Products or raw materials or supplies used in the manufacture of Collaboration Compounds or Products and (iii) write off of any unrecovered cost of capital improvements incurred by BMS in connection with the manufacture or preparation for manufacture of any Collaboration Compound or Product as contemplated in Section 6.1(e). The Party affected by such costs shall invoice the other Party for such other Party’s share of such costs, and the other Party shall pay such invoice within thirty (30) days after receipt thereof.
(c)    In the event of any termination of the Collaboration with respect to any Collaboration Compound (other than a COLLABORATOR New Collaboration Compound), Collaboration Product (other than a COLLABORATOR New Collaboration Product), or Market Area, BMS shall be entitled to continue the Development and Commercialization of the applicable Terminated Compound/Product in the applicable Terminated Territory outside the Collaboration and COLLABORATOR shall, at the reasonable request of BMS, provide BMS with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of any research, Development, manufacturing and Commercialization activities with respect to the Terminated Compound/Product in the Terminated Territory to BMS or its designee so as to minimize

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

disruption of such activities. The terminating Party shall bear the costs of such assistance unless such termination is pursuant to Section 11.6(b) as the result of a material breach by the other Party, in which case the other Party shall bear such costs.
In furtherance of and without limiting the foregoing, if at the time of such termination, COLLABORATOR is conducting any Clinical Trials or any preclinical studies hereunder with respect to the Terminated Compound/Product that BMS does not elect to discontinue and such Clinical Trials cannot reasonably be transitioned to BMS, then at BMS’s request and expense, COLLABORATOR shall continue to perform any Clinical Trials with respect to the Terminated Compound/Product in which patients have been enrolled or preclinical studies where animals have been dosed as specified in the applicable Annual Development Plan that COLLABORATOR is performing as of the effective date of such termination until such Clinical Trials or preclinical studies have been completed. Within ten (10) days after the effective date of termination, COLLABORATOR shall prepare and provide to BMS an estimate of the internal and external costs to be incurred by COLLABORATOR (as determined in accordance with the terms hereof) in connection with such continuing Clinical Studies or preclinical studies, on a PFIZER Quarter-by-PFIZER Quarter basis, from and after such effective date of termination. Within thirty (30) days after the end of each Quarter, COLLABORATOR shall send BMS an accounting of its costs in conducting such Clinical Trials or preclinical studies during the corresponding PFIZER Quarter, and shall include with such accounting an invoice for any amounts to be reimbursed by BMS with respect to such PFIZER Quarter.
(d)    Upon termination of the Collaboration with respect to any Collaboration Compound or Product for the EU, COLLABORATOR shall promptly assign (or cause to be assigned) to BMS all of its right, title and interest in and to the European Entity to the extent such right, title and interest relates to such Terminated Compound/Product (or shall cause to be assigned to BMS the assets held by the European Entity relating to such Terminated Compound/Product) and upon termination of this Agreement shall promptly assign (or cause to be assigned) to BMS all of its right, title and interest in and to the European Entity.
(e)    Promptly following the termination of the Collaboration with respect to any Collaboration Compound or Product, COLLABORATOR shall return to BMS or destroy (and certify such destruction to BMS) all Materials and written Confidential Information of BMS in COLLABORATOR’s possession or control (other than Joint Collaboration Technology) to the extent relating to such Terminated Compound/Product for the applicable Terminated Territory and, if requested by the other Party, shall provide the other Party with a certificate of an authorized officer of the returning Party certifying such return or destruction.
(f)    Without limiting the foregoing, the following Articles and Sections of this Agreement shall survive any expiration or termination of this Agreement (other than any termination pursuant to Section 11.5(d)), 3.10, 4.14 (k) to (n), 5.5(b) (with respect to the indemnity obligation of BMS), 5.3(c), 5.7, 5.8, 5.9, 5.12, 7.7, 9.2(b), 9.3(b) (as to the first sentence only), 9.8(d) (as to permitted uses prior to such expiration or termination), 9.9(d) (as to permitted uses prior to such expiration or termination), 9.11, 10.1 (to the extent provided in Section 10.1(h)), 10.2 (to the extent provided in Section 10.2(g), 10.3(b)(ii)(D), 10.4, 10.6, 10.7, 10.8, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 12.1(a) (clause (i) of the first sentence and the last sentence, in each case with

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

respect to activities occurring prior to such expiration or termination, and clause (ii) of the first sentence), 12.1(b) (with respect to activities occurring prior to such expiration or termination), 12.1(c)-(e), 12.2, 13.2 (provided that the Parties shall first attempt to resolve any dispute through discussion within a period of thirty (30) days), 13.3, and Articles 8 and 14; provided, that any matter within the authority of any Committee set forth in any of the foregoing Sections shall be, following such expiration or termination, within the sole authority of the Parties acting by mutual Party Written Consent, [*].
11.10    Effect of Partial Termination. The Parties recognize that under certain circumstances as provided herein the Collaboration may be terminated in its entirety or on a Market Area by Market Area or Product-by-Product basis. If any such termination is as to one or more Market Areas or Products but not as to the entire Agreement or entire Territory, then, following such termination, the Territory (with respect to the affected Compound(s) or Product(s)) shall be deemed to exclude such terminated Market Area(s), and except as otherwise provided in this Article 11 the Collaboration shall continue in force and effect for the non‑terminated Market Area(s) and/or Products. Subject to Section 11.9, upon the termination of the Collaboration with respect to a particular Market Area or with respect to a particular Collaboration Compound or Product, the Parties shall not have any obligations with respect to the future Development or Commercialization of the affected Collaboration Compound or Product with respect to the affected Market Area and shall no longer share any future Development Costs, Allowable Expenses, Net Sales or Net Profit/Net Loss with respect thereto, as otherwise provided in this Agreement, with respect to the Market Area, Collaboration Compound or Product as to which the Collaboration terminates. For clarity, the provisions of Section 11.9(b) shall apply in respect of the Parties’ obligations in respect of such Market Area, Collaboration Compound or Product.
11.11    Royalty in the Event of Termination by COLLABORATOR because of BMS Breach.
(a)    In the event COLLABORATOR terminates the Collaboration with respect to any Product for any Market Area pursuant to Section 11.6(b) as the result of a material breach by BMS, BMS shall pay COLLABORATOR [*]. Such royalty shall be payable Quarterly as provided in Section 5.7. COLLABORATOR’s right to receive royalties under this Section 11.11 shall expire with respect to such Terminated Compound/Product on a Market Area by Market Area basis within the Terminated Territory upon earliest of (i) the expiration of the last‑to‑expire Valid Claim of a BMS Patent, COLLABORATOR Patent, or Jointly Funded Patent covering the use or sale of the applicable Product in such Market Area, (ii) the permanent cessation of the sale of the applicable Product in such Market Area following Launch in such Market Area and (iii) the last day of the first Quarter in which sales of Generic Products with respect to such Terminated Compound/Product by Third Parties in the applicable Market Area are in the aggregate (on a unit equivalent basis) greater than [*] of the entire combined market for such Terminated Compound/Product and such Generic Products in such Market Area. In the event of a dispute concerning the amount of Generic Product market share, such dispute shall be resolved by an Expert pursuant to Section 13.2. Any royalties payable by BMS to COLLABORATOR pursuant to this Section 11.11(a) shall be in addition to, and not in lieu of, any damages for which BMS

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

may be liable to COLLABORATOR in connection with its material breach of this Agreement, but subject to Section 14.13 [*].
(b)    Reports of Net Sales; Payment of Royalties; Etc. In the event BMS is obligated with respect to any Terminated Compound/Product to pay COLLABORATOR a royalty under this Section 11.11, BMS shall provide a report to COLLABORATOR within thirty (30) days after the end of each applicable Quarter that sets forth on both an aggregate and a country‑by‑country basis (and with such supporting detail as the Parties may agree from time to time) the Net Sales of such Terminated Compound/Product in the applicable country or countries for such Quarter. Such report shall be accompanied by payment of such royalty.
11.12    Consequences of Termination in the Event of a Buy-out.
(I)    In the event of a termination of this Agreement pursuant to Section 11.5(d) due to a purchase by COLLABORATOR of BMS’s interest in the Collaboration:
(a)    the following Articles and Sections of this Agreement shall survive: 4.14(k) - (n), 5.5(b) (with respect to any indemnity obligations contained therein), 7.7, 9.3(b) (only as to the first sentence and only with respect to BMS Patents, with respect to which COLLABORATOR shall be considered the controlling Party), 9.5 (with respect to BMS Patents, with respect to which COLLABORATOR shall be considered the controlling Party), 9.8(d) (as to permitted uses prior to the date of termination), 9.9(d) (as to permitted uses prior to the date of termination), 10.1(a)(II), 10.2(a)(II), 10.3(b)(ii)(D) (with respect to BMS as Licensor Party), 10.3(c), 10.4 (as to COLLABORATOR only), 10.6, 10.7, 10.8, 11.9(a), 11.9(b) (as to the first sentence only), 11.9(d), 11.12, 12.1(a) (clause (i) of the first sentence and the last sentence, in each case with respect to activities occurring prior to such termination, and clause (ii) of the first sentence), 12.1(b) (with respect to activities occurring prior to such termination), 12.1(c)-(e), 12.2, 13.2(a) and (d) (provided that the Parties shall first attempt to resolve any dispute through discussion within a period of thirty (30) days), 13.3, 14.2 through 14.5, 14.6 (with the deletion of all references to continuing obligations under Section 10.5), and 14.7 through 14.16;
(b)    (i) All of the co-exclusive license grants by BMS to COLLABORATOR in Sections 10.2(a)-(c) shall automatically become exclusive (including with respect to BMS and its Affiliates), (ii) any such grants that do not include Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds and BMS New Collaboration Products shall be extended automatically to include Apixaban Compounds, Apixaban Products, BMS New Collaboration Compounds and BMS New Collaboration Products, but solely with respect to the Territory, (iii) any such grants that do not include the rights to make and have made shall be extended automatically to include such rights, (iv) any restrictions in such license grants relating to Approved Plans shall be deleted automatically and (v) such license grants shall be limited to Collaboration Compounds that are being actively Developed or Commercialized at the time of such termination, and such license grants (as modified) shall survive the termination;
(c)    BMS shall promptly assign to COLLABORATOR, [*], all right, title and interest of BMS in and to any Product Trademarks with respect to any Products and any Regulatory Approvals relating to any Collaboration Compound or Product in the Territory, and shall take such

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

actions as COLLABORATOR may reasonably request in order to give effect to such assignments; and
(d)    Promptly following such termination, BMS shall return to COLLABORATOR or destroy (and certify such destruction to COLLABORATOR) all Materials and written Confidential Information of COLLABORATOR in BMS’s possession or control, and shall deliver to COLLABORATOR all Materials and documentation in BMS’s possession relating to each Collaboration Compound or Product with respect to the Territory, including the Development or Commercialization thereof for the Territory.
(e)    Subject to the license grants set forth in Section 10.2 (as modified pursuant to Section 11.12(I)(b)) (i) BMS may use the Joint Collaboration Technology in connection with the continued Development and Commercialization of any Apixaban Compound, Apixaban Product, BMS New Collaboration Compound or BMS New Collaboration Product in connection with the continued Development and Commercialization of such Apixaban Compound, Apixaban Product, BMS New Collaboration Compound or BMS New Collaboration Product in any country constituting the Terminated Territory with respect to such Apixaban Compound, Apixaban Product, BMS New Collaboration Compound or BMS New Collaboration Product (as such Terminated Territory was constituted immediately prior to termination of this Agreement pursuant to Section 11.5(d)) (and if the Japan Option expires without having been exercised, may license to any Japan Licensee any Joint Collaboration Technology for use in connection with the development and commercialization of any Apixaban Compound, Apixaban Product, BMS New Collaboration Compound or BMS New Collaboration Product for Japan), and (ii) each Party may use the Joint Collaboration Technology for any purpose (except to the extent inconsistent with the exclusive licenses set forth in Section 10.2), except that BMS may not license or otherwise transfer any right to use Joint Collaboration Technology in the Territory to any Third Party (other than with respect to a Japan Licensee as provided in the foregoing clause (i)) without the Party Written Consent of COLLABORATOR.
(II)    In the event of a termination of this Agreement pursuant to Section 11.5(d) due to a purchase by BMS of COLLABORATOR’s interest in the Collaboration:
(a)    the following Articles and Sections of this Agreement shall survive (in each case as amended pursuant to Section 3.7 to account for the inclusion of any BMS Compounds and BMS Products in the Collaboration): 4.14(k) - (n), 5.5(b) (with respect to any indemnity obligations contained therein), 7.7, 9.3(b) (only as to the first sentence and only with respect to COLLABORATOR Patents, with respect to which BMS shall be considered the controlling Party), 9.5 (with respect to COLLABORATOR Patents, with respect to which BMS shall be considered the controlling Party), 9.8(d) (as to permitted uses prior to the date of termination), 9.9(d) (as to permitted uses prior to the date of termination), 10.1(a)(II), 10.2(a)(II), 10.3(b)(ii)(D) (with respect to COLLABORATOR as Licensor Party), 10.3(c), 10.4 (as to BMS only), 10.6, 10.7, 10.8, 11.9(a), 11.9(b) (as to the first sentence only), 11.9(d) (provided that COLLABORATOR shall, for purposes of such section, be the assignor and BMS shall be the assignee), 11.12, 12.1(a) (clause (i) of the first sentence and the last sentence, in each case with respect to activities occurring prior to such termination, and clause (ii) of the first sentence (provided that with respect to activities occurring after such termination, BMS shall be the indemnifying Party and COLLABORATOR

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

shall be the indemnified Party), 12.1(b) (with respect to activities occurring prior to such termination), 12.1(c)-(e), 12.2, 13.2(a) and (d) (provided that the Parties shall first attempt to resolve any dispute through discussion within a period of thirty (30) days), 13.3, 14.2 through 14.5, 14.6 (with the deletion of all references to continuing obligations under Section 10.5), and 14.7 through 14.16;
(b)    (i) All of the co-exclusive license grants by COLLABORATOR to BMS Sections 10.1(a)-(c) shall automatically become exclusive (including with respect to COLLABORATOR and its Affiliates), (ii) any such grants that do not include COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products shall be extended automatically to include COLLABORATOR New Collaboration Compounds and COLLABORATOR New Collaboration Products, but solely with respect to the Territory, (iii) any such grants that do not include the rights to make and have made shall be extended automatically to include such rights, (iv) any restrictions in such license grants relating to Approved Plans shall be deleted automatically and (v) such license grants shall be limited to Collaboration Compounds that are being actively Developed or Commercialized at the time of such termination, and such license grants (as modified) shall survive the termination;
(c)    COLLABORATOR shall promptly assign to BMS, without payment of additional consideration, all right, title and interest of COLLABORATOR in and to any Product Trademarks with respect to any Products and any Regulatory Approvals relating to any Collaboration Compound or Product in the Territory, and shall take such actions as BMS may reasonably request in order to give effect to such assignments; and
(d)    Promptly following such termination, COLLABORATOR shall return to BMS or destroy (and certify such destruction to BMS) all Materials and written Confidential Information of BMS in COLLABORATOR’s possession or control, and shall deliver to BMS all Materials and documentation in COLLABORATOR’s possession relating to each Collaboration Compound or Product with respect to the Territory, including the Development or Commercialization thereof for the Territory.
(e) Subject to the license grants set forth in Section 10.1 (as modified pursuant to Section 11.12(II)(b)) (i) COLLABORATOR may use the Joint Collaboration Technology in connection with the continued Development and Commercialization of any COLLABORATOR New Collaboration Compound or COLLABORATOR New Collaboration Product in connection with the continued Development and Commercialization of such COLLABORATOR New Collaboration Compound or COLLABORATOR New Collaboration Product in any country constituting the Terminated Territory with respect to such COLLABORATOR New Collaboration Compound or COLLABORATOR New Collaboration Product (as such Terminated Territory was constituted immediately prior to termination of this Agreement pursuant to Section 11.5(d)), and (ii) each Party may use the Joint Collaboration Technology for any purpose (except to the extent inconsistent with the exclusive licenses set forth in Section 10.1), except that COLLABORATOR may not license or otherwise transfer any right to use Joint Collaboration Technology in the Territory to any Third Party without the Party Written Consent of BMS.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 12
INDEMNIFICATION
12.1    Indemnification.
(a)    Subject to Section 12.2, each Party hereby agrees to defend the other Party, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnitees”), at such Party’s cost and expense, and shall indemnify and hold harmless the Indemnitees from and against any and all liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and reasonable attorneys’ fees) payable to Third Parties (including attorneys for such Indemnitees) (“Losses”) incurred by the Indemnitees arising out of any claim, action, lawsuit or other proceeding (collectively, “Claims”) (i) brought against such Indemnitee by a Third Party arising directly or indirectly from the Development, manufacture, use, handling, storage, Commercialization or disposition of any Collaboration Compound or Product in the Territory to the extent resulting from (A) the negligence or willful misconduct of the indemnifying Party, its Affiliates, employees, agents or sublicensees; (B) any breach by the indemnifying Party of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement; (C) manufacture of the Product by the indemnifying Party, its Affiliates or their licensees or contractors anywhere in the world for use anywhere in the Territory other than in accordance with Specifications, GMP and other Applicable Law; and (D) breach of Applicable Law by any indemnifying Party or any of its Affiliates, agents or contractors; or (ii) in the case of BMS as the indemnifying Party, brought against COLLABORATOR or any of its Affiliates or their respective directors, officers, employees or agents by a Third Party (A) arising directly or indirectly from any Development, manufacture, use, handling, storage, Commercialization or disposition of (x) any Terminated Compound/Product with respect to the applicable Terminated Territory following the termination of the Collaboration with respect to such Collaboration Compound or Product with respect to such portion of the Territory, or (y) unless the Japan Option is exercised, any Collaboration Compound or Collaboration Product with respect to Japan or (B) arising directly or indirectly from any Product that is sold, directly or indirectly, to any retail or other end customer in the Territory at any time after the Recall Deadline to the extent that such Losses are Product Liability Losses arising from BMS’s decision not to initiate the applicable recall by the Recall Deadline, in each case ((i) and (ii)) except to the extent such Losses result from the negligence or willful misconduct of, or breach of this Agreement or any noncompliance with Applicable Law by, any Indemnitee. In addition, each Party shall defend, indemnify and hold harmless the other Party (and the BMS Indemnitees or COLLABORATOR Indemnitees, as applicable) as provided in Sections 4.14(l), 5.5(b), 9.8(d) and 9.9(d). Any amounts paid as indemnification pursuant to Sections 4.14(l), 5.5(b), 9.8(d), 9.9(d) and this Section 12.1(a) shall be borne solely by the indemnifying Party and shall not be included in Development Costs or Allowable Expenses.
(b)    [*] Losses, including any Product Liability Losses and Losses from claims of infringement of Third Party Patents, in connection with any Claim brought against either Party (or any other Indemnitee) by a Third Party to the extent resulting from the manufacture, use, handling, storage, sale or other disposition of any Product in the Territory, excluding any Losses with respect to which a Party has an obligation of indemnity under Sections 4.14(l), 5.5(b), 9.8(d),

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.9(d) and 12.1(a). With respect to any such Claim, the Parties shall coordinate in good faith to determine which Party shall exercise the rights of the Indemnifying Party (as set forth in Section 12.2) with respect to such Claim.
(c)    In the event that either Party receives notice of a Claim with respect to any Product in the Territory, such Party shall inform the other Party as soon as reasonably practicable. The Parties shall confer through the JEC how to respond to the Claim and how to handle the Claim in an efficient manner. In the absence of agreement with respect to such response and handling, each Party shall have the right to take such action as it deems appropriate, subject to Section 12.2.
(d)    Nothing in this Article 12 shall act to negate any obligation under common law of either Party to mitigate damages with respect to any claim for which such Party is being indemnified against by the other Party hereunder.
(e)    The amount of any Loss for which indemnification is provided under this Article 12 shall be net of any amounts actually recovered by the indemnified Party in respect of such Loss under its insurance policies, not including any self‑insurance arrangements.
12.2    Claims for Indemnification.
(a)    A Party believing that it is entitled to indemnification under Section 12.1(a) (an “Indemnified Party”) shall give prompt written notification to the other Party (the “Indemnifying Party”) of the commencement of any Claim for which indemnification may be sought or, if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third‑Party Claim as provided in this Section 12.2 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually materially prejudiced as a result of such failure to give notice). Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If a Party believes that a Claim presented to it for indemnification is one as to which the Party seeking indemnification is not entitled to indemnification under Section 12.1, it shall so notify the Party seeking indemnification.
(b)    If the Indemnifying Party elects to assume the defense of such Claim, the Indemnified Party may participate in such defense at its own expense; provided, that if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith.
(c)    The Indemnifying Party shall keep the other Party advised of the status of such Claim and the defense thereof and shall consider recommendations made by the Indemnified Party with respect thereto.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    The Indemnified Party shall not agree to any settlement of such Claim without the prior Party Written Consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or adversely affects the Indemnified Party without the prior Party Written Consent of the Indemnified Party, which shall not be unreasonably withheld.
ARTICLE 13
DISPUTE RESOLUTION
13.1    Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to decisions to be made by one or more of the Committees provided for herein or to the Party’s respective rights and/or obligations hereunder. It is the desire of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 13 if and when a dispute arises under this Agreement, subject to Section 13.2(a)(vii). If the JEC, in consultation with each Party’s Alliance Managers, is unable to resolve any dispute within thirty (30) days after such dispute is submitted to it [*] and any matter that is referred directly to an Expert pursuant to Section 2.10(c)(ii)), either Party may, by written notice to the other Party, have such dispute referred to their respective Chief Executive Officers (or to an individual designee of such CEO who reports directly to such CEO) (such CEOs or designees, as applicable, being referred herein to as the “Designated Officers”), for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. In the event the Designated Officers are not able to resolve such dispute within such thirty (30) day period after receipt of written notice, then:
(a)    any dispute, to the extent it relates to an Arbitrable Matter, shall, at the election of either Party, be decided in accordance with the provisions of Section 13.2 below;
(b)    [*]:
(A)    [*],
(B)    [*],
(C)    decisions that would require COLLABORATOR or any of its Affiliates to materially increase physical, financial or personnel resources beyond those required for the applicable period in the then current Approved Plans in order for COLLABORATOR to perform its obligations under this Agreement,
(D)    any Disputed Carryover Matter or

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(E)    any matter required to be agreed or approved by mutual Party Written Consent, the Party Written Consent of COLLABORATOR or Joint Committee Consent.
(c)    In the event that either Party gives notice of termination pursuant to Article 11 and the other Party disputes that such Party is entitled to terminate, any such termination shall be stayed and shall be of no effect until the final resolution of such dispute, and the Parties shall continue to perform their obligations under this Agreement until such final resolution; provided, however that any payments due under Section 5, including any milestone payments or payments with respect to any Development Costs or Net Profit/Net Loss, during the pendency of such dispute may be fulfilled by placing the applicable amounts into an escrow account with a Third Party and in the event the notice of termination is determined to have been proper, such payments shall be returned to the paying Party.
(d)    Except as expressly provided to the contrary in Article 9 of this Agreement, (i) BMS shall have the deciding vote with respect to the prosecution, maintenance, enforcement, and defense of BMS Technology and (ii) COLLABORATOR shall have the deciding vote with respect to the prosecution, maintenance, enforcement, and defense of COLLABORATOR Technology.
(e)    All Final Decision‑Making Authority pursuant to this Agreement shall be exercised only in good faith and consistent with the terms of this Agreement, including Section 2.13 with respect to the allocation of responsibilities and duties. In no event may any decision by either Party in the exercise of its Final Decision‑Making Authority reduce, diminish, eliminate or otherwise modify or excuse non‑compliance by such Party with any of its obligations under this Agreement.
13.2    Arbitration.
(a)    Non-Expert Matters. Subject to Section 13.2(a)(vii), any Arbitrable Matter (other than an Expert Matter or any matter that is subject to resolution by the Valuation Panel pursuant to Section 10.5) that cannot be resolved in accordance with Section 13.1 above, including any such dispute involving any Affiliate of a Party, shall be resolved through binding arbitration as follows:
(i)    A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute and requesting arbitration of such dispute under this Section 13.2(a). Such dispute shall be finally resolved through arbitration administered by the American Arbitration Association (the “AAA”) under its International Arbitration Rules (the “AAA Rules”) before a panel of three (3) arbitrators. Within thirty (30) days after receipt of such notice, each Party shall designate in writing one arbitrator. A third arbitrator shall be selected by the two arbitrators appointed by the Parties within thirty (30) days after the appointment of the second of such two arbitrators; provided, that if the Parties cannot agree on an arbitrator within such thirty (30) day period, the arbitrator shall be selected in accordance with the AAA Rules. Each arbitrator shall be a lawyer independent of both Parties and their Affiliates. The governing law in Section 14.14 shall govern any such proceedings.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)    Within thirty (30) days after the selection of the three arbitrators, the arbitrators and the Parties shall meet, and shall agree by mutual Party Written Consent on a schedule pursuant to which each Party shall provide to the arbitrators a written summary of all disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue.
(iii)    The arbitrators shall set a date for a hearing, which shall be no later than sixty (60) days after the submission of written proposals pursuant to Section 13.2(a)(ii), for the presentation of evidence and legal argument concerning each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the AAA Rules.
(iv)    The arbitrators shall use their best efforts to rule on each disputed issue within sixty (60) days after completion of the hearing described in Section 13.2(a)(iii). The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all Parties and their Affiliates. All rulings of the arbitrators shall be in writing and shall be delivered to the Parties except to the extent that the AAA Rules provide otherwise. Nothing contained herein shall be construed to permit the arbitrators to award punitive, exemplary or any similar damages.
(v)    The (1) attorneys’ fees of the Parties in any arbitration, (2) fees of the arbitrators and (3) costs and expenses of the arbitration shall be borne by the Parties in a proportion determined by the arbitrators.
(vi)    Any arbitration pursuant to this Section 13.2(a) shall be conducted in New York, New York. Any arbitration award may be entered in and enforced by a court in accordance with Section 13.3.
(vii)    Notwithstanding anything in this Article 13, each Party shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction pursuant to Section 13.3 that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration, including any breach or threatened breach of Section 10.5 or 10.6.
(viii)    With respect to any dispute concerning whether BMS has willfully breached its supply obligations set forth in Section 6.1(b), neither Party shall bear the burden of proof with respect to such issue, and the arbitrators shall determine such question by the preponderance of the evidence.
(b)    Expert Matters. Any unresolved matter under Section 13.1 that is an Expert Matter (as defined below) shall, at the election of either Party by written notice to the other or as provided in Section 2.10(c)(ii), be resolved by an Expert as provided in Section 13.2(c). As used herein, “Expert Matter” means the following:
(i)    the determination as to whether any Success Criteria have been met as contemplated by Section 3.2(g);

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)    the determination of the appropriate upfront payment to be paid pursuant to Section 3.6(a)(vii)(B);
(iii)    the determination as to whether (A) an Excess Commercialization Cost or Excess Development Cost constitutes a Negligently Incurred Commercialization Cost or Negligently Incurred Development Cost, and (B) the determination of the amount of any such Excess Commercialization Costs or Excess Development Costs to be borne by a responsible Party (as contemplated by Section 3.5 or Section 4.8, respectively);
(iv)    the determination as to (A) the number of Details that are required to be performed by the Parties as contemplated by Section 4.9(b)(i), (B) establishment of the Company Target Lists pursuant to Section 4.9(b), and (C) the actual number of Details performed by a Party as contemplated by Section 4.9(c);
(v)    determination of the use and amount of any direct-to-consumer advertising;
(vi)    determination as to whether any milestone event set forth in Section 5.2 has been achieved as contemplated by Section 5.2(d);
(vii)    the determination of any changes to this Agreement to preserve as closely as reasonably possible the Parties’ respective economic interests under this Agreement as a result changes in a Party’s accounting procedures (as contemplated by Section 5.12(a));
(viii)    the resolution of any dispute with respect to any matter that is within the jurisdiction of the JFC and is not required to be resolved by mutual Party Written Consent or Joint Committee Consent;
(ix)    the determination of Post‑Termination Plans pursuant to Section 11.8(a)(iv);
(x)    the resolution of any dispute concerning Generic Product market share pursuant to Section 11.11; and
(xi)    any other matter expressly designated herein as subject to the determination of, or resolution by, an Expert.
No Party shall have final decision making authority with respect to an Expert Matter.
(c)    Expert Resolution of Certain Disputes. Any Expert Matter and any matter that is referred for resolution by an Expert by mutual Party Written Consent of the Parties or by their representatives on the JEC as contemplated by Section 2.10(c) shall be resolved by expedited arbitration by an Expert as follows:
(i)    Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint an appropriate Expert. If the Parties are not able to agree by mutual Party Written Consent within fourteen (14) days after the receipt by a Party of

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution, or such other similar entity as the Parties may agree by mutual Party Written Consent, shall be responsible for selecting an Expert within twenty (20) days of being approached by a Party. The fees and costs of the Expert and the CPR Institute for Dispute Resolution (or such other entity) shall be shared equally (50%/50%) by the Parties.
(ii)    Within thirty (30) days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have fifteen (15) days from receipt of the other Party’s submission to submit a written response thereto, which shall include any scientific, financial, technical or other relevant information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.
(iii)    No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most nearly consistent with this Agreement and the most fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive and binding on the Parties and their Affiliates, absent manifest error.
(d)    Related Matters. Any dispute as to whether a particular dispute is an Arbitrable Matter, a Litigable Matter or an Expert Matter shall be resolved by arbitration pursuant to this Section 13.2. If the determination of the nature of the dispute is urgent, it may be resolved as an emergency matter by an emergency arbitrator pursuant to Article 37 of the AAA Rules.
13.3    Jurisdiction. Each Party, for the purpose of enforcing an award under Section 13.2(a)(vii) or for seeking injunctive or other equitable relief as permitted by Section 13.2(a)(vii), (a) irrevocably submits to the non‑exclusive jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement or such award (other than appeals therefrom), and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of such Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Each Party further agrees that service or any process, summons, notice or document by U.S. registered mail to such Party’s notice address provided for in this Agreement shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13.3.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 14
MISCELLANEOUS
14.1    Nonsolicitation of Employees. Each Party agrees that during the Agreement Term (and, if the Collaboration is terminated pursuant to Section 11.5(c), [*] neither it nor any of its Affiliates that participates in or is responsible for the Development or Commercialization of any Product pursuant to this Agreement shall recruit, solicit or induce any employee of the other Party directly involved in the Development or promotional activities conducted by the other Party under this Agreement to terminate his or her employment with such other Party and become employed by or consult for such other Party, whether or not such employee is a full‑time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at‑will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean (a) circumstances where an employee of one Party initiates contact with the other Party or any of its Affiliates with regard to possible employment, or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements. This Section 14.1 shall not restrict either Party from recruiting, soliciting or hiring any employee of the other Party or any of its Affiliates who has been identified for termination in connection with any reduction in workforce by such other Party or its Affiliates.
14.2    Entire Agreement; Amendment. This Agreement, together with the Exhibits hereto, set forth the complete, final and exclusive agreement and all covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of this Agreement, and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
14.3    Force Majeure. No Party shall be liable for any failure to perform, or be considered in breach of, its obligations under this Agreement (other than obligations to make payments of money) to the extent such performance has been delayed, interfered with or prevented by an event of Force Majeure, and the obligations of such Party under this Agreement (other than obligations to make payments of money) whose performance is affected by Force Majeure shall be suspended during, but not longer than, the continuance of the event of Force Majeure. Any Party that experiences an event of Force Majeure shall provide prompt notice of such event and an estimate of the likely period of time during which its performance will be affected and shall use reasonable efforts to remove the condition constituting Force Majeure. As used in this Section, “Force Majeure” means any circumstances whatsoever which are not within the reasonable control of the Party affected thereby, potentially including an act of God, war, act of terrorism, insurrection, riot, strike or labor dispute, shortage of materials, fire, explosion, flood, government requisition or allocation, breakdown of or damage to plant, equipment or facilities, interruption or delay in transportation, fuel supplies or electrical power, embargo, boycott, order or act of civil or military authority. In the event of a prolonged condition of Force Majeure that makes it unreasonable to continue to perform other activities then being performed by the Parties and their Affiliates

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

pursuant to this Agreement, the Parties shall consult directly or through the appropriate Committees and may appropriately scale back their respective activities in order to avoid waste or inappropriate usage of resources under the circumstances, and neither Party shall be liable for any such reasonable scale back, or be considered in breach of its obligations under this Agreement (other than obligations to make payments of money to the other Party) as a result of such reasonable scale back.
14.4    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid (which notice shall be effective five (5) Business Days after such mailing); express delivery service (which notice shall be effective on the first Business Day after delivery to such service); or personally delivered to the appropriate addresses (which notice shall be effective upon delivery to such addresses) set forth below or to such other addresses or numbers for a Party as such Party may inform the other Party by giving five (5) Business Days’ prior written notice:

For BMS:	Bristol‑Myers Squibb Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000
Attn: Vice President, Alliance Management
With copies to (if with respect to a Development matter):

Bristol‑Myers Squibb Research and Development
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000
Attention: Chief Science Officer and President
With copies to (if with respect to a Commercialization matter):

Bristol‑Myers Squibb Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000
Attention: President, Pharmaceuticals Group
With copies in each case to:

Bristol‑Myers Squibb Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543‑4000
Attn: Vice President and Senior Counsel - Business Development

For COLLABORATOR:	Pfizer Inc.
235 East 42nd Street

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

New York, New York 10017-5755
Attention: President, Worldwide Pharmaceutical Operations

With copies to (if with respect to a Development matter):
Pfizer Global Research and Development
50 Pequot Avenue
New London, Connecticut 06320
Attention: Senior Vice President, Cardiovascular Group Head
With copies to (if with respect to a Commercialization matter):
Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
Attention: Senior Vice President, Worldwide Commercial Development
With copies in each case to:
Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
Attention: Office of the General Counsel
14.5    Maintenance of Records. Each Party shall keep and maintain all records required by Applicable Law or regulation (including records for Patent purposes) with respect to the Products and shall make copies of such records available to the other Party upon request.
14.6    Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior Party Written Consent of the other Party, except that a Party may make such an assignment or transfer without the other Party’s Party Written Consent to (i) any of its Affiliates (but only for so long as such Person is and remains an Affiliate of such Party, it being agreed that such Party shall cause such assignment to terminate prior to such time, if any, as such Person ceases to be an Affiliate of such Party), (ii) any successor to all or substantially all of the business and assets of such Party, whether in a merger, consolidation, sale of stock, sale of all or substantially all of its assets or other similar transaction, subject to the restrictions relating to Competing Products set forth in Section 10.5, or (iii) any Person pursuant to a sale of its interest in the Collaboration pursuant to Section 10.5. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing delivered to the other Party, expressly assume performance of such rights and/or obligations. In the event of an assignment or transfer to a Person other than an Affiliate, the assigning or transferring Party and its Affiliates shall have no further obligations, and shall be released from any and all further obligations, under Section 3.6 and Section 10.5. Except as set forth in the immediately preceding sentence, in the event of an assignment or transfer as permitted above in this Section 14.6, (A) if this Agreement

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

is assigned or transferred to an Affiliate, the assigning or transferring Party shall remain responsible (jointly and severally) with such Affiliate for the performance of such assigned or transferred obligations and (B) if such assignment is pursuant to a sale of the transferring Party’s interest in the Collaboration to the other Party pursuant to Section 10.5, the transferring Party shall be released from all of its obligations hereunder, and if such transfer is to a Third Party the transferring Party shall be released only to the extent such obligations are assumed by the transferee of such interest. Any assignment or transfer, or attempted assignment or transfer, by either Party in violation of the terms of this Section 14.6 shall be null and void and of no legal effect. This Agreement shall be binding on, and inure to the benefit of, each Party, its successors and permitted assigns.
14.7    Performance by Affiliates and Local Operating Entities. Each Party shall always have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any or its Affiliates (but only for so long as such Person is and remains an Affiliate of such Party). Each of BMS and COLLABORATOR guarantees performance of this Agreement by any of its Affiliates.
14.8    Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by delivery of electronically scanned copies of original signatures delivered by facsimile or electronic mail, and such signatures shall be deemed to bind each Party as if they were original signatures.
14.9    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
14.10    Ambiguities; No Presumption. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
14.11    Headings; Construction. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Unless otherwise stated, references to days shall mean calendar days. The terms “include” and “including” as used herein

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

shall mean include or including, without limiting the generality of any description preceding such term. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Exhibit shall mean references to such Article, Section or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.
14.12    Determinations of Inventorship and Authorship. For purposes of this Agreement, the determination of whether Information, Materials, works of authorship, and Inventions are conceived, discovered, developed, authored or otherwise made by or for a Party or its Affiliates for the purpose of allocating or determining proprietary rights (including Patents, copyrights, trademarks or other intellectual property rights) therein or thereon, shall be made in accordance with Applicable Law in the United States.
14.13    No Consequential or Punitive Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR, EXCEPT AS SET FORTH IN SECTION 6.1(b), FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 14.13 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO RECOVERY OF DAMAGES AWARDED TO THIRD PARTY CLAIMANTS (OTHER THAN AN INDEMNITEE) IN THIRD PARTY CLAIMS FOR WHICH INDEMNIFICATION IS SOUGHT UNDER ARTICLE 12, OR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 10. IN NO EVENT SHALL A PARTY BE ENTITLED TO THE REFUND, RETURN OR RECOVERY OF ANY AMOUNTS PREVIOUSLY PAID TO THE OTHER PARTY AND ITS AFFILIATES PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT; PROVIDED THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE A PARTY FROM ARGUING, IN CONNECTION WITH A CLAIM FOR DIRECT DAMAGES, THAT AMOUNTS PREVIOUSLY PAID BY SUCH PARTY CONSTITUTE AN APPROPRIATE MEASURE OF SUCH DAMAGES.
14.14    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE, OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
14.15    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
14.16    No Third Party Beneficiaries. No person or entity other than BMS, COLLABORATOR and their respective Affiliates, successors and permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY		PFIZER INC.

By:	/s/ Elliott Sigal	By:	/s/ Edmund P. Harrigan
	Elliott Sigal		Edmund P. Harrigan, M.D.
	Chief Scientific Officer		Senior Vice President, Worldwide
Business Development

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
BMS Patents Relating to Apixaban

The BMS Patents listed on Exhibit A represent all Patents within BMS’s or its Affiliates’ Control covering the composition, formulation or manufacture (as currently conducted) or use of Apixaban as of the Execution Date in the Territory, other than Patents claiming combination uses directed to a chemical entity that is not Apixaban.
Table 1: APIXABAN COMPOSITION OF MATTER PATENT STATUS

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7398 NP	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	UNITED STATES OF AMERICA	Granted	17-Sept-02	10/245122		6967208
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	ARGENTINA	Publication	20-Sept-02	P020103556	AR037092A1
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	AUSTRALIA	Filing	17-Sept-02	2002341693
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	BRAZIL	Filing	17-Sept-02	PI0212726-1
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	CANADA	Filing	17-Sept-02	2461202
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	CHILE	Filing	20-Sept-02	2175/2002

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	CHINA	Publication	17-Sept-02	2821537	CN1578660A
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	COLOMBIA	Publication	17-Sept-02	4025932	567A
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	CROATIA	Filing	17-Sept-02	P20040280A
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	EUROPEAN PROCEDURE (PATENTS)	Publication	17-Sept-02	2775843.2	EP1427415
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	GEORGIA	Filing	17-Sept-02	AP2002005556
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	HONG KONG	Publication	10-Jul-04	4105041.4	1061973A
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	HUNGARY	Publication	17-Sept-02	P0402463	P0402463
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	INDIA	Filing	17-Sept-02	PCT/04/00590/DEL
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	INDONESIA	Publication	17-Sept-02	W00200400731	39.666

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	INTERNATIONAL PROCEDURE	Publication	17-Sept-02	PCT/US02/29491	WO 03/026652
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	ISRAEL	Filing	17-Sept-02	160693
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	ICELAND	Filing	17-Sept-02	7184
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	JAPAN	Publication	17-Sept-02	2003-530289	2005-507889A
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	MALAYSIA	Filing	20-Sept-02	PI20023503
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	MEXICO	Filing	17-Sept-02	PA/A/04/002526
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	NEW ZEALAND	Filing	17-Sept-02	531616
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	NORWAY	Filing	17-Sept-02	20041163
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	PAKISTAN	MBA Filing	21-Aug-02	736/2002

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	PHILIPPINES	Publication	17-Sept-02	1-2004-500320	1-2004-500320
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	POLAND	Filing	17-Sept-02	P-373299
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	PORTUGAL	Filing	17-Sept-02	PCT/US02/29491
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	RUSSIAN FEDERATION	Filing	17-Sept-02	2004112191
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	SERBIA & MONTENEGRO	Filing	17-Sept-02	P227/04
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	SINGAPORE	Granted	17-Sept-02	200401234-0		103515
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	SOUTH AFRICA	Granted	17-Sept-02	2004/2184		2004/2184
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	SOUTH KOREA	Publication	17-Sept-02	10-2004-7004025	2004-41167
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	TAIWAN	Filing	10-Sept-02	91120573

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	THAILAND	Filing	26-Aug-02	76061
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	UKRAINE	Filing	17-Sept-02	20040402985
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	VENEZUELA	Publication	20-Sept-02	2002-001821	2002-001821
PH7398	LACTAM-CONTAINING COMPOUNDS AND DERIVATIVES THEREOF AS FACTOR XA INHIBITORS	VIETNAM	Granted	17-Sept-02	1-2004-00358		5955
PH7075 NP	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	UNITED STATES OF AMERICA	Granted	22-Dec-99	09/470326		6413980
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	ARMENIA	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	ARGENTINA	Publication	20-Dec-99	990106759	1627
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	AUSTRALIA	Granted	17-Dec-99	23717/00		759711
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	AUSTRIA	Granted	17-Dec-99	99967444.3	EP1140941	AT280171
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	Azerbaijan	Granted	17-Dec-99	200100688		4515

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	BELARUS	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	BELGIUM	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	BRAZIL	Publication	17-Dec-99	PI9917080.9	1627
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	CANADA	Filing	17-Dec-99	2349330
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	CHILE	Filing	17-Dec-99	3086/99
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	CROATIA	Abandoned	21-Dec-99	P990396A
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	CYPRUS	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	DENMARK	Granted	17-Dec-99	99967444.3	EP1140941	DK1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	EURASIAN	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	EUROPEAN PROCEDURE (PATENTS)	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	FINLAND	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	FRANCE	Granted	17-Dec-99	99967444.3	EP1140941	1140941

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	GERMANY	Granted	17-Dec-99	99967444.3	EP1140941	DE69921358
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	GREECE	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	HONG KONG	Publication	4-Jul-03	3104763.4	1052508A
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	INDIA	MBA Filing	17-Dec-99	0587/MUM/01
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	INTERNATIONAL PROCEDURE	Publication	17-Dec-99	PCT/US99/30316	WO00/39131
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	IRELAND	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	ISRAEL	Filing	17-Dec-99	142959
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	ITALY	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	JAPAN	Publication	17-Dec-99	591042/00	2002-533465
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITOR	KAZAKHSTAN	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	KYRGYZSTAN	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	LITHUANIA	Granted	17-Dec-99	99967444.3	EP1140941	1140941

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	LUXEMBOURG	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	LATVIA	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	MALAYSIA	Filing	22-Dec-99	PI99005666
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	MEXICO	Granted	17-Dec-99	01/006502		227521
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	MONACO	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	MOLDOVA	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	NETHERLANDS	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	NEW ZEALAND	Granted	17-Dec-99	511674		511674
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	PHILIPPINES	Granted	22-Dec-99	1-1999-03280		1-1999-03280
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	PORTUGAL	Granted	17-Dec-99	99967444.3	EP1140941	PT1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	ROMANIA	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	RUSSIAN FEDERATION	Granted	17-Dec-99	200100688		4515

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	SINGAPORE	Granted	17-Dec-99	200103293.7		81384
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	SLOVENIA	Granted	17-Dec-99	99967444.3	EP1140941	SI1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	SOUTH AFRICA	Granted	17-Dec-99	2001/3795		2001/3795
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	SPAIN	Granted	17-Dec-99	99967444.3	EP1140941	ES2232202
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	SWEDEN	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	SWITZERLAND	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	TAIWAN	Granted	15-Jan-00	88122748		NI-225862
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	TAJIKISTAN	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	TURKEY	Granted	17-Dec-99	99967444.3	EP1140941	1140941
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	TURKMENISTAN	Granted	17-Dec-99	200100688		4515
PH7075	NITROGEN CONTAINING HETEROBICYCLES AS FACTOR XA INHIBITORS	UNITED KINGDOM	Granted	17-Dec-99	99967444.3	EP1140941	1140941

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Table 2: APIXABAN PATENT STATUS

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7183 NP	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	UNITED STATES OF AMERICA	Granted	3-Dec-02	10/308741		6919451
PH7183 DIV1	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	UNITED STATES OF AMERICA	Granted	8-Jun-05	11/147634		7153960
PH7183 DIV2	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	UNITED STATES OF AMERICA	Filing	7-Sept-06	11/470741
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	AUSTRALIA	Filing	3-Dec-02	2002346624
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	BRAZIL	Publication	3-Dec-02	PI0214845-5		PI0214845-5
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	CHINA	Publication	3-Dec-02	2824292	1639147
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	EUROPEAN PROCEDURE (PATENTS)	Publication	3-Dec-02	2784699.7	EP1467984
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	HONG KONG	Publication	11-Dec-04	4109831	1066803A
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	HUNGARY	Publication	3-Dec-02	P0500109	P0500109
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	INTERNATIONAL PROCEDURE	Publication	3-Dec-02	PCT/US02/38559	WO 03/049681
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	INDIA	Filing	3-Dec-02	PCT/02/01335DEL
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	ISRAEL	Filing	3-Dec-02	161955
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	JAPAN	Publication	3-Dec-02	2003-550732	2005-511712A
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	MEXICO	Filing	3-Dec-02	PA/A/04/005508
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	POLAND	Filing	3-Dec-02	P-371930

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	SINGAPORE	Granted	3-Dec-02	200402787-6		104197
PH7183	SYNTHESIS OF 4,5-DIHYDRO-PYRAZOLO[3,4-C]PYRID-2-ONES	TAIWAN	Publication	3-Dec-02	91133820	200303201
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	UNITED STATES OF AMERICA	Publication	26-Sept-05	11/234942	US20060069085A1
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	ARGENTINA	Abandoned	27-Sept-05	P050104071
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	CHILE	Abandoned	27-Sept-05	2505/05
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	EUROPEAN PROCEDURE (PATENTS)	PCT Designated
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	PERU	Abandoned	27-Sept-05	001123/2005-OIN
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	INTERNATIONAL PROCEDURE	Filing	27-Sept-05	PCT/US2005/034551
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	TAIWAN	Abandoned	27-Sept-05	094133440
10067	PREPARATION OF 4,5-DIHYDRO-PYRAZOLO[3,4-c]PYRID-2-ONES	VENEZUELA	Abandoned Publication	27-Sept-05	VN05/1951
10182	CRYSTALLIZATION VIA HIGH-SHEAR TRANSFORMATION	UNITED STATES OF AMERICA	Publication	26-Sept-05	11/235327	US20060160841A1
10182	CRYSTALLIZATION VIA HIGH-SHEAR TRANSFORMATION	INTERNATIONAL PROCEDURE	Publication	27-Sept-05	PCT/US2005/034552	WO2006/078331
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	UNITED STATES OF AMERICA	Publication	26-Sept-05	11/235510	US20060069258A1
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	ARGENTINA	Filing	27-Sept-05	P050104070
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	AUSTRALIA	PCT Designated	27-Sept-05

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	BRAZIL	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	CANADA	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	CHILE	Filing	28-Sept-05	2522/05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	CHINA	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	COLOMBIA	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	EUROPEAN PROCEDURE (PATENTS)	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	HONG KONG	Filing	21-Nov-06
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	INTERNATIONAL PROCEDURE	Filing	27-Sept-05	PCT/US2005/034548
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	INDIA	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	ISRAEL	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	JAPAN	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	MEXICO	PCT Designated	27-Sept-05

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	NORWAY	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	PERU	Filing	27-Sept-05	001124/2005-OIN
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	RUSSIAN FEDERATION	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	SINGAPORE	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	SOUTH AFRICA	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	SOUTH KOREA	PCT Designated	27-Sept-05
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	TAIWAN	Publication	27-Sept-05	094133553	200626595
10214	PROCESS FOR PREPARING 4,5 DIHYDRO-PYRAZOLO [3,4-C] PYRID-2-ONES	VENEZUELA	Filing	27-Sept-05	VN05/1952
10214A	CRYSTALLINE SOLVATES OF APIXABAN	UNITED STATES OF AMERICA	Filing	23-Feb-07	11/678206
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	UNITED STATES OF AMERICA	Filing	15-Aug-06	11/464519
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	ARGENTINA	Filing	16-Aug-06	P060103576
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	CHILE	Filing	16-Aug-06	2173/06

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

File No.	Official Title	Country	Status	Filing date	Filing number	Publication number	Grant number
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	EUROPEAN PROCEDURE (PATENTS)	PCT Designated	16-Aug-06
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	INTERNATIONAL PROCEDURE	Filing	16-Aug-06	PCT/US2006/031801
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	MALTA	Filing	16-Aug-06	3709
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	MALAYSIA	Filing	26-Jun-06
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	PAKISTAN	Filing	16-Aug-06	0996/06
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	PERU	Filing	26-Jun-06
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	TAIWAN	Filing	16-Aug-06	95130020
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	THAILAND	Filing	16-Aug-06	0601003910
10300	FACTOR XA INHIBITOR FORMULATION AND METHOD	VENEZUELA	Filing	16-Aug-06	2006/1905
10791	PROPHYLAXIS OF THROMBOEMBOLIC EVENTS IN CANCER PATIENTS	UNITED STATES OF AMERICA	Provisional Filing	4-May-06
10976	ANTIGENIC COMPOUNDS OF COAGULATION FACTOR INHIBITORS AND/OR THEIR PRECURSORS	UNITED STATES OF AMERICA	Provisional Filing	2-Apr-07

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

BMSEMEA Countries

[*]

B-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
COLLABORATOR Patents Relating to Apixaban

None.

C-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
Guiding Principles for Local Implementing Agreements and
Establishing a European Entity

Marketing Services Agreements
At least one hundred twenty (120) days prior to the anticipated Launch of a Product in each country in the Territory, the Parties shall cause their relevant Affiliates to enter into “Marketing Services Agreements” that comply with the following:

•
Each Marketing Services Agreement shall provide BMS sufficient level of operating control necessary for BMS to meet the requirements to recognize revenue with respect to the Products under GAAP as applicable at that time;

•
Each Marketing Services Agreement shall provide that the relevant COLLABORATOR Affiliate will provide to the relevant BMS Affiliate promotion and other Commercialization services with respect to the Products. Each such agreement shall implement the purposes of, and be consistent with, the terms and conditions set forth in Article 4 and other relevant provisions of the Agreement and shall provide for the payment to such COLLABORATOR Affiliate of a cost-plus arm’s length mark-up consistent with applicable tax regulations and with each Party’s then current global transfer price policies for providing such Commercialization services. Notwithstanding the foregoing, no such agreement shall alter or amend the sharing of Net Profit/Net Loss between the Parties as set forth in the Agreement.

European Entity:

-
The Parties (or their relevant Affiliates) shall jointly establish and own an appropriate legal entity (which the Parties anticipate will be an EEIG) that will hold the MAA for the Product and the Product Trademark and that will permit both Parties’ names to appear on the Product package and Product labeling in Europe. The name of such entity will contain the words “Bristol-Myers Squibb” and “Pfizer”. The activities of the appropriate legal entity should be restricted to the extent necessary for BMS to meet the requirements to recognize revenue with respect to the Products under GAAP as applicable at that time.

D-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
2007 FTE Rates

[*]

E-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT F
2007 Detail Rate for the U.S.

[*]

F-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT G

Initial Committee Members

Joint Executive Committee (JEC)

BMS:

[*]

COLLABORATOR:

[*]

Joint Development Committee (JDC)

BMS:

[*]

COLLABORATOR:

[*]

Joint Commercialization Committee (JCC)

BMS:

[*]

COLLABORATOR:

[*]

Collaboration Full Development Team (CFDT)

BMS:

[*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATOR:

[*]

Joint Finance Committee (JFC)

BMS:

[*]

COLLABORATOR:

[*]

[U.S. Operating Committee]
BMS:

[TO BE DETERMINED]

COLLABORATOR:

[TO BE DETERMINED]

[BMSEMEA Operating Committee]
BMS:

[TO BE DETERMINED]

COLLABORATOR:

[TO BE DETERMINED]

[ROW Operating Committee]
BMS:

[TO BE DETERMINED]

COLLABORATOR:

[TO BE DETERMINED]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supply Chain Committee (SCC)

BMS:

[*]

COLLABORATOR:

[*]

Intellectual Property Operating Committee (IPOC)

BMS:

[*]

COLLABORATOR:

[*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT H
Long-Term Development Plan for the Initial Product

$’s Millions

[*]

H-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT H
Long-Term Development Plan for the Initial Product

[*]

H-2
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT I

First Annual Development Plan and Budget for the Initial Product
$’s Millions

[*]

I-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT J

Pre-Execution Development Costs incurred by BMS in the First Quarter of 2007

J-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

[*]

J-2
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT K
Adverse Event Reporting Procedures Until An SDEA Can Be Signed

(a)Each Party shall notify the other Party as soon as practicable, but not later than one (1) Business Day after it receives information about the initiation of any investigation, review or inquiry by any Regulatory Authority concerning the safety of a Product.
(b)Individual Case Safety Reports (ICSRs) and pregnancy reports which come to the attention of COLLABORATOR shall be notified to BMS, in English, in accordance with the time frames, formats, and method listed below. Each report shall be transmitted to the appropriate contact as found in (d) below.

Report Type	Timeframe	Format	Method
Fatal or life-threatening ICSRs	Two (2) Business Days	Source Document	FAX
All other serious ICSRs and pregnancies	Four (4) Business Days	Source Document	FAX

(c)Each Party is responsible for complying with all applicable investigational and post-marketing safety reporting regulations with respect to the use of the Product as subject to the terms of this Agreement. This includes submission of expedited and periodic reports to the appropriate Regulatory Authority(s).
(d)All information to be reported to a Party under this Exhibit shall be sent as follows (or to such other address, contact person, telephone number, facsimile number or e-mail address as may be specified in writing to the other Party):

(i)	To BMS, at:

Bristol-Myers Squibb Company
Adverse Event Processing
311 Pennington-Rocky Hill Road HW 19 1.01
Pennington, NJ 08534
USA
Facsimile: 1-609-818-3804
Email: worldwide.safety@bms.com

K-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)	To COLLABORATOR, at:

Pfizer Inc.
Global Receipt, Distribution and Reporting Group
150 East 42nd Street
Floor 3 Mailstop 46
New York, NY 10017
Facsimile: (212) 808-8699
Email: LGMB@Pfizer.com

K-2
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT L
Pre-Launch Commercialization Plan & Budget For Apixaban
(2007-2015)

[*]

L-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

L-2
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT M
Bank Accounts

[*]

M-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT N

Forecasting Procedures
[*]

N-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT O
Form of Press Release(s)

BRISTOL-MYERS SQUIBB AND PFIZER ANNOUNCE
WORLDWIDE COLLABORATION TO DEVELOP AND COMMERCIALIZE
ANTICOAGULANT AND METABOLIC COMPOUNDS
---
1.Apixaban Currently in Phase III Trials for Prevention of Venous Thromboembolism and Prevention of Stroke Associated with Atrial Fibrillation
---
Advanced Pre-clinical Compounds Being Studied in Treatment of Metabolic Disorders

PRINCETON, NJ, and NEW YORK, April 26, 2007 - Bristol-Myers Squibb Company (NYSE:BMY) and Pfizer Inc (NYSE: PFE) today announced a worldwide collaboration to develop and commercialize apixaban, an anticoagulant discovered by Bristol-Myers Squibb being studied for the prevention and treatment of a broad range of venous and arterial thrombotic conditions. In a separate agreement, the companies will also collaborate on the research, development and commercialization of a Pfizer discovery program, which includes advanced pre-clinical compounds with potential applications for the treatment of metabolic disorders, including obesity and diabetes.

Phase III trials are currently underway investigating the potential use of apixaban in the prevention of venous thromboembolism (VTE), which includes deep vein thrombosis (DVT) and pulmonary embolism (PE), and the prevention of stroke in patients with atrial fibrillation (AF). Phase II trials are studying apixaban in the treatment of acute symptomatic DVT and for the secondary prevention of cardiovascular events in patients with acute coronary syndrome.

Terms of the apixaban agreement include an upfront payment of $250 million by Pfizer to Bristol-Myers Squibb. Pfizer will fund 60% of

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

all planned development costs effective January 1, 2007 going forward, and Bristol-Myers Squibb will fund 40%. Bristol-Myers Squibb may also receive additional payments of up to $750 million based on development and regulatory milestones. The companies will jointly develop the clinical and marketing strategy of apixaban, and will share commercialization expenses and profits/losses equally on a global basis.

Pfizer will be responsible for all research and early-stage development activities for the metabolic disorders program, and the companies will jointly conduct Phase III development and commercialization activities. Bristol-Myers Squibb will make an upfront payment of $50 million to Pfizer as part of this agreement. The companies will share all development and commercialization expenses along with profits and losses on a 60%/40% basis, with Pfizer assuming the larger share of both expenses and profit/losses.

“By combining our company’s long-standing strengths in cardiovascular drug development and commercialization with Pfizer’s global scale and expertise in this field, we can maximize the potential benefits of apixaban for patients. In addition, the metabolic disorders program complements existing research efforts in another area of significant unmet medical need where Bristol-Myers Squibb is quite active,” said Jim Cornelius, chief executive officer, Bristol-Myers Squibb. “This collaboration supports our strategy to focus on serious diseases, maintain commercial emphasis on specialists and high-prescribing primary care physicians, and work with partners to offset the risks inherent with developing certain medicines.”

“We’re very pleased to collaborate with Bristol-Myers Squibb on the worldwide commercialization of apixaban, which has the potential to be a best-in-class product and would represent an excellent strategic fit with our global cardiovascular franchise,” said Jeffrey B. Kindler,

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

chairman and chief executive officer, Pfizer. “We see significant opportunities for an orally active anticoagulant with the clinical profile apixaban has demonstrated to date, particularly because of the clear need for new treatments to combat thrombosis and stroke. This agreement demonstrates our commitment to pursue revenue opportunities both through our business development and external alliances as well as our internal research and development pipeline.”

About Venous Thromboembolism and Atrial Fibrillation
The process by which blood clots occur and travel through the veins is known as venous thromboembolism (VTE), the collective term for deep vein thrombosis (DVT) and pulmonary embolism (PE). In the U.S., it is estimated that 2 million people develop DVT each year.  DVT is the formation of a thrombus (clot) in one of the deep, large veins of the body, such as in the leg or pelvis. A thrombus that breaks free and travels through the circulatory system is called an embolism. An embolism that lodges in a pulmonary artery in the lungs results in pulmonary embolism (PE). PE is a potentially fatal condition if not immediately diagnosed and treated.

Atrial fibrillation (AF) is an abnormal heart rhythm that affects approximately 2.3 million people in North America and 4.5 million people in Europe. The chief hazard of atrial fibrillation is the risk of stroke, which is five times higher in people with AF than in those without AF. AF is responsible for one out of every six ischemic strokes.

About Apixaban
Apixaban is a novel, oral, highly selective, direct factor Xa inhibitor currently in Phase III development. Factor Xa plays a pivotal role in the coagulation cascade and may represent a more targeted approach to anticoagulation therapy compared to current treatments that affect multiple factors in the coagulation pathway.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

The companies plan to file for U.S. regulatory approval of apixaban for prevention of VTE in the second half of 2009 assuming the successful completion of clinical trials, with filings planned for additional indications beginning in 2010.

About Bristol-Myers Squibb
Bristol-Myers Squibb is a global pharmaceutical and related healthcare products company whose mission is to extend and enhance human life.
About Pfizer
Pfizer discovers and develops innovative medicines to treat and help prevent disease for both people and animals. We also partner with healthcare providers, governments and local communities around the world to expand access to our medicines and to provide better quality healthcare and health system support.
Bristol-Myers Squibb Forward-Looking Statement
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the products described in this release will receive regulatory approval, or that if approved, will be commercially successful. Nor is there any assurance that any or all of the development, regulatory, and sales milestones provided for in

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

the agreement will be achieved. Also there can be no guarantee that the companies will enter into the definitive research, development and commercialization agreement relating to early-stage compounds described in this release or that if there is a definitive agreement that it will result in the discovery, development or commercialization of products. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
Pfizer Forward-Looking Statement
The information contained in this release is as of April 26, 2007. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.
This release contains forward-looking information about a collaboration between Pfizer and Bristol-Myers Squibb with respect to certain product candidates, including their potential benefits and projected FDA filing dates, that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve any drug applications that may be filed for any such product candidates as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of such product candidates; and competitive developments. In addition, there is no assurance that Pfizer and Bristol-Myers Squibb will enter

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

into the definitive research, development and commercialization agreement relating to early-stage compounds for the potential treatment of metabolic disorders that is described in this release or, if such a definitive agreement is entered into, that it will result in the discovery, development or commercialization of products.
A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in its reports on Form 10-Q and Form 8-K.

# # # # #

Contact:     BRISTOL-MYERS SQUIBB
Media:
Jeff Macdonald
Communications
212-546-4824 or 917-371-0940
jeffrey.macdonald@bms.com

Investors:
John Elicker
Investor Relations
212-546-3775
john.elicker@bms.com

PFIZER INC
Media:
Andy McCormick
212-733-5469

Vanessa Aristide
212-733-3784

Investors:
Ron Aldridge
212-573-3685

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT P

P-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT P

Certain Consent Orders, Stipulations and Agreements; Policies on Publication and Listing of Clinical Trials

In February 2006, BMS entered into a settlement agreement in a consolidated securities class action litigation pending in the U.S. District Court for the District of New Jersey that related to the Bristol-Myers Squibb investigational compound, omapatrilat (VANLEV™). Under the proposed settlement, in addition to payments to a Settlement Fund to pay the claims of certain investors who purchased Bristol-Myers Squibb common stock during the period from October 19, 1999 through March 20, 2002, Exhibit C of the settlement included provisions regarding BMS’s commitment to the public disclosure of the results of certain clinical trials, and the registration of trials on an appropriate publicly-accessible database.  This Exhibit C is attached as Exhibit P-1 hereto. Also attached is the current BMS Policy 008 on Clinical Trial Disclosure, attached as Exhibit P-2. Also attached as Exhibit P-3 is the BMS Policy on Clinical Trial Disclosure that, though not yet adopted by BMS, is scheduled to be adopted and to go into effect sometime in 1Q07 and that will replace the current policy.

P-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT P-1

Exhibit C of VANLEV™ Settlement

EXHIBIT C
     In consideration for the Stipulation and Agreement of Settlement, BMS agrees to publicly disclose the results of all BMS-Sponsored Clinical Studies, regardless of outcome, for all BMS medicines that are approved for marketing. BMS also agrees that, upon commencement of each clinical trial, it will register the study on an appropriate publicly accessible database.
    Described below is the manner in which BMS agrees to implement this commitment. It is understood, however, that the particular manner in which the commitment is implemented may evolve over time as a result of changes in law, advances in technology, practical logistics considerations and any BMS decision to expand its disclosure commitments. BMS nevertheless agrees that any changes in the manner of its disclosures will result in disclosure of clinical trial data on terms equivalent to or greater than those described below.
    1.0    Definitions
    (a)    “Clinical Study” means a research investigation on human subjects to answer specific questions about a BMS drug. The term Clinical Study is not limited to a research study that is randomized, controlled or blinded. The term “Clinical Study” does not include non-interventional studies, i.e., outcomes research studies.
    (b)    “Clinical Study Report” means a report containing the results of a Clinical Study that is consistent in content and format with applicable law, regulation and regulatory guidance, for example, as currently required by the guidelines of the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) on Structure and Content of Clinical Study Reports (E3). Such report includes, among other information, a description of the protocol, and evaluations of the safety and efficacy of the drug.
(c)    “BMS-Sponsored Clinical Study” mean, a Clinical Study of a BMS Drug for which BMS holds the IND or NDA, as applicable, or the non-US equivalent and is ultimately responsible for regulatory approvals, site selection, protocol development, initiation, monitoring, safety reporting, and analysis of the results of the Clinical Study, even if some or all of these activities are transferred to another party or contract research organization. “BMS-sponsored Clinical Study” excludes Clinical Studies for which BMS provides support and may assume certain responsibilities associated with the sponsor role, but for which BMS does not hold the IND or NDA of the product under investigation in the Clinical Study.

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(d)    “BMS Drug” means a compound that is developed to be or is a prescription pharmaceutical product sold for human consumption in the United States by BMS, for which BMS holds the IND or NDA, as applicable.
    (e)    “BMS Web Site” refers to BMS’s main corporate Internet site, currently www.bms.com.
    (f)    “Post[ed][ing]” means to provide access to information on an Internet site that provides unrestricted access to both the site and the information BMS has provided through the site.
    (g)    “Study Completion Date” is the date on which the last observation is made either of the last patient who remains enrolled in the Clinical Study or following a decision to terminate the Clinical Study early, whichever happens first.
2.0    Registration of Clinical Studies
    (a)    BIM will provide information regarding BMS Drugs designed to treat serious or life-threatening diseases and conditions and developed under the FDA’s investigational new drug (IND) regulations to the Clinical Trials Data Bank (CTDB) in accordance with the FDA Modernization Act of November 1997, Section 113.
    (b)    BMS will register all BMS-Sponsored Phase II, III, and IV Clinical Studies. BMS will also register BMS-Sponsored Phase I in-patient Clinical Studies, except for single dose Clinical Studies (“Phase I ‘in-patient’ Clinical Studies” does not include Phase I Clinical Studies conducted with healthy volunteers). Where BMS transfers Clinical Study responsibilities to a third party or contract research organization, the registration responsibilities will be clarified in the contract.
    (c)    Where BMS does not hold the IND or NDA, but is a co-development partner, BMS will endeavor in good faith to explicitly define in the contract agreements/charters the registration/disclosure scope and responsibilities between BMS and the partner.
    (d)    The registration referred to in 2(b) above will occur on the www.clinicaltrials.gov Web site, and the BMS Web Site, once formatted to allow such registration, within 21 days of the initiation of patient enrollment, unless applicable legal requirements specify an alternative timeframe. BMS-Sponsored non-U.S. Clinical Studies will also be registered at appropriate international or local country registries in compliance with local law. For each Clinical Study registered, BMS will provide the information required by applicable law, regulation and regulatory guidance, for example, as currently required by the HHS Clinical Trial Registry at www.clinicaltrials.gov, and will also provide a complete description of the Clinical Study in accordance with applicable law, regulation and regulatory guidance, for example, in accordance with the “minimum data set” currently identified in the report from the World Health Organization (WHO) Technical Consultation on Clinical Trial Registration Standards Meeting

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(25-27 April 2005). The fields in the WHO minimum data set will be completed and disclosed when the Clinical Studies are first registered.
    (e)    As part of the registration, BMS will provide each Clinical Study with a unique identifier number.
    3.0    Disclosure of Clinical Study Results
    (a)    BMS will Post the results of any BMS-Sponsored in-patient Clinical Studies regardless of development phase or outcome, for BMS Drugs that have at least one indication approved for marketing in at least one country. Clinical Study results will be Posted for Clinical Studies conducted for indications not yet approved, as long as the medicine has one approved indication. Clinical Study results will not be Posted for new formulations of marketed products until the new formulation is approved, unless the results of the Clinical Study are clinically relevant to the use of the marketed product. BMS will also Post the results of long-term extensions of any Clinical Studies.
    (b)    The results referred to in 3(a) above will be Posted on the PhRMA-sponsored clinical trials Web site: www.clinicalstudyresults.org and to the BMS Web Site, once formatted to allow such Posting. Clinical Study results meeting the disclosure criteria will be Posted regardless of the country or region in which they were conducted.
    (c)    Results of BMS-Sponsored Clinical Studies for BMS Drugs developed and marketed exclusively by BMS will be Posted on the PhRMA-sponsored clinical trials Web site: www.clinicalstudyresults.org and to the BMS Web Site, once formatted to allow such Posting. Decisions on disclosing results of BMS-Sponsored Clinical Studies for BMS Drugs that are not exclusively marketed by BMS will be made on a case-by-case basis by BMS and its respective development/marketing partners, with the intent to publish all results which meet the criteria for a given product in one location on the PhRMA-sponsored Web site.
    (d)    The Posting will be in the form of a synopsis of a BMS Clinical Study Report for a completed Clinical Study. The synopsis will be presented in accordance with applicable law, regulation and regulatory guidance, for example, as currently set forth in the standard, non-promotional ICH E3 format. For Clinical Study Reports that were completed before the adoption of the ICH E3 format, the Clinical Study executive summary will be Posted on the PhRMA-sponsored clinical trials Web site: www.clinicalstudyresults.org and to the BMS Web Site, once formatted to allow such Posting. The synopsis will include a description of the study design and methodology, results of the primary and secondary outcome measures described in the protocol, and safety results. If results of the Clinical Study are published in a peer-reviewed medical journal, the Posting will include a citation to and, when available, a link to the abstract of the journal article. Any changes or proposed additions to the synopsis of a BMS Clinical Study Report already submitted to regulatory authorities prior to Posting will require the approval of the BMS Medical Review Group or its equivalent.

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(e)    The Clinical Study results will be described objectively. There will be no promotional messaging and no marketing input into the summaries. The Posting will include reference to the Clinical Study unique identifier number in the clinical trial registry, www.clinicaltrials.gov.
    (f)    The Posting of results will occur within one year of the Study Completion Date, unless there is a plan for publication or a manuscript submitted for review by a recognized journal at that time. In the case where there is a planned publication but no manuscript yet submitted, BMS will indicate on the PhRMA-sponsored Web site, “planned for publication.” In the case where the manuscript has been submitted, BMS will indicate “submitted for publication” and then Post the reference to the article, once published. For Clinical Studies where BMS seeks publication, BMS will Post references to the publication no later than two years after completion of the Clinical Study. If the manuscript has not been published in that time frame, BMS will Post the Clinical Study Report synopsis. At the time of launch for a new medicine or indication, BMS will Post the results or reference the publication status for any Clinical Studies with the completed Clinical Study Report synopsis for the new medicine or indication, and will continue to meet the PhRMA guidelines on disclosure of clinical trial results while also disclosing results for any other BMS-Sponsored Clinical Studies in patients that complete post-launch.
    (g)    Posting may be delayed or withheld if necessary for BMS to obtain intellectual property protection, or if required for BMS to comply with confidentiality obligations to a third party.
    (h)    Clinical Study results for BMS Drugs that fit the disclosure criteria, which are marketed in the United States and were completed from October 2002 onward, will be Posted. For those BMS Drugs not marketed in the United States but marketed in at least one other country, Clinical Studies completed by January 2005 and onward will be Posted.
    4.0    Term of Agreement
    (a)    BMS shall endeavor in good faith to follow this disclosure protocol for a period often years after the Effective Date of the Stipulation and Agreement of Settlement, subject to subparagraph 4.0(b) below.
    (b)    BMS may modify its obligations under this Exhibit C by providing the Court with notice of the modification and by simultaneously providing counsel for Lead Plaintiff with notice of the modification by certified mail. If Lead Plaintiff does not object to the modification within 10 days of receiving notice, BMS may make the modification without further action by the Court. BMS need not provide notice to the Court or Lead Plaintiff of any modification to its disclosures under this Exhibit C that is required by federal or state law or for any modification that would provide additional disclosures or for any modifications resulting from any changing circumstances referred to in 4.0(c) below.

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(c)    As noted above, the manner in which BMS implements its obligations under this agreement is subject to changing circumstances, including changes in law, advances in technology, practical logistics considerations and any BMS decision to expand its disclosure commitments. BMS agrees that any changes in the manner of disclosure as described above will result in disclosure on terms equivalent to or greater than those described above.
    (d)    BMS’s obligations under this agreement are subject to applicable law, regulation and regulatory guidance.
    (e)    Neither Lead Plaintiff nor any member of the Class may enforce the terms of this Exhibit C by power of contempt.

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EXHIBIT P-2

BMS Policy 008 on Clinical Trial Disclosure

[*]

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EXHIBIT P-3

BMS Policy 008 on Clinical Trial Disclosure as of 1Q07

[*]

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[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit Q

COLLABORATOR’S Clinical Disclosure and Publication Policy

[*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 5.5(c)

Third Party Agreement that includes Third Party Payments

Third Party Agreement                Description of the Third Party Payment

NONE.

Schedule 5.5(c)-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 7.3

Exceptions to BMS Representations and Warranties

NONE.

Schedule 7.3-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 7.4

Exceptions to COLLABORATOR Representations and Warranties

NONE.

Schedule 7.4-1
[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.